UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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First Avenue Networks, Inc.
(Name of Registrant as Specified In Its Charter)

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FIRST AVENUE NETWORKS, INC.
7925 Jones Branch Drive, Suite 3300
McLean, Virginia  22102

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

To the Stockholders of First Avenue Networks, Inc.:

On May 14, 2006, we, First Avenue Networks, Inc., or First Avenue, entered into an agreement and plan of merger with FiberTower Corporation, or FiberTower. Under the terms of the merger agreement, a subsidiary of ours will merge with and into FiberTower, with FiberTower continuing as the surviving corporation and becoming a wholly-owned subsidiary of First Avenue. In the merger, holders of shares of FiberTower capital stock will receive 0.304547 shares of First Avenue common stock (subject to adjustment as described in the accompanying information statement) for each share of FiberTower capital stock. We expect to issue approximately 73.0 million shares of our common stock to FiberTower stockholders, and approximately 5.0 million shares to be subject to stock options to be issued to FiberTower stock option holders, for a total of 78.0 million shares. Upon completion of the merger, the former holders of FiberTower capital stock and stock options will be issued shares of our common stock and stock options to purchase shares of our common stock representing 51% of our common stock outstanding on a fully-diluted basis immediately after the merger. Our board of directors approved the merger agreement and the transactions contemplated by the merger agreement. A copy of the merger agreement is attached to the accompanying information statement as Annex A.

In connection with the merger, our certificate of incorporation will be amended to:

•         increase the authorized number of shares of our common stock from 100 million to 400 million shares;

•         establish a classified board of directors comprised of nine directors separated into three classes, as described in the accompanying information statement; and

•         change our name to “FiberTower Corporation.”

In addition, the First Avenue Networks, Inc. Stock Option Plan will be amended to:

•         increase the number of shares issuable under the plan to 23,314,588 shares;

•         include an “evergreen provision” under which the number of shares issuable under the plan would increase each year by either 1.5% of the number of shares of First Avenue common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by our board of directors;

•         provide for an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee First Avenue director who becomes a member of the board of directors after the consummation of the merger and an automatic annual grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to such non-employee director who continues to serve on the board of directors;

•         provide that stock options to purchase First Avenue common stock granted thereunder will have an exercise price at least equal to 100% of the fair market value of First Avenue common stock on the date of the grant, which in any event will not be less than the par value per share on such date;

•         permit the issuance of awards of restricted stock;

•         permit the exchange of First Avenue stock options for the FiberTower stock options that are outstanding at the time of the merger; and

•         change the name of the stock option plan to the “First Avenue Networks, Inc. Stock Incentive Plan.”

We refer in this notice and the accompanying information statement to the amendments to our certificate of incorporation as the “charter amendments” and to the amendments to our stock option plan as the “plan amendments.”

Under Delaware law, the approval of the holders of a majority of the outstanding shares of our common stock is required to approve the charter amendments. In addition, under Nasdaq Marketplace Rules, the approval of our stockholders is required to approve the issuance of shares of our common stock in the merger and the plan amendments. On May 14, 2006, certain First Avenue stockholders, who collectively held approximately 51% of our outstanding common stock as of that date, approved by written consent the (a) issuance of shares of our common stock in connection with the merger, including shares to be issued upon exercise of assumed FiberTower stock options, (b) the charter amendments, and (c) the plan amendments (except for the amendments to permit the issuance of awards of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of the plan, which were approved by written consent of stockholders on June 26, 2006). The actions by written consent were sufficient to approve the issuance of shares of our common stock in connection with the merger and to approve the charter amendments and the plan amendments without the affirmative vote of any other First Avenue stockholder. Accordingly, no other First Avenue stockholder votes are necessary to complete these transactions.

Completion of the merger also is subject to, among other things, the approval of the holders of a majority of the outstanding shares of FiberTower’s common stock and preferred stock (on an as-converted basis), voting together as a single class, as well as the approval of the holders of 60% of the outstanding shares of FiberTower preferred stock, voting separately. Holders of approximately 19% of the outstanding shares of FiberTower common stock, approximately 83% of the outstanding shares of FiberTower preferred stock and approximately 68% of the total number of outstanding shares of FiberTower common stock and preferred stock (on an as-if converted into common stock basis), have agreed to deliver the requisite FiberTower stockholder approval by written consent. Following the merger, we expect that our common stock will continue to be traded and quoted on The Nasdaq Global Market. We anticipate that we will change our trading symbol to “FTWR.”

If the merger does not close, the charter amendments and the plan amendments will not be effected.

Notwithstanding the execution and delivery of the written consents described above, under applicable securities regulations, the merger may not be completed until 20 calendar days after the date this information statement is mailed to our stockholders. Therefore, the earliest possible date on which the merger can be completed is August 18, 2006.

Neither First Avenue nor FiberTower is soliciting proxies from First Avenue stockholders. This notice and the accompanying information statement shall constitute notice to you of the action by written consent required by Section 228 of the Delaware General Corporation Law. Please read the accompanying information statement carefully and in its entirety, as it contains important information.

Sincerely,

Michael K. Gallagher
President and Chief Executive Officer

This notice and the accompanying information statement are dated July 24, 2006 and are first being mailed to our stockholders on or about July 28, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement or the proposed merger, passed upon the merits or fairness of the proposed merger, or passed upon the adequacy or accuracy of the disclosure contained in the accompanying information statement. Any representation to the contrary is a criminal offense.

This information statement incorporates important business and financial information about First Avenue that is not included in or delivered with this information statement. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300
McLean, Virginia  22102
Attention: Investor Relations
Phone: (703) 873-4165

See “Where You Can Find More Information” on page 119 of this information statement for more information.

Unless the context otherwise requires, references in this information statement to “we,” “our,” “us” and similar pronouns refer to First Avenue prior to the merger and the combined company after the merger and references to “FiberTower” refer to FiberTower Corporation.

We have provided all information contained in or incorporated by reference into this information statement with respect to First Avenue. FiberTower has provided all information contained in this information statement with respect to FiberTower. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in or incorporated by reference into this information statement.

Summary Term Sheet for the Merger

The following is a summary of the principal terms of the merger. This summary does not contain all information that may be important to you. We encourage you to read carefully this information statement, including the annexes and the documents we have incorporated by reference into this information statement, in their entirety.

On May 14, 2006, we entered into an agreement and plan of merger with FiberTower Corporation or FiberTower. In connection with the merger:

•       Holders of shares of FiberTower capital stock will receive 0.304547 shares of First Avenue common stock (subject to adjustment as described in this information statement) for each share of FiberTower capital stock, with approximately 73.0 million shares of First Avenue common stock to be issued in the merger and approximately 5.0  million shares to be subject to stock options to be issued to FiberTower stock option holders).

•       The former holders of FiberTower capital stock and stock options, as applicable, will be issued shares of our common stock and options to purchase shares of our common stock in the merger representing 51% of our common stock on a fully-diluted basis immediately after the merger.

•       Our certificate of incorporation will be amended to:

•        increase our authorized capital stock from 100 million to 400 million shares of common stock,

•        establish a classified board of directors comprised of nine directors separated into three classes, as described in this information statement; and

•        change our name to “FiberTower Corporation.”

•       Our bylaws will be amended to:

•        be consistent with a classified board;

•        provide that a quorum will consist of a majority of directors in office, if not less than 1/3 of the total number of directors (including vacancies); and

•        permit directors to be removed for cause only.

•       The First Avenue Networks, Inc. Stock Option Plan will be amended to:

•        increase the number of shares issuable under the plan to 23,314,588 shares;

•        include an “evergreen provision” under which the number of shares issuable under the plan would increase each year by either 1.5% of the number of shares of First Avenue common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by our board of directors;

•        provide for an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee First Avenue director who becomes a member of the board of directors after the consummation of the merger and an automatic annual grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to such non-employee director who continues to serve on the board of directors;

i

•        provide that options granted thereunder will have an exercise price at least equal to 100% of the fair market value of First Avenue common stock on the date of the grant, which in any event will not be less than the par value per share on such date;

•        permit the issuance of awards of restricted stock;

•        permit the exchange of First Avenue stock options for FiberTower stock options that are outstanding at the time of the merger; and

•        change the name of the stock option plan to the “First Avenue Networks, Inc. Stock Incentive Plan.”

Completion of the merger also is subject to, among other things, the approval of FiberTower’s stockholders. The approval of our stockholders for the merger and related matters listed above has already been obtained.

ANNEXES

Agreement and Plan of Merger	A-1
Opinion of Jefferies & Company, Inc.	B-1
Form of Certificate of Incorporation	C-1
Form of Bylaws	D-1
Form of First Avenue Networks, Inc. Stock Incentive Plan	E-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Following are questions and related answers that address some of the questions you may have regarding the pending merger transaction between First Avenue and FiberTower, the charter amendments, the plan amendments and related matters. These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the merger agreement, the charter amendments, the plan amendments or any of the other matters discussed in this information statement, and are subject to, and are qualified in their entirety by, the more detailed information contained or incorporated by reference in or attached to this information statement. Therefore, please read carefully this information statement, including the attached annexes, in its entirety.

Q:             What is the merger transaction?

A:               The merger transaction involves the merger of a direct, wholly-owned subsidiary of First Avenue, Marlin Acquisition Corporation, or Merger Sub, with and into FiberTower Corporation, or FiberTower. Immediately prior to the merger, all shares of FiberTower preferred stock will be converted into FiberTower common stock in accordance with FiberTower’s certificate of incorporation. Pursuant to the merger, holders of FiberTower common stock will receive in exchange for each share of FiberTower common stock 0.304547 of a share of First Avenue common stock (subject to adjustment under certain circumstances as provided in the merger agreement).

In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock from 100,000,000 to 400,000,000 shares, (b) provide for a classified board comprised of nine directors separated into three classes, and (c) change our name to “FiberTower Corporation.” We refer to these amendments to our certificate of incorporation as the “charter amendments.” We will also amend our bylaws to (a) make our bylaws consistent with the classified board structure pursuant to the charter amendments, (b) permit directors to be removed only for cause, and (c) provide that a majority of directors in office, representing not less than one-third of the total number of directors including vacancies, will constitute a quorum at any meeting of the board of directors.

Also in connection with the merger, the First Avenue Networks, Inc. Stock Option Plan will be amended to (a) increase the number of shares issuable under the plan to at least 23,314,588 shares, (b) include an “evergreen provision” under which the number of shares issuable under the plan will increase each year by either 1.5% of the number of shares of First Avenue common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by our board of directors, (c) provide an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee First Avenue director who becomes a member of the board of directors upon the consummation of the merger and an automatic annual grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to such director who continues to serve on the board of directors, (d) provide that the options granted thereunder will have an exercise price at least equal to 100% of the fair market value of First Avenue common stock on the date of the grant, which in any event will not be less than the par value per share on such date, (e) permit the issuance of awards of restricted stock, (f) permit the exchange of First Avenue stock options for FiberTower stock options, and (g) change the name of the stock option plan to the “First Avenue Networks, Inc. Stock Incentive Plan.” We refer to these amendments to our stock option plan as the “plan amendments.”

Q:             How will the merger affect my First Avenue common stock?

A:               Your rights as a holder of First Avenue common stock will not be affected by the merger itself. However, after the merger, your rights as a First Avenue stockholder will be governed by the certificate of incorporation, as amended by the charter amendments, and the new bylaws, which are attached to this document as Annex C and Annex D, respectively, rather than the current certificate of incorporation and bylaws of First Avenue. The amended portions of each of the documents are underlined. Other than that, your rights as a First Avenue stockholder will not be affected, and you will not receive any additional shares by virtue of the First Avenue common stock you own at the time of the merger. However, your current percentage ownership of our company will be reduced as a result of the issuance of additional shares of our common stock in the merger.

Q:             Why is First Avenue amending its certificate of incorporation to increase the authorized number of shares of its common stock?

A:               First Avenue currently does not have enough authorized shares available for issuance in connection with the merger. A portion of the additional First Avenue shares to be authorized will be issued in connection with the merger and the remainder may be used for other corporate purposes that may arise from time to time.

Q:             Why is First Avenue amending its certificate of incorporation to provide for a classified board?

A:               The classified board is designed to provide continuity in the board of directors’ leadership and policies. The merger agreement provides that each class will consist of one director designated by First Avenue. The classified board may also have the effect of discouraging changes in control of First Avenue or changes in our management or board of directors.

Q:             Why is First Avenue amending its stock option plan?

A:               We believe that the ability to grant additional stock options and restricted stock is necessary for us to compete successfully for talented personnel. The plan amendments will also enable us to continue our policy of equity ownership by employees, officers and directors as an incentive to contribute to our success.

Q:             Do I have dissenters’ or appraisal rights with respect to the merger?

A:               No. First Avenue stockholders will not have dissenters’ or appraisal rights under Delaware law.

Q:             What are the other material conditions to complete the merger?

A:               The merger is subject to the approval of the stockholders of FiberTower and the Federal Communications Commission, the expiration of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of the California Commissioner of Corporations and Nasdaq’s approval of the re-listing of our common stock following merger. The merger also is subject to other customary closing conditions.

Q:             When do you expect the merger to be completed?

A:               We currently expect the merger to be completed as soon as August 18, 2006, which is 20 calendar days following the date on which this information statement is first being sent to our stockholders, subject to obtaining all other regulatory approvals.

Q:             What are the material United States federal income tax consequences of the merger?

A:               There are no United States federal income tax consequences to the First Avenue stockholders as a result of the merger. None of First Avenue, Merger Sub or FiberTower will recognize any gain or loss as a result of the merger. The merger may result in a limitation on the use of the net operating losses and certain other tax attributes of First Avenue and/or FiberTower. For further discussion, see “The Merger—Material United States Income Tax Consequences of the Merger.”

Q:             Did the board of directors approve the merger and related matters?

A:               Yes. Our board of directors has determined that the merger is in the best interests of our company and unanimously approved the issuance of shares in the merger, the charter amendments and the plan amendments. To review the factors considered by the board of directors, see “The Merger and Related Transactions—Reasons for the Merger.”

Q:             Why am I not being asked to vote on the merger and related transactions?

A:               The required approvals were obtained on May 14, 2006 when certain First Avenue stockholders, who together held approximately 51% of our outstanding common stock as of that date, executed written consents to approve the issuance of shares in the merger, the charter amendments and the plan amendments (except for the plan amendments to permit the issuance of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of the plan, which were approved by written consent on June 26, 2006). Accordingly, we are not soliciting your proxy or your vote with respect to these matters.

Q:             Why did First Avenue send me this information statement?

A:               Under Delaware law and applicable securities regulations, we are required to provide you with information regarding the written consents approving the issuance of shares in connection with the merger, the charter amendments and the plan amendments, even though your vote or consent is neither required nor requested to complete the merger.

Q:             Who can help answer my questions?

A:               If you have any questions about the merger or if you need additional copies of this information statement, you should contact:

First Avenue Networks, Inc.
Attention: Investor Relations
7925 Jones Branch Drive, Suite 3300
McLean, Virginia  22102
Phone: (703) 873-4165

SUMMARY OF THE INFORMATION STATEMENT

The summary highlights selected information contained elsewhere in this information statement and the attached annexes. This summary does not purport to contain a complete statement of all material information relating to the merger agreement, the merger, the charter amendments, the plan amendments and the other matters discussed herein and is subject to, and is qualified in its entirety by, the more detailed information contained in or attached to this information statement. You should carefully read this information statement in its entirety, as well as all annexes attached to this information statement. As your approval of the merger and the other matters described in this information statement is neither required nor requested, we are not asking you for a proxy and you are requested not to send us a proxy.

The Companies (page 29)

First Avenue Networks, Inc.

7925 Jones Branch Drive, Suite 3300
McLean, Virginia  22102

First Avenue Networks, Inc. is a wireless carrier and wholesale provider of wireless backhaul, fiber network extensions and carrier Ethernet solutions. With one of the largest and most comprehensive collections of millimeter wave spectrum in the United States, our spectrum portfolio includes, on average, over 740 MHz in the top 20 U.S. metropolitan areas and, in aggregate, approximately 1.5 billion channel pops, calculated as the number of channels in a given area, multiplied by the population as measured in the 2000 census covered by these channels. These licenses extend over virtually the entire United States, covering over 284 million people. We hold (1) over 750 licenses for spectrum between 38.6 GHz and 40 GHz, commonly referred to as 39 GHz spectrum, granted by the Federal Communications Commission, or FCC, and (2) 103 licenses for spectrum between 24.25-24.45 GHz and 25.05-25.25 GHz, commonly referred to as 24 GHz spectrum, also granted by the FCC.

FiberTower Corporation

185 Berry Street, Suite 4800
San Francisco, California  94107

FiberTower is a privately-held company that provides facilities-based backhaul services to wireless carriers, enabling significant improvements in reliability, scalability and cost. FiberTower’s services enable carriers to optimize their networks today and also provide a long-term solution for the backhaul of emerging broadband applications, such as wireless data, mobile video and mobile gaming.

FiberTower was founded in July 2000, secured a national agreement with a major wireless carrier in 2002, and launched its services in its first market in Dallas, Texas in April 2003. As of May 31, 2006, FiberTower had master service agreements with five national and regional wireless carriers. FiberTower currently operates in 14 markets.

Marlin Acquisition Corporation

c/o First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300
McLean, Virginia  22102

We formed Marlin Acquisition Corporation, which we refer to as Merger Sub, solely for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incidental to its formation and the execution of the merger agreement and related documents. Upon completion of the merger, Merger Sub will be merged with and into FiberTower and the separate existence of Merger Sub will end.

Approval of Our Board of Directors (page 30)

Our board of directors has determined that the merger is in the best interests of First Avenue and its stockholders and unanimously approved the merger agreement, the issuance of shares in connection with the merger, the charter amendments and the plan amendments prior to approval by our stockholders. To review the factors considered by the board of directors, see “The Merger—First Avenue’s Reasons for the Merger.”

Written Consent; Record Date (page 31)

Under Delaware corporate law and our bylaws, our stockholders may approve the issuance of shares in connection with the merger, the charter amendments and the plan amendments by written consent of stockholders holding a majority of our outstanding common stock. On May 14, 2006, certain First Avenue stockholders, who together held approximately 51% of our outstanding common stock as of that date, executed written consents to approve the issuance of shares in the merger, the charter amendments and the plan amendments (except for the amendments to permit the issuance of awards of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of the plan, which were approved by written consent of stockholders on June 26, 2006). May 14, 2006 and June 26, 2006 were the record dates for determining the First Avenue stockholders entitled to receive notice of stockholder action by written consent and receive this information statement. These were also the record dates for determining the number of shares of our common stock outstanding and therefore the number of votes necessary to adopt the merger agreement and approve the share issuance, the charter amendments and the plan amendments. On May 14, 2006, there were 65,249,850 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. On June 26, 2006, there were 67,004,089 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote.

Notwithstanding the execution and delivery of the written consents, federal securities laws provide that the merger may not be completed until 20 calendar days after the date this information statement is mailed to our stockholders. Therefore, the merger cannot be completed until that time has elapsed. We currently expect the merger to be completed as soon as the expiration of that 20 calendar day period, subject to obtaining all other regulatory approvals.

Opinion of First Avenue’s Financial Advisor (page 35)

In connection with the proposed merger, First Avenue’s financial advisor, Jefferies & Company, Inc., or Jefferies, delivered to First Avenue’s board of directors its written opinion, as investment bankers, to the effect that, as of May 14, 2006, and based upon and subject to the various considerations and assumptions set forth therein, the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock was fair, from a financial point of view, to First Avenue. The full text of the written opinion of Jefferies, dated May 14, 2006, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its written opinion, is attached as Annex B to this information statement. We encourage you to read that written opinion carefully and in its entirety.

The Jefferies written opinion was provided to the First Avenue board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view, to First Avenue, as of the date of the Jefferies opinion, of the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock. Jefferies was not requested to and did not provide advice concerning the structure, the specific amount of the exchange ratio or any other aspects of the merger, evaluate any alternatives for First Avenue, including alternatives to the merger, or provide services other than the delivery of its opinion.

Material United States Federal Income Tax Consequences of the Merger (page 42)

There are no United States federal income tax consequences to the First Avenue stockholders as a result of the merger. None of First Avenue, Merger Sub or FiberTower will recognize any gain or loss as a result of the merger. The merger may result in a limitation on the use of the net operating losses and certain other tax attributes of First Avenue and/or FiberTower. For further discussion, see “The Merger—Material United States Income Tax Consequences of the Merger.”

Regulatory Approvals (page 43)

The merger is subject to the approval of the Federal Communications Commission, the approval of the California Commissioner of Corporations and Nasdaq’s approval of the re-listing of our common stock following the merger.

Accounting Treatment (page 44)

The merger of First Avenue and FiberTower will be accounted for as a reverse acquisition under the purchase method of accounting principally because the stockholders of FiberTower will (i) hold approximately 51% of the common stock of the combined company and (ii) designate the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, FiberTower will be considered the acquiring entity and First Avenue will be considered the acquired entity. The financial statements of the combined company after the merger will reflect the financial results of FiberTower on a historical basis after giving effect to the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the merger.

Dissenters’ Rights (page 45)

First Avenue stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of First Avenue common stock under the Delaware General Corporation Law in connection with the merger.

Interests of First Avenue Stockholders, Directors and Officers (page 59)

You should be aware that certain of our stockholders, directors and officers have interests in the merger that differ from, or are in addition to, the interest of other First Avenue stockholders. These interests are disclosed under “Merger and Related Transactions—Interests of First Avenue Stockholders, Directors and Officers.”

Interests of FiberTower Stockholders, Directors and Officers (page 60)

You should be aware that certain of FiberTower’s stockholders, directors and officers have interests in the merger that differ from, or are in addition to, the interests of other FiberTower stockholders. These interests are disclosed under “The Merger—Interests of FiberTower Stockholders, Directors and Officers.”

Closing Conditions (page 71)

A number of conditions must be satisfied or waived before the merger may be completed. These include:

•       the FiberTower stockholders shall have approved the merger agreement;

•       no governmental entity or court shall have enacted or issued any statute, rule, judgment or order that prohibits consummation of the merger; and

•       all regulatory approvals listed above shall have been obtained.

Termination (page 72)

The merger agreement may be terminated at any time prior to completion of the merger, whether prior to or after receipt of First Avenue stockholder approval or FiberTower stockholder approval, by:

•       the mutual written consent of First Avenue and FiberTower;

•       either First Avenue or FiberTower if the merger is not completed prior to February 28, 2007, unless the failure of the merger to occur by such date is principally caused by the failure of the party seeking to terminate the merger agreement on that basis to perform in any material respect its obligations under the merger agreement;

•       either First Avenue or FiberTower if any court or other governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate shall have used reasonable best efforts to remove the order, injunction or decree;

•       written notice of First Avenue if there has been a breach by FiberTower of any representation, warranty, covenant or agreement contained in the merger agreement or any representation or warranty of FiberTower shall have become untrue that (1) would result in a failure to satisfy specified closing conditions and (2) is not curable or is not cured within 30 days after written notice of such breach is given, provided that First Avenue shall not be in material breach of any representation, warranty, covenant or agreement in the merger agreement such that specified closing conditions shall not be satisfied;

•       written notice of FiberTower if there has been a breach by First Avenue of any representation, warranty, covenant or agreement contained in the merger agreement or any representation or warranty of First Avenue shall have become untrue that (1) would result in a failure to satisfy specified closing conditions and (2) is not curable or is not cured within 30 days after written notice of such breach is given, provided that FiberTower shall not be in material breach of any representation, warranty, covenant or agreement in the merger agreement such that specified closing conditions shall not be satisfied; or

•       by either party at any time prior to the date that is 20 calendar days after the mailing of this information statement in connection with a superior proposal, as described under “The Merger Agreement—No Solicitation of Other Offers,” subject to the terminating party’s obligation in certain circumstances to provide the other party an opportunity to submit a matching offer and if no matching offer is made and accepted, pay a termination fee equal to $20.0 million and up to $500,000 of the other party’s expenses incurred in connection with the merger.

Support Agreements (page 74)

In connection with the merger, certain principal stockholders of First Avenue entered into support agreements with FiberTower. Under these agreements, these stockholders agreed to vote in favor of the issuance of shares of First Avenue common stock in connection with the merger, the charter amendments, the plan amendments and the transactions contemplated by the merger agreement and against any competing transaction. Certain principal stockholders of FiberTower entered into support agreements with First Avenue. Under these agreements, these stockholders agreed to vote, among other items, in favor of the merger agreement and the transactions contemplated by the merger agreement and against any competing transaction. These stockholders have also agreed not to take any actions that would impede the merger. The support agreements entered into by these First Avenue stockholders and the FiberTower stockholders represent votes sufficient to approve the merger, the plan amendments and the charter amendments. The support agreements will terminate on the earlier to occur of the mutual consent of the parties, the effective time of the merger or the termination of the merger agreement. The forms of support agreements entered into by the stockholders of First Avenue and FiberTower were previously filed as exhibits to First Avenue’s current report on Form 8-K filed on May 18, 2006 and are incorporated by reference in this information statement.

Lock-up Agreements (page 75)

Certain stockholders of First Avenue and FiberTower have entered into lock-up agreements, which will be effective as of the effective time of the merger, imposing certain price and volume restrictions on sales of shares of First Avenue common stock by these stockholders. With respect to the First Avenue stockholders subject to the lock-up agreements, all shares held by these stockholders immediately prior to the merger are subject to the lock-up agreements. With respect to the FiberTower stockholders that entered into lock-up agreements, all shares issued to these stockholders in the merger or issuable upon the exercise of FiberTower stock options assumed in connection with the merger are subject to the lock-up agreement. The lock-up agreements expire on the earlier of (1) the first anniversary of the date the merger is consummated and (2) the closing of a financing with proceeds to the combined company of at least $100.0 million and expiration of any lock-up agreements entered into in connection with that financing. The forms of lock-up agreements were previously included as exhibits to the merger agreement, which was previously filed as an exhibit to First Avenue’s current report on Form 8-K filed on May 18, 2006 and are incorporated by reference in this information statement.

Registration Rights Agreement (page 76)

As a condition to closing the merger, we will enter into a registration rights agreement with certain affiliates of FiberTower. Under the registration rights agreement, holders of more than 5% of the stock subject to the agreement will have the right on no more than three occasions to require us to register the resale of all or a portion of the shares of our common stock they receive in the merger, subject to the terms of the registration rights agreement. In addition, these holders may require us to include their shares in future registration statements that we file and may require us to register their shares for resale on a shelf registration statement. Upon registration, the registered shares generally will be freely tradeable in the public market without restriction.

Except for underwriters’ or brokers’ fees, discounts and commissions, we will be obligated to pay all expenses incurred in connection with the registration of these shares. These registration rights are subject to specified conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in an offering. We will be obligated to indemnify the holders of these registration rights, and each selling holder will be obligated to indemnify us against specified liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934 and other applicable federal or state law.

The form of registration rights agreement was previously filed as an exhibit to First Avenue’s current report on Form 8-K filed on May 18, 2006, and is incorporated by reference in this information statement.

FIRST AVENUE SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following table in conjunction with First Avenue’s consolidated financial statements and related notes and First Avenue’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in First Avenue’s annual reports and quarterly reports on file with the SEC incorporated by reference into this information statement.

The consolidated statement of operations data and the consolidated balance sheet data as of and for the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 were derived from First Avenue’s audited financial statements. The selected consolidated statement of operations data for the three months ended March 31, 2005 and March 31, 2006 and the consolidated balance sheet data as of March 31, 2006 have been derived from First Avenue’s unaudited consolidated financial statements. The unaudited consolidated financial statements include, in the opinion of First Avenue’s management, all adjustments, which include only normal recurring adjustments, that First Avenue’s management considers necessary for fair presentation of the financial information set forth in those statements. See “Where You Can Find More Information” beginning on page 119. First Avenue’s historical results are not necessarily indicative of the results to be expected in the future.

	Years Ended December 31,					Three Months Ended
	Successor (1)				Predecessor	March 31,
	2005	2004	2003	2002	2001	2006	2005
	(in thousands except per share data)
Consolidated Statement of Operations Data:
Revenues	$1,325	$104	$140	$295	$629	$378	$265
Loss from operations(2)	(13,151)	(11,131)	(2,736)	(26,685)	(79,847)	(4,591)	(2,197)
Net loss(3)	(11,326)	(14,528)	(4,180)	(27,725)	(257,077)	(3,901)	(1,928)
Basic and diluted net loss per share(4)	(0.19)	(0.67)	(0.21)	(1.39)	(6.52)	(0.06)	(0.03)

	As of December 31,					As of
	Successor (1)				Predecessor	March 31,
	2005	2004	2003	2002	2001	2006
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$50,681	$80,398	$3,599	$5,300	$5,850	$47,415
Certificates of deposit	20,000	—	—	—	—	20,037
Working capital	69,299	79,781	3,139	4,013	4,595	64,275
FCC licenses	60,662	21,662	21,600	21,600	46,388	60,662
Total assets	226,922	103,581	25,566	27,429	53,694	226,060
Long term debt	—	—	10,694	8,756	6,883	—
Total stockholders’ equity	220,154	98,630	10,296	13,126	40,812	217,424

(1)             First Avenue sought reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) on April 20, 2001. On December 20, 2001, First Avenue emerged from bankruptcy. For financial reporting purposes, First Avenue has reflected its emergence from bankruptcy as of December 31, 2001. Effective December 31, 2001, First Avenue adopted fresh start financial reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). “Successor” refers to activities and balances associated with First Avenue after December 20, 2001. “Predecessor” refers to activities and balances associated with First Avenue on or prior to December 20, 2001. As a result, period to period comparisons may not be meaningful and are not indicative of future results of First Avenue or the combined company.

(2)             Includes expenses of (i) $24.8 million recorded in 2002 for the impairment of FCC licenses; (ii) $42.6 million recorded for equipment impairment in 2001; and (iii) $9.3 million recorded for the impairment of a note receivable in 2001.

(3)             In 2001 includes $346.7 million in reorganization expenses and $128.9 million income from gain on early extinguishments of debt as a result of the emergence from bankruptcy. Gain on early extinguishment of debt was previously reported as an extraordinary item but has been reclassified to a reorganization item in accordance with Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”

(4)             Includes $3.27 income per share relating to an extraordinary gain on early extinguishment of debt in 2001.

FIBERTOWER SELECTED FINANCIAL DATA

The following selected financial data for the four years ended December 31, 2005 are derived from audited financial statements of FiberTower. The selected financial data for the period from July 19, 2000 (inception) to December 31, 2001 are derived from unaudited financial statements. The financial data for the three months ended March 31, 2006 and 2005 are derived from unaudited financial statements. The unaudited interim financial statements include all adjustments, consisting of normal recurring accruals, which FiberTower considers necessary for a fair presentation of the financial position and the results of operations for these periods.

Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2006 or any other fiscal period. The data should be read in conjunction with the financial statements, related notes and other financial information of FiberTower included herein.

Statement of Operations Data:
(In thousands, except share and per share data)

	Year Ended December 31,				From July 19, 2000 (inception) to December 31,	Three Months Ended March 31,
	2005	2004	2003	2002	2001	2006	2005
					(Unaudited)	(Unaudited)
Service revenues	$6,224	$2,624	$736	$25	$—	$2,523	$909
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	19,224	8,701	2,918	18	—	6,324	3,317
Sales and marketing	3,822	2,572	1,572	1,077	484	879	897
General and administrative	4,444	2,529	1,405	2,709	1,333	1,842	942
Depreciation and amortization	3,096	1,233	563	87	7	1,027	613
Total operating expenses	30,586	15,035	6,458	3,891	1,824	10,072	5,769
Loss from operations	(24,362)	(12,411)	(5,722)	(3,866)	(1,824)	(7,549)	(4,860)
Other income (expense):
Interest income	2,683	485	140	128	39	1,119	136
Interest expense	(223)	(138)	(37)	(1)	—	(47)	(71)
Miscellaneous (expense) income, net	(7)	(1)	(7)	2	—	—	—
Other income, net	2,453	346	96	129	39	1,072	65
Net loss	$(21,909)	$(12,065)	$(5,626)	$(3,737)	$(1,785)	$(6,477)	$(4,795)
Basic and diluted loss per share	($1.49)	($1.11)	($0.84)	($0.68)	($0.18)	($0.38)	($0.36)
Weighted average number of shares used in per share amounts	14,660,071	10,846,078	6,676,660	5,512,328	11,313,141	16,860,267	13,266,994

Balance Sheet Data:

(In thousands)

	As of December 31,				As of March 31,
	2005	2004	2003	2002	2006
					(Unaudited)
Cash and cash equivalents	$112,936	$25,620	$15,249	$10,228	$82,296
Working capital	94,522	19,480	13,049	9,769	65,669
Property and equipment, net	77,199	26,823	7,690	1,910	99,563
Total assets	195,849	57,102	24,067	12,880	187,957
Long term accounts payable	629	2,036	403	443	458
Convertible preferred stock	220,675	70,847	31,853	17,020	220,675
Stockholders’ deficit	(48,539)	(22,832)	(10,819)	(5,205)	(55,024)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

The merger of FiberTower and First Avenue will be accounted for as a reverse acquisition under the purchase method of accounting. Under this accounting treatment, FiberTower will be considered the acquiring entity and First Avenue will be considered the acquired entity. The financial statements of the combined company after the merger will reflect the financial results of FiberTower on a historical basis after giving effect to the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the merger.

The table below presents summary financial data from the FiberTower and First Avenue unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 and the unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2006 included in this information statement. The unaudited pro forma condensed combined consolidated statements of operations are presented as if the merger had occurred on January 1, 2005. The unaudited pro forma condensed combined consolidated balance sheet presents the combined financial position of FiberTower and First Avenue as of March 31, 2006 assuming that the merger took place on that date.

The selected unaudited pro forma condensed combined consolidated financial data is based on estimates and assumptions which are preliminary. This data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position of FiberTower that would have been reported had the merger been completed as of the indicated dates, and should not be taken as representative of future results of operations or financial position of FiberTower. This information should be read in conjunction with the unaudited pro forma condensed combined consolidated financial statements and related notes and the historical financial statements and related notes of FiberTower and First Avenue included in or incorporated by reference into this information statement.

	Pro Forma Combined
	Year Ended December 31, 2005	Three Months Ended March 31, 2006
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Service revenues	$7,549	$2,901
Operating expenses:
Cost of service revenues	22,694	7,660
Sales and marketing	6,350	2,117
General and administrative	12,817	4,270
Depreciation and amortization	3,201	1,104
Total operating expenses	45,062	15,151
Loss from operations	(37,513)	(12,250)
Other income (expense) :
Interest income	4,508	1,809
Interest expense	(223)	(47)
Miscellaneous income (expense), net	(7)	—
Other income, net	4,278	1,762
Net loss	$(33,235)	$(10,488)
Basic and diluted loss per share	$(0.28)	$(0.08)
Weighted average number of shares used in per share amounts	119,295	139,443

Pro Forma Combined As of March 31, 2006
(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and certificates of deposit	$153,868
Working capital	133,954
Property and equipment, net	104,803
FCC licenses	128,900
Goodwill	584,939
Total assets	980,478
Long-term accounts payable	458
Stockholders’ equity	949,536

COMPARATIVE PER SHARE INFORMATION

The following table presents (1) unaudited loss per share data and net book value per share data for each of FiberTower and First Avenue on a historical basis, and (2) the unaudited loss per share and net book value per share data for the combined company on a pro forma basis. The pro forma per share data gives effect to the proposed merger on the terms described in “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” presented elsewhere in this information statement. The unaudited pro forma financial data is presented for informational purposes only and is not intended to represent or necessarily be indicative of the financial position had the merger been completed on December 31, 2005 or March 31, 2006 or operating results that would have been achieved by the combined company had the merger been completed as of the beginning of the periods presented, and should not be construed as representative of future financial position or operating results. The pro forma combined per common share data presented below have been derived from unaudited pro forma condensed combined consolidated financial statements included elsewhere in this information statement.

This information is only a summary and should be read in conjunction with the selected historical financial data of FiberTower and First Avenue, the FiberTower and First Avenue unaudited pro forma condensed combined consolidated financial statements, and the separate historical financial statements of FiberTower and First Avenue and the related notes that are incorporated by reference or included elsewhere in this information statement.

	First Avenue
	Year Ended December 31, 2005	As of or for the Quarter Ended March 31, 2006
Historical per common share data:
Loss per share	$(0.19)	$(0.06)
Net book value per share(1)		3.52

	FiberTower Corporation
	Year Ended December 31, 2005	As of or for the Quarter Ended March 31, 2006
Historical per common share data:
Loss per share	$(1.49)	$(0.38)
Net book value per share(1)		0.68

	Pro Forma Combined
	Year Ended December 31, 2005	As of or for the Quarter Ended March 31, 2006
Pro forma per common share data:
Loss per share	$(0.28)	$(0.08)
Net book value per combined company share(2)		6.78

(1)          The historical net book value per share of First Avenue and FiberTower common stock is computed by dividing the total of convertible preferred stock and stockholders’ equity (deficit) at March 31, 2006 by the number of common shares (including shares of common stock issuable upon conversion of FiberTower’s outstanding convertible preferred stock) outstanding at that date.

(2)          The pro forma net book value per share of the combined company’s common stock is computed by dividing the total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at March 31, 2006, assuming the merger had been completed on that date.

MARKET PRICE AND DIVIDEND INFORMATION
AND RELATED STOCKHOLDER MATTERS

There has never been a public market for shares of FiberTower capital stock. Our common stock is traded on The Nasdaq Global Market (formerly The Nasdaq National Market) under the symbol “FRNS.”  Prior to June 20, 2005, our common stock was listed on the Over the Counter Bulletin Board. Following the merger, we expect that our common stock will continue to be quoted and traded on The Nasdaq Global Market; however, we anticipate that we will change our trading symbol to “FTWR.”  The table below sets forth the high and low sales prices for our common stock as reported on The Nasdaq Global Market and the high and low bid information for our common stock as reported on the Over the Counter Bulletin Board, as applicable, for the periods indicated:

	High	Low
Over the Counter Bulletin Board
Year Ended December 31, 2004:
Quarter ended March 31	$3.85	$2.55
Quarter ended June 30	4.45	3.01
Quarter ended September 30	8.00	3.65
Quarter ended December 31	14.00	4.75
Year Ended December 31, 2005:
Quarter ended March 31	13.50	9.55
Quarter ended June 30 (through June 19, 2005)	9.70	4.60
The Nasdaq Global Market
Quarter ended June 30 (June 20, 2005 through June 30, 2005)	7.15	6.19
Quarter ended September 30	6.89	5.25
Quarter ended December 31	6.63	4.89
Year Ended December 31, 2006:
Quarter ended March 31	9.04	5.01
Quarter ended June 30	15.90	8.76
Quarter ending September 30 (through July 20, 2006)	11.20	7.04

As of June 15, 2006, there were approximately 903 holders of record of our common stock. As of June 15, 2006, there were approximately 31 holders of record of FiberTower’s capital stock.

On July 20, 2006, the latest practicable date before the mailing of this information statement, the last sale price of our common stock as reported on The Nasdaq Global Market was $7.59 per share. On May 12, 2006, the last trading day prior to the public announcement of the merger, the last sale price of our common stock as reported on The Nasdaq Global Market was $9.66 per share.

We have not paid any cash dividends in the past and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the expansion of our business and fund ongoing operations for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains and incorporates by reference forward-looking statements regarding the anticipated financial condition, results of operations and businesses of First Avenue and FiberTower in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. These forward-looking statements generally may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Our future results following completion of the merger may differ materially from those expressed in these forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those identified under “Risk Factors” in this information statement and in the annual and quarterly reports filed by First Avenue with the SEC, and that are incorporated by reference in this information statement including the following:

•        the merger may not be completed, or the completion of the merger may be delayed;

•        integrating the businesses of First Avenue and FiberTower may be more difficult than expected;

•        the combined company has not had significant revenues on a pro forma basis and is operating in emerging markets;

•        the combined company may incur significant costs to develop new sites, without any assurance of significant future revenues from those sites;

•        anticipated synergies from the merger may not be achieved;

•        the combined company may be unable to execute its business strategy;

•        general economic and business conditions may change;

•        the combined company may not experience any increase in demand for services or the combined company’s target customers may not experience increased demand for wireless services;

•        the combined company may experience delays in obtaining new customers or sales from existing customers;

•        the combined company may not be able to hire and retain key personnel;

•        the combined company may experience lengthy sales cycles;

•        the combined company may face intense competition in the marketplace from competitors with greater financial resources; and

•        the combined company may not be able to obtain necessary financing.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this information statement. Neither First Avenue nor FiberTower undertakes any obligation (and each company expressly disclaims any such obligation) to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

RISK FACTORS

An investment in the combined company may include different risks than an investment in First Avenue on a stand-alone basis. Moreover, by reason of the pending merger, and the resulting change in the business of the combined company as compared to First Avenue’s business as currently conducted, the nature of the investment by each First Avenue stockholder will change. In addition to the other information contained in or incorporated by reference into this information statement, including the risk factors contained in our annual report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this information statement, you should carefully review the risks described below together with all of the other information included in this information statement. Additional risks and uncertainties not presently known to First Avenue and FiberTower or that are not currently believed to be important to you, if they materialize, also may adversely affect the merger and First Avenue and FiberTower as a combined company.

Risks Related to the Merger

The issuance of shares of our common stock to FiberTower stockholders in the merger will substantially dilute the percentage ownership interests of current First Avenue stockholders.

If the merger is completed, we expect that we will issue to FiberTower stockholders approximately 73.0 million shares of our common stock, and approximately 5.0 million shares to be subject to stock options to be issued to FiberTower stock option holders. Upon completion of the merger, the former FiberTower stockholders, together with the holders of assumed FiberTower stock options, will be issued shares of our common stock and options to acquire shares of our common stock representing in the aggregate 51% of our common stock on a fully-diluted basis immediately following the merger. The issuance of our common stock to FiberTower stockholders will cause a significant reduction in the relative percentage interest of current First Avenue stockholders in First Avenue’s earnings, if any, voting power and market capitalization.

The combined company may not realize the anticipated benefits of the merger due to challenges associated with integrating the companies or other factors.

The success of the merger will depend in part on the success of management of the combined company in integrating the operations, technologies and personnel of the two companies following the effective time of the merger. The inability of the combined company to meet the challenges involved in integrating successfully the operations of First Avenue and FiberTower or otherwise to realize any of the anticipated benefits of the merger could seriously harm the combined company’s results of operations. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses, liabilities and diversion of management’s attention. The challenges involved in integration include:

•        integrating the two company’s operations, technologies and products and services;

•        coordinating and integrating sales and marketing and research and development functions;

•        demonstrating to our customers that the merger will not result in adverse changes in business focus;

•        assimilating the personnel of both companies and integrating the business cultures of both companies;

•        consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•        maintaining employee morale and motivation.

First Avenue and FiberTower may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger,

including potential synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration. In addition to the potential integration challenges discussed above, the combined company’s ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent that First Avenue’s or FiberTower’s relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the merger, or by practical or legal constraints on its ability to combine operations.

If the merger is not completed, we will have nonetheless incurred substantial costs, and our financial results and operations and the market price of our common stock may be adversely affected.

We have incurred and expect to continue to incur substantial costs in connection with the pending merger. These costs are primarily associated with the fees of financial advisors, attorneys, accountants, consultants and regulatory approvals. In addition, we have diverted significant management resources in an effort to complete the merger and are subject to restrictions contained in the merger agreement on the conduct of our business. If the merger is not completed, we will receive little or no benefit from these costs.

In addition, if the merger is not completed, we may experience negative reactions from the financial markets and our customers, suppliers and employees. Each of these factors may adversely affect the trading price of our common stock and our financial results and operations.

Future sales of substantial amounts of our common stock may adversely affect our market price.

In connection with the merger, we will issue a significant number of additional shares of our common stock to a small number of FiberTower stockholders. The First Avenue shares to be issued in the merger to FiberTower stockholders that are not affiliates of FiberTower or First Avenue will be freely tradeable immediately following the merger. In addition, although the shares received by certain FiberTower stockholders in the merger are subject to lock-up agreements, we have granted registration rights to the FiberTower stockholders who are affiliates to facilitate the resale of the shares of our common stock they will receive in the merger. See “Agreements Related to the Merger—Lock-up Agreements” and
“—Registration Rights Agreement.” As of the completion of the merger, approximately 39,838,426 of our 139,989,662 outstanding shares of common stock will be tradeable in the public market. The remaining 100,142,106 shares will be tradeable in the pubic market, subject to the lock-up agreements, as well as the provisions of Rule 144 or Rule 145 under the Securities Act. Future sales of substantial amounts of our common stock into the public market, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our common stock.

The pro forma financial statements presented for illustrative purposes may not be indicative of the combined company’s financial condition or results of operations following the merger.

The pro forma financial statements contained in this information statement are presented for illustrative purposes only and may not be indicative of the combined company’s financial condition or results of operations following the merger for several reasons. The pro forma financial statements have been derived from the financial statements of First Avenue and FiberTower, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations could cause the stock price of the combined company to decline.

The completion of the merger is subject to the satisfaction or waiver of conditions.

The merger is subject to the satisfaction or waiver of a number of closing conditions set forth in the merger agreement. If these conditions are not satisfied or waived, the merger will not be completed. Also, even if all of these conditions are satisfied, the merger may not be completed, as each of First Avenue and FiberTower has the right to terminate the merger agreement under certain circumstances specified in the merger agreement and described in greater detail in the section entitled “The Merger Agreement—Termination” beginning on page 72 of this information statement.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of our common stock following the merger.

In accordance with United States generally accepted accounting principles, FiberTower will account for the merger as a reverse acquisition of First Avenue using the purchase method of accounting, which may result in charges to earnings that could have a material adverse effect on the market value of the common stock of the combined company following completion of the merger. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to First Avenue’s net tangible assets and amortizable intangible assets based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The combined company will incur amortization expense over the useful lives of amortizable intangible assets acquired in connection with the merger. In addition, to the extent the value of goodwill or amortizable intangible assets becomes impaired, the combined company may be required to incur material charges relating to the impairment of that asset. These amortization and potential impairment charges could have a material impact on the combined company’s results of operations.

After the merger, we may be limited in our ability to use some or all of First Avenue’s and FiberTower’s net operatoing losses for U.S. federal income tax purposes, which may increase our tax liability in future years.

Changes in the ownership of First Avenue as a result of the merger may cause there to be an annual limitation on its use of net operating loss carryforwards that arose prior to the merger. Such limitation would be imposed in addition to any annual limitations on the use of such net operating losses that resulted from prior ownership changes. Similarly, changes in the ownership of FiberTower as a result of the merger may cause there to be an annual limitation on the use of its net operating loss carryforwards that arose prior to the merger. Such limitation also would be imposed in addition to any annual limitations that arose from prior ownership changes of FiberTower. Furthermore, whether or not the merger causes an ownership change, First Avenue and FiberTower may each experience future ownership changes that may limit their use of their net operating losses. Limitations on the use of First Avenue’s and FiberTower’s net operating losses may increase their U.S. federal income tax liability in future years and could cause some of their net operating losses to expire unused. See “The Merger—The Merger—Material United States Federal Income Tax Consequences” beginning on page 42 of this information statement.

Risks Related to the Combined Company

We expect to incur negative cash flows and operating losses during at least the next few years.

First Avenue has generated operating and net losses since its inception and we expect that the combined company will generate operating and net losses and negative cash flows for at least the next few years. FiberTower is an early stage company and has recorded both operating and net losses in each year of its operation. FiberTower’s net loss was approximately $5.6 million in 2003, $12.1 million in 2004, $21.9 million in 2005, and $6.5 million for the three months ended March 31, 2006. As of March 31, 2006, FiberTower’s accumulated deficit was $51.6 million. In addition, FiberTower has recognized revenues of $6.2 million in 2005 and $2.5 million in the three months ended March 31, 2006. We may not achieve or sustain profitability in the future. Our ability to achieve profitability will depend, in part, on our ability to:

•        raise adequate additional capital;

•        attract and retain an adequate customer base;

•        react to changes, including technological changes, in the markets we target;

•        deploy our services in additional markets;

•        respond to competitive developments;

•        attract and retain experienced and talented personnel as needed; and

•        establish strategic business relationships.

We may not be able to do any of these successfully, and our failure to do so is likely to have a negative impact on our operating results.

We may be unable to successfully execute on any of our identified business opportunities or other business opportunities that we determine to pursue.

The combined company will have approximately 200 employees (based on First Avenue’s and FiberTower’s employees as of June 27, 2006) and limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by one of more of the following factors:

•        the ability of our equipment, equipment suppliers and service providers to perform as we expect;

•        our ability to execute our strategy, which could be affected by our limited experience in providing high-speed transmission services;

•        our ability to effectively manage our third party relationships;

•        our ability to negotiate acceptable agreements to secure suitable locations for our radios and antennas;

•        our ability to manage the expansion of our operations, which could result in increased costs, high employee turnover or damage to customer relationships;

•        our ability to attract and retain qualified personnel, which may be affected by the significant competition in our industry for persons experienced in network operations and engineering;

•        equipment failure or interruption of service, which could adversely affect our reputation and our relations with our customers;

•        our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve; and

•        our ability to raise substantial additional capital to fund our growth.

Our failure to adequately address the above factors would have a significant impact on our ability to implement our business plan with respect to mobile backhaul and fiber network extensions and our ability to pursue other opportunities that arise, which might negatively affect our business.

We will require a significant amount of cash, which may not be available to us, to operate our business.

First Avenue had cash and cash equivalents of $67.5 million at March 31, 2006. FiberTower had cash and cash equivalents of $85.8 million (including restricted balances of $3.5 million) at March 31, 2006. We anticipate that we will require additional capital to fund capital expenditures and expand our business. For example, FiberTower used $53.0 million of cash in investing activities in 2005 and intends to make capital expenditures of approximately $58.8 million during the last nine months of 2006. We may not be able to secure traditional financing if required to take advantage of future business opportunities. We may be unable to secure additional financing when needed, on acceptable terms, or at all, to pursue such opportunities. Any such financing could be on onerous terms and could be very dilutive to our stockholders. If we are unable to secure capital when needed, we may be unable to maintain our licenses or continue any level of operations.

FiberTower invests significant resources into developing sites that may not necessarily generate significant revenues in the future.

Prior to 2005, FiberTower constructed networks where each site had committed customer orders prior to any network design or deployment activities. Beginning in 2005, in order to shorten the time a customer had to wait between commitment and initial service delivery, FiberTower implemented a strategy to deploy networks where not all sites have committed customer orders at the start of deployment. Accordingly, FiberTower has an inventory of sites where T-1s are available for sale following completion of a deployment project, including some sites where no T-1s have yet been sold. As of March 31, 2006, FiberTower had 924 constructed sites, with 630 sites then being used to deliver services to customers and generating revenues. FiberTower incurs significant costs in constructing and developing a site, and if it is unable to generate sufficient revenues from the site in the future, its business and financial condition would be adversely affected.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in the combined company’s financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the combined company will be required to include, in each Annual Report on Form 10-K beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2007, management’s assessment of the effectiveness of the combined company’s internal control over financial reporting. Furthermore, our independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and to separately report on whether it believes the combined company maintained, in all material respects, effective internal control over financial reporting. FiberTower, as a privately held company, has not been required to review or assess its internal control procedures. Following the merger, the combined company will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include the current operations of FiberTower. If the combined company fails to timely complete the development of the combined company’s internal controls and management is unable to make this assessment, or if the independent registered public accounting firm cannot timely attest to this assessment, the combined company could be subject to regulatory sanctions and a loss of public confidence in its internal controls and the reliability of its financial statements, which ultimately could negatively impact the combined company’s stock price.

Any future acquisitions and other material changes in the combined company’s operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If the combined company’s efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

FiberTower is a new entrant into a highly concentrated market with few potential customers.

There are only a limited number of national mobile wireless carriers in any given regional market and typically fewer than 4-7 mobile wireless carriers in any given market who are potential customers for mobile wireless carrier backhaul services. The combined company’s business strategy will depend on maintaining and growing customer relationships with a small number of national mobile wireless carriers and additional wireless carriers in each market. The competitors in this market, including large telephone companies, enjoy long-standing and established relationships with all of the mobile wireless carriers. If we are unable to secure and maintain a minimum number of ongoing and growing relationships with carrier customers in each market, our results of operations will be adversely affected.

The success of FiberTower’s business strategy relies on the continued growth of the mobile wireless services industry and high-bandwidth broadband mobile applications in the United States.

The demand for backhaul services, and accordingly those offered by FiberTower and the combined company, depends on the continued growth of the mobile wireless services industry. The mobile wireless services industry is relatively new and is subject to a number of risks, including:

•        the continued development and use of high-bandwidth mobile applications;

•        high rates of consumer adoption of mobile applications;

•        increased levels of usage by subscribers;

•        increases in the number of overall subscribers; and

•        development and market acceptance of mobile devices enabled for mobile applications.

If the mobile wireless carrier industry demand for backhaul services does not continue to grow through new subscriber additions and the adoption of high-bandwidth third-generation, or 3G, applications, or for any other reason, the combined company’s operations and financial performance will be adversely affected.

FiberTower’s revenues depend on the sale of fixed-wireless T-1 backhaul circuits for mobile wireless carriers.

FiberTower derives its revenues from the sale of fixed-wireless T-1 backhaul and related services to mobile wireless carriers. We expect that the combined company will continue to derive a substantial majority of its revenues from these services in the future. Any competitors’ substitute service with similar performance and coverage characteristics and a lower cost structure could create downward price pressure and adversely affect sales efforts. In addition, competing technologies could be developed that make these services obsolete. Accordingly, any changes in demand for these services, whether due to pricing pressure, technological changes, or otherwise, could materially and adversely affect the business and results of operations of the combined company.

A single customer has accounted for greater than 85% of FiberTower’s revenues for each year of its operations.

Cingular Wireless has been FiberTower’s largest carrier customer and has consistently accounted for more than 85% of its revenues in each of its past three years of operations and in its most recent quarter. If we were to lose Cingular Wireless as a customer, or if Cingular Wireless reduced its usage of our services or became financially unable to pay our charges, our business, financial condition and operating results would be harmed. In addition, if Cingular Wireless were to have financial problems, our business could be adversely affected.

Many of FiberTower’s existing or emerging competitors are better established and have resources significantly greater than FiberTower, which may make it difficult to attract and retain customers and grow revenues.

FiberTower’s competitors include or could include:

•        Cable multiple system operators offering either T-1, DS-1 and higher bandwidth circuits or Ethernet-based backhaul services;

•        Incumbent and competitive local exchange carriers who offer T-1, DS-1 and higher bandwidth services or Ethernet-based backhaul services;

•        Satellite providers providing high capacity backhaul services;

•        Other fixed-wireless service providers using unlicensed or licensed spectrum, suitable for high-bandwidth transport services;

•        Fiber services providers with metro area network and distribution facilities; and

•        Electric utilities and other providers offering or planning to offer broadband access over power lines.

Moreover, FiberTower expects other existing and prospective competitors to adopt technologies or business plans similar to it, or to seek other means to develop a product competitive with its services. Many competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as consumer services, content or advertising, and thus may offer their services at lower prices. These or other competitors may also reduce the prices of their services significantly or may offer backhaul connectivity with other services, which could make their services more attractive to customers.

Competitors or customers may offer similar fixed wireless services which could impact growth and negatively affect operating results.

The FCC controls a substantial amount of radio spectrum that may be used for provision of fixed wireless services. Fixed wireless radio spectrum could be acquired by companies for the purpose of competing with us. Additionally, companies that we might serve with our wireless operations may elect to acquire spectrum or use spectrum they already control and develop their own fixed wireless networks. All of these could adversely affect the business of the combined company.

FiberTower depends on third parties to help deploy its infrastructure and equipment to deliver its services.

FiberTower relies on third-party contractors to deploy the infrastructure and equipment needed to provide its services. None of these third parties are contractually obligated to continue providing these services to it for any specific period of time. There are inherent risks in relying on third parties to provide these services, including:

•        the third parties could determine not to continue providing these types of services in the future, which would require FiberTower to obtain the services from other third-party contractors, or require FiberTower to develop the capability to perform these services internally;

•        reduced control over delivery schedules and quality of work; or

•        defects in third-party work may not be discovered until after services have been provided, which could lead to outages, decreased performance levels and customer dissatisfaction.

If these third-party contractors are unable to provide quality services to us at reasonable prices, or if these third-party providers cease providing these services, the business of the combined company could be harmed.

FiberTower may experience difficulties in constructing, upgrading and maintaining its network, which could adversely affect customer satisfaction, increase carrier turnover and reduce revenues.

FiberTower may experience quality deficiencies, cost overruns and delays on construction, maintenance and upgrade projects, including the portions of those projects not within its control. The construction of networks for backhaul services also requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other necessary construction. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing construction projects. In addition, FiberTower typically must obtain rights from land, building and tower owners to install its antennas and other equipment to provide its services. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct its network and expand its services.

FiberTower also faces challenges in managing and operating its network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of the business while providing reliable network service at expected speeds and at expected levels of quality. The failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover, increase costs, decrease our revenues and otherwise have a material adverse effect on the combined company’s business, prospects, financial condition and results of operations.

We are subject to comprehensive and continually evolving regulation that could increase our costs and adversely affect our ability to successfully implement our business plan.

We and some of our communications services and installations are regulated by the FCC, the states, local zoning authorities, and other governmental entities. Our failure to comply with these requirements may have an adverse effect on our licenses or operations and could result in sanctions, fines or other penalties. These regulators regularly conduct rulemaking proceedings and issue interpretations of existing rules. For example, the FCC has a number of proceedings still pending to implement the Telecommunications Act of 1996, and these regulatory proceedings could impose additional obligations on us, give rights to competitors, increase our costs, and otherwise adversely affect our ability to implement our business plan. Congress could also enact new legislation that could restrict the manner in which we conduct our business, impose additional obligations on us, assist our competitors in competing against us or otherwise harm our business.

If we do not retain, obtain or maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could harm the business of the combined company and our ability to execute our business strategy.

Since the combined company plans to provide services using licensed spectrum, we will be dependent on our ability to retain, acquire and maintain sufficient rights to use licensed spectrum by retaining our own licenses and acquiring additional microwave radio spectrum licenses, or long-term spectrum leases, in each of the markets in which we operate. Obtaining additional licensed spectrum, if required, can be a long and difficult process that can be costly and require a disproportionate amount of management resources. The combined company may not be able to acquire, lease or maintain the spectrum necessary to execute our business strategy.

Using licensed spectrum, whether owned or leased, poses additional risks, including:

•        inability to satisfy build-out or service deployment requirements upon which spectrum licenses or leases are, or may be, conditioned;

•        increases in spectrum acquisition costs;

•        adverse changes to regulations governing spectrum rights;

•        the risk that spectrum will not be commercially usable or free of harmful interference from licensed or unlicensed operators in its or adjacent bands;

•        with respect to spectrum in the United States, contractual disputes with or the bankruptcy or other reorganization of the license holders, which could adversely affect control over the spectrum subject to such license;

•        change in the FCC allocation of microwave radio spectrum, or change in the FCC rules regarding the licensing of microwave radio spectrum;

•        failure of the FCC or other regulators to renew spectrum licenses as they expire; and

•        invalidation of any authorization to use all or a significant portion of the spectrum, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

The licensing of additional spectrum may adversely affect our ability to compete in providing backhaul services.

The FCC will likely make additional spectrum available from time to time in the future. Additionally, other companies hold spectrum rights that could be made available for lease or sale. The availability of additional spectrum in the marketplace could create new competitors, enhance the ability of our existing competitors to offer services we cannot offer or change the market value of spectrum rights generally and, as a result, may adversely affect the value of spectrum assets held by the combined company.

Interruption or failure of information technology and communications systems could impair the combined company’s ability to provide services, which could damage our reputation and harm our operating results.

FiberTower has experienced service interruptions in some markets in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption will adversely affect the ability of the combined company to operate its business and could result in an immediate loss of revenues. If the combined company experiences frequent or persistent system or network failures, our reputation and brand could be permanently harmed. The combined company may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the expected results.

The combined company will also depend on the continuing operation of our information technology and communications systems. Any damage to or failure of these systems could result in interruptions in service. Interruptions in service could reduce revenues and harm operating results, and our brand could be damaged if people believe the network is unreliable. These systems are also vulnerable to damage or interruption from earthquakes, terrorist attacks, riots, acts of war, floods, tornadoes, hurricanes, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems, and similar events. Some systems are not fully redundant, and disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at any network centers could result in lengthy interruptions in service and adversely affect operating results.

The industries in which the combined company will operate are continually evolving. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The mobile wireless services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. The backhaul infrastructure that supports this dynamic industry must be similarly flexible and able to adapt to these changes. The success of the combined company will depend on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. The combined company will face a number of difficulties and uncertainties associated with this reliance on technological development, such as:

•        competition from service providers using other means to deliver similar or alternative services;

•        competition from new service providers using more efficient, less expensive technologies, including products or services not yet invented or developed;

•        realizing economies of scale;

•        responding successfully to advances in competing technologies in a timely and cost-effective manner;

•        migration toward standards-based technology, requiring substantial capital expenditures; and

•        existing, proposed or undeveloped technologies that may render fixed wireless backhaul and services less profitable or obsolete.

As the services offered by the combined company and our competitors develop, wireless carriers may not accept our services as a commercially viable alternative to other means of delivering wireless backhaul and other services.

Acquisitions could result in operating difficulties, dilution and distractions from our core business.

We have evaluated, and expect to continue to evaluate, potential strategic transactions, including acquisitions. The process of acquiring and integrating a company, business or technology is risky, may require a disproportionate amount of management or financial resources and may create unforeseen operating difficulties or expenditures, including:

•        difficulties in integrating acquired technologies and operations into our business while maintaining uniform standards, controls, policies and procedures;

•        increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations that are required of a company filing reports under the Securities Exchange Act;

•        difficulties in consolidating and preparing our financial statements due to poor accounting records or weak financial controls of the acquired business; and

•        inability to predict or anticipate market developments and capital commitments relating to the acquired business.

The anticipated benefit of any acquisitions may never materialize. Future acquisitions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require additional equity or debt financing, which may not be available on favorable terms, or at all.

If FiberTower’s data security measures are breached, our reputation and business may be harmed.

FiberTower relies on the security of its networks to deliver its services to customers. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, the combined company may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome these security systems and obtain access to data on the network. We may incur costs associated with the unauthorized use of our network including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. In addition, because the combined company would operate and control the network and the customers’ network connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by customers of carriers. An actual or perceived breach of network security, regardless of whether the breach is the fault of the combined company, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain customers, expose us to significant liability and adversely affect our business prospects.

FiberTower relies on single equipment vendors for certain network components. If these components fail to perform, or if the vendor(s) fail to maintain timely supply, we may have a shortage of components and may be required to suspend or delay network deployment and service introductions.

FiberTower depends on certain single source suppliers that supply components used in its network to deliver its services. If we need alternative sources for key component parts for any reason, these component parts may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production or delivery of these components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period, or on commercially acceptable terms, if at all.

In certain markets, FiberTower network facilities include single points of failure that, in the case of a failure, could cause wide scale market service disruption.

In some of FiberTower’s markets, some of its network facilities do not have redundant components. Accordingly, if one of these components were to fail for any reason, our network may not be able to achieve satisfactory performance levels and may even suffer outages. Any service disruptions may have an immediate and significant impact on the combined company’s ability to attract, retain, and grow customer revenues, which would harm our business and operating results.

FiberTower’s FCC microwave radio spectrum licenses may not be renewed upon expiration, which could limit the expansion of our business and harm our operating results.

FiberTower’s microwave radio spectrum licenses granted by the FCC are currently subject to renewal by the FCC every 10 years. As a result, each year, a number of these licenses will be up for renewal. Currently, these licenses can be renewed by filing a notification with the FCC and paying the required fee. It is possible that in the future, the FCC could implement different, more stringent renewal procedures for these licenses. Any failure to renew these licenses, whether due to stricter requirements, or otherwise, could harm the business of the combined company.

FiberTower depends on the continued availability of leases or licenses for its communications facilities.

FiberTower leases communications facilities from the owners of towers, rooftops, water towers, utility poles and other structures. FiberTower typically seeks five year initial terms for its leases with three to five year renewal options. The options are generally at FiberTower’s option with a window of 90 to 180 days before the expiration of each term in which to terminate the agreement. FiberTower’s leases in the Austin, Dallas, San Antonio and Waco, Texas markets will begin to come up for renewal in the third and fourth quarter of 2007. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases or licenses with us in the future, we would have to seek alternative arrangements with other providers. If we are unable to continue to obtain or renew leases on satisfactory terms, our business would be harmed.

FiberTower does business with affiliated third parties and may not have obtained the most advantageous terms possible.

FiberTower leases communications facilities from two of its stockholders, American Tower, which will own approximately 4% of the combined company’s outstanding common stock and Crown Castle, which will own approximately 19% of the combined company’s outstanding common stock upon completion of the merger. FiberTower may not necessarily have obtained the same terms for leases with these stockholders as it might have obtained from unaffiliated providers.

FiberTower’s limited exclusivity agreements with American Tower and Crown Castle could terminate if it fails to meet certain performance obligations under those agreements.

FiberTower has limited exclusivity agreements with American Tower and Crown Castle under which they agreed not to compete directly with FiberTower as a provider of backhaul services and not to invest in other entities in 20 designated markets. If we are unable to meet such performance obligations required under these agreements, these exclusivity provisions will terminate. In addition, such agreements terminate on January 2009 or on certain change-in-control transactions affecting American Tower or Crown Castle. Any such termination of these exclusivity provisions could adversely affect the combined company’s business.

A portion of FiberTower’s communications facilities or some subset of its equipment may not have been installed with valid lease agreements and/or proper permits.

In some cases, some of FiberTower’s communications facilities or some of its equipment may not have been installed with valid lease agreements and/or proper permits in place. If a facilities owner were to challenge FiberTower’s ability to operate on that site, the resolution of the matter may require the termination of service to the customer, or an increase in operating costs associated with the locations, which could adversely affect operating results.

To be successful, the combined company must attract, retain and motivate key employees, and the inability to do so could seriously harm the combined company.

To be successful, the combined company must attract, retain and motivate executives and other key employees. Employees of First Avenue and FiberTower may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect the combined company’s ability to attract and retain key personnel. The combined company also must continue to attract and motivate employees and keep them focused on the strategies and goals of the combined company, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating First Avenue and FiberTower.

FiberTower has little experience with customer renewal rates and it is difficult to predict the extent of customer renewals for its services.

FiberTower sells its services pursuant to service agreements that are generally for up to five years in length. Customers have no obligation to renew after the expiration of their initial subscription period and no assurance can be given that customers will renew at the same or higher levels of service, if at all. Moreover, under some circumstances, some of these customers have the right to cancel their service agreements prior to the expiration of the terms of their agreements. FiberTower has limited historical data with respect to rates of customer renewals, so it cannot accurately predict future customer renewal rates. Renewal rates may decline or fluctuate as a result of a number of factors, including their satisfaction or dissatisfaction with the services, the prices of services, the prices of services offered by competitors or mergers and acquisitions affecting its customer base. If customers do not renew their subscriptions for our services or if they renew on less favorable terms, revenues may decline and the business of the combined company will suffer.

FiberTower’s quarterly results of operations have fluctuated in the past and may fluctuate in the future. As a result, we may fail to meet or exceed the expectations of securities analysts or investors, which could cause our stock price to decline.

FiberTower’s quarterly results of operations have fluctuated in the past and the combined company’s operating results may fluctuate in the future as a result of a variety of factors, many of which are outside of our control. If quarterly results of operations fall below the expectations of securities analysts or investors, the price of our common stock could decline substantially. Fluctuations in quarterly results of operations may be due to a number of factors, including, but not limited to, those listed below:

•        our ability to increase sales to existing customers and attract new customers;

•        the addition or loss of large customers;

•        the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of the business, operations and infrastructure of the combined company;

•        failure of our key suppliers including equipment and fiber service providers;

•        the timing and success of new product and service introductions by the combined company or competitors;

•        changes in our pricing policies or those of competitors;

•        changes in consumer demand for mobile services;

•        service outages or security breaches;

•        the extent to which any of our significant customers do not renew their service agreements;

•        limitations of the capacity of the network and systems of the combined company;

•        the timing of costs related to the development or acquisition of technologies, services or businesses;

•        general economic, industry and market conditions and those conditions specific to Internet usage and online businesses; and

•        geopolitical events such as war, threat of war or terrorist actions.

We believe that the quarterly revenues and results of operations of the combined company may vary significantly in the future and that period-to-period comparisons of operating results may not be meaningful. You should not rely on historical results as an indication of future performance.

FiberTower has experienced growth in recent periods. If the combined company fails to manage future growth effectively, it may be unable to execute its business plan, maintain high levels of service or address competitive challenges adequately.

FiberTower has substantially expanded its overall business, customer base, headcount and operations in recent periods. FiberTower increased its total number of full-time employees from 26 on December 31, 2003 to 172 on March 31, 2006. In addition, during this same period, it made substantial investments in network infrastructure, growing from 121 sites constructed and billing sites to 924 sites constructed and 630 billing sites as of March 31, 2006. The combined company will need to continue to expand its business, including the number of billing sites. We anticipate that this expansion will require substantial management effort and significant additional investment in infrastructure. In addition, the combined company will be required to continue to improve our operational, financial and management controls and our reporting procedures, as FiberTower has not previously been a public company. FiberTower’s historic expansion has placed, and future growth of the combined company will continue to place, a significant strain on managerial, administrative, operational, financial and other resources. If the combined company is unable to manage growth successfully, our business will be harmed.

If securities analysts do not publish research or reports about our business, or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock after the merger will rely in part on the availability of research and reports that third-party industry or financial analysts publish about us. Further, if one or more of the analysts who do cover us downgrade our stock, our stock price may decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

THE COMPANIES

First Avenue Networks, Inc.

First Avenue Networks, Inc. is a wireless carrier and wholesale provider of wireless backhaul, fiber network extensions and carrier Ethernet solutions. With one of the largest and most comprehensive collections of millimeter wave spectrum in the United States, our spectrum portfolio includes, on average, over 740 MHz in the top 20 U.S. metropolitan areas and, in aggregate, approximately 1.5 billion channel pops, calculated as the number of channels in a given area, multiplied by the population as measured in the 2000 census covered by these channels. These licenses extend over virtually the entire United States, covering over 284 million people. We hold (i) over 750 licenses for spectrum between 38.6 GHz and 40 GHz, commonly referred to as 39 GHz spectrum, granted by the FCC and (ii) 103 licenses for spectrum between 24.25-24.45 GHz and 25.05-25.25 GHz, commonly referred to as 24 GHz spectrum, also granted by the FCC.

On January 14, 2005, we purchased substantially all of the assets of Teligent, Inc. These assets included Teligent’s portfolio of 24 GHz licenses and its fixed wireless operations and radio inventories. Since the acquisition of the assets of Teligent, Inc., our core services include a diverse mix of managed network services utilizing its fixed wireless spectrum assets. We market these services primarily to wireless telecommunications carriers. We also lease our 39 GHz spectrum on a limited basis.

Marlin Acquisition Corporation

We formed Marlin Acquisition Corporation, which we refer to as Merger Sub, solely for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those incident to its formation and the execution of the merger agreement and related documents. Upon completion of the merger, Merger Sub will be merged with and into FiberTower and the separate existence of Merger Sub will end.

FiberTower Corporation

FiberTower provides facilities-based backhaul services to wireless carriers, enabling significant improvements in reliability, scalability and cost. FiberTower’s services enable carriers to optimize their networks today, and also provide a long-term solution for the backhaul of emerging broadband applications, such as wireless data, mobile video and mobile gaming.

FiberTower was founded in July 2000, secured a national agreement with a major wireless carrier in 2002, and launched its services in its first market in Dallas, Texas in April 2003. As of May 31, 2006, FiberTower had master service agreements with five national and regional wireless carriers. FiberTower currently operates in 14 geographic markets.

THE MERGER

This section of this information statement describes the pending merger. While First Avenue believes that the description in this section covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this information statement, including the Annexes, and the other documents referred to or incorporated by reference into this information statement for a more complete understanding of the merger.

General

The merger agreement provides that Merger Sub, which is a wholly-owned subsidiary of First Avenue, will merge into FiberTower. As a result of the merger, the separate corporate existence of Merger Sub will end, and FiberTower will be the surviving corporation of the merger and will become a wholly-owned subsidiary of First Avenue. Immediately prior to the merger, all shares of FiberTower preferred stock will be converted into FiberTower common stock. In the merger, holders of shares of FiberTower common stock, including shares of FiberTower common stock received upon conversion of FiberTower preferred stock, will receive .304547 shares of First Avenue common stock for each share of FiberTower common stock they hold. This exchange ratio will be adjusted, if necessary, so that holders of FiberTower common stock and FiberTower stock options immediately prior to the merger will receive in the merger a number of shares of our common stock representing 51%, on a fully-diluted basis, of the total number of shares of our common stock outstanding immediately after the merger.

In connection with the merger, our certificate of incorporation will be amended to (a) increase the authorized number of shares of our common stock from 100 million to 400 million shares, (b) establish a classified board of directors comprised of nine directors separated into three classes and (c) change our name to “FiberTower Corporation.”  The form of certificate of incorporation, as amended by the charter amendments, is attached to this information statement as Annex C and is incorporated by reference into this information statement. The amended portions are underlined. In addition, the First Avenue Networks, Inc. Stock Option Plan will be amended to, among other things, (a) increase the number of shares issuable under the plan to at least 23,314,588 shares, (b) include an “evergreen provision” under which the number of shares issuable under the plan would increase each year by either 1.5% of the number of shares of First Avenue common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by the board of directors, (c) provide an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee First Avenue director who becomes a member of the board of directors upon the consummation of the merger and an automatic annual grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to such director who continues to serve on the board of directors, (d) provide that the options granted thereunder will have an exercise price at least equal to 100% of the fair market value of First Avenue common stock on the date of the grant, which in any event will not be less than the par value per share on such date, (e) permit the issuance of awards of restricted stock, (f) permit the exchange of First Avenue stock options for FiberTower stock options and (g) change the name of the stock option plan to the “First Avenue Networks, Inc. Stock Incentive Plan.”  The form of the plan, as amended by the plan amendments, is attached to the information statement as Appendix E and is incorporated by reference into this information statement. The amended portions are underlined.

Approval of the First Avenue Board of Directors

After evaluating the negotiated terms of the merger agreement and consulting with outside legal counsel and financial advisors, the First Avenue board of directors determined that the merger transaction is in the best interests of First Avenue and its stockholders and unanimously approved the merger agreement, the issuance of shares of First Avenue common stock in the merger, the charter amendments and the plan amendments. To review the factors considered by the board of directors, see “—First Avenue’s Reasons for the Merger.”

Required First Avenue Stockholder Approval; Written Consent

Under Section 251 of the Delaware General Corporation Law, the approval of our board of directors and the affirmative vote of a majority of our outstanding shares of common stock are required to approve the charter amendments. In addition, under Nasdaq Marketplace Rules, listed companies such as First Avenue are required to obtain stockholder approval prior to issuing securities in connection with a change of control or the acquisition of stock of another company in which the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction. Nasdaq rules also require stockholder approval of the plan amendments. In addition, we are required to obtain stockholder approval of the plan amendments in order to have the ability to issue incentive stock options under the plan and to have options qualify for the exception under Rule 162(m) of the Internal Revenue Code for performance-based compensation.

Under Delaware corporate law and our bylaws, our stockholders may approve the issuance of First Avenue shares in the merger, the charter amendments and the plan amendments by written consent of stockholders holding a majority of our outstanding common stock. On May 14, 2006, certain First Avenue stockholders, who together held approximately 51% of our outstanding common stock as of that date, executed written consents to approve the issuance of shares in the merger, the charter amendments and plan amendments (except for the plan amendments to permit the issuance of awards of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of the plan, which were approved by written consent of stockholders on June 26, 2006). Accordingly, the merger can occur without the vote of any additional First Avenue stockholders, and there will not be a meeting of First Avenue stockholders at which you will be asked to vote to approve the merger agreement, the issuance of First Avenue shares in the merger, the charter amendments or the plan amendments.

Notwithstanding the execution and delivery of the written consents described above, federal securities laws provide that the merger may not be completed until 20 calendar days after the date this information statement is mailed to First Avenue stockholders. Therefore, the merger cannot be completed until that time has elapsed. We currently expect the merger to be completed as soon as the expiration of that 20 calendar day period, subject to obtaining all other regulatory approvals.

Record Date

The written consents approving the issuance of shares in the merger, the charter amendments and the plan amendments were executed on May 14, 2006 (except for the plan amendment to permit the issuance of awards of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of the plan which were approved by written consent of stockholders on June 26, 2006). These were the record dates for determining the First Avenue stockholders entitled to receive notice of stockholder action by written consent and receive this information statement. These were also the record dates for determining the number of shares of our common stock outstanding and therefore the number of votes necessary to approve the share issuance, charter amendments and plan amendments. On May 14, 2006, there were 65,249,850 shares of our common stock outstanding and entitled to vote, with each share of common stock entitled to one vote. On June 26, 2006, there were 67,004,089 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote.

The Merger

Background of the Merger

In pursuing strategies to enhance stockholder value, First Avenue regularly considered opportunities for strategic business combinations. From time to time, First Avenue’s senior management engaged in informal discussions regarding possible business combination transactions with their counterparts at other telecommunications companies. First Avenue chose not to pursue other possible transactions for a variety of reasons including: (1) concerns over the business fundamentals of the potential target company; (2) the potential transaction was not appropriate for First Avenue because the target company lacked sufficient operational scale; and (3) failure to agree on prices, terms or conditions.

As part of this strategic process, First Avenue held informal conversations with FiberTower beginning in late 2004 in order to evaluate a possible business combination of the two companies.

In November 2004, Scott Brady, FiberTower’s Chief Executive Officer, met with Raj Singh, a First Avenue stockholder, and they discussed the possibility of First Avenue and FiberTower combining their operations. Mr. Singh later introduced Mr. Brady to Dean Johnson, who was then President and Chief Executive Officer of First Avenue. From March 2005 until May 2005, Mr. Brady and Mr. Johnson had preliminary conceptual discussions regarding a possible combination of FiberTower and First Avenue. In May 2005, FiberTower and First Avenue officially broke off discussions over differences in valuation.

In mid-November 2005, Keith Kaczmarek, FiberTower’s Chief Development Officer, contacted Michael Gallagher, President and Chief Executive Officer of First Avenue, to arrange a meeting between the senior management teams. On November 16, 2005, Mr. Gallagher and Thomas Scott, who was then Vice President, Business Development and Finance of First Avenue (but who is now our Chief Financial Officer), met with Mr. Brady and Mr. Kaczmarek and discussed the benefits of combining FiberTower’s operations with First Avenue’s spectrum assets. The management teams agreed to meet again to have a more in-depth discussion of the opportunity.

On December 5, 2005, First Avenue’s board of directors held a regularly scheduled meeting at which it discussed and considered, among other things, the status of preliminary discussions regarding the possibility of a business combination between FiberTower and First Avenue.

On December 21, 2005, the senior management teams of First Avenue and FiberTower met to share information on their respective businesses and discuss the potential synergies. The management teams agreed to further discuss the matter with their respective boards and to put teams in place to evaluate the potential combination.

On January 11, 2006, First Avenue’s board of directors met telephonically to discuss and consider, among other things, an update on the status of preliminary discussions between FiberTower and First Avenue. The board instructed Mr. Gallagher and Mr. Scott to explore the ways in which a possible transaction could be structured.

On January 17, 2006, FiberTower had its quarterly board meeting. In addition to the regular update, the board was provided an update on the status of preliminary discussions with First Avenue. FiberTower’s board formed a sub-committee of the board to assist management in the evaluation process.

On January 31, 2006, Mr. Brady, Harpinder Madan, FiberTower’s Vice President of Business Development, and Mr. Eric Botto, Chief Technology Officer of FiberTower, met with FiberTower’s sub-committee of the board.

In late January 2006, First Avenue contacted its legal counsel, Andrews Kurth LLP, or Andrews Kurth, regarding the possible combination, and on February 7, 2006, First Avenue engaged Andrews Kurth as its counsel in regards to the transaction.

On February 8, 2006, Mr. Gallagher and Mr. Scott, together with Andrews Kurth, met with Mr. Brady and Mr. Madan, together with FiberTower’s outside counsel, Fenwick & West LLP, or Fenwick & West, and presented a preliminary term sheet outlining the major terms under which First Avenue would consider a transaction:

On February 26, 2006, First Avenue’s board of directors held a regularly scheduled meeting at which the board discussed, among other things, the possible combination with FiberTower. At this meeting, senior management orally presented the opportunity of merging with FiberTower.

The sub-committee of the board of FiberTower met several times in March (on March 3, 15, 17, 20, 21 and 27, 2006) to review the status of discussions and the progress on term sheet negotiations.

During March and April 2006, representatives from First Avenue, PricewaterhouseCoopers and Andrews Kurth conducted due diligence review of FiberTower on behalf of First Avenue.

From February 2006 to mid-April 2006, Mr. Scott and Mr. Madan continued negotiations on key points in a preliminary term sheet.

In the middle of March 2006, First Avenue contacted Jefferies & Company, Inc., or Jefferies, regarding providing an opinion as to the fairness of the exchange ratio in the merger. Shortly thereafter, Jefferies began its review of First Avenue and FiberTower.

On April 11, 2006, First Avenue’s board of directors met telephonically to discuss the proposed merger transaction between First Avenue and FiberTower. Senior management presented the current state of the negotiations and recommended beginning detailed business due diligence and finalizing a merger agreement. The First Avenue board approved moving forward with full due diligence and to finalize a definitive merger agreement for presentation to the board.

On April 13-16, 2006, FiberTower’s legal counsel and representatives from FiberTower management conducted legal, regulatory and business due diligence on First Avenue. Following the parties’ on-site review activities, due diligence reviews continued through mid-May as the parties continued to gather and exchange documents and information responsive to the due diligence requests of each respective party.

During April and May 2006, First Avenue and FiberTower continued to negotiate the merger agreement.

On May 5, 2006 First Avenue formally engaged Jefferies to provide an opinion as to the fairness of the proposed exchange ratio in the merger.

On May 10, 2006, First Avenue’s board of directors met telephonically to review the due diligence report on FiberTower. Senior management reviewed the historical financial and operating results along with FiberTower’s growth prospects.

On May 12, 2006, FiberTower held a telephonic board meeting where its management provided a summary of its due diligence review of First Avenue and an update on key terms of the merger agreement. Seven of nine FiberTower board members and attorneys from Mintz Levin and Fenwick & West joined this call. At this board meeting, the FiberTower board approved the merger, the merger agreement and related ancillary agreements, authorized the filing of all necessary regulatory applications and consents on behalf of FiberTower, authorized the preparation and filing of an information statement for FiberTower stockholders, and directed FiberTower management to take all other actions necessary to effectuate the completion of the merger.

On May 13, 2006, First Avenue’s board of directors met telephonically to review the merger agreement. Representatives from Andrews Kurth discussed the key terms of the merger agreement and reviewed the ancillary documents. Jefferies delivered to the First Avenue board of directors its oral opinion as investment bankers as to the fairness, from a financial point of view, to First Avenue of the exchange ratio pursuant to the merger agreement. Following discussion, the First Avenue board unanimously determined that the merger was in the best interests of First Avenue and its stockholders, approved the merger and merger agreement and related ancillary agreements, authorized the filing of all necessary regulatory applications and consents on behalf of First Avenue, authorized the preparation and filing with the SEC of this information statement, and directed First Avenue management to take all other actions necessary to effectuate the completion of the merger.

On May 14, 2006, the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock was calculated, based on the understanding that, upon completion of the merger, the former holders of FiberTower common stock, preferred stock and options would be issued shares of First Avenue common stock and options to purchase shares of First Avenue common stock representing 51% of the common stock outstanding on a fully-diluted basis immediately after the merger. Thereafter, Jefferies delivered to the First Avenue board of directors its written opinion as investment bankers to the effect that, as of that date and based upon and subject to matters described in the opinion, the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock was fair from a financial point of view to First Avenue.

First Avenue’s Reasons for the Merger

The following discussion of the information and factors discussed by the First Avenue board of directors is not meant to be exhaustive but is believed to include all material factors considered by it in reaching its determination that the merger transaction between First Avenue and FiberTower is fair to and in the best interests of First Avenue and its stockholders.

In reaching its recommendation, the board considered the future prospects of First Avenue on a standalone basis and whether the proposed merger would provide potentially greater benefits to First Avenue and its stockholders. It analyzed the current and historical financial condition and results of operations of First Avenue and other competitive access telecommunications carriers. The board also considered the increased competitive activity in the industry and the need to accelerate growth in order to grow revenues faster. In analyzing the benefits of the proposed merger, the board considered the strategic objectives of First Avenue, namely to: (1) increase customer penetration among the top wireless companies; (2) lower operational risk associated with building networks; (3) effectively deploy capital; and (4) gain improved access to capital.

Given the First Avenue-specific and industry risks identified above, and trends in the industry in which First Avenue operates, the board determined First Avenue would have a better opportunity to achieve its objectives through a transaction with FiberTower given, among other factors, the customer pipeline of the combined company, the increased scale and scope of the combined company, FiberTower’s back office systems, including billing, customer care and network operations center and the opportunity for revenues across a broader geographic area from the merger.

The board of directors also considered the strategic options available to First Avenue, including other potential transactional opportunities, and the risks and uncertainties associated with such alternatives. The board felt that it had considered several potential business combinations with companies smaller in size than First Avenue, and that none of those potential combinations were appropriate for First Avenue. Moreover, it did not believe that there were actionable and available transactions that would produce similar or better results for First Avenue stockholders in the same timeframe as the proposed merger. Also, the board discussed whether an auction of First Avenue would produce a better outcome for stockholders, and it was the consensus of the board that an auction was unlikely to produce a better offer. The board did note that it could terminate the merger agreement and pay a termination fee should First Avenue receive an offer that its board of directors determines in good faith is superior to the transaction with FiberTower before the date that is twenty days from the date First Avenue mails this information to its stockholders.

Opinion of First Avenue’s Financial Advisor

First Avenue engaged Jefferies & Company, Inc. to render an opinion to First Avenue’s board of directors as to the fairness, from a financial point of view, to First Avenue of the exchange ratio pursuant to the merger agreement. On May 13, 2006, Jefferies delivered to First Avenue’s board of directors its oral opinion as investment bankers as to the fairness, from a financial point of view, to First Avenue of the exchange ratio pursuant to the merger agreement. Thereafter, Jefferies delivered to the First Avenue board of directors its written opinion as investment bankers to the effect that, as of May 14, 2006 and based upon and subject to matters described in the opinion, the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock was fair from a financial point of view to First Avenue.

The full text of the Jefferies written opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its written opinion, is attached to this information statement as Annex B. First Avenue and its board of directors encourage the First Avenue stockholders to read the Jefferies written opinion carefully and in its entirety.

The Jefferies written opinion was provided to the First Avenue board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view, to First Avenue, as of the date of the Jefferies written opinion, of the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock. Jefferies was not requested to and did not provide advice concerning the structure, the specific amount of the exchange ratio or any other aspects of the merger, evaluate any alternatives for First Avenue, including alternatives to the merger, or provide services other than the delivery of its opinion.

In connection with its opinion, Jefferies, among other things:

•        reviewed the merger agreement;

•        reviewed First Avenue’s and FiberTower’s respective operations and prospects;

•        reviewed certain financial and other information about First Avenue and FiberTower that was publicly available;

•        reviewed information concerning First Avenue furnished by First Avenue, including certain internal financial forecasts, financial analyses, budgets, reports and other information, which internal financial forecasts were updated based upon guidance provided by the management of First Avenue;

•        reviewed information concerning FiberTower furnished by FiberTower, including certain internal financial forecasts, financial analyses, budgets, reports and other information;

•        held discussions with senior management of First Avenue and FiberTower concerning historical and current operations, financial conditions and prospects, including recent financial performance;

•        reviewed the share trading price history of the First Avenue common stock for a period Jefferies deemed appropriate;

•        reviewed the valuation of FiberTower implied by the exchange ratio; and

•        prepared discounted cash flow analyses of First Avenue and FiberTower on a stand-alone basis and of the combined company after giving effect to the merger.

In addition, Jefferies conducted such other quantitative reviews, analyses and inquiries relating to First Avenue and FiberTower as Jefferies considered appropriate in rendering its opinion.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by First Avenue and FiberTower or that was publicly available to Jefferies (including, without limitation, the information described in the bullet points above), or that was otherwise reviewed by Jefferies. Jefferies’ opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to Jefferies’ analysis.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. Each of First Avenue and FiberTower informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of First Avenue and FiberTower as to the future performance of First Avenue and FiberTower, respectively. At the direction of First Avenue, Jefferies relied upon First Avenue’s financial forecasts as updated based upon the guidance of the management of First Avenue. Jefferies expressed no opinion as to any financial forecasts or the assumptions on which they were made.

In its review, Jefferies did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of any of the assets of, First Avenue or FiberTower, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or inspections. Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies made no independent investigation of any legal or accounting matters affecting First Avenue or FiberTower, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to First Avenue and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to First Avenue and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to either First Avenue or FiberTower or any of their respective stockholders.

In rendering its opinion, Jefferies also assumed that:

•        the transactions contemplated by the merger agreement will be consummated on the terms described in the merger agreement without any waiver of any material terms or conditions which would affect the amount or timing of the issuance of the First Avenue common stock;

•        there was not, and there will not as a result of the consummation of the transactions contemplated by the merger agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which First Avenue or FiberTower or any of their respective subsidiaries or affiliates is a party; and

•        all material assets and liabilities (contingent or otherwise, known or unknown) of First Avenue and FiberTower were as set forth in the consolidated financial statements provided to Jefferies, as of the dates of such financial statements.

In addition, Jefferies was not requested to and did not provide advice concerning the structure, the specific amount of the exchange ratio or any other aspects of the merger, or provide services other than the delivery of its opinion. Jefferies was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of First Avenue or any alternative transaction. Jefferies did not participate in negotiations with respect to the terms of the merger and related transactions. Consequently, Jefferies assumed that such terms were the most beneficial terms from First

Avenue’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion was expressed whether any alternative transaction might have resulted in an exchange ratio more favorable to First Avenue than the exchange ratio of 0.304547 of a share of First Avenue common stock for each share of FiberTower common stock contemplated by the merger agreement.

Jefferies’ opinion was for the use and benefit of the board of directors of First Avenue in its consideration of the merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transactions that might be available to First Avenue, nor did it address the underlying business decision by First Avenue to engage in the merger or the terms of the merger agreement or the documents referred to therein.

Jefferies expressed no opinion as to the price at which the First Avenue common stock will trade at any future time.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of First Avenue’s or FiberTower’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Jefferies’, First Avenue’s and FiberTower’s control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by those analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold and are inherently subject to uncertainty. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, to First Avenue of the exchange ratio and were provided to First Avenue’s board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies that were presented to the First Avenue board of directors on May 13, 2006 in connection with the delivery of its oral opinion and subsequent written opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

At the direction of First Avenue’s management, Jefferies performed the analyses summarized below taking into account two sets of financial forecasts for First Avenue. First Avenue’s management provided Jefferies with a set of financial forecasts for the years 2006 through 2010, which had originally been prepared by First Avenue management in the fall of 2005. These financial forecasts are referred to in this information statement as the Original Case forecasts. At the direction of First Avenue’s management, Jefferies also considered First Avenue’s financial forecasts as updated based upon the guidance of the management of First Avenue. These financial forecasts are referred to in this information statement as the Updated Case forecasts. The Updated Case forecasts reflect certain modifications to the Original Case forecasts based on First Avenue management’s updated views of expected growth during the forecasted period, which reflect 2006 year-to-date results and also reflect a delayed build-out of the network producing lower cash flow growth assumptions than the Original Case forecasts.

Historical Trading Analysis

Jefferies reviewed the share price trading history of the First Avenue common stock for the three-year period beginning on May 10, 2003 and ending on May 10, 2006.

During this period, Jefferies noted that the First Avenue common stock traded as low as $0.35 per share and as high as $14.00 per share, compared to the closing price of First Avenue common stock on May 10, 2006 of $10.80 per share.

Contribution Analysis

Jefferies performed a contribution analysis to assist the First Avenue board of directors in analyzing the relative contribution of each of First Avenue and FiberTower to the combined company after the merger, based on the historical performance of the two companies and the forecasts of the managements of First Avenue and FiberTower. Jefferies estimated the contribution of First Avenue to the combined company after the merger on a percentage basis with respect to the following:

•        2005 revenue;

•        Last-twelve-months, or LTM, revenue through March 31, 2006;

•        Estimated 2006 revenue;

•        Estimated 2007 revenue;

•        Estimated 2008 revenue;

•        Estimated 2009 revenue;

•        Estimated 2010 revenue;

•        Estimated 2010 earnings before income tax, depreciation and amortization, or EBITDA (Jefferies did not perform a contribution analysis based on 2005-2009 EBITDA, which would not be meaningful given the estimated negative EBITDA of FiberTower during this period);

•        Net present value of capital expenditures, or NPV Capex, which represents cumulative NPV Capex until the year in which each of First Avenue and FiberTower are estimated to be free cash flow positive; and

•        Net tangible stockholders’ equity as of March 31, 2006, or Net Tangible S/E.

These analyses showed that First Avenue would contribute the following amounts to the combined company after the merger, based on the historical performance of the two companies and the forecasts of the managements of First Avenue (using both the Original Case forecasts and Updated Case forecasts) and FiberTower, in each case compared to the ownership of current First Avenue stockholders of 49% of the combined company:

	First Avenue Original Case Forecasts Percentage Contribution*	First Avenue Updated Case Forecasts Percentage Contribution*
2005 revenue	18%	18%
LTM revenue through 3/31/06	15%	15%
Estimated 2006 revenue	18%	18%
Estimated 2007 revenue	44%	12%
Estimated 2008 revenue	50%	29%
Estimated 2009 revenue	49%	36%
Estimated 2010 revenue	48%	39%
Estimated 2010 EBITDA	40%	31%
NPV Capex	52%	53%
Net Tangible S/E	43%	43%

*                    Excludes potential synergies resulting from the merger.

FiberTower Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis of FiberTower based on the FiberTower forecasts to calculate the estimated present value of stand-alone, unlevered after-tax free cash flow that FiberTower could generate during the fourth quarter of 2006 and calendar years 2007-2010 and the value of FiberTower at the end of that period. Jefferies applied a range of EBITDA exit multiples from 13.0x to 17.0x to FiberTower’s 2010 estimated EBITDA to derive a terminal value. The present value of the cash flow and terminal value was calculated using discount rates ranging from 16.0% to 20.0%, and was based on the assumption that the merger will be consummated on September 30, 2006. Using the middle of the range of EBITDA exit multiples and discount rates, the discounted cash flow analysis based on the FiberTower forecasts produced a range of implied equity values for FiberTower of $962.6 million to $1,197.6 million. Jefferies noted that this range of implied equity values for FiberTower compared to the implied equity value for FiberTower of $757.5 million based on the number of shares of First Avenue common stock to be issued to the FiberTower stockholders in the merger using the exchange ratio and the closing price per share of First Avenue common stock on May 12, 2006 of $9.66.

First Avenue Discounted Cash Flow and Spectrum Analysis

Jefferies performed a discounted cash flow analysis of First Avenue using both the Original Case forecasts and the Updated Case forecasts to calculate the estimated present value of stand-alone, unlevered after-tax free cash flow that First Avenue could generate during the fourth quarter of 2006 and calendar years 2007-2010 and the value of First Avenue at the end of that period. Jefferies applied a range of EBITDA exit multiples from 13.0x to 17.0x to First Avenue’s 2010 estimated EBITDA to derive a terminal value. The present value of the cash flow and terminal value was calculated using discount rates ranging from 16.0% to 20.0%, and was based on the assumption that the merger will be consummated on September 30, 2006. Using the middle of the range of EBITDA exit multiples and discount rates, the implied equity values for First Avenue ranged from $711.9 million to $867.5 million using the Original Case forecasts and from $437.6 million to $541.6 million using the Updated Case forecasts.

In addition, Jefferies estimated a range of values for First Avenue’s spectrum assets, which assets currently do not produce cash flow and are not included in the First Avenue forecasts. The spectrum assets were valued ranging from $130.0 million (based on a third party appraisal prepared for First Avenue in January 2006 for use in determining whether any impairment charges should be taken on such assets) to $419.6 million (derived from First Avenue management estimates for the value per channel POP). By adding the range of values for the spectrum assets to the range of values produced by the First Avenue discounted cash flow analysis, the implied equity values for First Avenue ranged from $841.9 million to $1,287.1 million using the Original Case forecasts and from $567.6 million to $961.2 million using the Updated Case forecasts.

Discounted Cash Flow-Based Contribution Analysis

Jefferies performed a contribution analysis to assist the First Avenue board of directors in analyzing the relative contribution of each of First Avenue and FiberTower to the combined company after the merger using the discounted cash flow analysis summarized above. Using the low, mid and high implied equity values for the combined company after the merger based on a combination of the discounted cash flows of each of First Avenue and FiberTower on a stand-alone basis (and in the case of First Avenue, using both the Original Case forecasts and the Updated Case forecasts, and adding the range of values from the analysis of First Avenue’s spectrum assets summarized above), Jefferies estimated the contribution of First Avenue to the implied equity value of the combined company after the merger on a percentage basis, in each case compared to the ownership of current First Avenue stockholders of 49% of the combined company. The following table shows, on a percentage basis, the results of this analysis:

	First Avenue Original Case Forecasts Percentage Contribution*	First Avenue Updated Case Forecasts Percentage Contribution*
Low—implied equity values(1)	47%	37%
Mid—implied equity values(2)	50%	41%
High—implied equity values(3)	52%	45%

*                    Excludes potential synergies resulting from the merger.

(1)          Based on a 14.0x EBITDA exit multiple, a 19.0% discount rate, and a spectrum assets valuation of $130.0 million.

(2)          Based on a 15.0x EBITDA exit multiple, a 18.0% discount rate, and a spectrum assets valuation of $274.8 million.

(3)          Based on a 16.0x EBITDA exit multiple, a 17.0% discount rate, and a spectrum assets valuation of $419.6 million.

Hypothetical Value Creation (Dilution) Analysis

Jefferies performed a value creation (dilution) analysis to determine the hypothetical value of the combined company after the merger based on the implied equity values derived from the discounted cash flows of First Avenue using the Original Case forecasts and the Updated Case forecasts and of FiberTower. Jefferies applied a range of EBITDA exit multiples from 14.0x to 16.0x to First Avenue’s and FiberTower’s 2010 estimated EBITDA to derive a terminal value. The present value of the cash flows and terminal values was calculated using discount rates ranging from 17.0% to 19.0%, and was based on the assumption that the merger will be consummated on September 30, 2006. This analysis incorporated projected synergies of the combined company after the merger provided by management of First Avenue. In the case of First Avenue, Jefferies added to the implied equity value based on the discounted cash flow analysis the value for First Avenue’s spectrum assets ranging from $130.0 million to $419.6 million estimated using the methodologies summarized above.

Using the Original Case forecasts, this analysis indicated that on a combined company basis, the current stockholders of First Avenue would realize approximately 10.9% accretion in hypothetical equity value (based on the low estimate of the implied combined equity value determined by combining the stand-alone equity values derived from the discounted cash flows for First Avenue (plus the low estimate of the spectrum assets’ value) and FiberTower), and approximately 1.6% dilution (based on the high estimate of the implied combined equity value determined by combining the stand-alone equity values derived from the discounted cash flows for First Avenue (plus the high estimate of the spectrum assets’ value) and FiberTower), as compared to the low and high implied stand-alone equity value of First Avenue, respectively.

Using the Updated Case forecasts, this analysis indicated that on a combined company basis, the current stockholders of First Avenue would realize approximately 40.8% accretion in hypothetical equity value (based on the low estimate of the implied combined equity value determined by combining the stand-alone equity values derived from the discounted cash flows for First Avenue (plus the low estimate of the spectrum assets’ value) and FiberTower), and approximately 15.2% accretion (based on the high estimate of the implied combined equity value determined by combining the stand-alone equity values derived from the discounted cash flows for First Avenue (plus the high estimate of the spectrum assets’ value) and FiberTower), as compared to the low and high implied stand-alone equity value of First Avenue, respectively.

Other Analyses

Jefferies did not perform a comparable companies analysis or a comparable transactions analysis. Given that First Avenue and FiberTower both currently generate negative EBITDA and given the lack of precedent transactions comparable to the merger, these analyses were not considered applicable.

Other Information

Jefferies’ opinion was one of many factors taken into consideration by First Avenue’s board of directors in making its determination to approve the merger and should not be considered determinative of the views of the First Avenue board of directors or management with respect to the merger or the merger consideration.

Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Jefferies and its affiliates may trade or hold securities of First Avenue or FiberTower for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek in the future to provide investment banking, financial advisory and financial services to First Avenue, FiberTower or entities that are affiliated with First Avenue or FiberTower, for which Jefferies would expect to receive compensation.

Pursuant to an engagement letter between First Avenue and Jefferies dated March 13, 2006, First Avenue agreed to pay Jefferies a fee of $700,000, $100,000 of which was paid upon execution of the engagement letter and $600,000 of which was paid upon delivery of Jefferies’ written opinion to the board of directors of First Avenue. Jefferies will also be reimbursed for reasonable expenses incurred, including the fees and disbursements of its counsel. First Avenue has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered or to be rendered by it under its engagement.

Required FiberTower Stockholder Approval

Under Delaware corporate law, FiberTower stockholders holding a majority of the outstanding shares of FiberTower common stock and preferred stock (on an as-converted basis), voting together as a class, and FiberTower stockholders holding 60% of the outstanding shares of FiberTower preferred stock, voting as a separate class, must adopt the merger agreement in order to complete the merger. FiberTower stockholders who collectively hold approximately 19% of the outstanding shares of FiberTower common stock, 83% of FiberTower preferred stock and approximately 68% of the total number of outstanding shares of FiberTower common stock and preferred stock (on an as-if converted into common stock basis) have executed support agreements under which they have agreed to deliver the requisite stockholder approval.

Material United States Federal Income Tax Consequences of the Merger

This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to in this discussion as the “Code”, and on Treasury regulations, administrative rulings and court decisions in effect as of the date of this information statement, all of which may change at any time, possibly with retroactive effect.

The following discussion summarizes certain United States federal income tax consequences of the merger to First Avenue and FiberTower and the material federal income tax consequences of the merger that are generally applicable to First Avenue stockholders. Neither estate and gift nor foreign, state or local tax considerations are addressed. Furthermore, this discussion does not address all United States federal income tax issues that may be important to a First Avenue stockholder.

The following discussion does not address the tax consequences of other transactions effectuated prior to or after the merger, whether or not such transactions are in connection with the merger.

WE URGE FIRST AVENUE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISOR(S) AS TO THE SPECIFIC ESTATE, GIFT, FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

First Avenue and FiberTower intend for the merger to qualify as a reorganization under Section 368(a) of the Code. No ruling has been, or will be, obtained from the Internal Revenue Service regarding the tax consequences of the merger. Accordingly, there is no assurance that the Internal Revenue Service will not challenge the qualification of the merger as a reorganization under Section 368(a) of the Code.

To The Stockholders of First Avenue

The merger will not result in federal income tax consequences to First Avenue stockholders.

To First Avenue and FiberTower

Neither First Avenue, Merger Sub nor FiberTower will recognize gain or loss as a result of the merger.

Under Section 382 of the Code, following an “ownership change,” special limitations apply to the use by a “loss corporation” of its (i) net operating loss (“NOL”) carryforwards arising before the ownership change, (ii) net unrealized built-in losses (“NUBILs”) (if such losses existed immediately before the ownership change and exceed a statutory threshold amount) recognized during the five years following the ownership change and (iii) various other carryforwards of tax attributes ((i), (ii) and (iii) are referred to collectively as the “Applicable Tax Attributes”). After an ownership change, the amount of the loss corporation’s taxable income for each post-change taxable year that may be offset by the Applicable Tax Attributes is limited to the product of the “long-term tax-exempt rate” (published by the IRS for the month of the ownership change) multiplied by the value of the loss corporation’s stock (the “Section 382 Limitation”). To the extent the loss corporation’s Section 382 Limitation in a given taxable year exceeds its taxable income for that year, that excess increases the Section 382 Limitation in future taxable years.

First Avenue had NOL carryforwards of approximately $1.3 billion at December 31, 2005. These NOL carryforwards will expire through 2025 if not utilized and are subject to review and possible adjustment by the IRS. First Avenue may have experienced ownership changes prior to the merger, subjecting Applicable Tax Attributes to one or more Section 382 Limitations.

FiberTower had NOL carryforwards of approximately $44.5 million at December 31, 2005. These NOL carryforwards will expire from 2021 through 2025 if not utilized and are subject to review and possible adjustment by the IRS. FiberTower may have experienced ownership changes prior to the merger, subjecting Applicable Tax Attributes to one or more Section 382 Limitations.

As a result of the merger, First Avenue or FiberTower, or both, may experience an ownership change, in addition to any ownership changes experienced prior to the merger. If the merger results in an ownership change for either First Avenue or FiberTower, or both, a Section 382 Limitation will apply to the Applicable Tax Attributes of First Avenue and/or FiberTower, as the case may be, together with any Section 382 Limitations from prior ownership changes. However, only the Section 382 Limitations resulting from the merger, if any, would apply to Applicable Tax Attributes that arose subsequent to any prior ownership change. First Avenue and FiberTower have not determined whether the merger will result in an ownership change for either of them. Further, whether or not the merger causes an ownership change, First Avenue or FiberTower may each experience an ownership change after the merger as a result of future changes in the ownership of their stock, and such ownership changes could result in additional Section 382 Limitations.

Under regulations governing consolidated returns of affiliated groups, if an acquired company or group does not undergo a Section 382 ownership change when it joins a new consolidated return group, the NOL carryforwards of the acquired company or group can be used only to offset the acquired company or group’s taxable income, not to offset the taxable income of other members of the acquiring corporation’s consolidated group. The acquired company or group’s NOLs and other tax attributes would not be subject to this consolidated return taxable income limitation, however, if the shareholders of the acquired company or group receive more than 50% of the fair market value of the stock of the acquiring corporation in the merger (as a result of owning stock in the acquired corporation). In such case, the acquired company or group would be treated as remaining in existence for purposes of the consolidated return rules (with the acquiring company as the new parent of the group) and the NOLs of the acquired company or group would not be subject to the consolidated return taxable income limitation. Instead, the taxable income limitation would apply to the NOLs of the acquiring corporation, if the acquiring corporation did not undergo a Section 382 ownership change in the merger. As a result of these consolidated return rules, FiberTower’s consolidated group will be treated as remaining in existence with First Avenue as the new parent, and First Avenue’s consolidated group will be treated as terminated. Consequently, the use of First Avenue’s NOLs will be limited under this consolidated return rule taxable income limitation unless First Avenue has a Section 382 ownership change as a result of the merger, in which case First Avenue’s NOLs would be subject to a Section 382 Limitation but not the consolidated return taxable income limitation.

Regulatory Approvals

Each party’s obligations to complete the merger are subject to receipt of the consents of the governmental authorities described below.

Telecommunications Regulatory Approvals

Pursuant to the Communications Act of 1934, as amended, before the completion of the merger, the Federal Communications Commission, or FCC, must approve the transfer of control and/or assignment of FCC licenses and authorizations that will occur as a result of the merger. First Avenue and FiberTower filed applications with the FCC to seek such approval on May 26, 2006. The FCC applications were placed on public notice on June 28, 2006. Comments or petitions with respect to the FCC applications, if any, were due to be filed with the FCC by July 12, 2006. To the best of First Avenue’s knowledge, no such petitions or comments were submitted. Upon completion of the Public Notice period, the FCC will consent to the applications, consent to the applications with conditions, deny the applications, or determine to submit the applications to further administrative review, after which the FCC will consent to the applications, consent to the applications with conditions, or deny the applications. We expect that the FCC’s consent will be conditioned on reimbursement of the U.S. government for the bidding credit provided to First Avenue when it purchased one of its licenses at auction plus interest to the date the transaction is consummated.

United States Antitrust Laws

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, the merger may not be completed until notifications have been given and information furnished to the Federal Trade Commission, or FTC, and to the Antitrust Division of the Department of Justice, or DOJ, and the specified waiting period has been terminated or has expired. First Avenue and FiberTower each filed notification and report forms under the HSR Act with the FTC and the DOJ on May 26, 2006. Early termination of the applicable waiting period was granted effective June 9, 2006.

California Fairness Hearing

First Avenue and FiberTower will file an application for a permit (the “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) in order to notify interested parties (as required by California law) of, and to hold, a fairness hearing conducted before the California Commissioner in accordance with applicable California laws with respect to the merger and the shares of First Avenue common stock to be issued to the FiberTower stockholders in the merger (the “California Fairness Hearing”). The California Permit, if issued, will provide the basis for an exemption from registration available under Section 3(a)(10) of the Securities Act for the shares of First Avenue common stock to be issued in the merger.  See “—Resales of First Avenue Common Stock” below.

Accounting Treatment

The merger of First Avenue and FiberTower will be accounted for as a reverse acquisition under the purchase method of accounting principally because the stockholders of FiberTower will (i) hold approximately 51% of the common stock of the combined company, and (ii) designate the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, FiberTower will be considered the acquiring entity and First Avenue will be considered the acquired entity. The financial statements of the combined company after the merger will reflect the financial results of FiberTower on a historical basis after giving effect to the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the merger.

Listing of First Avenue Common Stock

The merger is also subject to Nasdaq approval of the listing of the shares of First Avenue common stock to be issued pursuant to the merger agreement. Because the transaction may be deemed a “reverse merger” under Nasdaq rules, First Avenue will be required to submit a new listing application in order to requalify for listing on Nasdaq. First Avenue’s Nasdaq listing application is pending.

Dissenters’ Rights

First Avenue stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of our common stock under the Delaware General Corporation Law in connection with the merger.

Resales of First Avenue Common Stock

The shares of First Avenue common stock to be issued in the merger will be transferable free of restrictions under the Securities Act of 1933, or Securities Act, except for shares received by persons, including directors and executive officers of FiberTower, who may be deemed to be “affiliates” of FiberTower, as that term is defined in the rules under the Securities Act. Affiliates may not sell their shares of First Avenue common stock acquired in the merger, except (a) pursuant to an effective registration statement under the Securities Act covering those shares, (b) in compliance with Rule 145, or (c) in accordance with an opinion of counsel reasonably satisfactory to First Avenue, under other applicable exemptions from the registration requirements of the Securities Act. First Avenue will obtain customary agreements with all directors, executive officers, and affiliates of FiberTower, under which such persons will represent that they will not dispose of their shares of First Avenue received in the merger, except in compliance with the Securities Act and the rules and regulations promulgated under the Securities Act.

Charter Amendments and Bylaw Amendments

Increase in First Avenue Authorized Shares

General

In connection with the merger, our board of directors approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock to 400,000,000. This charter amendment was approved by the requisite vote of our stockholders pursuant to an action by written consent. Before giving effect to this charter amendment, our certificate of incorporation authorized us to issue 100,000,000 shares of common stock, $0.001 par value per share.

As of June 16, 2006, First Avenue had approximately 67,004,089 shares of common stock issued and outstanding and an additional 2,879,555 shares of common stock reserved for issuance upon the exercise of outstanding options and warrants. If the merger is completed, First Avenue will be required to issue approximately 73.0 million shares of its common stock in connection with the merger, stock options for approximately 5.0 million shares, and up to an additional 15,714,588 shares pursuant to the plan amendments in connection with the merger. This charter amendment will provide a sufficient number of authorized shares for issuance in connection with the merger and also will provide the combined company flexibility to issue common stock for proper corporate purposes that may be identified in the future, as described below.

Reasons for and Effects of the Increase in Authorized Shares

Our board of directors believes that it is desirable to increase the number of authorized shares of common stock in order to ensure that there is a sufficient number available to issue shares in connection with the merger as well as to provide our company with adequate flexibility to issue common stock for proper corporate purposes that may arise in the future. The additional shares could be used for, among other things, stock dividends, acquisitions of other companies, public or private financings to raise additional capital and for stock-based employee benefit plans.

The newly authorized shares would be unreserved (other than the shares to be issued in connection with the merger and under our stock incentive plans and outstanding warrants) and available for issuance by our company without further stockholder action, except as provided by Delaware law or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. All of the additional shares of First Avenue common stock resulting from the increase in our authorized common stock will be of the same class as the currently authorized First Avenue common stock if and when they are issued, and holders would have the same rights and privileges as holders of the First Avenue common stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by our company, which means that current First Avenue stockholders do not have a prior right to purchase any additional shares from time to time issued by our company, including the shares to be issued to FiberTower stockholders in connection with the merger. Accordingly, if the combined company’s board of directors elects to issue additional shares of common stock after the merger, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current First Avenue stockholders. In addition, the holders of our common stock are not entitled to cumulative voting with respect to the election of directors or otherwise.

The increase in the authorized number of shares of common stock could have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the combined company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our board of directors to delay or impede a merger, tender offer or proxy contest that it determines is not in the best interests of our company and our stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the availability of additional authorized shares may limit the opportunity for the combined company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and also may permit management or the then-current board of directors to retain their positions and resist changes that the combined company’s stockholders may favor.

Creation of Classified Board of Directors

General

First Avenue’s certificate of incorporation and bylaws currently provide that all directors are to be elected annually to serve until their successors have been elected and qualified, and that the board of directors will consist of the number of directors determined by a resolution of the board, which shall be fewer than five directors. First Avenue’s certificate of incorporation and bylaws, as amended in connection with the merger, will provide that the board of directors would be classified into three classes with each class to be comprised of three directors. At each annual meeting, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

Reasons for and Effects of Classified Board of Directors

Because the merger will result in former FiberTower stockholders holding more than 50% of the outstanding shares of First Avenue immediately following the merger, the classified board is designed to provide continuity and stability in the board of directors’ leadership and policies for the benefit of First Avenue’s current stockholders. In furtherance of this purpose, the merger agreement provides that the board of directors will include three directors designated by First Avenue prior to the merger, with each class to include one First Avenue director. In addition, the board of directors will also include five directors designated by FiberTower prior to the merger (one of whom will be a Class I director whose term of office will expire at our next annual stockholders meeting following the merger, two of whom will be Class II directors whose term of office will expire at the second annual stockholders meeting following the merger, and two of whom will be Class III directors whose term of office will expire at the third annual stockholders meeting following the merger) and the Chief Executive Officer (who will be a Class I director).

Currently, the entire board of directors can be elected by stockholders holding a majority of the votes cast at a single annual meeting. After we implement a classified board of directors, it will take at least three annual meetings for stockholders to vote all of the First Avenue designees out of office, because only one First Avenue designee will be up for re-election at each meeting. In addition, each standing committee of First Avenue will be comprised of one First Avenue designee and two FiberTower designees.

The classified board may, like the increase in authorized shares described above, have an anti-takeover effect. Currently, a change in control of the board of directors can be made by stockholders holding a majority of the votes cast at a single annual meeting. Because we will be implementing a classified board following the merger, it will take at least two annual meetings for stockholders to effect a change in control of the board of directors, because only a minority of the directors will be elected at each meeting. Because of the additional time required to change control of the board of directors, the classified board will tend to deter unsolicited takeover attempts, which may limit the opportunity for the combined company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and also will permit the then-current board to retain their positions and resist changes that the combined company’s stockholders may favor.

Change of Name to FiberTower Corporation

In connection with the pending merger, our board of directors approved an amendment to our certificate of incorporation to change our name to “FiberTower Corporation” immediately before the merger. FiberTower’s name will be changed to “FiberTower Network Services Corp.”

Amendment to Bylaws

Under our current certificate of incorporation and bylaws, our board of directors may approve amendments to our bylaws without the approval of our stockholders. In addition to the charter amendments described above, our board of directors has approved, subject to the completion of the merger, amendments to our bylaws to:

•        Make our bylaws consistent with the classified board structure pursuant to the charter amendments;

•        Permit directors to be removed only for cause and

•        Provide that a majority of directors in office, representing not less than one-third of the total number of directors including vacancies, will constitute a quorum at any meeting of the board of directors.

The board has approved these bylaw amendments to be effective at the same time as the charter amendments described above. If the merger is not completed, these bylaw amendments will not be effected. The full text of the form of bylaws of the combined company is attached to this information statement as Annex D. The amended portions have been underlined.

Plan Amendments

Increase in Shares Authorized for Issuance

On May 14, 2006, our stockholders approved by written consent an amendment to our stock option plan that will increase the shares of our common stock reserved for issuance under the plan from 7,600,000 shares to 23,314,588 shares upon completion of the merger. As of June 15, 2006, there remained 2,996,028 shares available for future grant under the plan. In addition, on June 26, 2006, our stockholders approved by written consent an amendment to our stock option plan to permit the exchange of First Avenue stock options for the FiberTower stock options that are outstanding at the time of the merger. Based on the exchange ratio, which may be adjusted pursuant to the merger agreement, we expect to issue options to purchase approximately 5,100,000 shares of First Avenue common stock upon conversion of FiberTower stock options in connection with the merger.

We continue to believe that stock based incentives are an important ingredient in the compensation packages for executive and other personnel. Without the ability to grant additional stock options and restricted stock, we do not believe that we would have the appropriate tools to compete with other telecommunications companies for the talented technical, sales and management personnel we need to succeed.

Evergreen Provision

Upon completion of the merger, our stock option plan will be amended to include an “evergreen” provision that will provide for annual increases in the number of shares available for issuance under the plan on each anniversary of the completion date of the merger during the remaining term of the plan, which ends on December 20, 2011. The annual increase in the number of shares will be equal to the lesser of (i) 1.5% of the number of shares of our common stock outstanding at the time immediately prior to the date of increase, and (ii) a lesser number of shares determined by our board of directors. In addition, the number of shares for which incentive stock options may be granted under the plan may not exceed in the aggregate 233,145,880 shares of common stock (subject to adjustment as provided in the plan).

This amendment is consistent with our desire to provide for a flexible evergreen provision to allow for potential annual increases in shares reserved under the plan based on our outstanding capital stock. Our board of directors believes the amendment is necessary given our anticipated hiring of new employees, and to permit the grant in future years of a sufficient number of stock options and restricted stock to our employees as incentive and performance awards. The amendment will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success.

Annual Restricted Stock Grants to Non-Employee Directors

The plan amendments also provide for an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) for our non-employee directors who become members of our board of directors after the consummation of the merger. Beginning on the first regularly scheduled meeting of the board of directors in 2007, and on the first regularly scheduled meeting of the board of directors in each calendar year thereafter, each continuing non-employee director will receive  a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant). Both such restricted stock grants vest on the day following the date of grant.

Restricted Stock and Other Amendments

In addition to the plan amendments approved by the stockholders on May 14, 2006, on June 26, 2006, the board of directors and stockholders have also approved an amendment to the plan to permit the issuance of restricted stock, permit the exchange of First Avenue stock options for FiberTower stock options and change the name of our stock option plan to the “First Avenue Networks, Inc. Stock Incentive Plan.”

Fair Market Value

In addition to the foregoing amendments, the board of directors also approved an amendment to the stock option plan that requires that, except with respect to stock options issued in exchange for FiberTower stock options, all stock options, including non-qualified stock options, have exercise prices at or above the fair market value of First Avenue common stock on the date of grant. This amendment was made to comply with Section 409A of the Internal Revenue Code.

Description of the Plan

Since its adoption in 2001, the stock option plan has been used for the grant of stock options for purposes of retaining or recruiting employees, officers, directors and consultants of First Avenue, and rewarding and providing incentives for individual performance. We believe that the adoption of the foregoing amendments to the stock option plan will enhance the long-term stockholder value of First Avenue by offering opportunities to First Avenue’s officers, employees, directors and consultants to acquire a proprietary interest in us, thereby more closely aligning their interests with those of our stockholders. The stock incentive plan will terminate on December 20, 2011. We expect that the combined company will have approximately 200 employees and seven non-employee directors who would be eligible to participate in the stock incentive plan.

The following is a summary of the principal features of our stock plan, as amended, a copy of which is set forth in Annex E to this information statement. The amendments are underlined in Annex E.

General

Our stock incentive plan will provide for the grant of awards to our or our subsidiaries’ employees, directors, officers and consultants. Awards under the stock incentive plan may consist of restricted stock or incentive or non-qualified stock options to acquire shares of our common stock. Incentive stock options may be granted only to employees. By making grants of restricted stock and stock options under our stock incentive plan, we seek to attract, retain and motivate our employees and other persons to devote their best efforts to our business and financial success.

Upon completion of the merger, 23,314,588 shares of our common stock will be reserved for issuance under our stock incentive plan, as amended by the plan amendments. In addition, our stock incentive plan will include an “evergreen” provision that will provide for annual increases in the number of shares available for issuance under the plan on each anniversary of the completion date of the merger during the remaining term of the plan. The annual increase in the number of shares will be equal to the lesser of (i) 1.5% of the number of shares of our common stock outstanding at the time immediately prior to the date of increase, and (ii) a lesser number of shares determined by our board of directors. In addition, the number of shares for which incentive stock options may be granted under our stock incentive plan may not exceed in the aggregate 233,145,880 shares of common stock (subject to adjustment as provided in the plan).

Our stock incentive plan, as amended by the plan amendments, will also provide for the initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee director who first becomes a member of our board of directors after the consummation of the merger. Thereafter, on the first regularly scheduled meeting of the board of directors in each calendar year, each continuing non-employee director will receive a grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant), under terms to be determined by the Compensation Committee consistent with the terms of the stock incentive plan.

If a stock dividend, stock split or combination of shares, recapitalization or other change in our capitalization or other distribution to holders of our stock occurs, other than normal cash dividends, adjustments will be made to the number of shares reserved for issuance under the plan and to the number of shares of common stock and the exercise price per share subject to outstanding awards.

Administration of the Plan

The administration of our stock incentive plan has been delegated to the Compensation Committee of our board of directors. The Compensation Committee will have the authority to grant awards, determine award terms, and generally to interpret and administer the plan. The Compensation Committee will, as appropriate, adjust the maximum number of shares that may be delivered under the plan and other terms of the outstanding awards, such as the exercise price, to reflect a stock split, stock dividend or similar event. The Compensation Committee may also impose restrictions and/or conditions with respect to restricted stock and to shares of common stock acquired upon exercise of a stock option, and determine the circumstances and conditions subject to which shares acquired may be sold or otherwise transferred. The Compensation Committee also has the discretion to adopt such rules and regulations, not inconsistent with the plan, as it may deem advisable to carry out the plan.

We have the right to amend or terminate the stock incentive plan. However, any amendment that would (i) increase the aggregate number of shares of common stock for which stock options or restricted stock may be granted (except for increases due to adjustments in accordance with the plan) or (ii) change the class of employees eligible to receive awards is subject to stockholder approval.

Terms of Stock Options

Stock options granted under the stock incentive plan may be either incentive stock options, as defined in the Code, or non-qualified stock options. Subject to a maximum stock option term of five years, the Compensation Committee will determine the terms of stock options. Stock options granted under the plan may not be transferred except at death. Except in the case of substitute stock options, the exercise price of each stock option will not be less than 100% of the fair market value of the stock upon the date of the stock option grant.

In the event of (i) any offer to holders of our common stock generally relating to the acquisition of all or substantially all of their shares, or (ii) any proposed transaction generally relating to the acquisition of substantially all of our assets or business, the board of directors may cancel any outstanding stock options and pay or deliver to the holder thereof an amount in cash or securities having a value equal to the product of (x) the number of shares of common stock that, as of the date of the consummation of such transaction, the holder of such stock option had become entitled to purchase (but had not purchased) multiplied by (y) the amount, if any, by which the formula or fixed price per share paid to such holders of shares of common stock pursuant to such transaction exceeds the stock option price applicable to such stock option shares.

Generally, if a stock option holder’s service relationship with us terminates other than by death or disability, any unvested stock options granted under our stock incentive plan that are then held by the option holder will expire and any vested portion will remain exercisable for one month. If a stock option holder’s service relationship with us terminates due to death or disability, any unvested stock options granted under our stock incentive plan that are then held by the stock option holder will expire and any vested portion will remain exercisable for an additional one year.

Certain provisions of the stock incentive plan apply only to certain executive officers and are intended to comply with Section 162(m) of the Code, including an annual limit of $1,000,000 on the number of shares with respect to stock options that may be granted under the stock incentive plan in any calendar year.

Terms of Restricted Stock

The committee may grant shares of restricted stock to any employee, director or consultant. Restricted stock is stock of First Avenue which is subject to a substantial risk of forfeiture (“unvested”)

and non-transferable until the restrictions lapse. The committee may determine what restrictions apply to the stock and when the restrictions of one award may differ from those of any other award. If for any reason the restrictions imposed by the committee are not met at the end of the restricted period, the stock will be forfeited by the participant and reacquired by the company. Unless otherwise provided in the grant, holders of restricted stock will have the right to vote the shares, receive dividends and all other rights of our stockholders. Generally, the restricted stock will be held in escrow by the company until the restrictions lapse.

Federal Income Tax Considerations

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of stock options and restricted stock under the stock incentive plan based on federal income tax rules in effect on the date of this summary. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the stock incentive plan, nor does it cover state, local or foreign taxes.

Incentive Stock Options (“ISOs”).   In general, a stock optionee realizes no taxable income and the employer is entitled to no deduction upon the grant of an ISO. An employee who exercises an ISO while employed by us or our subsidiaries or within three months following termination of employment (or one year in the case of death or disability) has no taxable income upon exercise. However, the exercise of an ISO may result in an alternative minimum tax liability to the stock optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the stock optionee (and a deduction to First Avenue) equal to the value of the shares at the time of exercise (or the amount received on the disposition, if less) less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which we are not entitled to a deduction. If the stock optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-qualified Stock Options (“non-ISOs”).   In general, in the case of a non-ISO, the stock optionee has no taxable income at the time of grant but realizes income in connection with exercise of the stock option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which we are not entitled to a deduction. If, however, the shares acquired upon exercise are not transferable and are subject to a substantial risk of forfeiture, then the stock optionee will not realize income upon exercise of the stock option unless a Section 83(b) election is made.

Restricted Stock.   Generally, the grant of restricted stock will not be a taxable event to the grantee, and First Avenue will not receive a deduction. Absent an 83(b) election (described below), the grantee will be taxed when the stock vests (equal to the difference between the fair market value of the stock on the vesting date and the consideration paid, if any, for the shares), and First Avenue will receive a corresponding deduction. However, the grantee may elect to make an 83(b) election not later than 30 days after the transfer of the stock. This is an election permitted under Section 83(b) of the Code that allows the grantee to recognize income on the restricted stock at the time of the transfer equal to the difference between the fair market value of the stock on the date of grant and the amount paid, if any, for the shares. If the grantee makes an 83(b) election, First Avenue receives a corresponding deduction at the time of the transfer, and no tax is recognized by the grantee, nor any deduction received by First Avenue, upon vesting of the shares.

When the grantee sells the shares, he or she may realize a capital gain if the sales price is greater than his or her basis in the shares. The grantee’s basis for this purpose is the fair market value at the time of vesting (if no 83(b) election is made), or at the time of transfer (if an 83(b) election is made). First Avenue does not receive a deduction at that time. If the grantee sells the shares and the amount realized is less than the amount paid for the shares, if any, the grantee will recognize a capital loss. The capital gain or loss will be either short-term or long-term, depending on the holding period of the shares. The holding period commences upon vesting (if no 83(b) election is made), or upon transfer (if an 83(b) election is made).

Other Tax Considerations

In the event of a change in control of First Avenue, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the recipient. Awards under the stock incentive plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

Under Section 162(m) of the Internal Revenue Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Stock options that are granted under a stockholder-approved plan and qualify as “performance-based compensation” are exempt from Section 162(m).

New Plan Benefits

Each non-employee director who first becomes a member of our board of directors after the consummation of the merger will receive an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) and each continuing non-employee director will receive an automatic annual grant of  a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) on the first regularly scheduled meeting of the board of directors in 2007, and on the first regularly scheduled meeting of the board of directors in each calendar year thereafter through the remaining term of the stock incentive plan, which terminates on December 20, 2011, under the stock incentive plan pursuant to the amendment to the plan described above under “—Plan Amendments—Annual Restricted Stock Grants to Directors.” Both such restricted stock grants vest on the day following the date of grant. The value of the shares of common stock underlying the restricted stock grants to be made to our seven non-employee directors in 2006 would be approximately $595,000 in the aggregate. Other awards under the stock incentive plan are discretionary. Accordingly, the total awards that may be granted for the fiscal year under the stock incentive plan are not determinable at this time.

All other future grants under the plan are within the discretion of our board of directors or its committee and the benefits of such grants are, therefore, not determinable.

Equity Compensation Plan Information

The table below presents information regarding our equity compensation plans (including individual compensation arrangements) as of December 31, 2005.

Plan category	Shares to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Shares available for future issuance under equity compensation plans(1) (c)
Equity compensation plans approved by stockholders(2)	3,257,683	$5.91	3,646,283
Equity compensation plans not approved by stockholders	—	—	—
Total	3,257,683	$5.91	3,646,283

(1)          Excludes shares reflected under column (a).

(2)          Excludes the effect of the plan amendments described above, which provide that, subject to the completion of the merger, our stock option plan will be amended to increase the number of shares issuable under the plan to at least 23,314,588 shares, to include an “evergreen provision” under which the number of shares issuable under the plan would increase each year by either 1.5% of the number of shares of First Avenue common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by the board of directors, to provide for an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each non-employee director and a succeeding grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) to each continuing non-employee director of First Avenue, and to permit the issuance of awards of restricted stock and to permit the exchange of First Avenue stock options for FiberTower stock options.

Executive Compensation

The following table sets forth information with respect to compensation for each of the last three completed fiscal years for First Avenue’s chief executive officer and the other executives who earned in excess of $100,000 during the fiscal year ended December 31, 2005. We refer to these individuals as the “Named Executive Officers.”

Summary Compensation Table

	Annual Compensation			Securities Underlying	All Other
Name and Position	Year	Salary	Bonus	Options(1)	Compensation
Michael K. Gallagher(2)	2005	$111,364	$250,000	1,500,000	—
Director, President and Chief	2004	—	—	—	—
Executive Officer	2003	—	—	—	—
Dean M. Johnson(3)	2005	288,580	85,274	—	$83,333 (4)
Director, President and Chief	2004	195,000	400,000	—	—
Executive Officer	2003	195,000	102,500	746,182	—
Sandra G. Thomas(5)	2005	120,000	60,000	60,000	—
Vice President, Chief Financial Officer,	2004	120,000	120,000	—	—
Secretary and Treasurer	2003	120,000	65,000	248,727	—
Joseph M. Sandri, Jr.	2005	148,683	383,000	100,000	—
Senior Vice President	2004	—	—	—	—
	2003	—	—	—	—
Louis R. Olsen	2005	180,000	54,000	60,000	—
Senior Vice President,	2004	—	—	—	—
Engineering	2003	—	—	—	—

(1)          There were no stock grants or stock appreciation rights granted during 2004.

(2)          Mr. Gallagher joined First Avenue as President and Chief Executive Officer on September 7, 2005.

(3)          Mr. Johnson resigned as President and Chief Executive Officer effective September 7, 2005.

(4)          Represents severance paid under Separation, Option Amendment and Consultant Agreement.

(5)          Ms. Thomas resigned as Vice President, Chief Financial Officer, Secretary and Treasurer effective March 15, 2006.

Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information for the Named Executive Officers related to the exercise of options during 2005 and the number and value of unexercised options held as of the end of 2005. None of the Named Executive Officers holds stock appreciation rights.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/Unexercisable	Value of Unexercised in the Money Options at December 31, 2005 Exercisable/Unexercisable(1)
Michael K. Gallagher	0	$0	0/1,500,000	$0/0
Dean M. Johnson	341,930	2,219,261	404,252/0	2,053,600/0
Sandra G. Thomas	125,000	954,250	73,982/49,746	375,829/$252,710
Joseph M. Sandri, Jr.	0	0	33,333/66,667	0/0
Louis R. Olsen	0	0	0/60,000	0/0

(1)          Based on the closing price of First Avenue’s common stock on December 31, 2005 as reported on the NASDAQ Global Market (formerly The Nasdaq National Market) which was $5.22.

Employment Agreements

As of December 31, 2005, we had employment agreements with three of the Named Executive Officers.

Mr. Gallagher—Mr. Gallagher’s proposed compensation following the merger is described below in “—Board of Directors and Management of the Combined Company—Proposed Agreements with Management or Board of Directors of the Combined Company”. The following is a description of Mr. Gallagher’s current employment agreement with First Avenue before the closing of the merger. The employment agreement with Mr. Gallagher, or the Gallagher Agreement, is dated September 7, 2005. Under the Gallagher Agreement, Mr. Gallagher’s term of employment as President and Chief Executive Officer will expire at the end of an initial one year term, subject to automatic extension for additional one-year terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The Gallagher Agreement provides, among other things, that we will pay him a base annual salary of $350,000 plus an annual bonus with a target of $150,000.

Pursuant to the Gallagher Agreement, upon his termination of employment other than for cause or his resignation under certain circumstances (including his failure to continue in his position of Chief Executive Officer of First Avenue), Mr. Gallagher is entitled to receive payment of one year of his base salary and acceleration of that number of shares subject to his outstanding First Avenue options which would have vested during the one year period following his termination had he continued in the employment of First Avenue. Upon his termination for disability, Mr. Gallagher is entitled to payment of one year of his base salary. In addition, Mr. Gallagher is entitled to 100% acceleration of his First Avenue stock options upon the six-month anniversary of a “change of control” (as defined in the Gallagher Agreement), or, in the event his employment with First Avenue is terminated without cause prior to such six-month anniversary, upon such earlier termination. Additionally, Mr. Gallagher has agreed to maintain the confidentiality of “confidential information” (as defined in the Gallagher Agreement), to assign certain rights in our intellectual property to us, and to comply with certain non-compete and non-solicitation restrictions while employed by us and for a period of time thereafter. Severance payments are conditioned on Mr. Gallagher executing a general release of claims in favor of First Avenue.

Ms. Thomas—Effective March 15, 2006, Ms. Thomas resigned from her positions with First Avenue. The following description of her employment agreement is included because she was a Named Executive Officer in 2005. Ms. Thomas’ resignation was deemed a resignation for “good reason” (as defined in her employment agreement) within the initial six-month term under the terms of her employment agreement. The employment agreement with Ms. Thomas, or Thomas Agreement, was dated September 23, 2005. The Thomas Agreement had an initial term of six months and automatically renewed for additional six-month terms unless either party provided at least thirty (30) days prior notice of non-extension or the agreement was otherwise terminated. The Thomas Agreement provided that we would pay Ms. Thomas an annual base salary of $150,000. Additionally, subject to Ms. Thomas meeting her obligations thereunder in all material respects, upon her termination by First Avenue without cause or her resignation for “good reason,” Ms. Thomas was entitled to receive severance in the amount of $75,000, and a separation bonus equal to $60,000, pro-rated for a partial year based on the last date of Ms. Thomas’s employment with us. Additionally, if Ms. Thomas was terminated without cause or resigned for good reason during the initial six-month term, she would receive an additional $75,000 bonus. In addition, if Ms. Thomas was terminated without cause or resigned for good reason, (i) her outstanding stock options granted as of the date of the Thomas Agreement would become immediately vested and exercisable, and (ii) any subsequent stock options granted to Ms. Thomas would become immediately vested and exercisable to the extent they would have vested according to their terms within the six-month period following her last date of employment had she remained employed by us. Additionally, if Ms. Thomas’s employment was terminated as a result of a disability, those stock options granted to Ms. Thomas as of the date of the Thomas Agreement that remained unvested at the time of her termination would become immediately vested and exercisable. Further, if Ms. Thomas elected to continue her participation and that of her eligible dependents in our group health and dental plans, we would contribute the full premium cost of any such coverage for up to six months. If terminated for cause or if Ms. Thomas resigned without good reason, she would not receive any of the aforementioned benefits and would be entitled only to base salary earned and unpaid through the last date of her employment.

Pursuant to the Thomas Agreement, Ms. Thomas agreed to (i) comply with our policies and procedures for protecting confidential information, (ii) not compete with us during the term of the agreement and for a period of one year following her last date of employment (the “Non-Competition Period”), (iii) not solicit our employees or consultants during the Non-Competition Period, (iv) reasonably cooperate with us for up to 45 days following her last date of employment with regards to the transition to a new management team, including a new Chief Financial Officer, and (v) during the Non-Competition Period, not disparage us or our subsidiaries. The violation by Ms. Thomas of any of the foregoing obligations will release us from our obligation to pay her severance and/or medical benefits.

In connection with Ms. Thomas’ resignation from First Avenue, and upon her execution of a general release of claims in favor of First Avenue, pursuant to the above described terms of the Thomas Agreement, we paid her $162,500 as of June 15, 2006.

Mr. Sandri—First Avenue’s employment agreement with Mr. Sandri, or the Sandri Agreement, is dated May 12, 2005. Under the Sandri Agreement, Mr. Sandri will serve as our Senior Vice President and as President of certain of our subsidiaries until the earlier of (i) termination of the Sandri Agreement by the First Avenue for “cause”; (ii) termination of the Sandri Agreement by Mr. Sandri; (iii) Mr. Sandri’s death or disability; or, (iv) two years. The Sandri Agreement provides, among other things, that we will pay him a base annual salary of $235,000 plus an annual bonus with a target of $117,500. He also received a signing bonus of $312,500 in connection with his commencement of employment. In the event Mr. Sandri’s employment is terminated by First Avenue without cause prior to expiration of its two-year term, Mr. Sandri is entitled to payment of his base salary and annual bonus as if he had remained employed through such two year term.

Additionally, Mr. Sandri has agreed to maintain the confidentiality of “confidential information”, to assign certain rights in our intellectual property to us, and to comply with certain non-compete and non-solicitation restrictions while employed by us and for a one year period of time thereafter.

Director Compensation

Non-employee directors are eligible to participate in our stock option plan. Pursuant to the plan amendments, each non-employee director will receive an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) upon becoming a member of the board of directors after the consummation of the merger and each continuing non-employee director will receive a succeeding grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) on the first regularly schedule board meeting in 2007 and each calendar year thereafter. In addition to the restricted stock grants referred to above, we plan to recommend to the board of directors of the combined company a non-employee director cash compensation policy as described below in “—Board of Directors and Management of the Combined Company—Proposed Director Cash Compensation of the Combined Company.”  Each non-employee director is currently eligible to receive annual compensation of $50,000 for serving as a director or $57,500 for serving as chairman of the board of directors. Each non-employee director is also currently eligible for a grant under the stock option plan to purchase common stock. Annually, we pay Messrs. Muleta and Rivers $50,000 for serving as a director and Mr. Shorten $57,500 for serving as Chairman of the board of directors. Beginning in September 2005, we paid Mr. Johnson $50,000 annually for serving as a director. During 2005, we granted each of Messrs. Muleta, Rivers and Shorten stock options to purchase 60,000 shares of common stock at an exercise price of $8.70 per share. These shares vest over three years and are exercisable for a ten-year term. These stock options provide for full vesting upon a change in control. Messrs. Subin, Teplitz and Weschler have declined annual compensation and a stock option grant.

We reimburse the members of our board of directors for reasonable expenses incurred in attending meetings of the board of directors or any board committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, no members of our Compensation Committee were considered insiders nor were there any interlocking relationships or relationships with us other than as disclosed below in the
“—Certain Relationships and Transactions” section of this information statement.

Board of Directors and Management of the Combined Company

The merger agreement provides that the board of directors of First Avenue at the effective time of the merger will consist of nine individuals: Michael K. Gallagher, First Avenue’s Chief Executive Officer, who will continue to serve in that position with the combined company, three directors designated by First Avenue and five directors designated by FiberTower. Additionally, the merger agreement provides that, at the effective time of the merger, each standing committee of the board of directors of First Avenue will be consist of one of the directors designated by First Avenue and two of the directors designated by FiberTower. It is expected that Neil Subin and John Muleta, two of First Avenue’s current directors, and Steven D. Scheiwe will be First Avenue-designated directors of the combined company. In addition, it is expected that John D. Beletic, John Kelly, Bandel Carano, Randall Hack and Darryl Schall, each of whom currently serves on the FiberTower board of directors, will be FiberTower-designated directors of the combined company. See “Business of FiberTower—FiberTower Directors” and “—Certain Relationships and Transactions” for further information regarding some of these directors.

The merger agreement also provides that Mr. Gallagher will serve as the Chief Executive Officer of First Avenue at the effective time of the merger. In addition, as discussed below under “—Proposed Agreements with Management or Board of Directors of the Combined Company,” we anticipate that John Beletic, who is currently a director of FiberTower, will serve as the Executive Chairman of the combined company. The board of directors of the combined company will appoint the other officers of the combined company following the merger.

Set forth below is information concerning Messrs. Gallagher, Muleta, Subin and Scheiwe. Information concerning Messrs. Beletic, Kelly, Carano, Hack and Schall is included in “Business of FiberTower—FiberTower Directors.”

Michael K. Gallagher, 46

Michael K. Gallagher has served as First Avenue’s Chief Executive Officer, President and a director since September 2005. From March 2001 to September 2005, Mr. Gallagher served as President of Flarion Technologies Inc., a maker of mobile communications network devices. From January 1999 to January 2001, he served as Senior Vice President for Worldwide Sales and Operations for Nortel Networks’ IP Services business unit (formerly Shasta Networks, which was acquired by Nortel in April 1999). Prior to joining Shasta Networks, Mr. Gallagher served as Senior Vice President, North American Sales for Bay Networks, a computer networking company, from 1990 to 1999. Mr. Gallagher serves on the board of directors of Enterasys Networks, Inc., a comprehensive network solutions company.

John Muleta, 41

John Muleta has served as a member of First Avenue’s board of directors since June 2005. He has been a partner and co-chair of the Communications Group at Venable LLP since March 2005. Mr. Muleta served as the chief of the Federal Communications Commission’s Wireless Telecommunications Bureau from February 2003 through March 2005. From August 2001 to February 2003, Mr. Muleta was the president and Chief Executive Officer of Source 1 Technologies LLC, a privately held systems integration firm. From January 2001 to August 2001, he was a cofounder of OI Systems Inc., a Washington-based management consulting firm. From January 2000 to January 2001, Mr. Muleta worked for Navisite, Inc. as Executive Vice President for International and Business Development. From January 1998 to January 2000, Mr. Muleta concurrently served as president of PSINet Ventures Inc., president of PSINet’s Global Facilities Division and president of PSINet’s India, Middle East and Africa Division.

Neil Subin, 41

Neil Subin has served as a member of First Avenue’s board of directors since December 2001. Since its formation in 1991, Mr. Subin has served as managing director and president of Trendex Capital Management. Trendex is a private investment fund focusing primarily on financially distressed companies.

Steven Scheiwe, 46

Steven Scheiwe has served as the President of Ontrac Advisors, Inc., which provides analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues, since May 2001. Mr. Scheiwe also currently serves on the board of directors of General Chemical Industrial Products, Inc., a leading North American supplier of soda ash to a broad range of industrial and municipal customers. From April 1999 to May 2001, Mr. Scheiwe was the CEO and a member of the board of directors of Teletrac, Inc., a wireless telecommunications service provider located in Vista, California. Mr. Scheiwe also served as General Counsel and Secretary of Teletrac from 1995 to 1999. Prior to joining Teletrac, Mr. Scheiwe was Co-Founder, General Counsel and Secretary of Premiere Page, Inc., a paging service provider in Kansas City, Missouri, which merged with and into a division of Arch Wireless, Inc. in 1994. Mr. Scheiwe has also held positions as Senior Legal Counsel and Managing Director of Cable Operations for Hardesty, Puckett, Queen & Co., a national business brokerage operation specializing in cable television systems.

Proposed Agreements with Management or Board of Directors of the Combined Company

Mr. Gallagher—Subject to the completion of the merger, we expect to enter into an employment agreement with Mr. Gallagher, or the Second Gallagher Agreement, that would become effective upon the completion of the merger. Under the Second Gallagher Agreement, Mr. Gallagher’s term of employment as President and Chief Executive Officer would continue and expire on September 7, 2006, subject to an automatic extension for additional one-year terms unless either party provides at least thirty (30) days prior notice of a non-extension or the Second Gallagher Agreement is otherwise terminated. The Second Gallagher Agreement would provide, among other things, that we would pay him a base annual salary of $350,000 plus an annual bonus with a target of $175,000. We expect to recommend to our board of directors following the consummation of the merger that Mr. Gallagher be granted an option to purchase 800,000 shares of our common stock, 25% of which will vest on the first anniversary of the date of grant and 1/48th of the total grant which will vest monthly thereafter. Additionally, we expect to recommend to the board of directors that Mr. Gallagher be granted 600,000 shares of restricted stock. The restricted stock will vest as to 25% of the total shares on each November 15th, beginning with November 15, 2007. Pursuant to the Second Gallagher Agreement, upon his termination of employment other than for cause or his resignation under certain circumstances (including his failure to continue in his position of Chief Executive Officer of the combined company), Mr. Gallagher would be entitled to receive payment of one year of his base salary plus his annual target bonus in effect on the date of termination and acceleration of the number of shares subject to his outstanding First Avenue options which would have vested during the one year period following his termination had he continued in the employment of the combined company. If Mr. Gallagher is terminated for disability, he would be entitled to payment of one year of his base salary plus his annual target bonus.

Moreover, Mr. Gallagher would be entitled to 100% vesting acceleration of his First Avenue stock options and restricted stock upon the six-month anniversary of a change of control, or, if his employment after such event is terminated without cause prior to such six-month anniversary. Additionally, the proposed agreement would require Mr. Gallagher to maintain the confidentiality of confidential information, to assign certain rights in our intellectual property to us, and to comply with certain non-compete and non-solicitation restrictions while employed by us and for a period of time thereafter. Severance payments would be conditioned on Mr. Gallagher executing a general release of claims in favor of the combined company.

Mr. Beletic—Subject to the completion of the merger, we expect to enter into an offer letter agreement with John Beletic (FiberTower’s current director), or the Beletic Agreement, that would become effective upon the completion of the merger. Under the Beletic Agreement, Mr. Beletic would serve as Executive Chairman of the combined company, the combined company would pay him a base annual salary of $150,000 without a bonus and, subject to the approval of the board of directors, he would receive a restricted stock grant of 300,000 shares of our common stock. Such shares of restricted stock would vest 25% at the six-month anniversary of the consummation of the merger and then in six (6) equal quarterly installments, subject to Mr. Beletic’s continued service with the combined company. In the event Mr. Beletic’s position as Executive Chairman would be terminated without cause  prior to the two-year anniversary of the date of grant of his restricted stock or the combined company undergoes a change of control, then subject to the execution of a release, Mr. Beletic’s unvested restricted stock would immediately vest and our repurchase option would immediately lapse.

Proposed Director Cash Compensation of the Combined Company

Subject to the completion of the merger, we expect that our recommended director cash compensation policy for the non-employee directors of the combined company will provide that each non-employee director will be paid an annual fee of $20,000 (to be paid quarterly) and $1,500 for each board meeting and committee meeting that such director attends. The chairperson of the Audit Committee will receive an additional $10,000 per annum (to be paid quarterly) and the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an additional $5,000 per annum (to be paid quarterly).

Interests of First Avenue Stockholders, Directors and Officers

In considering the First Avenue board of directors’ determination to approve the merger agreement and the transactions contemplated by the merger agreement, the issuance of shares of First Avenue common stock in the merger, the charter amendments and the plan amendments, First Avenue stockholders should be aware of potential conflicts of interest of, and the benefits available to, certain First Avenue stockholders, directors and officers. These stockholders, directors and officers may have interests in the merger that may be different from, or in addition to, the interests of First Avenue stockholders as a result of, among other things:

•        All outstanding unvested stock options issued under our stock option plan, including those held by certain executive officers and directors as set forth in the table below, will vest upon the completion of the merger.

•        Michael K. Gallagher, First Avenue’s current Chief Executive Officer, will be the Chief Executive Officer and a director of the combined company following the merger. Mr. Gallagher’s proposed compensation following the merger is described above in “—Board of Directors and Management of the Combined Company—Proposed Agreements with Management or Board of Directors of the Combined Company.”

•        Under the terms of the Sandri Agreement described above, in the event Mr. Sandri’s employment is terminated without cause prior to the expiration of its two-year term, Mr. Sandri is entitled to payment of his base salary and annual bonus as if he had remained employed through such two-year term.

•        Pursuant to the plan amendments, each non-employee director will receive an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) upon becoming a member of the board of directors after the consummation of the merger and each continuing non-employee director will receive a succeeding grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) on the first regularly schedule board meeting in 2007 and each calendar year thereafter.

The following table sets forth the number and estimated dollar value of stock options held by certain executive officers and directors of First Avenue that will be subject to accelerated vesting upon completion of the merger:

Name and Position	Shares Issuable Under Options Subject to Accelerated Vesting(1)	Dollar Value of Options Subject to Accelerated Vesting
Michael K. Gallagher, Chief Executive Officer, President and Director	1,500,000	$7,455,000
Wharton B. Rivers, Director	48,289	245,903
Richard Shorten, Director	60,728	376,015
John Muleta, Director	40,000	159,200
Michael P. Casey, Vice President, Sales	175,000	817,250
Thomas A. Scott, Chief Financial Officer	150,000	717,000
Joseph M. Sandri, Jr., Senior Vice President	46,667	198,934
Louis R. Olsen, Senior Vice President, Engineering	60,000	278,400
Arthur D. Folker, Vice President, Corporate Development and Product Marketing	200,000	994,000
Total	2,280,684	$11,239,702

(1)          The estimated dollar value of the First Avenue stock options has been calculated based on the fair value per share of First Avenue common stock of $10.95 (based on the closing market price on June 26, 2006) using the Black-Scholes option pricing model with the following assumptions: (1) a risk-free interest rate of 5.03%–5.15%, (2) an expected dividend yield of 0%, (3) an expected life of 1–8.5 years, and (4) volatility of 64.2%–119.3%.

Interests of FiberTower Stockholders, Directors and Officers

The stockholders, directors and officers of FiberTower may have interests in the merger that may be different from, or in addition to, the interests of FiberTower stockholders as a result of, among other things:

•        Pursuant to the plan amendments, FiberTower directors who are appointed directors of the combined company will receive an initial grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) upon the consummation of the merger and each such director who continues to serve as a non-employee director will receive a succeeding grant of a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant) on the first regularly schedule board meeting in 2007 and each calendar year thereafter.

•        Certain affiliates of FiberTower have agreed to enter into a registration rights agreement with First Avenue with respect to shares held by such affiliates, subject to the completion of the merger, as described under “Agreements Related to the Merger—Registration Rights Agreement.”

•        Some of the officers of FiberTower will serve as officers of the combined company, although no determination has yet been made.

•        Scott Brady, FiberTower’s current Chief Executive Officer, John Beletic, FiberTower’s current director, and Harpinder Singh Madan, FiberTower’s current Vice President of Marketing and Business Development, will each receive a stock grant in the amount of 155,969 shares of FiberTower common stock (or 47,499 shares of First Avenue’s common stock after giving effect to the exchange ratio) for an aggregate total of 467,907 shares of FiberTower common stock (or 142,999 shares of First Avenue common stock after giving effect to the exchange ratio) immediately prior to and contingent upon the effective time of the merger.

•        Mr. Beletic will be the Executive Chairman of the combined company following the merger. The terms of Mr. Beletic’s proposed offer letter are described above in “Proposed Agreements with Management or Board of Directors of the Combined Company.”

•        As severance, Mr. Brady will receive payment of one year of his base salary and target bonus in effect immediately prior to and contingent upon the consummation of the merger and his FiberTower options that are assumed by First Avenue  will continue to vest during the one year period following his termination. These payments will be conditioned on Mr. Brady executing a general release of claims.

Board of Directors

Board and Committee Meetings

During the year ended December 31, 2005, our board of directors held seven meetings. During 2005, each director attended at least 75% of the meetings of the board and at least 75% of the meetings of each committee on which he served.

Stockholder Communications

We have established procedures for our security holders to communicate directly with our board of directors on a confidential basis. Security holders who wish to communicate with our board of directors or with a particular director may send a letter to our board of directors c/o the Corporate Secretary of First Avenue at 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Corporate Secretary will then forward such communication, unopened, to the Chairman of the Board.

Committees of the Board

Our board of directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee engages the independent accountants to audit our financial statements and perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the accountants, reviews our quarterly and year end operating results with management and the accountants, and considers the adequacy of internal accounting procedures and controls. Members of the

Audit Committee must be independent in accordance with the listing requirements of the NASDAQ Stock Market. We have not yet determined which individuals will serve as members of our Audit Committee following the merger. In 2005, Messrs. Teplitz, Shorten and Subin served on our Audit Committee. The Audit Committee held five meetings in 2005. The Audit Committee has adopted a written charter governing the Committee’s responsibilities. A copy of this charter is available on our website at www.firstavenet.com.

The Compensation Committee has responsibility for reviewing and administering our program with respect to the compensation of our officers, employees and consultants, and it reviews transactions with our officers, directors and affiliates. The Compensation Committee also reviews, interprets and administers our stock option plan, prescribes rules and regulations relating to the plan and determines the stock options and other equity incentives that we grant to our employees. We have not yet determined which individuals will serve as members of our Compensation Committee following the merger. In 2005, Messrs. Subin, Rivers and Weschler served on our Compensation Committee. The Compensation Committee held two meetings in 2005.

The Nominating and Corporate Governance Committee has responsibility for (i) recommending corporate governance guidelines and policies; (ii) assisting the board by identifying individuals qualified to become board members; (iii) recommending the director nominees for the next annual meeting of stockholders; (iv) leading the board in its annual performance review; and (v) recommending board committee members. The Committee also considers nominees recommended by stockholders in accordance with board policy. Members of the Nominating and Corporate Governance Committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. We have not yet determined which individuals will serve as members of our Nominating and Corporate Governance Committee following the merger. In 2005, Messrs. Rivers, Shorten and Subin served on our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 2005. The Nominating and Corporate Governance Committee has adopted a written charter governing the Committee’s responsibilities. A copy of this charter is available on our website at www.firstavenet.com.

Director Nominating Process

The Nominating and Corporate Governance Committee of our board of directors carries out the nominating process for First Avenue, including identifying and evaluating individuals qualified to become members of the board and recommending nominees for the annual meeting of stockholders. We do not currently pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the board of directors. The Nominating and Corporate Governance Committee considers such factors as it deems appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors, including, a candidate’s independence, depth of experience and availability, the balance of the business interests and experience of the incumbent or nominated directors, diversity (including factors such as race, gender or experience), and the need for required expertise on the board of directors or one of its committees. The Nominating and Corporate Governance Committee annually assesses the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the board of directors determines a need to add a new director with specific qualifications or to fill a vacancy on the board, the Nominating and Corporate Governance Committee will then initiate a search, working with staff support and seeking input from other directors and senior management. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the board of directors will then be identified. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, the Nominating and Corporate Governance Committee and the Chief Executive Officer will interview the prospective candidate(s).

Evaluations and recommendations of the interviewers will be submitted to the whole board of directors for final evaluation. Additionally, the Nominating and Corporate Governance Committee will consider for nomination to the board of directors persons recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of our outstanding shares of common stock for at least one year (“Nominating Stockholder”) prior to the date the Nominating Stockholder submits such candidate for nomination as a director. A Nominating Stockholder or group of Nominating Stockholders may submit only one candidate to the Nominating and Corporate Governance Committee for consideration. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting board nominees.

To be considered in the Nominating and Corporate Governance Committee’s selection of board nominees, recommendations from stockholders must be received by First Avenue in writing by a date not later than the 120th calendar day before the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. Recommendations should identify as to the stockholder giving notice and for each person the stockholder proposes to recommend as a nominee to the board (1) the name, address and number shares of common stock beneficially owned by the Nominating Stockholder; (2) a representation that the Nominating Stockholder meets the ownership requirements and will continue to meet them through the annual meeting date; (3) a description of all relationships, arrangements or understandings (written or oral) between or among the Nominating Stockholder and the candidate; (4) all information regarding the candidate that First Avenue would be required to disclose in a proxy statement; (5) confirmation that the candidate is independent; (6) consent of the candidate to be named as a nominee and to serve as a director if nominated and elected; (7) consent of the Nominating Stockholder to be named as the source of the nomination; and (8) a representation that if elected the candidate will (i) represent all stockholders in accordance with applicable laws and our certificate of incorporation, bylaws and other policies, (ii) comply with all rules, policies or requirements generally applicable to non-employee directors, and (iii) upon request, complete and sign a customary Directors and Officers Questionnaire.

Certain Relationships and Transactions

The following information regarding certain transactions with directors, officers and holders, either of record or beneficially, of more than five percent of our common stock does not include information for any period during which such person or entity, as the case may be, was not an officer, director or five percent holder.

In January 2005, we completed an acquisition of substantially all of the fixed wireless assets and assumption of certain related liabilities of Teligent, Inc. and its wholly-owned subsidiary, Teligent Services, Inc., or collectively, Teligent. The acquisition was made pursuant to an asset purchase agreement dated as of January 13, 2005. The assets acquired from Teligent included 24 GHz spectrum licenses, radio equipment and the infrastructure supporting the fixed wireless operations including an operational cellular backhaul network in New York City. In consideration for these assets, we issued approximately 25.2 million shares of common stock to Teligent and a warrant to purchase up to 2.5 million additional shares of common stock to an individual. On February 25, 2005, Teligent distributed to its stockholders all of the shares of common stock acquired by Teligent, or the Teligent Shares, as the consideration for our acquisition of substantially all of Teligent’s assets. Aspen Partners and private clients of Aspen Advisors LLC, or Aspen Advisors, received 10,534,512 Teligent Shares and 6,402,589 Teligent Shares, respectively, as their respective liquidating distributions. Aspen Advisors, which beneficially holds 34.3% of our common stock, received approximately 16.9 million shares of common stock as a result of that transaction. RCG Carpathia, L.P., an affiliate of Ramius Capital Group, LLC received 3.4 million shares of common stock as a result of this transaction. Ramius Capital Group, LLC beneficially holds 8.7% of our common stock.

A company controlled by Mr. Subin, who is currently a member of our board of directors, periodically serves as a consultant to Aspen Partners regarding its investments, including its holdings in First Avenue.

Mr. Muleta, who is currently a member of our board of directors, is affiliated with a consulting company which provides business development services to us. Under the terms of a consulting agreement between First Avenue and the consulting firm entered into in April 2005, we pay the consulting firm (i) $5,000 plus expenses per month and (ii) 5% of the monthly recurring net revenue received under each customer agreement entered into as a direct result of services provided by the consulting agreement. This agreement expired April 30, 2006. During the year ended December 31, 2005, we paid $40,000 under this agreement.

Crown Castle Investment Corp., which will own approximately 19% of the combined company’s outstanding stock upon the completion of the merger, leases its communications facilities to FiberTower. Crown Castle also entered into an exclusivity agreement with FiberTower under which Crown Castle agreed not to compete directly with FiberTower as a provider of backhaul services and not to invest in other entities in 20 designated markets. Crown Castle’s current President and Chief Executive Officer, John P. Kelly, and board member, Randall A. Hack, serve on FiberTower’s board of directors, and it is expected that both of these individuals will serve on the combined company’s board of directors.

THE MERGER AGREEMENT

This section of the information statement describes selected portions of the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement. The merger agreement is attached to this information statement as Annex A and is incorporated by reference into this information statement. We urge you to carefully read the merger agreement in its entirety.

The Merger

Pursuant to the merger agreement, Merger Sub will merge with and into FiberTower, with FiberTower surviving the merger as a direct wholly-owned subsidiary of First Avenue. At the effective time of the merger, FiberTower will have changed its name to “FiberTower Network Services Corp.” and we will have changed our name to “FiberTower Corporation.”

The Closing

The closing of the merger will take place on the first business day after the satisfaction or waiver of the conditions contained in the merger agreement or some other time or date is agreed upon by FiberTower and First Avenue. The merger will be effective when the certificate of merger relating to the merger is filed with the Delaware Secretary of State in accordance with the relevant provisions of Delaware law or at a different date and time specified in such filing.

Certificate of Incorporation and Bylaws

At the effective time of the merger, the certificate of incorporation of FiberTower will be amended as provided in the merger agreement and the bylaws of Merger Sub will be the bylaws of the surviving corporation of the merger.

Immediately prior to the closing of the merger, our certificate of incorporation will be amended to change our name to “FiberTower Corporation,” to increase the authorized number of shares of our common stock to 400,000,000 shares, and to create a classified board of directors. The amendments to the certificate of incorporation and bylaws are described under “The Merger —Charter Amendments” above.

Directors and Officers

Following the merger, Michael K. Gallagher, First Avenue’s current Chief Executive Officer, will continue to serve as the Chief Executive Officer of the combined company, and the board of directors will be comprised of a total of nine directors, three directors designated by First Avenue, five directors designated by FiberTower and the Chief Executive Officer. Such directors will be separated into three classes, with Class I comprised of the Chief Executive Officer, one First Avenue designee and one FiberTower designee and each of Class II and III comprised of one First Avenue designee and two FiberTower designees. Each standing committee of the board of directors to be comprised of one director designated by First Avenue and two directors designated by FiberTower.

Treatment of Securities

Conversion of FiberTower Common Stock

Immediately prior to the merger, all issued and outstanding shares of Series A Preferred Stock of FiberTower will be converted into FiberTower common stock. Following that conversion, at the effective time of the merger, each share of FiberTower common stock issued and outstanding immediately prior to the merger (other than shares held by dissenting FiberTower stockholders) will be converted into 0.304547 shares of First Avenue common stock (subject to certain adjustments as provided in the merger agreement).

In the merger, it is expected that holders of shares of FiberTower common stock will receive approximately 73.0 million shares of our common stock. At the effective time, all shares of FiberTower common stock will be canceled and retired and will cease to exist, and each stock certificate previously representing FiberTower common stock will thereafter represent only the right to receive a certificate or certificates representing the shares of our common stock to which the holder is entitled pursuant to the merger.

Merger Sub Common Stock

Each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will remain outstanding as one share of common stock of the surviving corporation after the merger.

FiberTower Stock Options

Also at the effective time, each outstanding FiberTower option will be converted into a stock option to acquire shares of First Avenue common stock, with appropriate adjustments as provided in the merger agreement to reflect the exchange ratio. The conversion of FiberTower common stock and stock options into First Avenue common stock and stock options, respectively, will result in FiberTower’s stockholders and stock option holders holding 51%, on a fully-diluted basis, of the common stock of First Avenue immediately following the merger.

Exchange of Certificates

Promptly after the effective time of the merger, but in any event no later than five business days thereafter our exchange agent will mail to each FiberTower stockholder of record a letter of transmittal and instructions for surrendering the FiberTower stock certificates. Upon the surrender of a FiberTower stock certificate, together with a properly completed letter of transmittal, the holder of the FiberTower stock certificate will then be entitled to receive stock certificates representing the number of whole shares of our common stock to which the FiberTower stockholder is entitled to receive pursuant to the merger agreement plus a cash payment for any fractional shares.

Fractional Shares

No stock certificates representing fractional shares of our common stock will be issued upon the surrender of FiberTower stock certificates pursuant to the merger, no dividend or distribution with respect to our common stock will be payable on any fractional shares which otherwise would be issuable pursuant to the merger, and no such fractional shares will entitle the owner to any of the rights of our stockholders. Each FiberTower stockholder that would have been entitled to receive a fractional share of our common stock will receive a cash payment equal to such fraction multiplied by our closing stock price on the Nasdaq Global Market for the last trading day immediately preceding the effective time of the merger.

Dissenters’ Rights for FiberTower Stockholders

First Avenue stockholders will not have dissenters’ or appraisal rights under Delaware law.

Shares of FiberTower common stock held by any FiberTower stockholder that properly demands payment for its shares in compliance with Delaware law will not be converted into the right to receive shares of our common stock in the merger. FiberTower stockholders properly exercising appraisal rights may be entitled to payment of the fair value of those shares in accordance with Delaware law.

Representations and Warranties

The merger agreement contains customary representations and warranties by us and Merger Sub, as well as FiberTower, which are subject to materiality and knowledge qualifications in many respects, relating to, among other things:

•        corporate organization and qualification;

•        corporate power and authority;

•        capitalization;

•        permits and compliance with law;

•        absence of conflicts and required filings and consents, including any such changes or events that would have a material adverse effect;

•        with respect to First Avenue, filings and reports with the SEC;

•        financial statements;

•        litigation and liabilities;

•        absence of certain changes or events, including those that would reasonably be expected to have a material adverse effect;

•        taxes;

•        employee benefit plans;

•        labor and employment matters;

•        environmental matters;

•        intellectual property;

•        title to properties;

•        insurance;

•        brokers;

•        contracts;

•        warranties and product liability;

•        corporate compliance;

•        regulatory compliance; and

•        information supplied for inclusion in this information statement.

The representation and warranties in the merger agreement are complicated and not easily summarized. You should carefully read the sections of the merger agreement entitled “Representations and Warranties of First Avenue and Merger Sub” and “Representations and Warranties of FiberTower.” In addition, the representations and warranties made in the merger agreement are in some cases qualified or modified by information contained in confidential disclosure letters delivered by the respective parties in connection with the execution and delivery of the merger agreement, or may have been drafted as an allocation of risk as opposed to statements of actual fact. Therefore, First Avenue stockholders should not rely on the express language of such representations and warranties as being indicative of the state of matters covered in or implicated by such representations and warranties. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Conduct of Business Before Completion of the Merger

Restrictions on our Operations

We have agreed that, between the date of the merger agreement and the effective time of the merger, unless FiberTower gives prior written consent, we will, and will cause each of our subsidiaries, to conduct our operations in the ordinary course consistent with past practices and use commercially reasonable efforts to preserve intact our business organizations and goodwill, retain the services of our officers and key employees and maintain satisfactory business relationships with third parties.

We have also agreed that we will not and will not permit any of our subsidiaries to, between the date of the merger agreement and the effective time, do any of the following, with limited exceptions, without the prior written consent of FiberTower:

•        amend our organizational documents;

•        issue any shares or grant any stock option, warrant or other right to acquire any shares of our capital stock, effect any stock split or otherwise change our capitalization, except pursuant to the exercise of stock options, warrants and other rights existing on the date of the merger agreement and disclosed by us in the confidential disclosure letter;

•        increase any compensation or benefits of any director, officer, employee or agent or enter into or amend any employee benefit plan or employment or severance agreement with any such individuals;

•        declare, set aside, make or pay any dividend or other distribution or payment with respect to our capital stock or repurchase or redeem any securities;

•        other than in the ordinary course of business, sell, lease or otherwise dispose of any of our assets;

•        enter into any business combination or acquisition of any business or entity;

•        make any change in our accounting principles or practices, except as required by GAAP or by a change in law;

•        use reasonable best efforts to maintain insurance policies;

•        make or rescind any tax election, settle or compromise any claim or controversy relating to taxes, file an amended tax return, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment or change any methods of accounting for tax purposes;

•        except in accordance with an agreed-upon budget and capital expenditure schedule, incur or guarantee any indebtedness or issue or guarantee any debt securities or warrants or rights to acquire any debt securities, enter into any material lease or create any material mortgages, liens, security interests or other encumbrances on our or FiberTower’s property, or make or commit, or enter into any agreement that would require us to make, capital expenditures;

•        take any action that is likely to delay materially or adversely affect the parties’ abilities to obtain any necessary regulatory approval of the merger;

•        terminate, amend or waive any provision of any standstill or confidentiality agreement;

•        enter into any agreement with respect to holding or voting stock;

•        split, combine, subdivide, or reclassify outstanding shares of capital stock;

•        purchase any shares of FiberTower stock;

•        cause or permit the acceleration of any rights, benefits or payments under any benefit plan;

•        do business in any country in which we were not doing business as of the date of the merger agreement;

•        enter into any joint venture, partnership or other joint business venture; or

•        agree in writing or otherwise to take any of the prohibited actions.

Restrictions on FiberTower’s Operations

FiberTower has agreed that, between the date of the merger agreement and the effective time, unless we give our prior written consent, FiberTower will conduct its operations in the ordinary course of business consistent with past practices and use commercially reasonable efforts to preserve intact its business organizations and goodwill, to retain the services of its officers and key employees and maintain satisfactory business relationships with third parties. FiberTower has also agreed not to take any of the prohibited actions listed under “- Restrictive on Our Operations” above, with limited exceptions, without the prior written consent of First Avenue.

Access to Information; Confidentiality

We and FiberTower will afford each other and our employees and representatives reasonable access to our properties, books and records and have agreed to keep any such information confidential.

Public Announcements

We and FiberTower have agreed to consult with each other and mutually agree upon issuing any press releases or other public announcements with respect to the merger. However, either party may, without consulting with or obtaining the prior consent of the other party, issue any press release or make any public announcement that is required by law or, in the case of First Avenue, by any listing agreement with Nasdaq or any national securities exchange, as long as the party has used its reasonable best efforts to consult with the other party before issuing any such press release or making any such public announcement.

Nasdaq Global Market Listing

We have agreed to promptly prepare and submit to The Nasdaq Global Market a listing application covering the continued listing of our common stock on Nasdaq following the merger. Because the merger may be deemed a “reverse merger” under Nasdaq rules, we are required to submit an initial listing application for re-listing our common stock on the Nasdaq Global Market following the merger. We also have agreed to use our reasonable best efforts to obtain Nasdaq approval of the continued listing of our common stock prior to the effective time. Such listing is a condition to the respective parties’ obligations to complete the merger.

Employee Benefits

We have agreed to honor, after the completion of the merger, all employee benefit plans, agreements and commitments maintained or entered into by FiberTower prior to the date of the merger agreement. We have reserved the right to modify any such plan, agreement or commitment in accordance with its terms, subject to any limitations contained in the merger agreement. To the extent permitted under existing First Avenue benefit plans, programs, policies and arrangements:

•        each employee of FiberTower will become a participant in First Avenue employee benefit plans, programs, policies, or arrangements applicable to similarly situated employees of First Avenue and will be given credit under such plan, program, policy, or arrangement for all service with FiberTower for purposes of eligibility, vesting and benefit determination; and

•        each employee of FiberTower who was covered by a group health plan of FiberTower immediately prior to the merger will be covered under a group health plan maintained by First Avenue without any gap or lapse of coverage.

First Avenue and FiberTower have agreed to take all actions to permit First Avenue to assume, as of the effective time of the merger, each FiberTower stock option plan and each outstanding FiberTower stock option. Each such assumed stock option will, as of the effective time of the merger, be exercisable for shares of First Avenue common stock as follows:

•        the number of shares of First Avenue common stock purchasable under the assumed stock option will be equal to 0.304547 (to be adjusted appropriately if the exchange ratio is adjusted) times the number of shares of FiberTower common stock underlying the assumed stock option; and

•        the per share exercise price of such assumed stock option will be equal to the per share exercise price of the FiberTower stock option being assumed divided by 0.304547 (to be adjusted appropriately if the exchange ratio is adjusted).

As soon as practicable after the completion of the merger, we will file a registration statement on Form S-8 with respect to the shares of First Avenue common stock subject to the assumed stock options.

Indemnification of Directors and Officers

After the effective time, we have agreed to, or cause the surviving corporation to, indemnify and hold harmless each person who is an officer or director of FiberTower or us immediately prior to the effective time, or has been an officer or director any time prior to the effective time, against all losses, claims, damages, liabilities, costs and expenses, incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to such individual’s capacity as an officer or director of FiberTower or us, whether asserted or claimed before or after the effective time, to the fullest extent permitted under applicable law. Each of the indemnified parties will be entitled to payment of expenses and fees of counsel selected by such indemnified party as they are incurred in advance of the final disposition of any assertion action.

For six years after the effective time, the parties have agreed to provide to the former officers and directors of FiberTower and First Avenue an insurance and indemnification policy that provides coverage of at least $5.0 million for each of FiberTower and First Avenue for events occurring prior to effective time that is no less favorable than our or FiberTower’s or First Avenue’s respective existing policy. However, neither party will be required to pay an annual premium for the insurance in excess of 150% of the last annual premium paid prior to the date of the merger agreement by such party. In addition, at our election, we will be entitled to purchase tail insurance to provide such insurance coverage for the six year period following the effective time of the merger.

No Solicitation of Other Offers

The merger agreement contains provisions restricting FiberTower’s and First Avenue’s ability to seek an alternative transaction. Under these provisions, each of FiberTower and First Avenue has agreed that it will not, and will not permit its officers, directors, employees, agents or representatives, to solicit, initiate or encourage, or participate or engage in any discussions or negotiations related to, any acquisition proposal. The merger agreement defines “acquisition proposal” to mean any inquiry, proposal or offer with respect to a third party tender offer, merger, consolidation, business combination, sale of assets, sale of stock or joint venture or similar transaction involving any assets or class of capital stock of FiberTower or First Avenue, or any acquisition of the capital stock of FiberTower or First Avenue or a business or assets of FiberTower or First Avenue in a single transaction or series of related transactions. FiberTower and First Avenue also agreed to cease any existing discussions or negotiations with any third parties conducted prior to entering into the merger agreement with respect to any acquisition proposal.

The merger agreement does not prevent FiberTower or First Avenue from providing information to or engaging in negotiations or discussions with any person or group who has made a superior proposal. The merger agreement defines “superior proposal” to mean any unsolicited bona fide acquisition proposal with respect to all of the outstanding shares of capital stock or all or substantially all of the assets of FiberTower or First Avenue that the receiving party’s board of directors determines, in good faith and after consultation with its financial advisors, is reasonably likely to result in a transaction more favorable to the stockholders of such party from a financial point of view than the merger. However, the board may only provide information to or engage in negotiations or discussions relating to such superior proposal if the board determines, in good faith and after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law. If either FiberTower or First Avenue receives any acquisition proposal, such party must notify the other party within 24 hours of the identity of the person making the acquisition proposal and its material terms and conditions and must keep the other party fully informed on a prompt basis of any material changes, additions or adjustments to the terms of such proposal or offer. In addition, prior to entering into negotiations with respect to any superior proposal, such party must provide the other party written notice.

In addition, the merger agreement does not prevent either FiberTower or First Avenue from making any disclosure to its stockholders if its board of directors determines in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties or, with respect to First Avenue, the Nasdaq rules or the SEC proxy rules.

Closing Conditions

The respective obligations of First Avenue and FiberTower to effect the merger are subject to the satisfaction at or prior to the effective time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

•        FiberTower shall have obtained the affirmative vote of holders of a majority of the outstanding FiberTower common stock and FiberTower preferred stock, voting together as a single class, and the affirmative vote of holders of 60% of the outstanding preferred stock, voting as a separate class;

•        The waiting period under the HSR Act shall have expired;

•        No governmental entity or court shall have enacted or issued any statute, rule, judgment or order that prohibits the consummation of the merger;

•        Twenty calendar days shall have elapsed after the mailing of this information statement to our stockholders;

•        The permit in connection with the hearing held by the California Commissioner of Corporations shall have been issued and not revoked;

•        Nasdaq shall have approved the continued listing of our shares of common stock on Nasdaq following the merger;

•        Any required consent or approval of the FCC or similar state regulatory authorities shall have been obtained and become a final order; and

•        Each of the parties shall have received an opinion with respect to certain regulatory matters from the other party’s counsel that is reasonably satisfactory to such party.

The obligations of First Avenue to effect the merger are subject to the following additional conditions:

•        FiberTower’s representations and warranties shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date), and we shall receive a certificate of the president or chief financial officer of FiberTower to that effect;

•        FiberTower shall have performed in all material respects with all agreements and covenants required by the merger agreement to be performed as of or prior to the closing date, and we shall receive a certificate of the president or chief financial officer of FiberTower to that effect;

•        The number of shares of FiberTower’s common stock and preferred stock with respect to which FiberTower stockholders shall have demanded appraisal under the Delaware General Corporation Law shall not exceed, on an as-converted basis, 5% of the total number of shares of First Avenue’s common stock to be issued in the merger;

•        All of the shares of FiberTower’s preferred stock shall have been converted into shares FiberTower’s common stock; and

•        Any promissory notes owed to FiberTower by any director, officer or employee of FiberTower shall have been repaid in full.

The obligations of FiberTower to effect the merger are subject to following additional conditions:

•        First Avenue’s representations and warranties shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date), and FiberTower shall receive a certificate of our president or one of our senior vice presidents to that effect;

•        We shall have performed in all material respects with all agreements and covenants required by the merger agreement to be performed as of or prior to the closing date, and FiberTower shall receive a certificate of our president or one of our senior vice presidents to that effect;

•        The consent or approval of the FCC will have become final; and

•        FiberTower shall have received the opinion of its counsel, dated as of the closing date, to the effect that the merger will be treated for U.S. federal income tax purposes as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Termination

The merger agreement may be terminated at any time prior to completion of the merger by:

•        the mutual written consent of First Avenue and FiberTower approved by action of their respective boards of directors;

•        either First Avenue or FiberTower if the merger is not completed prior to February 28, 2007, unless the failure of the merger to occur by that date is principally caused by the failure of the party seeking to terminate the merger agreement to perform or observe in any material respect its agreements set forth in the merger agreement;

•        either First Avenue or FiberTower if any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining or otherwise prohibiting the merger, and such order decree, ruling or other action has become final and non-appealable, provided that the terminating party has complied with its obligations under Section 5.4 of the merger agreement and shall have used its reasonable best efforts to remove such injunction, order or decree;

•        written notice of either party if there has been a breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, or if any such representation or warranty shall have become untrue, that (i) would result in a failure of the closing conditions specified under the conditions to the terminating party’s obligations described in the merger agreement and (ii) is not curable or is not cured within 30 days after written notice of the breach has been given to the other party, provided that this termination right shall not be available to the other party if it is in material breach of any representation, warranty, covenant or agreement, such that the closing conditions set forth in Section 6.2(a) or 6.3(a), as applicable, of the merger agreement are not satisfied;

•        either First Avenue or FiberTower if the other party’s board of directors shall have withdrawn, modified or withheld its approval or recommendation of the merger agreement or recommended a superior proposal; or

•        either First Avenue or FiberTower if, at any time prior to the date that is 20 days after the date on which First Avenue mails this information statement to its stockholders, its own board of directors withdraws its approval or recommendation of the merger agreement and recommends a superior proposal, as described under “—No Solicitation of Other Offers” above, after determining in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties. This right would be available only if the terminating party delivers written notice to the other party at least four business days prior to such termination, stating the most recent terms and conditions of the superior proposal, the identity of the person or group making the superior proposal and including a copy of the definitive agreement proposed to be entered into in connection with the superior proposal. During the four-business day period, the terminating party also shall provide the other party with a reasonable opportunity to make such adjustments in the terms and conditions of the merger agreement so that such proposal is no longer a superior proposal. In the case of such termination, the terminating party shall pay to the other party, prior to such termination, a termination fee of $20,000,000 and reimburse the other party for all of its expenses incurred in connection with the merger agreement, up to $500,000.

Amendment

At any time prior to the effective time, the merger agreement may be amended by FiberTower and First Avenue, provided that no amendment shall be made which requires further stockholder approval without obtaining such stockholder approval. The merger agreement may not be amended except by an instrument in writing signed by each person entitled or required to effect or approve such amendment.

Expenses

All expenses incurred by the parties to the merger agreement will be borne solely and entirely by the party that has incurred the expense, except that First Avenue and FiberTower have agreed to pay one-half of all filing fees in connection with any regulatory approvals.

AGREEMENTS RELATED TO THE MERGER

The following is a summary of the material provisions of various agreements entered into by the parties in connection with or related to the merger. This summary may not contain all of the information that is important to you. You should refer to the full text of the agreements which are attached hereto and are incorporated by reference into this information statement. We urge you to carefully read these agreements in their entirety.

Support Agreements

In connection with the signing of the merger agreement, FiberTower entered into support agreements, forms of which were filed as exhibits to First Avenue’s current report on Form 8-K filed on May 18, 2006, with certain principal stockholders of First Avenue, whereby each of these stockholders agreed to vote the shares of First Avenue common stock beneficially owned by such stockholder:

•       in favor of the issuance of shares of First Avenue common stock in the merger, the charter amendments and the plan amendments or of the stockholder under the support agreement;

•       against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of First Avenue under the merger agreement or of the stockholder under the support agreement;

•       against any business combination involving First Avenue other than the merger;

•       against any change in the First Avenue board of directors that is not approved in advance by a majority of the directors who were on the First Avenue board on the date of the merger agreement;

•       against any change in First Avenue’s capitalization, certificate of incorporation or bylaws not otherwise permitted by the merger agreement;

•       against any material change in First Avenue’s corporate structure or business; and

•       against any action or proposal that is intended to, or could reasonably be expected to, prevent, impede, interfere with, delay or adversely affect the merger and the other transactions contemplated by the merger agreement.

In addition, among other things, each of these stockholders granted FiberTower an irrevocable proxy to vote such stockholder’s shares in the manner described above and agreed not to transfer its shares during the term of the support agreement, subject to limited exceptions, or to take any action that would prevent, impede or interfere with or adversely affect its ability to perform its obligations under the support agreement. As of May 14, 2006, the shares of First Avenue common stock subject to these support agreements represented approximately 51.3% of the outstanding shares of First Avenue common stock. These support agreements will terminate on the earlier to occur of the mutual consent of the parties, the effective time of the merger or the termination of the merger agreement.

In connection with the signing of the merger agreement, First Avenue entered into support agreements with certain principal stockholders of FiberTower, whereby each of these stockholders agreed to vote or cause to be voted the shares of FiberTower common stock and preferred stock beneficially owned by such stockholder:

•       in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby;

•       in favor of the amendment to FiberTower’s certificate of incorporation to convert shares of preferred stock to common stock immediately prior to the merger;

•       in favor of the conversion of the FiberTower preferred stock into FiberTower common stock immediately prior to the merger;

•       against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FiberTower under the merger agreement or of such stockholder under the support agreement;

•       against any business combination involving FiberTower other than the merger;

•       against any change in the FiberTower board of directors that is not approved in advance by at least a majority of the directors who were on the FiberTower board on the date of the merger agreement;

•       against any change in FiberTower’s capitalization, certificate of incorporation or bylaws not otherwise permitted by the merger agreement;

•       against any material change in First Avenue’s corporate structure or business; and

•       against any action or proposal that is intended to, or could reasonably be expected to, prevent, impede, interfere with, delay or adversely affect the merger and the other transactions contemplated by the merger agreement.

In addition, among other things, each of the stockholders of FiberTower referred to above granted First Avenue an irrevocable proxy to vote such stockholder’s shares in the manner described above and agreed not to transfer shares during the term of the support agreement, subject to limited exceptions, or fail to give any requested or required consent to the conversion of any FiberTower stock options into First Avenue stock options as provided for in the merger agreement or to take any action that would prevent, impede or interfere with or adversely affect such stockholder’s ability to perform such stockholder’s obligations under the support agreement. As of May 14, 2006, the shares of FiberTower stock subject to these support agreements represented approximately 19% of the outstanding shares of FiberTower common stock, approximately 83% of the outstanding shares of FiberTower preferred stock and approximately 68% of the total number of outstanding shares of FiberTower common stock and preferred stock (on an as-if converted into common stock basis). Each of these support agreements will terminate on the earlier to occur of the mutual consent of First Avenue and the stockholder, the effective time of the merger or the termination of the merger agreement.

The form of these support agreements with certain FiberTower stockholders and First Avenue stockholders was previously included as an exhibit to the merger agreement, which was previously filed as an exhibit to First Avenue’s current report on Form 8-K filed on May 18, 2006.

Lock-up Agreements

In connection with the merger, FiberTower’s principal stockholders entered into lock-up agreements, which will be effective as of the effective time of the merger, under which each such stockholder agreed that:

•       all shares held by it immediately prior to the merger and any shares issued to it in the merger or issuable upon the exercise of assumed FiberTower stock options are subject to the lock-up agreements (except for any First Avenue common stock held by any other trading desk within Goldman, Sachs & Co.);

•       it will not transfer any of its shares of First Avenue common stock on any day when the trading price of First Avenue common stock is less than $6.00 per share;

•       for each three month period beginning on the closing date and on each of the three, six and nine month anniversaries of the closing date, it would not sell or otherwise transfer or dispose of an aggregate number of First Avenue common stock that exceeds the average weekly trading volume of First Avenue common stock for the four calendar weeks preceding the commencement of each such three month period;

•       the volume restrictions will not apply at any time during a trading day when the trading price of First Avenue common stock exceeds $12.00 per share, provided that if the trading price subsequently falls below $12.00 per share, all shares that were sold above $12.00 per share will be included in calculating the aggregate number of First Avenue common shares sold during such three month period;

•       the volume restrictions will not apply to private sales of First Avenue common stock as long as the private purchaser agrees to be bound by the lock-up agreement;

•       the volume restrictions will not apply to 18.5% of the shares held by such stockholder as of the closing date during the last 90 days prior to the first anniversary of the closing date; and

•       the lock-up periods last until the earlier of  (i) the first anniversary of the closing date and (ii) the closing of a debt or equity financing with proceeds to First Avenue of at least $100,000,000 and expiration of any underwriters’ lockups in connection with such financing.

In connection with the signing of the merger agreement, First Avenue has caused Aspen Advisors LLC (and its affiliated entities), Peninsula Capital and Quaker Capital Management Corp. (and its affiliated entities) to enter into lock-up agreements, whereby such stockholders agreed that:

•       all shares of First Avenue common stock held by such stockholders immediately prior to the merger and any shares of First Avenue common stock issuable upon conversion, exercise or exchange of securities held by such stockholders immediately prior to the merger are subject to the lock-up agreements;

•       they will not transfer any of their shares of First Avenue common stock on any day when the trading price of First Avenue common stock is less than $6.00 per share;

•       for each three month period beginning on the closing date and on each of the three, six and nine month anniversaries of the closing date, they will not sell or otherwise transfer or dispose of an aggregate number of First Avenue common stock that exceeds three times the average weekly trading volume of First Avenue common stock for the four calendar weeks preceding the commencement of each such three month period, which shall be allocated among each of the three stockholders on a pro rata basis according to their respective share holdings as of the closing date;

•       the volume restrictions will not apply at any time during a trading day when the trading price of First Avenue common stock exceeds $12.00 per share, provided that if the trading price subsequently falls below $12.00 per share, all shares that were sold above $12.00 per share will be included in calculating the aggregate number of First Avenue common shares sold during such three month period;

•       the volume restrictions will not apply to private sales of First Avenue common stock as long as the private purchaser agrees to be bound by the lock-up agreement;

•       the volume restrictions will not apply to 18.5% of the shares held by each such stockholder as of the closing date during the last 90 days prior to the first anniversary of the closing date; and

•       the lock-up periods last until the earlier of (i) the first anniversary of the closing date and (ii) the closing of a debt or equity financing with proceeds to First Avenue of at least $100,000,000 and expiration of any underwriters’ lockups in connection with such financing.

The form of these lock-up agreements with certain FiberTower stockholders and First Avenue stockholders was previously included as an exhibit to the merger agreement, which was previously filed as an exhibit to First Avenue’s current report on Form 8-K filed on May 18, 2006.

Registration Rights Agreement

As a condition to the merger, we and certain FiberTower stockholders who are affiliates of FiberTower will execute a registration rights agreement under which we will be obligated to register all or a portion of the shares of our common stock issued to such FiberTower stockholders in the merger, which shares are sometimes referred to as the “registrable stock.” The form of registration rights agreement was previously included as an exhibit to the merger agreement, which was previously filed as an exhibit to First Avenue’s current report on Form 8-K filed on May 18, 2006.

Demand Registration

Any holder or group of holders of more than 5% of the outstanding registrable stock has the right to request that we file a registration statement under the Securities Act covering all or a portion of such holder’s registrable stock for the purpose of effecting a distribution of such registrable stock. Under the terms of the registration rights agreement, we will not be required to effect more than three demand registrations in total or more than one demand registration in any 12 month period. In addition, we are not obligated to take any action to effect a demand registration within 90 days following the effective date of any registration statement for any underwritten public offering of First Avenue for its own account. Upon receipt of a demand request, First Avenue has agreed to file a registration statement for the registrable stock promptly, but not later than 90 days after receipt of the request and to use its reasonable efforts to cause any such registration statement to be declared effective not later than 150 days after the date of the demand request.

Piggyback Registration

Each time we propose to file a registration statement under the Securities Act in connection with an offering of any equity securities for our own account, we will have to give written notice to all holders of registrable stock to allow them the opportunity to include their registrable stock in such registration statement.

Suspension and Standstill Periods

We may postpone the filing or effectiveness of any registration statement for registrable stock, suspend the demand registration rights of the holders or suspend sales under the registration statement upon the occurrence of certain material events. In addition, each holder will agree not to, without the prior written consent of the managing underwriter for any underwritten offering, sell any registrable stock during the period beginning 15 days prior to the effective date of the registration statement and ending on the earlier of the 90th day after the effective date and the end of the public distribution of such securities.

Expenses

Except for underwriters’ or brokers’ fees, discounts and commissions, we will be obligated to pay all expenses relating to the registration of the registrable stock. Each holder will pay all out-of-pocket expenses of such holder, other than the fees of one counsel for the participating holders as a group, which will be paid by First Avenue.

Indemnification

We have agreed to indemnify each holder of registrable stock who is included in a registration statement with respect to any and all claims, losses, damages or liabilities that arise out of or are based on any untrue or alleged untrue statement of any material fact contained, or any omission or alleged omission to state a material fact, in such registration statement or a related prospectus. Each holder of registrable stock who is included in a registration statement has also agreed to indemnify us from any and all claims, losses, damages or liabilities to which we become liable based upon any untrue or alleged untrue statement of a material fact contained, or any omission or alleged omission to state a material fact, in such registration statement or related prospectus to the extent based upon information provided by the holder for inclusion in the registration statement or prospectus.

Transfer of Registration Rights

The rights to cause our company to register stock granted to the holders of registrable stock may be transferred or assigned only to (a) an affiliate of the holder of registrable stock or (b) any transferee or assignee of such holder of registrable stock who, after such transfer, is the holder of at least (i) 20% of such holder’s registrable stock or (ii) 5,000 shares of the such holder’s registrable stock, whichever is greater.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF FIRST AVENUE

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of July 11, 2006 by (i) the Named Executive Officers, (ii) each of our directors, (iii) all of our executive officers and directors as a group and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding common stock. As of July 11, 2006, there were 67,104,089 shares of First Avenue common stock outstanding. Unless otherwise indicated, the business address of each director and executive officer named below is c/o First Avenue Networks, Inc., 7925 Jones Branch Drive, Suite 3300, McLean, VA 22102. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of common stock subject to stock options or other rights to purchase which are now exercisable or are exercisable within 60 days after July 11, 2006 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these stock options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name	Number	Percent
FiberTower Corporation(1)	33,680,255	50.2%
185 Berry Street, Suite 4800
San Francisco, California 94107
Aspen Advisors LLC(2)	22,396,359	33.4
152 West 57th Street, 46th Floor
New York, New York 10019
Eric Semler(3)	9,892,339	14.7
888 Seventh Avenue, Suite 1504
New York, New York 10019
Peninsula Investment Partners, L.P.(4)	6,710,550	10.0
404B East Main Street
Charlottesville, Virginia 22902
Ramius Capital Group, LLC(6)	5,378,947	8.0
666 Third Avenue, 20th Floor
New York, New York 10017
Quaker Capital Management Corp.(5)	4,703,203	7.0
401 Wood Street, Suite 1300
Pittsburgh, Pennsylvania 15222
Empire Capital Partners, LP(7)	3,174,814	4.7
One Gorham Island
Westport, Connecticut 06880
Michael K. Gallagher(8)	375,000	*
Dean M. Johnson(9)	269,176	*
Sandra G. Thomas(10)	—	—
Louis R. Olsen(11)	40,000	*
Joseph M. Sandri, Jr.(11)	80,000	*

	Beneficial Ownership
Name	Number	Percent
John Muleta(11)	20,000	*
Wharton B. Rivers, Jr.(11)	53,156	*
Richard L. Shorten, Jr.(11)	47,909	*
Neil Subin	—	—
Matthew Teplitz(12)	4,703,203	7.0
R. Ted Weschler(13)	6,710,550	10.0
All executive officers and directors as a group (14 persons)(14)	12,298,994	18.1

*                    Less than 1.0%

(1)          Represents the aggregate number of outstanding shares of common stock held by (i) Aspen Partners, Series A, a series of Aspen Capital Partners, LP, Aspen Capital LLC, Aspen Advisors LLC and EnterAspen Limited (“EnterAspen” and collectively, “Aspen”), (ii) Peninsula Investment Partners, L.P. (f/k/a Peninsula Capital Partners, L.P.) (“Peninsula”), and (iii) Quaker Capital Partners I, L.P., Quaker Capital Partners II, L.P. and Quaker Capital Management Corp. (collectively, “Quaker Capital”), each of whom entered into a Support Agreement, dated May 14, 2006, with FiberTower obligating the stockholder to vote such shares in favor of matters related to the merger, and with respect to which such stockholders granted FiberTower an irrevocable proxy granting FiberTower the right to vote on each such stockholder’s behalf in favor of such matters. FiberTower has expressly disclaimed beneficial ownership of any of the shares of common stock subject to the Support Agreements and proxies. The Support Agreements will terminate upon the termination of the merger agreement in accordance with its terms, the completion of the merger or the written consent of the parties.

(2)          This information is based on a Schedule 13D (Amendment No. 9) filed on June 21, 2006. Of the 22,396,359 shares of common stock beneficially owned by Aspen Advisors, (i) 12,856,919 shares are held by Aspen Partners and (ii) 9,539,440 shares are held by private client accounts of Aspen Advisors (including EnterAspen). Aspen Advisors, as investment manager for Aspen Partners and its private clients, has (i) voting authority over the shares of common stock held by Aspen Partners and the private clients and (ii) dispositive authority over the shares of common stock held by Aspen Partners and the private clients (excluding EnterAspen) and 431,666 shares held by EnterAspen. Nikos Hecht is the managing member of Aspen Capital LLC (“Aspen Capital”) and of Aspen Advisors. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the shares of common stock held by Aspen Partners and the private clients of Aspen Advisors. As the general partner of Aspen Partners, Aspen Capital may be deemed to share beneficial ownership of all shares held by Aspen Partners. Aspen Partners and Aspen Capital disclaim any beneficial interest in the shares owned by the accounts managed by Aspen Advisors.  EnterAspen is the beneficial owner of 8,302,186 shares of common stock.  EnterAspen has sole dispositive authority with respect to 7,870,520 shares of common stock and shares dispositive authority with respect to the remaining 431,666 shares beneficially owned by it with Aspen Advisors.  EnterAspen shares voting authority with respect to all such shares.  Aspen Advisors, as the investment manager for EnterAspen, may be deemed to share beneficial ownership of all such shares.

(3)          This information is based on a Form 4 filed on July 14, 2006. TCS Capital GP, LLC (“TCS”) holds indirectly 519,086 shares of common stock for the account of TCS Capital, L.P., 3,179,603 shares of common stock for the account of TCS Capital II, L.P. and 6,023,650 shares of common stock for the account of TCS Capital Investments, L.P. (collectively, the “Capital Funds”) of which TCS is the general partner. TCS receives an allocation of a portion of net profits from and owns a partnership interest in the Capital Funds. Eric Semler, the managing member of TCS, reports the shares held by the Capital Funds because, as manager of TCS at the time of purchase, he controlled the disposition and voting of the securities. Mr. Semler is the manager of TCS Select GP, LLC (“TCS Select”), which holds indirectly 170,000 shares of common stock for the account of TCS Select, L.P., of which it serves as the general partner. Mr. Semler reports the shares held by TCS Select, L.P. because as manager of TCS Select at the time of purchase, he controlled the disposition and voting of the securities. Pursuant to Rule 16a-1, both TCS and Mr. Semler disclaim such beneficial ownership.

(4)          Each of Peninsula Investment Partners, L.P. (f/k/a Peninsula Capital Partners, L.P.) (“Partners”), which does business under the name “Peninsula Partners, LP,” and its investment manager, Peninsula Capital Advisors, LLC (“Advisors”) (together with Partners, the “Reporting Persons”) is deemed to be the beneficial owner of 6,710,550 shares of common stock. Each of the Reporting Persons has the shared power to vote, direct the vote, dispose of or direct the disposition of all 6,710,550 of the shares. Mr. R. Ted Weschler is the sole managing member of Advisors and is responsible for making investment decisions with respect to Advisors and Partners. Each of Mr. Weschler and Advisors may be deemed to be a beneficial owner of the reported shares but disclaims beneficial ownership in the shares owned by Partners except to the extent of any pecuniary interest therein.

(5)          This information is based on a Form 4 filed on May 24, 2006 by Quaker Capital. The number of reported shares includes shares held by certain funds and accounts managed by Quaker Capital Management Corp. The reported shares are held through Quaker Capital Partners I, L.P., Quaker Capital Partners II, L.P. and through various separately managed accounts. Such shares represent shares held by Quaker Capital Partners I, L.P. (“QCP1”) and Quaker Capital Partners II, L.P. (“QCP2”). Quaker Capital Management Corporation is a registered investment adviser that serves as the general partner of (i) Quaker Premier, L.P. (“QP”), which in turn serves as the general partner of QCP1 and (ii) Quaker Premier II, L.P. (“QPII”), which in turn serves as the general partner of QCP2. Mr. Teplitz is a partner in QP and QPII.

(6)          This information is based on the Schedule 13G (Amendment No. 3) filed on February 15, 2006. The 5,378,947 shares of common stock beneficially owned by Ramius Capital Group, LLC includes (i) 4,927,446 shares of common stock and warrants to purchase 208,333 shares of common stock owned by RCG Carpathia Master Fund, Ltd., a Cayman Islands company (“Carpathia”), (ii) 8,000 shares of common stock owned by RCG Crimson, LP, a Delaware limited partnership (“Crimson”) and (iii) 235,168 shares of common stock owned by Ramius Securities, L.L.C., a Delaware limited liability company (“Ramius Securities”). Ramius Securities is a broker dealer affiliated with Ramius Capital. C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), is the managing member of Ramius Capital and in that capacity directs its operations. Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”) and Jeffrey M. Solomon (“Mr. Solomon”) are the managing members of C4S and in that capacity direct its operations. Each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon disclaims beneficial ownership of the shares of common stock owned by Carpathia, Crimson, and Ramius Securities.

(7)          This information is based on the Schedule 13G (Amendment No. 1) filed on February 14, 2006. The 3,174,814 shares of common stock beneficially owned by Empire Capital Partners, L.P. (“Empire Capital”) consists of (i) 1,304,187 shares of common stock owned by Empire Capital and (ii) 1,870,627 shares of common stock owned by Empire Capital Management, L.L.C. (“Empire Capital Management”). Empire GP, L.L.C. (“Empire GP”) is the general partner of Empire Capital. Scott A. File (“Mr. Fine”) and Peter J. Richards (“Mr. Richards”) are members of and direct the operations of Empire GP and Empire Capital Management. Each of Mr. Fine and Mr. Richards disclaims beneficial ownership of the shares of common stock owned by Empire Capital and Empire Capital Management.

(8)          Consists of 375,000 shares of common stock issuable upon exercise of stock options that vest on September 7, 2006.

(9)          Includes 64,924 shares of common stock and 204,252 shares of common stock issuable upon exercise of stock options that are currently exercisable.

(10)   Ms. Thomas resigned as Vice President, CFO, Secretary and Treasurer effective March 15, 2006.

(11)   Represents shares of common stock issuable upon exercise of stock options that are currently exercisable.

(12)   Includes 4,703,203 shares of common stock held by Quaker Capital Management Corp., of which Mr. Teplitz disclaims beneficial ownership. Mr. Teplitz is a partner of Quaker Premier L.P. and Quaker Premier II, L.P., each of which is a general partner of certain funds managed by Quaker Capital Management Corp.

(13)   Represents shares of common stock held by Peninsula Investment Partners, of which Mr. Weschler disclaims beneficial ownership. Mr. Weschler is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Investment Partners.

(14)   Includes shares described in notes 8 and 9 and notes 11 through 13 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF FIBERTOWER

The following table sets forth certain information with respect to the beneficial ownership of shares of FiberTower’s common stock and preferred stock (on an as-if converted into common stock basis) as of June 15, 2006 by (i) FiberTower’s Chief Executive Officer, (ii) FiberTower’s other four most highly compensated executive officers, (iii) each of FiberTower’s directors, (iv) all of FiberTower’s executive officers and directors as a group, and (v) each person or entity known to FiberTower to be the beneficial owner of more than 5% of the outstanding common stock.

Unless otherwise indicated, the business address of each director and executive officer named below is c/o FiberTower Corporation, 185 Berry Street, Suite 4800, San Francisco, CA 94107. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Applicable percentage of pre-merger ownership in the following table is based on 241,981,039 shares of FiberTower common stock and preferred stock (on an as-if converted into common stock basis) as of June 15, 2006. Shares of common stock subject to stock options or other rights to purchase which are now exercisable or are exercisable within 60 days after June 15, 2006 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these stock options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name	Number	Percent
First Avenue Networks, Inc.(1)	174,679,750	72.2%
7925 Jones Branch Drive, Suite 3300
McLean, Virginia 22102
Scott Brady(2)	4,025,079	1.7
John Beletic(3)	271,500	*
Bandel Carano	—	—
Randall Hack(4)	271,500	*
John Kelly	—	—
W. Benjamin Moreland	—	—
Darryl Schall	—	—
Brad Singer	—	—
James Taiclet	—	—
Ferdi Schell(5)	807,567	*
David Leeds(6)	3,581,137	1.5
Philip Olivero(7)	296,375	*
Ravi Potharlanka(8)	994,558	*
Crown Castle Investment Corp	86,671,908	35.8
510 Bering Drive, Suite 600
Houston, TX 77057

Oak Investment and Affiliates(9)	54,027,296	22.3
525 University Avenue, Suite 1300
Palo Alto, CA 94301
Tudor Investment Corporation and Affiliates(10)	30,000,000	12.4
15303 Ventura Boulevard, Suite 900
Sherman Oaks, CA 91403
Goldman, Sachs & Co	20,000,000	8.3
One New York Plaza
New York, New York 10004
Meritech Capital Partners and Affiliates(11)	15,950,000	6.6
285 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
American Towers, Inc	14,999,999	6.2
116 Huntington Avenue
Boston, MA 02106
All executive officers and directors as a group (17 persons)(12)	17,642,715	7.2

*                    Less than 1.0%

(1)          Represents the aggregate number of outstanding shares common stock and preferred stock (on an as-if converted into common stock basis) held by (i) Tudor Proprietary Trading, L.L.C., The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and The Altar Rock Fund L.P. (collectively, “Tudor Investment Corp. and Affiliates”), (ii) Crown Investment Corp., (iii) American Towers, Inc., (iv) Oak Investment Partners X, L.P. and Oak Investment Partners X Affiliates Fund, L.P. (collectively, “Oak Investment and Affiliates”), (v) Goldman, Sachs & Co., and (vi) Meritech Capital Partners, II, L.P., Meritech Capital Affiliates II, L.P. and MCP Entrepreneur Partners II, L.P. (collectively, “Meritech Capital Partners and Affiliates”), each of whom entered into a Support Agreement, dated May 14, 2006, with First Avenue, Inc. obligating the stockholder to vote such shares in favor of matters related to the merger, and with respect to which such stockholders granted First Avenue an irrevocable proxy granting First Avenue the right to vote on each such stockholder’s behalf in favor of such matters. First Avenue has expressly disclaimed beneficial ownership of any of the shares of common stock subject to the Support Agreements and proxies. The Support Agreements will terminate upon the termination of the merger agreement in accordance with its terms, the completion of the merger or the written consent of the parties.

(2)          Includes 44,533 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(3)          Includes 200,000 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(4)          Includes 200,000 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(5)          Includes 807,567 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(6)          Includes 44,533 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(7)          Philip Olivero is Vice President & General Manger, Northeast Region of FiberTower. Includes 296,375 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(8)          Includes 994,558 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006.

(9)          Includes an aggregate of 53,173,665 shares of common stock and preferred stock (on an as-if converted into common stock basis) held by Oak Investment Partners X, L.P. and an aggregate of 853,631 shares of common stock and preferred stock (on an as-if converted into common stock basis) held by Oak Investment Partners X Affiliates Fund, L.P.

(10)   Includes 2,471,580 shares of preferred stock (on an as-if converted into common stock basis) held by Tudor Proprietary Trading, L.L.C.; 22,711,350 shares of preferred stock (on an as-if converted into common stock basis) held by The Raptor Global Portfolio Ltd.; 4,601,550 shares of preferred stock (on an as-if converted into common stock basis) held by The Tudor BVI Global Portfolio Ltd. and 215,520 shares of preferred stock (on an as-if converted into common stock basis) held by The Altar Rock Fund L.P.

(11)   Includes 15,434,815 shares of preferred stock (on an as-if converted into common stock basis) held by Meritech Capital Partners, II, L.P.; 397,155 shares of preferred stock (on an as-if converted into common stock basis) held by Meritech Capital Affiliates II, L.P. and 118,030 shares of preferred stock (on an as-if converted into common stock basis) held by MCP Entrepreneur Partners II, L.P.

(12)   Includes shares described in notes 2 through 6 and 8 above, an aggregate of 657,806 shares of FiberTower common stock subject to options exercisable within 60 days of June 15, 2006 held by Eric Botto, Harpinder Singh Madan, Bernard Koh and Dave Jones and an aggregate of 7,097,568 shares of FiberTower common stock held by Eric Botto and Harpinder Singh Madan.

FIBERTOWER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview of FiberTower’s Business

FiberTower provides backhaul services to wireless carriers. FiberTower began generating revenue in 2003 by providing its services in Dallas, Texas. FiberTower has commercial relationships with five of the leading wireless carriers in the United States. As of March 31, 2006, FiberTower had 172 employees. FiberTower markets its services solely in the United States through its direct sales force.

FiberTower uses a variety of metrics to assess the growth and evaluate the performance of its operations. In addition to traditional financial evaluations, including performance against budget, FiberTower also considers non financial measurements, the most important of which are the number of sites constructed, number of sites billing and total T-1’s billing. As of March 31, 2006, FiberTower had 924 sites constructed and 630 sites billing in 14 markets within the United States. The number of sites constructed represents sites from which FiberTower could deliver its services in a particular market. The number of sites billing represents the number of constructed sites from which FiberTower currently provides at least one live T-1 to a customer. As of March 31, 2006, FiberTower had 3,538 live T-1s on its network.

FiberTower considers these to be key metrics because the number of sites constructed is a key factor in determining the amount of additional capital expenditures required to grow the network and the number of field personnel required to support its operations. Sites billing and T-1 demand is an indication of the productivity of the network.

As FiberTower expands into new markets, FiberTower incurs significant up front costs for predevelopment site evaluation, site leases, cost of new capital equipment and construction costs. These expenses are incurred well in advance of receiving revenues from customers. Accordingly, in most cases, FiberTower will incur substantial upfront costs in constructing sites, without any assurance of significant future revenues from those sites.

Prior to 2005, FiberTower’s strategy was to construct networks only where a site had committed customer orders prior to any network design or deployment activities. Beginning in 2005, in order to shorten the time a customer had to wait between commitment and initial service delivery, FiberTower implemented a new strategy to deploy networks where not all sites had committed customer orders at the start of deployment. FiberTower intends to have an inventory of sites where many T-1s are available following completion of a deployment project, including some sites where no T-1s are being used to deliver services.

As of March 31, 2006, FiberTower had completed construction of 924 sites, of which 630 had billing customers. A constructed site may not yet be billing for various reasons including:

•       FiberTower has sold service at that site, but has not yet commenced providing service to the customer; or

•       FiberTower has not yet sold any service at that site, but the site is located in a market in which wireless carriers who are FiberTower’s customers operate but with whom FiberTower may not have yet secured a commitment for this specific market.

Sites where FiberTower has sold service but not yet commenced providing service may be subject to factors including:

•       The customer is not yet able to take delivery of the T-1;

•       Other elements of the network between the site and the drop-off location are not yet constructed, so service can not yet be delivered; or

•       During certain periods in certain markets, FiberTower may complete construction of sites at a faster rate than the services associated with those sites can be provisioned to the customer, resulting in a temporary increase in the number of sites not yet billing.

FiberTower’s business plan depends on the fact that most, if not all, sites will generate revenue at some future date sufficient to fully recover its investment on property and equipment. If it is unable to generate sufficient revenues from these sites in the future, its business, financial condition and results of operations would be adversely affected. FiberTower has recognized relatively limited amounts of revenues to date, has generated operating and net losses and negative cash flows and expects to generate operating and net losses and negative cash flows for the near future.

How FiberTower Generates Revenues

FiberTower generates revenue by charging a monthly recurring charge per circuit (a circuit is one T-1 line). The durations of FiberTower customer contracts are generally three or five years.

FiberTower has derived more than 90% of its historic revenues from two customers, Cingular Wireless and Sprint PCS as shown below:

	Percentage of Annual Service Revenues
				Three Months Ended
	Year Ended December 31,			March 31,
	2005	2004	2003	2006	2005
Cingular Wireless	88.3%	86.4%	90.3%	80.5%	88.3%
Sprint PCS	9.3	13.6	8.8	11.8	11.5

The percentage of accounts receivable due from these two customers at December 31, 2005 and 2004 and at March 31, 2006 were as follows:

	Percentage of Accounts Receivable as of
	December 31,		March 31,
	2005	2004	2006
Cingular Wireless	86.9%	90.2%	68.9%
Sprint PCS	10.1	9.8	18.9

FiberTower’s Cost of Service Revenues and Operating Expenses

Cost of service revenues are comprised primarily of engineering and maintenance personnel, site lease payments made to landlords for space leased at FiberTower’s sites, payments made to fiber service providers for leased fiber and costs associated with unsuccessful site acquisition. FiberTower expects cost of service revenues to increase significantly in future periods as it executes its business plan to grow its network operations into other geographic locations.

Sales and marketing expenses are comprised primarily of compensation and related benefits and travel  expenses. FiberTower expects sales and marketing expenses to increase in future periods as a result of expanding its operations and the adoption of FAS 123R.

General and administrative expenses primarily consist of compensation, professional fees and insurance. FiberTower expects general and administrative expenses to increase in future periods as a result of expanding operations and the adoption of FAS 123R.

Challenges Facing FiberTower’s Business

In addition to the risks described in the section entitled “Risk Factors,” there are various challenges facing FiberTower’s business including deploying in a predictable manner, scaling its business and managing growth, acquiring new customers on existing sites, the concentrated nature of FiberTower’s customers and the emerging nature of FiberTower’s market.

Deploying in a predictable manner can be challenging given the numerous landlords FiberTower must deal with in order to lease space on cell sites, complying with the various zoning and permitting laws of different cities or districts, and managing the contractors involved with construction, program and project management. FiberTower has taken steps to reduce deployment unpredictability by engaging with large, well-established, turnkey vendors that are experienced in this area. Additionally, FiberTower concentrates on selecting sites owned by major tower operators with whom FiberTower already has agreements, which FiberTower believes helps minimize the risk of failing to negotiate a definitive lease for a site.

FiberTower is a rapidly growing company, and hiring qualified personnel and developing processes and systems rapidly are necessary in order to grow successfully. If FiberTower cannot hire qualified employees, manage its growth and develop these systems and processes successfully, its business would be adversely affected.

As described above, acquiring customers on existing sites in a timely fashion is important for appropriate return on the capital that FiberTower invests, particularly since FiberTower incurs significant costs in preparing sites to become operational. In many cases, these costs are incurred well in advance of having committed revenue from a customer. FiberTower’s business, financial condition and results of operations would be negatively affected if it does not obtain sufficient revenues from constructed sites.

FiberTower is a new entrant into a highly concentrated market with few potential customers in any particular market. Maintaining and growing FiberTower’s existing relationships with the leading wireless carriers and developing new relationships with other carriers are critical to FiberTower’s success.

FiberTower operates in an emerging market. FiberTower’s future success depends on an increased demand for wireless services for voice and other mobile broadband services such as transmissions of photos or videos and internet communication.

Results of Operations

Presented below are selected statement of operations data for the years ended December 31, 2005, 2004 and 2003 that have been derived from FiberTower’s audited financial statements which are presented elsewhere in this information statement. The selected statement of operations data for the quarters ended March 31, 2006 and 2005 have been derived from FiberTower’s unaudited financial statements which are presented elsewhere in this information statement. The unaudited interim financial statements include, in the opinion of FiberTower’s management, all adjustments, which include only normal recurring adjustments, that FiberTower’s management considers necessary for a fair presentation of the financial information set forth in those statements. You should read this information together with financial statements and related notes, which are included elsewhere in this information statement. FiberTower’s historical results are not necessarily indicative of the results that are expected in future periods.

Statement of Operations Data:
(In thousands)

				Three Months Ended
	Year Ended December 31,			March 31,
	2005	2004	2003	2006	2005
				(Unaudited)
Service revenues	$6,224	$2,624	$736	$2,523	$909
Cost of service revenues (excluding depreciation and amortization)	19,224	8,701	2,918	6,324	3,317
Sales and marketing	3,822	2,572	1,572	879	897
General and administrative	4,444	2,529	1,405	1,842	942
Depreciation and amortization	3,096	1,233	563	1,027	613
Interest income (net of interest expense)	2,460	347	103	1,072	65

The following table sets forth selected statement of operations data as a percentage of service revenues for FiberTower for each of the periods indicated.

				Three Months Ended
	Year Ended December 31,			March 31,
	2005	2004	2003	2006	2005
Service revenues	100%	100%	100%	100%	100%
Cost of service revenues (excluding depreciation and amortization)	309	332	396	251	365
Sales and marketing	61	98	214	35	99
General and administrative	71	96	191	73	104
Depreciation and amortization	50	47	76	41	67
Interest income (net of interest expense)	39	13	14	42	7

Quarter ended March 31, 2006 compared to quarter ended March 31, 2005.

Service revenues for the first quarter of 2006 increased 178% to $2.5 million from $909,000 in the first quarter of 2005. This increase was primarily driven by the addition of 293 new billing sites to its network during the previous 12 months combined with adding new customers on existing sites.

Cost of service revenues (excluding depreciation and amortization) increased 91% to $6.3 million for the first quarter of 2006, compared to $3.3 million for the first quarter of 2005, as a result of additional costs incurred to support the billing sites that were added to the network during the past year. Service revenues tend to lag cost of service revenues initially for new sites, especially in new markets, because there are certain upfront costs that are generally incurred for a period of time before a site generates revenue. These costs include predevelopment site evaluation expenses, lease payments that are incurred as a site is being constructed, payments to fiber service providers in order to ensure sufficient capacity is available to carry new traffic, as well as costs related to unsuccessful site acquisitions that are incurred during deployment. Due to fact that most of FiberTower’s sites are relatively new, cost of service revenues (excluding depreciation and amortization) has exceeded service revenues.

Sales and marketing expenses remained relatively unchanged at $879,000 for the first quarter of 2006, compared to $897,000 for the first quarter of 2005 due to the concentration of marketing efforts to a limited number of customers. General and administrative expenses increased 96% or $900,000 to $1.8 million for the first quarter of 2006, from $942,000 for the first quarter of 2005. This increase is the result of increases in personnel costs due to an increase in headcount and professional fees to support FiberTower’s growth.

Depreciation and amortization expense increased to $1.0 million for the first quarter of 2006 from $613,000 for the first quarter of 2005. This increase was due to an increase of 293 network sites that became operational during the past 12 months.

Interest income net of interest expense totaled $1.1 million for the first quarter of 2006 as compared to $65,000 for the first quarter of 2005. This increase was due to increased interest income resulting from cash proceeds from the $150 million Series A Preferred Stock financing that closed in July 2005.

Year ended December 31, 2005 compared to year ended December 31, 2004

Service revenues for 2005 increased 138% to $6.2 million from $2.6 million in 2004. This increase was primarily due to the addition of 275 new billing sites to FiberTower’s network during the year combined with adding new customers on FiberTower’s existing sites.

Cost of service revenues (excluding depreciation and amortization) increased 121%, or $10.5 million, to $19.2 million for 2005, compared to $8.7 million for 2004, as a result of costs incurred to support the expanding network. The increase in cost of revenues was due to the increase of upfront costs associated with the addition of the new sites to the network in advance of receiving significant revenues from these sites.

Sales and marketing expenses increased 46%, or $1.2 million, to $3.8 million for 2005, compared to $2.6 million for 2004. This increase is a result of additional salaries and benefits to support FiberTower’s sales efforts as well as increases in travel expenses.

General and administrative expenses increased 76%, or $1.9 million, to $4.4 million for 2005, from $2.6 million for 2004. This increase is the result of increases in personnel costs due to increases in headcount and professional fees to support FiberTower’s growth.

Depreciation and amortization expense increased to $3.1 million for 2005 from $1.2 million for 2004. This increase resulted from an increase of 275 billing sites in FiberTower’s network.

Interest income net of interest expense totaled $2.5 million for 2005 as compared to $347,000 for 2004. This increase was due to increased interest income resulting from cash proceeds from the $150 million Series A Preferred Stock financing that closed in July 2005.

Year ended December 31, 2004 compared to year ended December 31, 2003

Service revenues for 2004 increased 253% to $2.6 million from $736,000 in 2003. This increase was primarily due to the addition of 133 billing sites to FiberTower’s network during 2004 combined with increased customer usage on existing sites.

Cost of service revenues (excluding depreciation and amortization) increased 200%, or $5.8 million, to $8.7 million for 2004, compared to $2.9 million for 2003 as a result of costs incurred to support the expanded network.

Sales and marketing expenses increased 63%, or $1.0 million, to $2.6 million for 2004, compared to $1.6 million for 2003. This increase is a result of additional salaries and benefits as well as increases in travel expenses to support FiberTower’s sales efforts.

General and administrative expenses increased 86%, or $1.2 million, to $2.6 million for 2004, from $1.4 million for 2003. This increase is the result of increases in personnel costs and professional fees to support FiberTower’s growth.

Depreciation and amortization expense increased to $1.2 million for 2004 from $563,000 for 2003. This increase resulted from an increase of 133 billing sites in FiberTower’s network during 2004.

Interest income net of interest expense was $347,000 for 2004 as compared with $103,000 for 2003. This increase was due to increased interest income resulting from cash proceeds of $39.0 million from FiberTower’s Series C Preferred Stock financing that was completed in February 2004.

Critical Accounting Policies and Estimates

The following is a summary of FiberTower’s critical accounting policies and estimates. Management has discussed the development and selection of critical accounting policies and estimates with FiberTower’s Audit Committee.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires FiberTower’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates. FiberTower’s critical accounting estimates include: (1) revenue and expense recognition, (2) establishment of accounts receivable allowances, (3) useful life assignments and impairment evaluations associated with long-lived assets, (4) asset retirement obligations, (5) lease obligations, (6) valuation of FiberTower’s common stock and stock-based awards and (7) establishment of valuation allowances associated with deferred tax assets.

Revenue and Expense Recognition

FiberTower recognizes revenues relating to its services when: (1) persuasive evidence of an arrangement exists, (2) the services have been provided to the customer, (3) the sales price is fixed or determinable and (4) the collection of the sales price is reasonably assured. Revenues earned for which the customer has not been billed are recorded as unbilled revenues. Amounts billed in advance of providing service are deferred and recorded as deferred revenues. However, there were no unbilled revenues or deferred revenues as of March 31, 2006, December 31, 2005 and December 31, 2004. Incremental direct costs of service activation are charged to expense as incurred. FiberTower purchases electricity and leases collocation site space from certain of its customers. FiberTower receives an identifiable benefit in exchange for the amounts paid to its customers and FiberTower can reasonably estimate the fair value of the purchased electricity and leased tower site space. Therefore, such amounts are charged to cost of service revenues as incurred, unless the amount paid exceeds the respective fair value, in which case the differential is recorded as a reduction of service revenues. Other consideration provided to customers, such as customer incentives, is recorded as a reduction of service revenues.

Accounts Receivable Allowances

FiberTower may encounter billing disputes with certain customers in the ordinary course of business in the telecommunications industry. FiberTower’s management believes the impact of such disputes on FiberTower’s accounts receivable and service revenues is reasonably estimable based on historical experience. Accordingly, FiberTower will maintain an allowance, through charges to service revenues, based on management’s best estimate of the ultimate resolution of customer disputes. FiberTower does not believe an allowance of this type was necessary as of March 31, 2006, December 31, 2005 or December 31, 2004.

FiberTower performs ongoing evaluations of its customers’ financial condition and generally does not require collateral or other credit enhancements. FiberTower will record an allowance for bad debts based on historical experience and management’s best estimate of future credit losses. FiberTower does not believe an allowance of this type is necessary as of March 31, 2006, December 31, 2005 or December 31, 2004.

Useful Life Assignments and Impairment Evaluations of Property and Equipment

Property and equipment, which consists principally of network equipment and capitalized site development costs, are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic lives ranging from three to ten years. Depreciation is commenced when the assets are placed in service. The economic lives are estimated at the time assets are placed in service and are based on experience and anticipated technological changes. In assessing the recoverability of FiberTower’s property and equipment, FiberTower must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. Property and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized whenever (i) the estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset and (ii) the fair value of the asset is less than its carrying value. When an impairment loss is identified, the carrying value of the asset is reduced to its fair value. If the anticipated cash flows relating to the network assets in individual markets should fall short of current expectations, an impairment loss, which could be significant, would be recorded.

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives. FiberTower capitalizes costs incurred in bringing its network equipment to an operational state. Costs directly associated with the acquisition, construction and installation of network equipment are capitalized as a cost of that equipment. Indirect costs, such as project management costs, that relate to several sites are capitalized and allocated to the respective network equipment to which the costs relate. Other indirect costs are charged to expense as incurred.

FiberTower accounts for software developed or obtained for internal use in accordance with Statement of Position, or SOP, 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires entities to capitalize certain costs related to internal-use software once certain criteria have been met.

Asset Retirement Obligations

FiberTower accounts for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations. FiberTower recognizes liabilities for asset retirement obligations relating to the estimated costs of removing network equipment from its leased collocation sites, as stipulated in the related lease agreements. The asset retirement obligations are recognized in the period in which they are incurred if a reasonable estimate of their fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long lived assets and depreciated on a straight-line basis over their estimated useful life of ten years. FiberTower calculates the net present value of the retirement obligation assuming a credit-adjusted, risk-free interest rate of 12%. FiberTower also assumes the settlement date for removing the network equipment from its leased collocation sites to be ten years from the date the asset is placed into service, which is the expected term of the related leases. FiberTower monitors the estimates and assumptions used in determining its asset retirement obligations and adjusts them accordingly if deemed necessary.

Leases

FiberTower leases its office space and certain facilities under operating leases, and accounts for these leases in accordance with SFAS No. 13, Accounting for Leases. Most of FiberTower’s operating lease arrangements represent agreements made with landlords for space leased at FiberTower collocation sites. The term of these agreements is typically for five years and FiberTower has the unilateral ability and intent to extend the term of these site lease agreements such that the minimum lease periods equal or slightly exceed the estimated 10 year useful lives of the property and equipment located at such leased sites. FiberTower management also does not believe there are any explicit or implicit “penalties,” as defined in SFAS No. 98, Accounting for Leases, for failure to renew any site leases at the end of the respective assumed lease terms of approximately 10 years that would extend the lease term past the assumed terms of approximately 10 years. For leases that contain scheduled rent escalation provisions, FiberTower records the total rent payable during the lease term on a straight-line basis over the lease term. FiberTower records the difference between rent paid and the straight-line rent as a deferred liability in its balance sheet.

Stock-Based Compensation

Until December 31, 2005, FiberTower accounted for stock-based awards to employees (including nonemployee directors) using the intrinsic-value method set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and as permitted by Statement of Financial Accounting Standards, or SFAS, No. 123, Accounting for Stock Based Compensation. Under the intrinsic-value method, when the exercise price of FiberTower’s employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123(R), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APBO No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. FiberTower has adopted SFAS No. 123(R) on a prospective basis effective January 1, 2006.

Under the prospective method, FiberTower will continue to account for outstanding stock options at the date of adoption of SFAS No. 123(R) in the same manner as they had been accounted for prior to adoption.

All awards granted, modified or settled after January 1, 2006 will be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). Nonpublic entities, such as FiberTower, that used the minimum-value method for pro forma disclosures under the original provisions of SFAS No. 123 will not continue to provide those pro forma disclosures for outstanding awards accounted for under the intrinsic-value method of APBO No. 25 for all periods presented after they have adopted SFAS No. 123(R).

Information on stock option grants, net of forfeitures, from January 1, 2005 to March 31, 2006 is summarized as follows:

Date of issuance	Type of Equity Issuance	Number of Shares Subject to Options Granted	Exercise Price	Estimated Fair Market Value	Intrinsic Value per Share
January 24, 2005	Employee Options	999,500	$0.26	$0.26	$0.00
May 17, 2005	Employee Options	736,500	0.26	0.26	0.00
July 12, 2005	Employee Options	1,083,736	0.29	0.29	0.00
September 27, 2005	Employee Options	1,404,500	0.29	0.29	0.00

Prior to the stock option grant made on May 5, 2006, FiberTower did not obtain contemporaneous valuations from an unrelated valuation specialist. Given the absence of an active market for its common stock, FiberTower’s board of directors, the members of which FiberTower  believes had extensive business, finance and venture capital experience, estimated the fair value of FiberTower’s common stock at the time of each option grant. The board of directors considered numerous objective and subjective factors in determining the value of the common stock at each option grant date, including the following factors: (1) sales prices of FiberTower’s preferred stock, which it sold to outside investors in arms-length transactions, and the rights, preferences and privileges of the preferred stock relative to the common stock; (2) the substantial majority of shares of common stock held by FiberTower’s four founders and one major preferred stockholder; (3) FiberTower’s stage of development and revenue growth; (4) the fact that the option grants involved illiquid securities in a private company; and (5) the likelihood of achieving a liquidity event for the shares of common stock underlying the options, such as an initial public offering or sale of the company, given prevailing market conditions. Based on these factors, the board of directors granted employee stock options during 2005 at exercise prices ranging from $0.26 to $0.29 per share.

The following is a discussion of the primary judgments, assumptions and estimates made by the board of directors in determining the fair value of the common stock on the date of each stock option grant since January 2005.

Preferred Stock Issuances

FiberTower’s Series A-1, Senior, Senior Series 1 and Senior Series 2 preferred stock was issued in May 2002 at a price of $0.55 per share, Series B preferred stock was issued in July 2003 at a price of $0.67 per share, Series C preferred stock was issued in February 2004 at a price of $0.90 per share and Series A preferred stock was issued in July 2005 in a transaction where various new and existing investors purchased preferred stock at a price of $1.00 per share. In connection with this transaction, all existing preferred stockholders converted all of their preferred stock into new Series A preferred stock at a conversion ratio of one share per $1.00 of existing liquidation preference. From their respective dates of issuance until conversion (as applicable), the Series A-1, B, C and new Series A preferred stock were entitled to liquidation preferences equal to their initial purchase prices, plus any declared but unpaid dividends. In the event there were any available funds remaining after distribution to all other preferred stockholders in accordance with their liquidation preferences, the additional funds would have been distributed among the common stockholders on a pro-rata basis.

In determining the estimated fair value of FiberTower’s common stock as of the date of the Series C and new Series A stock issuance, FiberTower’s board of directors assumed that all preferred stockholders would act according to their best economic interests, if a liquidation event were to occur on their respective issuance date. Accordingly, based on FiberTower estimated enterprise valuation at each issuance date, the holders of all preferred stock would have elected to receive their liquidation preference, with the remaining enterprise value ascribed to the common stock.

In assessing the estimated fair value of FiberTower common stock at each issuance date, FiberTower’s board of directors applied a non-marketability discount to the value of FiberTower common stock to reflect the fact that FiberTower stockholders could not freely trade FiberTower stock in the public markets. The level of discount applied at each stock option grant date reflected the anticipated likelihood and timing of a future liquidity event, based on management’s expectations at that time. The 30% discount applied between January 2005 and September 2005 reflected management’s expectation that a liquidity event would not occur within the twelve months following the applicable option grant dates.

FiberTower did not grant stock options between September 27, 2005 and May 5, 2006.

Contemporaneous and Retrospective Valuations

FiberTower engaged Pagemill Partners LLC (“Pagemill”), an independent investment banking and valuation firm, to perform a contemporaneous valuation of FiberTower common stock as of May 2, 2005 and retrospective valuations of FiberTower common stock as of January 24, 2005, July 8, 2005, and December 31, 2005. These valuations used a combination of the market approach, in which the value of a company is determined based upon comparison to actual transactions in the equity of similar companies, and the income approach, which the value of a company is determined based on the application of appropriate risk-adjusted discount rates to estimates of future cash flows available to investors.

The companies used for comparison under the market comparable approach were selected by Pagemill as closely comparable to FiberTower. If different companies had been selected, the valuation could have been different. The projections used in connection with the income approach were provided to Pagemill by FiberTower, and were based on FiberTower’s estimated operating performance over the forecast period. There is inherent uncertainty in these estimates, and realization of future cash flows is inherently uncertain. If different discount rates or assumptions had been used, the valuation would have been different.

FiberTower’s board of directors considered the value per share of common stock resulting from the retrospective valuations as of January, July and December 2005 to assess the reasonableness of changes in the estimated fair value of FiberTower common stock since January 2005. The board determined that the value of common stock reflected in Pagemill’s retrospective valuations were lower than the values previously determined by the board to represent fair value during this period.

FiberTower’s board of directors relied upon the May 2, 2006 independent valuation in determining the estimated fair value of the common stock underlying FiberTower’s May 5, 2006 option grants, as they were granted contemporaneously with the date of this valuation.

Conclusions

After making the above judgments, assumptions and estimates, FiberTower determined that, for accounting purposes, the exercise prices for options granted to employees during 2005 were higher than the deemed fair values of FiberTower common stock at their grant dates.

FiberTower did not grant, modify or settle any stock-based awards during the three months ended March 31, 2006. Therefore, the adoption of FAS 123(R) did not affect FiberTower’s unaudited financial statements for such period. The impact of adopting SFAS No. 123(R) in future periods will depend on the levels of share-based payments granted in the future.

Stock-based awards were granted at a price of $1.42 per share in May 2006. Accordingly, FiberTower will determine the fair value of these awards at the grant date using the Black-Scholes-Merton option valuation model. Generally, stock options vest ratably over a four year period from date of grant and have a contractual term of ten years. Expected volatilities will be calculated based on the historical volatilities of similar public companies in the telecommunications industry. The expected term of options granted will be derived from the option valuation model and represents management’s estimate of the time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option will be based on the U.S. Treasury yield curve in effect at the time of the grant. The forfeiture rate was calculated by using the average forfeiture rate for the previous three fiscal years. FiberTower will use the straight-line method for share-based payment expense recognition.

The following assumptions were used for the options granted in May 2006:
Risk-free interest rate	5.0%
Expected life (in years)	4.82
Volatility	70%
Forfeiture rate	10%

These option grants will result in significant stock-based compensation charges, of which only a portion will be recorded in the second quarter of 2006; the balance of this stock-based compensation will be recorded over the remaining vesting period of the stock option grants.

On May 12, 2006, in connection with the proposed merger, FiberTower agreed to grant two employees (one of whom is an executive officer) and a director a total of 467,907 shares of restricted common stock (determined on a pre-merger basis). On June 22, 2006, the board of directors modified the employees’ award of 311,938 shares to vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the third quarter of 2006; (ii) the date of termination of such employee’s employment other than for cause; and (iii) such employee’s death. On June 22, 2006, the director’s award of 155,969 shares of restricted common stock (determined on a pre-merger basis) was modified to vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the fourth quarter of 2006; (ii) the date of termination of such director’s services to FiberTower other than for cause; and (iii) the director’s death.

On June 22, 2006, FiberTower’s board of directors granted an executive officer of FiberTower 155,969 shares of restricted common stock (determined on a pre-merger basis). This award will vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the third quarter of 2006; or (ii) such person’s death.

These share grants will result in the recognition of significant stock-based compensation charges in future periods.

FiberTower accounts for stock option grants to nonemployees using the fair-value method set forth in SFAS No. 123—Accounting for Stock Based Compensation, which requires that the fair value of the stock option grants be recognized as an expense over the period the related services are rendered. In 2005, 2004 and 2003, such expense amounted to $18,000, $4,000 and $5,000, respectively.

Income Taxes

FiberTower uses the liability method to account for income taxes as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Realization of FiberTower’s deferred tax assets is dependent upon future taxable income, the amount and timing of which are uncertain. Accordingly, the deferred tax assets have been fully offset by a valuation allowance. During the years ended December 31, 2005, 2004 and 2003, FiberTower increased the valuation allowance by approximately $9.1 million, $4.9 million and $2.2 million, respectively.

FiberTower had a federal net operating loss carryforward of $44.5 million at December 31, 2005, and has provided a valuation allowance for all of its deferred tax assets. Please see “The Merger—Material United States Federal Income Tax Consequences of the Merger” for further information.

Related Party Transactions

During the years ended December 31, 2005, 2004 and 2003, FiberTower leased collocation space from certain stockholders that (1) own greater than 10% of FiberTower’s outstanding equity securities and/or (2) had representatives serving on FiberTower’s board of directors. One of these related parties also provided FiberTower with certain services pertaining to its network operations center during such years. The aggregate operating expenses included in the accompanying statement of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 and March 31, 2005 pertaining to these lease and service arrangements were approximately $433,000 $231,000 and $70,000, respectively, FiberTower does not consider the corresponding amounts for the years ended December 31, 2004 and 2003 to be material to its financial statements.

During the years ended December 31, 2005, 2004 and 2003, (1) a member of FiberTower’s board of directors and (2) an investor in FiberTower served as consultants to FiberTower on various aspects of FiberTower’s business and strategy. These individuals were compensated for their services with varying amounts of cash and stock options, which FiberTower does not consider to be material to its financial statements.

Liquidity and Capital Resources

Since its inception, FiberTower’s activities have consisted principally of developing, deploying and operating its network. FiberTower has largely relied on the proceeds from sale of convertible preferred stock and, to a much lesser extent, exercises of stock options, as its primary sources of capital to fund this development. Through March 31, 2006, FiberTower has raised net proceeds of $221 million from sales of convertible preferred stock.

As of March 31, 2006, FiberTower had $85.8 million in cash and cash equivalents, of which $82.3 million was unrestricted and available to fund operations. FiberTower’s, as well as the combined company’s, primary liquidity needs arise from capital requirements necessary to expand its network and fund operating losses. Assuming that the pending merger is consummated, FiberTower believes the cash and cash equivalents of the combined companies of FiberTower and First Avenue Networks will be sufficient to fund the combined company’s anticipated operations for twelve months following the date of this information statement. FiberTower anticipates that the combined company will continue to invest significantly in deploying its network over the next several years. The size of the combined company’s capital requirements will depend on numerous factors, including its ability to grow revenues, control costs, and deploy its network on a timely basis according to plan and customer requirements.  The combined company will require significant cash expenditures related to capital construction costs and operating losses. FiberTower intends for the combined company to obtain financing through the issuance of additional equity securities or debt, or both. There can be no assurance that this additional financing will be available on terms acceptable to us or at all. If the combined company is unable to raise sufficient funds, it may need to reduce its operations or delay its expansion.

Cash Flow Analysis

Operating Activities

Net cash used in operating activities increased by $2.1 million to $7.4 million in the first quarter of 2006, from $5.3 million in the first quarter of 2005. This increase in net cash used in operating activities was primarily driven primarily by an increase in FiberTower’s net loss to $6.5 million in the first quarter of 2006, coupled with changes in operating assets and liabilities, as discussed below. Cash received from customers was $2.1 million in the first quarter of 2006, compared to $785,000 in the first quarter of 2005. This increase in cash received from customers was due to an increase from 337 billing sites at March 31, 2005 to 630 billing sites in the network, as well as adding customers on existing sites. This increase was more than offset by increases in general and administrative expenses and cost of service revenues, due to the expansion of the network and a significant increase in the number of markets served.  The net cash used in operating activities of $7.4 million in the first quarter of 2006 was greater than the net loss of $6.5 million for such quarter primarily due to aggregate non-cash charges of $1.1 million (which consist principally of depreciation and amortization expense) offset by an aggregate decrease in accounts payable and accrued liabilities of $1.6 million and an increase in accounts receivable of $400,000.

Net cash used in operating activities decreased by $2.7 million to $5.6 million in 2005, compared to $8.3 million in 2004. This improvement occurred despite an increase in net loss of $9.8 million in 2005, which was offset by an increase in accounts payable of $11.7 million and non-cash charges as further described below. Cash received from customers was $5.7 million in 2005 compared to $2.5 million in 2004. This increase in cash received from customers was due to an increase in the average number of billing sites during 2005 as well as adding customers on existing sites. During 2005, FiberTower expanded the number of billing sites to 529 as December 31, 2005 from 254 as of December 31, 2004. This increase in cash received from customers was more than offset by increases in cash used in operations due to increases in general and administrative expenses and cost of service revenues, due to the expansion of the network and an increase in the number of markets served. The net cash used in operating activities of $5.6 million in 2005 was less than the net loss $21.9 million for such year primarily due to aggregate non-cash charges of $3.4 million (which consist principally of depreciation and amortization expense) and an aggregate increase in accounts payable and accrued liabilities of $14.1 million, due principally to the expansion of FiberTower’s network.

Net cash used in operating activities increased to $8.3 million in 2004, from $3.5 million in 2003. The increase in cash used in operations was driven primarily by an increase in FiberTower’s net loss of $6.4 million in 2004 that was partially offset by an increase in accounts payable of $5.1 million and an increase in non cash charges as further described below. Cash received from customers was $2.5 million in 2004 compared to $612,000 in 2003. This increase in cash received from customers was due to an increase in the number of billing sites as well as acquiring new customers on existing sites. In 2004, FiberTower expanded the number of billing sites to 254 as of December 31, 2004 from 121 as of December 31, 2003. This increase in cash receipts was more than offset by increases in cash used in operations for increases in general and administrative expenses and cost of service revenues, due to the expansion of the network and an increase in the number of markets served.  The net cash used in operating activities of $8.3 million in 2004 was less than the net loss $12.1 million for such year primarily due to aggregate non-cash charges of $1.2 million

(which consist principally of depreciation and amortization expense) and an aggregate increase in accounts payable and accrued liabilities of $6.1 million, due principally to the expansion of FiberTower’s network.

Investing Activities

Net cash used in investing activities consisted exclusively of FiberTower’s investment in network equipment and site construction costs as well as the back-office systems to support the network

Net cash used in investing activities were as follows (in thousands):

Period ended	Amount
Quarter ended March 31, 2006	$23,255
Quarter ended March 31, 2005	4,919
Year ended December 31:
2005	52,971
2004	20,367
2003	6,350

In the first quarter of 2006, FiberTower completed construction on 181 sites. In 2005 and 2004, FiberTower completed construction on 472 and 150 sites, respectively. FiberTower anticipates that it will use approximately $58.8 million of cash for investing activities during the last nine months of 2006 to expand its network.

Financing Activities

Net cash provided by financing activities during the first quarters of 2006 and 2005 solely arose from the exercise of stock options and amounted to $13,000 and $22,000, respectively.

Cash that has been provided by financing activities has been derived almost exclusively from the proceeds of various series of Preferred Stock financings that provided proceeds of $149.8 million, $39 million and $14.8 million, net of closing costs, in 2005, 2004 and 2003, respectively. In 2005, cash was used in financing activities relating to a loan of $4.0 million to four stockholders (see Note 7 to FiberTower’s Financial Statements for a description of these notes receivable from stockholders).

Debt Obligations and Restricted Cash and Investments

FiberTower’s debt obligations consist of trade payables with extended payment terms relating to the purchase of equipment, software and professional services from certain vendors.  Two of these vendor contracts contained nonrevolving lines of credit for the purchase of equipment in the aggregate amount of $5.0 million through July 2, 2005 (as of December 31, 2005 and March 31, 2006, FiberTower had no additional borrowing capacity under these lines of credit).  As of December 31, 2005 and 2004, and March 31, 2006, FiberTower had utilized $3.1 million, $2.5 million and $3.1 million, respectively, of these lines of credit.  The aggregate outstanding balance of $1.2 million, $1.4 million and $1.1 million under these lines of credit as of December 31, 2005 and 2004, and March 31, 2006, respectively, was collateralized by equipment with a net book value of approximately $3.0 million, $2.5 million and $2.9 million as of such dates, respectively.  Interest is assessed on the outstanding balances at 10% per annum.  Additionally, in relation to these lines of credit, FiberTower also maintains a restricted cash account at a financial institution.  The restricted cash balance associated with these lines of credit was $620,000 as of December 31, 2005, $500,000 at December 31, 2004, and $623,000 at March 31, 2006.

Also, in connection with a separate vendor equipment financing arrangement, FiberTower was required to maintain a letter of credit with a financial institution in the amount of $1.3 million, $3.1 million and $1.3 million as of December 31, 2005, December 31, 2004, and March 31, 2006, respectively.  This letter of credit, which expired on June 30, 2006, was collateralized by cash and cash equivalents of $1.8 million, $3.1 million and $1.9 million as of December 31, 2005, December 31, 2004, and March 31, 2006, respectively.

Also, in relation to a service supplier agreement that was executed in 2005, FiberTower was required to maintain a restricted cash equivalent balance with a financial institution of $1.0 million as of December 31, 2005 and as of March 31, 2006.  FiberTower also maintains two additional letters of credit with a financial institution in connection with other obligations.  These letters of credit, which expire between July 13, 2006 and November 15, 2006, totaled $16,000 at December 31, 2005 and 2004 and March 31, 2006 and were collateralized by cash equivalents of $16,000 as of such dates.  The total restricted cash and cash equivalents balance as of December 31, 2005 and 2004 and March 31, 2006 was $3.5 million, $3.7 million and $3.5 million, respectively.

Off-Balance Sheet Arrangements

FiberTower has no off-balance sheet arrangements.

Contractual Obligations and Commitments

The following table summarizes FiberTower’s contractual obligations and other commercial commitments as of December 31, 2005 (dollars in thousands):

		Payments Due by Period
Contractual Obligations:	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating lease obligations	$47,797	$5,053	$9,642	$9,347	$23,755
Long-term accounts payable	1,215	586	629	—	—
Asset retirement obligations	571	—	—	—	571
Other Commercial Commitments:
Letters of credit	1,316	1,316	—	—	—
Total	$50,899	$6,955	$10,271	$9,347	$24,326

In addition, FiberTower executed additional leases during the first quarter of 2006 that increased the total operating lease obligations to $83.7 million at March 31, 2006.

Quantitative and Qualitative Disclosures About Market Risks

At March 31, 2006, FiberTower had cash and cash equivalents of $82.3 million that were held in money market mutual funds and bank accounts. FiberTower believes it has limited exposure to financial market risk including changes in interest rates. FiberTower believes the fair value of the investment portfolio or related income would not be significantly impacted by changes in interest rates due mainly to the short term nature of the investment portfolio.

FiberTower has no holdings of derivative financial or commodity instruments in the past and has no current plans to do so in the future. FiberTower has not conducted business in foreign currencies in the past and has no current plans to do so in the future.

BUSINESS OF FIBERTOWER

Overview

FiberTower provides facilities-based backhaul services to wireless carriers, enabling significant improvements in reliability, scalability and cost. FiberTower’s services enable carriers to optimize their networks and also provide a long-term solution for the backhaul of emerging broadband applications, such as wireless data, mobile video and mobile gaming.

FiberTower has targeted its network deployments toward highly collocated cellular tower sites and deploys a network designed with sufficient capacity to provide backhaul facilities to multiple customers. FiberTower’s networks are designed to be modular and are relatively inexpensive to deploy, while using mature technologies such as microwave and fiber optics, which allow it to operate at a level of reliability appropriate for a telecommunication carrier’s network (“carrier-class”). FiberTower’s networks connect customers’ cell sites to their switches or other drop-off points using microwave radio spectrum licensed to FiberTower by the FCC at each of FiberTower’s locations and a selection of microwave and fiber optic facilities. Existing telephone, cable and metropolitan fiber networks were originally built to provide voice and video services to a wide range of customers, and are not optimized for the needs of wireless carriers. In contrast, FiberTower’s networks have been designed and built specifically to serve as carrier-class backhaul, independent of legacy facilities.

FiberTower was founded in July 2000, secured a national agreement with a major wireless carrier in 2002, and launched its services in its first market in Dallas, Texas in April 2003. As of June 1, 2006, FiberTower had master service agreements with five national and regional wireless carriers. FiberTower currently operates in 14 markets. FiberTower’s customer agreements are generally for five year terms and in some cases three year terms.

FiberTower’s service offerings consist of T-1 (a standardized telecommunications data service offering at 1.544Mbps of capacity, also known as DS-1) and other bulk TDM (time-division multiplexing) transport at higher capacities, provided between a wireless carrier’s cell site and switch or other drop locations. FiberTower’s technical architecture is designed to accommodate additional transport services that customers may choose to implement in the future, such as metro Ethernet, Asynchronous Transfer Mode, or ATM, and other packet-based protocols.

Customer cell sites are typically served through a network of microwave radio links licensed to FiberTower. Customer cell site traffic is aggregated at hub locations (Fiber Exchange Points or “FEPs”) throughout a metropolitan area, which in turn are linked to the wireless carriers’ switch or other drop location via fiber-optic networks. FiberTower believes that it operates one of the largest independent backhaul networks in the United States.

FiberTower developed business and operational support system, or BSS/OSS, tools to increase its own operational efficiencies while offering proactive management capabilities to customers. FiberTower’s backhaul-specific network management systems can accelerate the provisioning process and enable diagnostic and trouble management practices by its network operations center staff. FiberTower also maintains a dedicated field operations team in the markets it serves, for rapid response to any network problems. FiberTower’s customer-facing tools facilitate service ordering, reporting and administration.

FiberTower’s executive team is comprised of business and telecommunications executives with operating experience at companies such as Airtouch, BC Tel Mobility, Clarus, Nextel, Oracle, PCS Prime Co, Quantum, Teligent, and Telus Communications. Several executive team members hold patents and have been recognized for their leadership and industry accomplishments.

Competitive Strengths

FiberTower believes that it is well-positioned to execute its business strategies successfully because of the following competitive strengths that enable it to deliver reliable, cost-effective backhaul services:

•        Network Quality. FiberTower designs and builds its networks to provide a high availability transport solution for wireless carriers, using mature technologies and equipment from major telecommunications equipment manufacturers. FiberTower’s internal processes and systems are designed to support consistent delivery and maintenance of high availability transport.

•        Scalable and Forward-Compatible. FiberTower’s platform is designed to be scalable to accommodate additional capacity as well as for future protocol support.

•        Cost-Effective. FiberTower delivers value to its customers by enabling them to reduce their total cost of backhaul across areas such as direct network recurring and non-recurring costs, order management, provisioning, network maintenance, billing and administration. The increased efficiency in provisioning and maintaining backhaul facilities results in a reduction of unproductive time for customers and represents cost savings.

•        Service Focus. FiberTower is focused on the delivery of backhaul services at levels of quality, scalability and price calibrated to specific customer and market requirements. FiberTower has designed its internal customer service processes so it can adapt to customer processes and make it easy to do business together.

•        Network Management & Support. FiberTower’s BSS/OSS systems, field operations teams, and monitoring and diagnostic practices enable it to provide customers with high levels of network availability and low mean time to repair. FiberTower monitors network performance and performs preventative maintenance to repair many problems before they become service-affecting or service-interrupting.

Products and Services

FiberTower currently offers backhaul services to major wireless carriers in 14 markets across 3 geographic regions in the United States:

South Region

•        Dallas/Fort Worth;

•        San Antonio;

•        Austin;

•        Waco;

•        Houston;

•        Denver; and

•        Tampa.

Midwest Region

•        Detroit;

•        Pittsburgh;

•        Cleveland; and

•        Chicago.

Northeast Region

•        Boston;

•        New York/New Jersey; and

•        Washington DC/Northern Virginia/Southern Maryland.

These services are sold directly to the wireless carriers, generally under multi-year service contracts. FiberTower provides service in increments of T-1s and can provide bulk capacity services (e.g., 8-T-1, 12-T-1). These T-1s are designed to support all voice and data applications and all air interface technologies, including Code Divisision Multiple Access, or CDMA, Advanced Mobile Phone System, or AMPS, Time Division Multiple Access, or TDMA, Global System for Mobile Communications, or GSM, General Packet Radio Service, or GPRS, Integrated Digital Enhanced Network, or IDEN, and Universal Mobile Telecommunications System, or UMTS. FiberTower intends to make its services available in other formats, such as Ethernet and ATM, if and when such formats are required by customers.

Network

Overview

FiberTower’s networks use Digital Radio Links, or DRLs, over a variety of bands of microwave radio spectrum licensed to FiberTower by the FCC at particular transmitter sites to transport voice, data or video traffic from wireless carrier base stations to an aggregation site, known as a Fiber Exchange Point, or FEP. The aggregated stream is converted at the FEP site for delivery to carrier switch locations, or MSCs, or other drop-off locations over fiber optic networks.

FiberTower has a network architecture that is designed to be both modular and scalable to accommodate future growth and expansion. Both microwave radio links and landline transport are designed for high capacity, reliability and availability.

Illustrative FiberTower network configuration

Technology and Architecture

FiberTower serves customers using DRL technology in the 11GHz, 18GHz and 23GHz microwave radio bands, which are available in the majority of metropolitan and other areas across the United States for authorization on a site-by-site basis. FiberTower designed its DRL paths to achieve specific reliability metrics, using design specifications that incorporate appropriate path margins to account for precipitation, attenuation or multipath interference. Certain critical links are designed to be protected and fully redundant, as necessary to meet network availability requirements. FiberTower uses small, low profile antennas that minimize structural impact to towers and other base station support structures and are designed to resist alignment shifts under strong wind conditions.

Multiple FEP sites, strategically positioned throughout the market, support carrier traffic grooming, aggregation and signal handoff to fixed network fiber optic facilities for transport to carrier MSCs or other drop off points. These fiber facilities are typically provided in the form of lit transport services by national or regional fiber providers, or FSPs. In certain cases FiberTower will obtain the right to use dark fiber (fiber optic cables that have yet to be used), where technically and economically attractive. FiberTower’s fixed network facilities typically allow dual and diverse ring access from the FEP. FEP equipment, and corresponding equipment at the carrier MSC, or other drop-off points, may include redundant electronics and power as necessary to meet specific network availability requirements.

Real Property

FiberTower enters into leases at cell sites and FEPs, which provide space to place its equipment on the tower or other structure as well as ground space for an equipment cabinet. FiberTower also generally obtains rights from customers to place similar equipment in their MSC or other drop location, and in certain circumstances to place equipment in their space at a cell site. These leases typically have five-year terms with multiple renewal terms available, although certain individual sites may vary.

Network Equipment

FiberTower purchases equipment from major radio and telecommunications equipment manufacturers and typically maintains multiple vendors for critical types of network equipment in order to ensure availability and reliability of supply. FiberTower has designed its network to use equipment that is widely available in high volume and deployed in large scale worldwide.

FiberTower’s two largest classes of equipment are microwave radios and multiplexing equipment (including optical add-drop multiplexers). While the equipment is typically “off-the-shelf,” FiberTower may work with suppliers to specify performance, physical configuration and diagnostic features that enable integration with its custom operational support and maintenance systems.

FiberTower continually evaluates new technologies and suppliers to foster product improvement and cost reduction. FiberTower plans and designs its networks to minimize the frequency of infrastructure upgrades.

Network Construction and Deployment

FiberTower manages the deployment of its networks using both internal resources as well as national and regional telecommunications network deployment firms. In mature markets, FiberTower’s own local team may lead market expansion projects or direct local telecommunications contractors.

For new markets where it does not yet have an established presence, FiberTower typically engages a major telecommunications deployment partner to manage the network deployment.

Network Monitoring and Operations

FiberTower manages and monitors its networks on a 24 hour per day, seven day per week basis from its Network Operations Center, or NOC. FiberTower’s primary facilities are in San Francisco, California, with redundant systems in Dallas, and monitoring capabilities in Pittsburgh, Pennsylvania. The NOC is paired with dedicated local field operations teams to deliver in-market operational support on a 24 hour per day, seven day per week basis.

Through its proprietary business and operational systems, FiberTower enables customers to have visibility across the network and to access an integrated suite of management tools that provides insight into network status and repair activities.

FiberTower’s online reporting applications and processes enable increased service quality as they allow for immediate analysis of network faults and as a result, minimize repair times. Predictive network failure analysis is embedded in overall management routines and enables FiberTower to remedy many service-affecting conditions before they become service-interrupting outages.

FiberTower maintains a Network Development Laboratory in San Francisco, California. This testing and integration facility contains the same systems and equipment used in its operating networks. The lab is used as a training environment for new technicians and engineers as well as an environment in which to qualify new equipment and systems prior to introduction into operating networks. The lab environment enables FiberTower to replicate network conditions to assist in fault isolation and recovery techniques. It also permits it to simulate the performance characteristics of new service configurations.

Customers, Sales and Marketing

FiberTower’s customers are exclusively national and regional wireless carriers. FiberTower has entered into master services agreements with five leading wireless carriers. For the year ended

December 31, 2003, Cingular (then AWS) and Sprint accounted for 90.3% and 8.8%, respectively, of FiberTower’s service revenues. For the year ended December 31, 2004, Cingular and Sprint accounted for 86.4% and 13.6%, respectively, of FiberTower’s service revenues. For the year ended December 31, 2005, Cingular and Sprint accounted for 88.3% and 9.3%, respectively, of FiberTower’s service revenues. Cingular and Sprint accounted for 80.5% and 11.8%, respectively, of FiberTower’s service revenues for the quarter ended March 31, 2006. FiberTower’s national sales organization includes direct sales groups focused on two types of customers: national carriers and regional carriers. National carriers typically have presence in all or most of FiberTower deployed markets, whereas regional carriers usually have presence in only some markets.

FiberTower’s sales organization also includes a sales operations function that provides sales engineering, research, proposal development and customer development support. The extended sales team is comprised of field personnel, led by regional Vice Presidents/General Managers, Market Directors and Field Operations Managers, who develop local customer relationships and work closely with the sales teams on customer communications and programs.

FiberTower’s marketing organization focuses on a range of integrated pricing, product development and market analytics, including:

•       Site selection;

•       Market selection;

•       Market demand forecasting;

•       New market survey and attributes research;

•       Custom database development; and

•       Pricing.

Competition

The market for high-capacity mobile wireless backhaul services is highly competitive, and it includes companies that offer services using a number of distinctly different transport platforms, such as T-1 and DS-3 over 4-wire copper, coaxial cable or other electrical media, OC-n transport over fiber optic lines, licensed and unlicensed fixed-wireless spectrum, as well as emerging service offerings on DSL and hybrid fiber-coax, or HFC, networks.

Many of FiberTower’s competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than FiberTower. These competitors can often subsidize competing services with revenues from other sources, such as consumer services, content or advertising, and thus may offer their products and services at lower prices.

Incumbent and Competitive Local Exchange Carriers

The mobile wireless backhaul services market is dominated by Incumbent Local Exchange Carriers, or ILECs, including:  AT&T (formerly SBC), Verizon, BellSouth (in the process of merging with AT&T) and Qwest. They have entrenched relationships, established facilities, and in some cases have affiliated relationships with their mobile wireless carrier customers, such as AT&T and BellSouth’s relationship with Cingular and Verizon’s relationship with Verizon Wireless.

Cable Multiple System Operators (MSOs)

Cable MSOs, including Cox, Time Warner Cable, Charter, Comcast and others also are selling both T-1 circuit-based and Ethernet backhaul services to various mobile wireless services providers. FiberTower believes that some of these Cable MSOs have focused efforts to attract and serve the mobile wireless carrier backhaul market.

Electric Utilities

Electric utilities and other providers are offering, or are planning to offer, broadband access over power lines.

Fiber Service Providers

Fiber services providers, or fiber-based CLECs, are beginning to sell into high demand cell sites that are located very close to established fiber routes. In addition, certain electric utilities, including Pennsylvania Power and Light, that own significant fiber-optic telecommunications infrastructure and rights of way are providing backhaul services to mobile wireless carriers at high demand sites near their fiber optic network facilities.

Fixed Wireless

Fixed wireless access carriers are emerging with significant spectrum assets and the ability to build new network laterals that require significantly lower capital expenditures than what is required to construct new high capacity fiber optic or wireline networks.

Fixed wireless providers, like FiberTower, rely on a combination of different types of transport, including both fiber and radio spectrum. The FCC makes fixed wireless spectrum available on an unlicensed basis, on a site licensed or path-by-path basis and on a geographic area basis. Competitors that employ unlicensed spectrum are subject to interference from other unlicensed operations. Entities that operate with site licensed spectrum, like FiberTower, must seek coordination with other spectrum users and obtain authorizations from the FCC for particular locations prior to use. Licensees that hold geographic area licenses are permitted to employ spectrum throughout their geographically licensed service area generally without prior FCC approval. Nextlink (a subsidiary of XO), Telcove, IDT Spectrum and others have such geographically licensed fixed wireless spectrum that they purchased at auction or transferred through the purchase of a company.

Satellite Providers

Satellite providers that use spectrum suitable for high-bandwidth transport services could emerge as competitors.

Emerging Competition

FiberTower also expects to face competition from new entrants in the market for wireless backhaul services in the future. FiberTower expects other existing and prospective competitors to adopt similar technologies or business plans, or seek other means to develop competitive services.

Government Regulation

Communications services are regulated to varying degrees at the federal level by the FCC and at the state level by public utilities commissions, or PUCs.

FiberTower provides service to wireless telecommunications carriers by backhauling traffic from their cell sites to their switches or other drop-off locations. FiberTower has no direct enterprise or consumer segment customers. Therefore, it is subject to a limited level of federal regulation. Because the traffic FiberTower carries is largely interstate in nature, it is not generally subject to state PUC regulation.

Federal Regulation

Spectrum Related Regulations

The FCC routinely reviews its spectrum policies and may change its position on spectrum allocations and administration from time to time. FiberTower is required to apply to the FCC for site specific microwave radio licenses in the 11GHz, 18GHz and 23GHz bands for any service markets in which it operates such links.

These licenses are granted to legally and technically qualified applicants for transmissions that will not cause impermissible interference to other stations or proposed stations that are entitled to interference protection. The licenses typically have a term of ten years and are subject to revocation if FiberTower does not comply with construction and implementation deadlines that occur 18 months after the grant of the license. Point-to-point microwave licensees must also comply with certain technical rules promulgated by the FCC. Accordingly, FiberTower cannot assure that it will be able to maintain the effectiveness of its licenses or that it will be able to successfully obtain new licenses for any additional markets it may enter.

FiberTower is required to maintain authorization records for granted licenses as well as records of interference studies or other analyses required of it by the FCC as part of the licensing process. FiberTower is also required to report to the FCC on utilization of licenses granted to it.

Service Related Regulations

FiberTower is subject to federal regulations as a provider of telecommunications services. Those regulations impose a variety of reporting and payment obligations. Among the most relevant are those regulations which obligate FiberTower to contribute to universal service support for access to telecommunications services and information services by rural, high-cost, and low-income markets at reasonable rates, and access to advanced telecommunications services by schools, libraries, and rural health care providers. Currently the FCC assesses FiberTower for payments into universal service and other subsidies on the basis of a percentage of interstate revenue it receives from certain customers. To date, universal service liability has been minimal. The FCC, however, is currently reviewing how it assesses universal service charges. Any changes to the assessment rules may affect our costs.

Waiver Request and Petition for Rule Making

In 2004, FiberTower submitted both a Petition for Rule Making and request for waiver of the FCC’s rules, that would permit the use of two-foot antennas as an optional alternative to the four-foot antennas that meet the technical parameters for microwave radio service operations in the 10.7-11.7 GHz band (the 11 GHz band). On June 6, 2006, the FCC granted FiberTower’s waiver request, subject to certain conditions which enables FiberTower to utilize two-foot antennas in the 11 GHz band. FiberTower’s Petition for Rulemaking remains pending with the FCC under docket RM-11043.

Municipal/Local

FiberTower is often required to obtain zoning permits or other authorizations from municipal authorities in the course of building its networks. The requirements for these permits or authorizations can vary significantly among jurisdictions. As a result, compliance with these processes requires it to devote resources to these activities and could delay its ability to offer services in a particular geographic area. Additionally, if these permits or authorizations are revoked or not renewed, FiberTower could lose its ability to offer services in these geographic areas, which could adversely affect its business and operating results.

Intellectual Property

FiberTower relies on a combination of trademark, copyright and trade secret laws and disclosure restrictions to protect its intellectual property rights. FiberTower maintains a policy requiring its employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.

The steps FiberTower has taken to protect its intellectual property rights may not be adequate. Third parties may infringe or misappropriate these proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies FiberTower employs in its services. Failure to protect proprietary rights adequately could significantly harm the competitive position and results of operations of the combined company.

The telecommunications, wireless and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. FiberTower’s technologies may not be able to withstand any third-party claims or rights against their use.

Employees

As of June 1, 2006, FiberTower had approximately 180 employees, of which 20 were in Sales/Marketing; 31 were in Network Operations/Engineering; 58 were in Field and Market Operations; 29 were in Field and Engineering Operations; 17 were in General Administration and 25 were in Sales, General and Administration. No FiberTower employees are represented by a collective bargaining agreement. FiberTower believes its relations with its employees are good and that its continued success will depend, in part, on its ability to attract and retain highly qualified and motivated employees and on maintaining positive working relations with its current employees.

Facilities

FiberTower’s executive offices are located in San Francisco, California, where it leases approximately 22,000 square feet of space. The lease continues through July 31, 2009 and does not include a renewal option. FiberTower does not own any real property.

The following outlines FiberTower’s significant leased properties and the inside square footage of those properties:

City/State	Approximate Square Feet
San Francisco, California (headquarters and administrative)	22,000
Dallas, Texas (South Region field office)	5,400
Detroit, Michigan (Midwest Region field office)	6,400
Sterling, Virginia (Northeast Region field office)	4,600

FiberTower leases additional field operations office and warehouse space in Brooklyn, New York; Broadview Heights, Ohio; Centennial, Colorado; Fort Worth, Texas; Foxboro, Massachusetts; Houston, Texas; Pine Brook, New Jersey; Tampa, Florida; San Antonio, Texas; White Plains, New York; and Woodridge, Illinois.

FiberTower also leases nominal space at over 1,250 buildings, towers or other structures for network equipment installations as of March 31, 2006.

Legal Proceedings

FiberTower is not currently a party to any material legal proceedings. From time to time, FiberTower could become involved in various legal proceedings arising from the normal course of business activities. Depending on the amount and timing, an unfavorable resolution of a matter could materially affect the combined company’s future results of operations, cash flows or financial position in a particular period.

FiberTower Directors

The names of FiberTower’s current directors and certain biographical information about each are set forth below. Please refer to “The Merger—Board of Directors and Management of the Combined Company” for information regarding the directors who will serve on the board of directors of the combined company.

Scott Brady.   Mr. Brady is a co-founder of FiberTower and has served as Chief Executive Officer and a director of FiberTower since July 2000. Prior to starting FiberTower, Mr. Brady was a founding executive and Chief Technology Officer for Clarus Corporation, a provider of procurement and settlement software and services. Prior to joining Clarus, Mr. Brady worked as a consultant with Andersen Consulting (Accenture). Mr. Brady holds a B.S. degree in Business Administration from the University of Florida and a M.S. degree in Management as a Sloan Fellow at Stanford University’s Graduate School of Business.

John D. Beletic.   Mr. Beletic has been a director of FiberTower since January 2004. Since July 2002, Mr. Beletic has served as a venture partner with Oak Investment Partners, a venture capital firm. In addition, Mr. Beletic serves on the board of directors of iPass, Inc., Tessco Technologies, as well as two privately-held companies. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as Chairman and Chief Executive Officer of PageMart and WebLink Wireless, Inc. Prior to 1994, he was a Venture Partner at Morgan Stanley Venture Capital Partners, following a five-year term as President and Chief Executive Officer of Tigon which was acquired by Ameritech. Mr. Beletic received a B.S.B.A. degree in Finance summa cum laude from Xavier University and a M.B.A. degree with high distinction from the Harvard Business School.

Bandel Carano.   Mr. Carano has served as a director of FiberTower since February 2004. Since 1985, Mr. Carano has served as Managing Partner at Oak Investment Partners. Prior to joining Oak Investment Partners, he worked in Morgan Stanley’s Venture Capital Group.  Mr. Carano has invested in telecommunication, software, semiconductors and design automation companies.. Mr. Carano currently serves as a director of publicly-held companies Wireless Facilities, Inc. and Tele Atlas. Mr. Carano received B.S. and M.S. degrees in Electrical Engineering from Stanford University.

Randall Hack.   Mr. Hack has served as a director of FiberTower since May 2002. Since January 1995, Mr. Hack has served as a senior managing director of Capstone Capital L.L.C., an investment firm that he co-founded. From 1990 to January 1995, Mr. Hack served as President of the Princeton University Investment Company. From 1979 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial estate development firm that he founded.  Mr. Hack serves as a member of FiberTower’s board of directors on behalf of Crown Castle International Corp. He also serves as an Advisory Director for Berkshire Partners. Mr. Hack received an A.B. degree from Princeton University and a M.B.A. degree from Harvard Business School.

John Kelly.   Mr. Kelly has served as a director of FiberTower since May 2002. Mr. Kelly was elected as a director of Crown Castle International Corp. (“CCIC”) in May 2000 and was appointed President and Chief Executive Officer of CCIC in August 2001. Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer of CCIC. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, he was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the board of directors of on the Personal Communications Industry Association (PCIA), the wireless infrastructure association

W. Benjamin Moreland.   Mr. Moreland has served as a director of FiberTower since 2005. Mr. Moreland has served as Chief Financial Officer of Crown Castle since April 2000. Prior to that, Mr. Moreland served as Senior Vice President and Treasurer of Crown Castle and its domestic subsidiaries since October, 1999. Prior to joining Crown Castle, Mr. Moreland worked at Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. Mr. Moreland holds a B.B.A. degree from the University of Texas at Austin and a M.B.A. degree from the University of Houston.

Darryl Schall.   Mr. Schall has served as a director of FiberTower since 2005. Mr. Schall has served as an investment professional at Tudor Investment Corporation, an investment firm, since July, 2002. Prior to joining Tudor, he worked at Trust Company of the West, most recently as a portfolio manager and director of research for high yield debt and special situation investments. Mr. Schall received a B.A. degree from the University of California, Los Angeles and a M.B.A. degree from the University of Chicago.

Brad Singer.   Mr. Singer was named Chief Financial Officer and Treasurer of American Tower Corporation in December 2001. Since joining American Tower in September 2000, Mr. Singer has held executive positions in the areas of finance, operations and strategy. Prior to this, Mr. Singer was an investment banker with Goldman, Sachs & Co., focusing on the telecommunications industry. Mr. Singer holds an M.B.A. with distinction from Harvard University and is a graduate of the University of Virginia. Mr. Singer serves as a director of Martha Stewart Living Omnimedia and chairman of its audit committee and as a director of Citizens Communications Company.

James Taiclet.   Mr. Taiclet served as a director of FiberTower since 2003. Mr. Taiclet has served as Chief Executive Officer of American Tower since October 2003 and Chairman of the Board since February 2004. Prior to that, since September 2001, he was President and Chief Operating Officer of American Tower.  Prior to joining American Tower, Mr. Taiclet worked at Honeywell International, where as President of Honeywell Aerospace Services, he led a global organization of 10,000 employees providing aircraft equipment repair, part distribution, logistics, and space operations services. Prior to Honeywell, Mr. Taiclet served as Vice President, Engine Services at Pratt & Whitney, a unit of United Technologies Corporation. Mr. Taiclet was also previously a consultant at McKinsey & Company, specializing in telecommunications and aerospace. Mr. Taiclet is a graduate of the United States Air Force Academy and holds a Masters in Public Affairs from Princeton University, where he was a Wilson Fellow.

FiberTower Executive Officers

The names of FiberTower’s current executive officers and certain biographical information about each are set forth below:

Scott Brady.   Mr. Brady’s biographical information appears above in “—FiberTower Directors.”

Ravi Potharlanka.   Mr. Potharlanka has served as FiberTower’ President Market Operations since September 2003. Prior to that he served as VP of Market Operations and VP of Strategic Partnerships between August 2001 and August 2003. Prior to joining FiberTower, from August 1997 to July 2001, Mr. Potharlanka served in various capacities at Teligent, a fixed wireless CLEC company, most recently as Vice President of International Market Development. Prior to that, from August 1991 to December 1995, he served as Director of Product and Technology Development at Nextel Corporation and as Manager of Technology Development at Airtouch. Mr. Potharlanka holds a B.E. degree in Electrical Engineering from Regional Engineering College, Trichy (India), a M.S. degree in Electrical Engineering from the University of California, Davis, and a M.B.A. degree from Harvard Business School.

Eric Botto.   Mr. Botto is a co-founder and Chief Technology Officer of FiberTower and has served as VP of Engineering since FiberTower was founded in July, 2000. Prior to that, from April 1987 to July 1999, he held various engineering and management roles at Quantum Corporation, a data storage company. Mr. Botto holds BSEE and MSEE degrees from Stanford University and a M.S. degree in Management as a Sloan Fellow from Stanford University’s Graduate School of Business.

Dave Jones.   Mr. Jones has served as Vice President, Field Engineering of FiberTower since January 2006; he was previously Vice President, Market Planning & Development from June 2005 to January 2006, and was Marketing Director from October 2004 to June 2005. Prior to joining FiberTower, from March 2002 to June 2004, Mr. Jones was Chief Technology Officer at International Mobile Communications, an international mobile telecommunications company. Prior to that, Mr. Jones was Regional Vice President of Engineering and Technical Operations at Formus Communications Europe, a broadband wireless telecommunications company. Mr. Jones has also held various technical management positions with Sprint PCS, PCS PrimeCo, US WEST and the U. S. National Telecommunications and Information Administration. Mr. Jones holds a B.S. degree in Electrical Engineering and a M.S. degree in Telecommunications, both from the University of Colorado at Boulder.

Bernard Koh.   Mr. Koh has served as Vice President of Finance at FiberTower since April 2004. Mr. Koh joined FiberTower in January 2002 as Director of Business Planning. Prior to joining FiberTower, from February 1999 to December 2001, Mr. Koh worked as Director of Corporate Development at NorthPoint Communications, a DSL CLEC. Prior to that, from September 1996 to February 1999, Mr. Koh worked as a Manager in the telecommunications practice of Deloitte Consulting. Mr. Koh has a B.A. degree in Economics and History from the University of Pennsylvania and a M.B.A. degree in finance and organizational behavior from the J.L. Kellogg School of Management at Northwestern University.

David Leeds.   Mr. Leeds is a co-founder of FiberTower and has been with the company since July 2000. He has served as Vice President of Sales & Sales Operations for FiberTower since March 2004. Prior to joining FiberTower, from 1999 to 2000, Mr. Leeds worked as Director of Product Planning with Dialpad, a VoIP carrier. Prior to that, from 1992 to 1997, Mr. Leeds worked in business, product, and strategic planning manager roles in the United States and Europe with Lexmark International, a manufacturer of printers and printer supplies. Mr. Leeds has a B.S. degree from the University of Vermont where he also studied at the University of Copenhagen and a M.B.A. degree from Stanford University’s Graduate School of Business.

Harpinder Singh Madan.   Mr. Madan is a co-founder of FiberTower and has served as Vice President of Marketing and Business Development for FiberTower since March 2004. He led Finance and Business Development at FiberTower between May 2002 and March 2004. Prior to that, from 1996 to 1998, Mr. Madan worked in product design and development roles at Oracle Corporation. Before that, from 1994 to 1996, Mr. Madan worked in product development roles at Unikix Technologies, Bull-Honeywell, a provider of transaction processing software. Mr. Madan holds a B.S. degree in Computer Science from Institute of Technology, BHU, India, a M.S. degree in Computer Science from Indiana University, Bloomington and a M.B.A. degree from Stanford University.

Ferdi Schell.   Mr. Schell has served as Vice President National Operations and Chief Information Officer of FiberTower since June, 2001. Prior to joining FiberTower, from September 1993 to December 2000, Mr. Schell worked with BC Tel Mobility, a cellular telecommunications company, as Vice President of Engineering and Operations and Telus Communications, a telecommunications company, as Vice President of Planning and Engineering. Mr. Schell holds a B.S. degree in Engineering Physics and a M.B.A. degree from University of British Columbia. Mr. Schell also holds a Diploma of Technology in Telecommunications from the British Columbia Institute of Technology.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS OF FIBERTOWER AND FIRST AVENUE

The following unaudited pro forma condensed combined consolidated financial statements give effect to the merger of FiberTower and First Avenue under the purchase method of accounting. The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2006 is based on historical balance sheets of FiberTower and First Avenue and has been prepared to reflect the merger as if it had been consummated on March 31, 2006. Such pro forma information is based upon the historical balance sheet data of FiberTower and the historical consolidated balance sheet data of First Avenue, each at March 31, 2006. The following unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2005 combines FiberTower’s historical statement of operations for the year then ended with First Avenue’s historical consolidated statement of operations for the year then ended, as if the merger was consummated on January 1, 2005. The following unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2006 combines FiberTower’s historical statement of operations for the three months then ended with First Avenue’s historical consolidated statement of operations for the three months then ended.

First Avenue adopted the provisions of SFAS No. 123(R), Share-Based Payment, on January 1, 2005 using the modified prospective method. FiberTower adopted the provisions of SFAS No. 123(R) on January 1, 2006, using the prospective method. Therefore, the historical statements of operations of First Avenue and FiberTower included in the accompanying unaudited pro forma condensed combined consolidated statements of operations are not comparable with respect to the recognition of stock-based compensation.

Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price is recorded as goodwill. A recent valuation conducted by a third party assisted management in determining the fair value of First Avenue’s FCC licenses. This valuation has been considered in management’s estimate of the fair value of First Avenue’s FCC licenses reflected in these unaudited pro forma condensed combined consolidated financial statements. The final valuation will be based on the actual net tangible and intangible assets and liabilities assumed of First Avenue and the closing stock price that exists as of the closing date, which is currently expected to occur in the third quarter of 2006. The preliminary valuation contained herein is subject to material change based on a final valuation of the assets acquired and liabilities assumed as of the closing date.

These unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities and other changes in First Avenue’s net tangible and intangible assets that occur prior to completion of the merger could cause material differences in the information presented.

These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of FiberTower, as well as the sections entitled “FiberTower’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”  included in this information statement and the historical consolidated financial statements and accompanying notes of First Avenue contained in First Avenue’s annual report on Form 10-K for the year ended December 31, 2005, and the unaudited consolidated condensed financial statements contained in First Avenue’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 incorporated by reference herein, together with the sections entitled “Risk Factors” included in First Avenue’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the quarter ended March 31, 2006 incorporated by reference herein. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

Accounting Treatment of the Merger

The merger of First Avenue and FiberTower will be accounted for as a reverse acquisition under the purchase method of accounting principally because the stockholders of FiberTower will (i) hold approximately 51% of the common stock of the combined company, and (ii) designate the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, FiberTower will be considered the acquiring entity and First Avenue will be considered the acquired entity. The financial statements of the combined company after the merger will reflect the financial results of FiberTower on a historical basis after giving effect to the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the merger.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
March 31, 2006
(in thousands)

	Historical		Pro Forma		Pro Forma
	FiberTower	First Avenue	Adjustments		Combined
Current assets:
Cash and cash equivalents	$ 82,296	$ 47,415	$ 4,120	(a)	$ 133,831
Certificates of deposit	—	20,037	—		20,037
Restricted cash and cash equivalents	1,862		—		1,862
Accounts receivable, net	1,261	427	—		1,688
Prepaid expenses and other current assets	993	665	(110	)(b)	1,548
Total current assets	86,412	68,544	4,010		158,966
Long-term restricted cash and cash equivalents	1,648	134	—		1,782
Property and equipment, net of accumulated depreciation and amortization	99,563	5,240	—		104,803
FCC licenses	—	60,662	68,238	(c)	128,900
Goodwill	—	90,727	494,212	(d)	584,939
Deposits and other assets	334	753	—		1,087
Total assets	$ 187,957	$ 226,060	$ 566,461		$ 980,478
Current liabilities:
Accounts payable	$ 18,108	$ 2,142	—		$ 20,250
Accrued compensation and related benefits	1,396	631	—		2,027
Accrued taxes other than income taxes, current portion	—	363	—		363
Deferred revenue, current portion	—	141	—		141
Accrued lease liability, current portion	—	269	—		269
Other accrued liabilities	1,239	723	—		1,962
Total current liabilities	20,743	4,269	—		25,012
Deferred revenue, less current portion	—	338	—		338
Deferred rent	375	—	—		375
Asset retirement obligations	730	—			730
Long term accounts payable	458				458
Accrued lease liability, less current portion	—	269	—		269
Accrued taxes other than income taxes, less current portion	—	3,760	—		3,760
Convertible preferred stock	220,675	—	(220,675	)(e)	—
Stockholders’ equity (deficit):
			(2	)(f)
Common stock	2	63	73	(f)	136
			(279,021	)(g)
			779,653	(f)
Additional paid-in capital	695	279,021	220,653	(e)	1,001,001
Note receivable from stockholders	(4,120)	—	4,120	(a)	—
Deferred stock based compensation	(2)	—	—		(2)
Accumulated deficit	(51,599)	(61,660)	61,660	(g)	(51,599)
Total stockholders’ equity (deficit)	(55,024)	217,424	787,136		949,536
Total liabilities and stockholders’ equity (deficit)	$ 187,957	$ 226,060	$ 566,461		$ 980,478

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	FiberTower	First Avenue	Adjustments		Combined
Service revenues	$ 6,224	$ 1,325	$ —		$ 7,549
Operating expenses:
Cost of service revenues	19,224	3,470	—		22,694
Sales and marketing	3,822	2,528	—		6,350
General and administrative	4,444	8,373	—		12,817
Depreciation and amortization	3,096	105	—		3,201
Total costs and expenses	30,586	14,476	—		45,062
Loss from operations	(24,362)	(13,151)	—		(37,513)
Other income (expense):
Interest income	2,683	1,825	—		4,508
Interest expense	(223)	—	—		(223)
Other	(7)	—	—		(7)
Other income, net	2,453	1,825	—		4,278
Net loss	$(21,909)	$(11,326)	$ —		$(33,235)
Basic and diluted loss per share	$ (1.49)	$ (0.19)			$ (0.28)
Number of common shares used in per share amounts	14,660	58,860	(14,660	)(h)	119,295
			(58,860	)(h)
			67,004	(i)
			52,290	(j)

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

Pro Forma Condensed Combined Consolidated Statement of Operations
For the Three Months Ended March 31, 2006
(unaudited)
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	FiberTower	First Avenue	Adjustments		Combined
Service revenues	$ 2,523	$ 378	$ —		$ 2,901
Operating expenses:
Cost of service revenues	6,324	1,336	—		7,660
Sales and marketing	879	1,238	—		2,117
General and administrative	1,842	2,318	110	(b)	4,270
Depreciation and amortization	1,027	77	—		1,104
Total costs and expenses	10,072	4,969	110		15,151
Loss from operations	(7,549)	(4,591)	(110)		(12,250)
Other income (expense):
Interest income	1,119	690	—		1,809
Interest expense	(47)	—	—		(47)
Other	—	—	—		—
Other income, net	1,072	690	—		1,762
Net loss	$(6,477)	$(3,901)	$ (110)		$(10,488)
Basic and diluted loss per share	$ (0.38)	$ (0.06)			$ (0.08)
Number of common shares used in per share amounts	16,860	61,015	(16,860	)(h)	139,443
			(61,015	)(h)
			67,004	(i)
			72,439	(j)

p

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of presentation

These unaudited pro forma condensed combined consolidated financial statements present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transaction and adjustments described in these footnotes. These unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of the results that may be expected to occur in the future.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of FiberTower and First Avenue and has been prepared to reflect the merger as if it had been consummated on March 31, 2006. Such pro forma information is based upon the historical balance sheet data of each of FiberTower and First Avenue at March 31, 2006. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 combines FiberTower’s historical statement of operations for the year then ended with First Avenue’s historical consolidated statement of operations for the year then ended, as if the merger had been consummated on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2006 combines FiberTower’s historical statement of operations for the three months then ended with First Avenue’s historical consolidated statement of operations for the three months then ended, as if the merger had been consummated on January 1, 2005.

First Avenue adopted the provisions of SFAS No. 123(R), Share-Based Payment, on January 1, 2005 using the modified prospective method. FiberTower adopted the provisions of SFAS No. 123(R) on January 1, 2006 using the prospective method. Therefore, the historical statements of operations of First Avenue and FiberTower included in the accompanying unaudited pro forma condensed combined consolidated statements of operations are not comparable with respect to the recognition of stock-based compensation.

2.  Pro forma transaction

On May 14, 2006, FiberTower and First Avenue signed a definitive merger agreement, whereby First Avenue would acquire all of the issued and outstanding shares and stock options of FiberTower in exchange for the issuance of shares and stock options of First Avenue.

The merger of First Avenue and FiberTower will be accounted for as a reverse acquisition under the purchase method of accounting principally because the stockholders of FiberTower will (i) hold approximately 51% of the common stock of the combined company, and (ii) designate the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, FiberTower will be considered the acquiring entity and First Avenue will be considered the acquired entity. The financial statements of the combined company after the merger will reflect the financial results of FiberTower on a historical basis after giving effect to the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the merger.

The total purchase consideration is as follows (in thousands):

	Shares To be Issued	Estimated Fair Value
Shares of First Avenue common stock	67,004	$733,695
First Avenue stock options and warrants	5,775	44,070
Estimated acquisition costs to be incurred by FiberTower		2,000
Total Purchase Price		$779,765

The estimated fair value per share of First Avenue common stock of $10.95 is based on the closing market price on June 26, 2006. Ultimately, in its historical financial statements for periods after the consummation of the merger, FiberTower will use the merger consummation date, rather than the aforementioned June 26, 2006 surrogate date, as the measurement date for purchase accounting purposes.

The table below details the sensitivity of the total purchase price and goodwill to changes in the fair value per share of First Avenue common stock:

Fair value of First Avenue common stock	$7.00	$8.00	$9.00	$10.00	$10.95	$12.00	$13.00
Shares of First Avenue common stock	$469,029	$536,033	$603,037	$670,041	$733,695	$804,049	$871,053
First Avenue stock options and warrants	$24,224	$28,981	$33,973	$39,078	$44,070	$49,673	$55,055
Estimated acquisition costs to be incurred by FiberTower	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000
Total Purchase Price	$495,254	$567,013	$639,010	$711,119	$779,765	$855,722	$928,108
Implied Goodwill	$300,428	$372,188	$444,185	$516,293	$584,939	$660,896	$733,282

The fair value of the First Avenue stock options and warrants (all of which will be fully vested at the time of the merger), for purposes of the purchase consideration, has been calculated based on the fair value per share of First Avenue common stock described above using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	5.03% - 5.1	5%
Expected dividend yield	0%
Expected life	1-8.5 years
Volatility	64.2% - 119.	3%

The purchase consideration was allocated to assets acquired and liabilities assumed based on management’s preliminary analysis and estimates of their fair values, which was based partially on a valuation prepared by a third party with respect to First Avenue’s FCC licenses. Management’s estimates of fair values are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable.

The preliminary allocation of the purchase price as of March 31, 2006, which is subject to material change based on a final valuation of the assets acquired and liabilities assumed as of the closing date, is as follows:

Estimated Fair Value
Net tangible assets	$65,926
FCC licenses	128,900
Goodwill	584,939
$779,765

3. Pro forma adjustments

The unaudited pro forma condensed combined consolidated financial statements give effect to the transaction described in Note 2 as if it had occurred on March 31, 2006 for purposes of the pro forma condensed combined consolidated balance sheet and on January 1, 2005 for purposes of the pro forma condensed combined consolidated statements of operations. The pro forma consolidated statements of operations do not include any restructuring charges that may arise with respect to First Avenue as a result of the transaction described in Note 2. Adjustments in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)          Adjustment to reflect repayment with cash of notes receivable from stockholders, including accrued interest.

(b)         Adjustment to reflect expense of capitalized merger costs for First Avenue as of March 31, 2006.

(c)          Adjustment to reflect estimated fair market value of the FCC spectrum. Fair market value determined through latest spectrum valuation at December 31, 2005.

(d)         Adjustment to record estimated goodwill related to the merger.

(e)          Adjustment to reflect conversion of convertible preferred stock to common stock.

(f)            Adjustment to reflect fair value of common stock of First Avenue, net of adjustments to reflect the elimination of FiberTower’s par value common stock and the substitution of First Avenue’s par value common stock.

(g)          Adjustment to eliminate First Avenue’s historical stockholders’ equity.

(h)         Adjustment to eliminate the weighted average outstanding common shares for FiberTower and First Avenue and replace them with the weighted average outstanding shares of common and preferred stock of FiberTower (adjusted for the merger exchange ratio).

(i)            Adjustment to record First Avenue common shares outstanding at the time of the closing of the merger, as if such shares were outstanding at the beginning of the period.

(j)             Adjustment to record conversion of FiberTower preferred stock to common stock and the conversion of both common stock and preferred stock pursuant to the exchange ratio.

WHERE YOU CAN FIND MORE INFORMATION

First Avenue files annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-(800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding First Avenue are available. We maintain a website at http://www.firstavenet.com. The material located on our website is not a part of this information statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission:

•        First Avenue’s Annual Report on Form 10-K for the year ended December 31, 2005;

•        First Avenue’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•        First Avenue’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2006 and May 18, 2006; and

•        First Avenue’s Definitive Proxy Statement on Schedule 14A for its 2006 Annual Meeting, filed on April 26, 2006.

We also incorporate by reference any additional documents that are filed with the Securities and Exchange Commission between the date of this information statement and the date of the special meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include our periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this information statement will be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in this information statement or any other subsequently filed information statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this information statement.

You can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement. Stockholders may obtain documents incorporated by reference into this information statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

First Avenue Networks, Inc.

7925 Jones Branch Drive, Suite 3300

McLean, Virginia 22102

Attention: Investor Relations

Phone: (703) 873-4165

We have provided all information contained in or incorporated by reference into this information statement with respect to First Avenue. FiberTower has provided all information contained in this information statement with respect to FiberTower. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this information statement. We have not authorized any person to provide you with any information that is different from what is contained in this information statement. This information statement is dated July 24, 2006. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing to you of this information statement will not create any implication to the contrary. This information statement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful.

FiberTower Corporation
Index to Financial Statements

Financial statement schedules have been omitted because they are not required, not applicable or the information is otherwise included in the notes to the financial statements.

Report of Ernst & Young LLP, Independent Registered
Public Accounting Firm

The Board of Directors
FiberTower Corporation

We have audited the accompanying balance sheets of FiberTower Corporation as of December 31, 2005 and 2004, and the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FiberTower Corporation at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

San Francisco, California
April 21, 2006
except for (i) the last paragraph of the section of Note 1 entitled “Organization and Operations,” as to which the date is July 5, 2006, (ii) the first five paragraphs of the section of Note 1 entitled “Proposed Merger Transaction,” as to which the date is May 14, 2006, (iii) the last two paragraphs of the section of Note 1 entitled “Proposed Merger Transaction,’’ as to which the  date is June 22, 2006, (iv) the sections of Note 1 entitled “Segments” and “Loss Per Share,” as to which the date is June 27, 2006, (v) the last paragraph of the section of Note 6 entitled “Liquidation,” as to which the date is June 27, 2006, (vi) the last four paragraphs of the section of Note 7 entitled “Stock Option Plan,” as to which the date is June 27, 2006 and (vii) Note 8, as to which the date is June 27, 2006

FiberTower Corporation
Balance Sheets
(All amounts are in thousands, except share and per share data)

	December 31,		March 31,
	2005	2004	2006
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,936	$25,620	$82,296
Restricted cash and cash equivalents	1,844	—	1,862
Accounts receivable	822	327	1,261
Prepaid expenses and other current assets	1,113	541	993
Total current assets	116,715	26,488	86,412
Long-term restricted cash and cash equivalents	1,636	3,650	1,648
Property and equipment, net	77,199	26,823	99,563
Deposits and other long-term assets	299	141	334
Total assets	$195,849	$57,102	$187,957
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$18,927	$5,859	$18,108
Accrued compensation and related benefits	1,782	631	1,396
Other accrued liabilities	1,484	518	1,239
Total current liabilities	22,193	7,008	20,743
Deferred rent	320	43	375
Asset retirement obligations	571	—	730
Long-term accounts payable	629	2,036	458
Commitments and contingencies
Convertible preferred stock, $.0001 par value; 225,000,000 shares authorized at December 31, 2005 and March 31, 2006 (unaudited) and 98,800,863 shares authorized at December 31, 2004; 223,850,026 shares issued and outstanding at December 31, 2005 and March 31, 2006 (unaudited) and 98,800,863 shares issued and outstanding at December 31, 2004 (liquidation preference value of $223,850 at December 31, 2005 and March 31, 2006 (unaudited))	220,675	70,847	220,675
Stockholders’ deficit:
Common stock, $.0001 par value; 325,000,000 shares authorized at December 31, 2005 and March 31, 2006 and 140,000,000 shares authorized at December 31, 2004; 17,663,950, 17,248,453 and 17,743,218 shares issued and outstanding at December 31, 2005 and 2004, and at March 31, 2006 (unaudited), respectively	2	2	2
Additional paid-in capital	682	379	695
Notes receivable from stockholders, including accrued interest of $79 and $120 as of December 31, 2005 and as of March 31, 2006 (unaudited), respectively (none as of December 31, 2004)	(4,079)	—	(4,120)
Deferred stock-based compensation	(22)	—	(2)
Accumulated deficit	(45,122)	(23,213)	(51,599)
Total stockholders’ deficit	(48,539)	(22,832)	(55,024)
Total liabilities, convertible preferred stock and stockholders’ deficit	$195,849	$57,102	$187,957

See accompanying notes.

FiberTower Corporation
Statements of Operations
(All amounts are in thousands, except share and per share data)

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
				(Unaudited)
Service revenues	$6,224	$2,624	$736	$2,523	$909
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	19,224	8,701	2,918	6,324	3,317
Sales and marketing	3,822	2,572	1,572	879	897
General and administrative	4,444	2,529	1,405	1,842	942
Depreciation and amortization	3,096	1,233	563	1,027	613
Total operating expenses	30,586	15,035	6,458	10,072	5,769
Loss from operations	(24,362)	(12,411)	(5,722)	(7,549)	(4,860)
Other income (expense):
Interest income	2,683	485	140	1,119	136
Interest expense	(223)	(138)	(37)	(47)	(71)
Miscellaneous expense, net	(7)	(1)	(7)	—	—
Other income, net	2,453	346	96	1,072	65
Net loss	$(21,909)	$(12,065)	$(5,626)	$(6,477)	$(4,795)
Basic and diluted loss per share	$(1.49)	$(1.11)	$(0.84)	$(0.38)	$(0.36)
Weighted average number of shares used in per share amounts:
Basic and diluted	14,660,071	10,846,078	6,676,660	16,860,267	13,266,994

See accompanying notes.

FiberTower Corporation

Statements of Convertible Preferred Stock and Stockholders’ Deficit
(All amounts are in thousands, except share and per share data)

			Stockholders’ Deficit
	Convertible Preferred Stock		Common Stock		Additional Paid-in	Notes Receivable from	Deferred Stock- based	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stockholders	Compensation	Deficit	Deficit
Balance at December 31, 2002	31,751,651	$17,020	15,651,072	$2	$315	$—	$—	$(5,522)	$(5,205)
Issuance of convertible preferred stock, Series B, net of issuance costs of $168	22,296,080	14,833	—	—	—	—	—	—	—
Conversion of Senior convertible preferred stock to Series B convertible preferred stock	1,246,291	—	—	—	—	—	—	—	—
Issuance of common stock upon increase in number of shares reserved for issuance	—	—	808,301	—	—	—	—	—	—
Issuance and remeasurement of stock options granted to nonemployees for services rendered	—	—	—	—	5	—	—	—	5
Issuance of common stock upon exercise of stock options	—	—	149,479		7	—	—	—	7
Net loss	—	—	—	—	—	—	—	(5,626)	(5,626)
Balance at December 31, 2003	55,294,022	31,853	16,608,852	2	327	—	—	(11,148)	(10,819)
Issuance of convertible preferred stock, Series C, net of issuance costs of $163	43,506,841	38,994	—	—	—	—	—	—	—
Issuance and remeasurement of stock options granted to nonemployees for services rendered	—	—	—	—	4	—	—	—	4
Issuance of common stock upon exercise of stock options	—	—	639,601	—	48	—	—	—	48
Net loss	—	—	—	—	—	—	—	(12,065)	(12,065)
Balance at December 31, 2004	98,800,863	70,847	17,248,453	2	379	—	—	(23,213)	(22,832)
Issuance of convertible preferred stock, Series A, net of issuance costs of $172	150,000,000	149,828	—	—	—	—	—	—	—
Conversion of convertible preferred stock, Series A-1, Series B and Series C, into convertible preferred stock, Series A	(24,950,837)	—	—	—	—	—	—	—	—
Issuance and remeasurement of stock options granted to nonemployees for services rendered	—	—	—	—	4	—	—	—	4
Issuance of common stock upon exercise of stock options	—	—	365,497	—	47	—	—	—	47
Issuance of common stock to nonemployee for services rendered	—	—	50,000	—	14	—	—	—	14
Issuance of notes receivable from stockholders	—	—	—	—	—	(4,000)	—	—	(4,000)
Accrual of interest on notes receivable from stockholders	—	—	—	—	—	(79)	—	—	(79)
Deferred stock-based compensation	—	—	—	—	238	—	(49)	—	189
Amortization of deferred stock-based compensation	—	—	—	—	—	—	27	—	27
Net loss	—	—	—	—	—	—	—	(21,909)	(21,909)
Balance at December 31, 2005	223,850,026	220,675	17,663,950	2	682	(4,079)	(22)	(45,122)	(48,539)
Issuance of common stock upon exercise of stock options (unaudited)	—	—	79,268	—	13	—	—	—	13
Accrual of interest on notes receivable from stockholders (unaudited)	—	—	—	—	—	(41)	—	—	(41)
Amortization of deferred stock-based compensation (unaudited)	—	—	—	—	—	—	20	—	20
Net loss (unaudited)	—	—	—	—	—	—	—	(6,477)	(6,477)
Balance at March 31, 2006 (unaudited)	223,850,026	$220,675	17,743,218	$2	$695	$(4,120)	$(2)	$(51,599)	$(55,024)

See accompanying notes.

FiberTower Corporation
Statements of Cash Flows
(All amounts are in thousands)

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
				(Unaudited)
Operating activities
Net loss	$(21,909)	$(12,065)	$(5,626)	$(6,477)	$(4,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,096	1,233	563	1,027	613
Accretion of asset retirement obligations	65	—	—	19	34
Employee stock-based compensation	216	—	—	20	—
Other stock-based compensation	18	4	5	—	—
Loss on disposal of equipment	5	1	7	4	—
Net changes in operating assets and liabilities:
Restricted cash and cash equivalents	170	(2,943)	(303)	(30)	(29)
Accounts receivable	(495)	(173)	(124)	(439)	(124)
Prepaid expenses and other current assets	(572)	(289)	(150)	120	(65)
Deposits and other long-term assets	(158)	(127)	192	(35)	(67)
Accounts payable	11,661	5,131	1,816	(990)	(1,613)
Accrued compensation and related benefits	1,151	489	81	(386)	260
Other accrued liabilities and deferred rent	1,243	435	76	(190)	436
Deferred revenues	—	—	(5)	—	5
Accrued interest on notes receivable from stockholders	(79)	—	—	(41)	—
Net cash used in operating activities	(5,588)	(8,304)	(3,468)	(7,398)	(5,345)
Investing activities
Purchases of property and equipment	(52,971)	(20,367)	(6,350)	(23,255)	(4,919)
Net cash used in investing activities	(52,971)	(20,367)	(6,350)	(23,255)	(4,919)
Financing activities
Proceeds from issuance of convertible preferred stock, net	149,828	38,994	14,832	—	—
Proceeds from issuance of common stock	47	48	7	13	22
Issuance of notes receivable from stockholders	(4,000)	—	—	—	—
Net cash provided by financing activities	145,875	39,042	14,839	13	22
Net increase (decrease) in cash and cash equivalents	87,316	10,371	5,021	(30,640)	(10,242)
Cash and cash equivalents at beginning of period	25,620	15,249	10,228	112,936	25,620
Cash and cash equivalents at end of period	$112,936	$25,620	$15,249	$82,296	$15,378
Supplemental disclosures
Cash paid for interest	$150	$103	$6	$2	$22

See accompanying notes.

FiberTower Corporation
Notes to Financial Statements
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies

Organization and Operations

FiberTower Corporation (the “Company”) was incorporated on July 19, 2000 in the State of Delaware to build and operate a shared high-capacity backhaul network for wireless operators and service providers in the United States. The Company commenced its planned principal operations during 2003 and is no longer in the development stage.

The Company is subject to a number of risks associated with its stage of development, including, but not limited to, dependence on key employees, dependence on key customers and suppliers, potential competition from larger, more established companies, the ability to develop and bring new services or products to market (including the expansion of the Company’s network), the ability to attract and retain additional qualified personnel and the ability to obtain adequate financing to support its growth.

The Company has incurred losses and negative cash flows from operating and investing activities since its inception, and it had an accumulated deficit of $45,122 and $51,599 as of December 31, 2005 and March 31, 2006, respectively. Through March 31, 2006, the Company has relied primarily on equity financings to fund its operating and investing activities.

On July 5, 2006, the Company and certain of its investors executed binding financial support agreements under which such investors will provide the Company with the necessary working capital, in the form of equity or debt financing, to enable it to continue as a going concern (on a stand-alone basis) until at least December 31, 2007. However, such financial support agreements will be terminated upon the earlier of: (i) the date the proposed merger described below is consummated and (ii) December 31, 2007.

Proposed Merger Transaction

On May 14, 2006, the Company and First Avenue Networks, Inc. (“First Avenue”) entered into a definitive merger agreement (the “Agreement”). Under the terms of the Agreement, all of the outstanding shares of the Company’s Series A Convertible Preferred Stock (“Series A”) will be converted to shares of the Company’s common stock immediately before the closing of the merger. Following such conversion, First Avenue will issue approximately 72,986,000 shares of common stock in exchange for all of the issued and outstanding common shares of the Company (excluding those shares held by dissenting stockholders). In addition, all outstanding stock options of the Company will be converted to options for the purchase of First Avenue common stock.

The conversion of the Company’s outstanding shares and options into the respective equity securities of First Avenue will result in the stockholders and option holders of the Company owning 51%, on a fully diluted basis, of the outstanding shares of First Avenue following the merger. (The aforementioned 51% voting interest calculation includes only in-the-money options that are vested and exercisable.) In addition, under the terms of the Agreement, the Chief Executive Officer (“CEO”) of First Avenue will be the CEO of the combined company. The Company will designate five members and First Avenue will designate three members to the board of directors of the combined company. The CEO will also be a director of the combined company. Each standing committee of the board of directors will consist of one member designated by First Avenue and two members designated by the Company. Following the merger, First Avenue will be renamed “FiberTower Corporation.”

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The merger of First Avenue and the Company will be accounted for as a reverse acquisition of First Avenue by the Company under the purchase method of accounting because the Company’s stockholders will own a majority of the shares, on a fully diluted basis, of the combined company following the merger. In addition, the Company will designate the majority of the members of the board of directors and of each of the standing committees of the combined company. The financial statements following the merger will reflect the operating results of the Company on a historical basis and First Avenue’s operating results after the effective date of the merger.

The consummation of the Agreement is subject to certain legal and regulatory approvals.

In connection with the Agreement, the Company agreed to provide certain severance benefits, including cash compensation and the acceleration of vesting of 50% of the respective outstanding stock options, to any of its officers who are involuntarily terminated as a result of the merger.

On May 12, 2006, in connection with the proposed merger, the Company agreed to grant two employees (one of whom is an executive officer) and a director a total of 467,907 shares of restricted common stock (determined on a pre-merger basis). On June 22, 2006, the Board of Directors modified the employees’ award of 311,938 shares to vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the third quarter of 2006; (ii) the date of termination of such employee’s employment other than for cause; and (iii) such employee’s death. On June 22, 2006, the director’s award of 155,969 shares of restricted common stock (determined on a pre-merger basis) was modified to vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the fourth quarter of 2006; (ii) the date of termination of such director’s services to the Company other than for cause; and (iii) the director’s death.

On June 22, 2006, the Company’s Board of Directors granted an executive officer of the Company 155,969 shares of restricted common stock (determined on a pre-merger basis). This award will vest on the earlier of the following after the consummation of the merger: (i) the seventh day after earnings are released for the third quarter of 2006; or (ii) such person’s death.

Unaudited Financial Information

The accompanying balance sheet of the Company as of March 31, 2006, the related statements of operations, and cash flows for the three months ended March 31, 2005 and 2006, and the related statement of convertible preferred stock and stockholders’ deficit for the three months ended March 31, 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the 2005 audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the Company’s financial position at March 31, 2006 and the results of its operations and its cash flows for the three months ended March 31, 2005 and 2006. The results for the three months ended March 31, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Segments

The Company operates in one business segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates. The Company’s critical accounting estimates include (i) useful life assignments and impairment evaluations associated with long-lived assets, (ii) revenue recognition, (iii) establishment of accounts receivable allowances, (iv) asset retirement obligations, (v) deferred rent, (vi) valuation of the Company’s common stock and stock-based awards, and (vii) establishment of valuation allowances associated with deferred tax assets.

Cash Equivalents and Fair Values of Financial Instruments

The Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company’s cash equivalents, including restricted balances, consisted of money market mutual funds with an aggregate cost and fair market value of $115,769, $28,395 and $85,155 as of December 31, 2005 and 2004, and March 31, 2006, respectively.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company classifies all investments as available-for-sale at the time of purchase, and it reevaluates such designation at each balance sheet date. Cash equivalents are stated at their fair market values, which were determined based on quoted market prices. Unrealized gains and losses on available-for-sale securities are recognized as a component of other comprehensive income (loss). There were no unrealized gains and losses on available-for-sale securities at December 31, 2005 and 2004 or March 31, 2006. Accretion of discounts and amortization of premiums on investments are included in interest income.

The fair values of the Company’s other financial instruments, which consist of interest-bearing accounts payable to certain vendors (Note 3) and notes receivable from stockholders (Note 7), are estimated by discounting the respective future cash flows using rates at which similar types of borrowing or lending arrangements with comparable maturities could be obtained, or would be issued, by the Company. The aggregate estimated fair values of the Company’s other financial instruments approximated their respective carrying values as of December 31, 2005 and 2004, and March 31, 2006.

Restricted Cash and Cash Equivalents

In connection with an equipment financing arrangement (Note 3), the Company was required to maintain a letter of credit with a financial institution in the amount of $1,300, $3,074 and $1,300 as of December 31, 2005 and 2004, and March 31, 2006, respectively. This letter of credit, which expires on June 30, 2006, was collateralized by cash and cash equivalents of $1,844, $3,134 and $1,862 as of December 31, 2005 and 2004, and March 31, 2006, respectively.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Also, in relation to a service supplier agreement that was executed in 2005, the Company was required to maintain a restricted cash equivalent balance with a financial institution of $1,000 and $1,009 as of December 31, 2005 and March 31, 2006, respectively. Additionally, in relation to lines of credit with certain equipment vendors (Note 3), the Company maintains a restricted cash account at a financial institution. The restricted cash balance associated with these lines of credit was $620 as of December 31, 2005, $500 as of December 31, 2004 and $623 as of March 31, 2006. The Company also maintains two additional letters of credit with a financial institution in connection with other obligations. These letters of credit, which expire between July 13, 2006 and November 15, 2006, totaled $16 at December 31, 2005 and 2004 and March 31, 2006 and were collateralized by cash equivalents of $16 as of such dates. The total restricted cash and cash equivalents balance as of December 31, 2005 and 2004, and March 31, 2006 was $3,480, $3,650 and $3,510, respectively.

Revenue and Expense Recognition

The Company recognizes revenues relating to its shared high-capacity wireless backhaul service when (i) persuasive evidence of an arrangement exists, (ii) the services have been provided to the customer, (iii) the sales price is fixed or determinable and (iv) the collection of the sales price is reasonably assured. Revenues earned for which the customer has not been billed are recorded as “unbilled revenues.” Amounts billed in advance of providing service are deferred and recorded as “deferred revenues.” However, there were no unbilled revenues or deferred revenues as of December 31, 2005 and 2004, and March 31, 2006. Incremental direct costs of service activation are charged to expense as incurred. The Company purchases electricity and leases collocation site space from certain of its customers. The Company receives an identifiable benefit in exchange for the amounts paid to its customers and the Company can reasonably estimate the fair value of the purchased electricity and leased tower site space. Therefore, such amounts are charged to cost of service revenues as incurred, unless the amount paid exceeds the respective fair value, in which case the differential is recorded as a reduction of service revenues. Other consideration provided to customers, such as customer incentives, is recorded as a reduction of service revenues.

The Company may encounter billing disputes with certain customers in the ordinary course of business in the telecommunications industry. Management believes the impact of such disputes on the Company’s accounts receivable and revenues is reasonably estimable based on historical experience. Accordingly, the Company will maintain an allowance, through charges to revenues, based on management’s best estimate of the ultimate resolution of customer disputes. The Company does not believe an allowance of this type is necessary as of December 31, 2005 or 2004 or March 31, 2006.

The Company performs ongoing evaluations of its customers’ financial condition and generally does not require collateral or other credit enhancements. The Company will record an allowance for bad debts based on historical experience and management’s best estimate of future credit losses. The Company does not believe an allowance of this type is necessary as of December 31, 2005 or 2004 or March 31, 2006.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk, Significant Customers and Key Suppliers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted cash and cash equivalents and notes receivable from stockholders (Note 7). Cash, cash equivalents and restricted cash and cash equivalents consist principally of money market mutual funds held by one domestic financial institution with a high credit standing.

For the years ended December 31, 2005, 2004 and 2003 and the three months ended March 31, 2006 and 2005, two customers accounted for a significant portion of the Company’s revenues, as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
Cingular Wireless	88.3%	86.4%	90.3%	80.5%	88.3%
Sprint PCS	9.3%	13.6%	8.8%	11.8%	11.5%

Accounts receivable from these two customers comprised the following percentages of the Company’s total accounts receivable balances at December 31, 2005 and 2004, and March 31, 2006:

	December 31,		March 31,
	2005	2004	2006
Cingular Wireless	86.9%	90.2%	68.9%
Sprint PCS	10.1%	9.8%	18.9%

The Company is dependent on a limited number of suppliers for certain equipment used to provide its services. The Company has generally been able to obtain an adequate supply of such equipment. However, an extended interruption in the supply of equipment currently obtained from its suppliers could adversely affect the Company’s business and results of operations.

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over estimated useful lives ranging from three to ten years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

The Company capitalizes costs incurred in bringing its network equipment to an operational state. Costs directly associated with the acquisition, construction and installation of network equipment are capitalized as a cost of that equipment. Indirect costs that relate to several sites are capitalized and allocated to the respective network equipment to which the costs relate. Other indirect costs are charged to expense as incurred. As of December 31, 2005 and 2004 and March 31, 2006, network equipment included capitalized internal labor costs of $5,970, $2,444 and $7,217, respectively.

The Company accounts for software developed or obtained for internal use in accordance with Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

for Internal Use. SOP 98-1 requires entities to capitalize certain costs related to internal-use software once certain criteria have been met. As of December 31, 2005 and 2004 and March 31, 2006, capitalized internal-use software included capitalized internal labor costs of $539, $313 and $672, respectively.

Property and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized whenever (i) the estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset and (ii) the fair value of the asset is less than its carrying value. When an impairment loss is identified, the carrying value of the asset is reduced to its fair value.

During 2005, pursuant to an amendment of a contract with one of the Company’s customers, the Company received a cash payment from such customer in the amount of $559. This contract amendment allows the customer to terminate the Company’s services at specified collocation sites that are used to serve such customer (along with other customers, in most instances), if so requested by the customer. The Company believes this contract amendment will result in the decommissioning of certain collocation sites that are used exclusively to serve this customer. The network equipment located at these sites will be redeployed elsewhere in the Company’s network. However, the related equipment installation and collocation site acquisition costs, which had an aggregate net carrying value of $106 at December 31, 2005 (net of an agreed-upon per site reimbursement that the customer will provide the Company when these collocation sites are decommissioned), have no alternative use or salvage value. Therefore, the Company considered these long-lived assets to be impaired as of December 31, 2005. The resultant long-lived asset impairment charge of $106 (which is included in cost of service revenues for the year ended December 31, 2005) has been offset by the aforementioned cash payment from the customer. The remainder of such cash payment has also been recorded as a reduction of cost of service revenues for the year ended December 31, 2005.

Asset Retirement Obligations

The Company recognizes liabilities for asset retirement obligations relating to the estimated costs of removing network equipment from its leased collocation sites, as stipulated in the related lease agreements. The asset retirement obligations are recognized in the period in which they are incurred if a reasonable estimate of their fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived assets and depreciated on a straight-line basis over their estimated useful life of ten years. As of December 31, 2005 and March 31, 2006 and 2005, the Company’s asset retirement obligations were $571, $730 and $298, respectively. As of December 31, 2004, the Company’s asset retirement obligations were not material.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

A summary of the asset retirement obligations activity is as follows:

	Year Ended December 31,	Three Months Ended March 31,
	2005	2006	2005
Asset retirement obligations at beginning of period	$—	$571	$—
Liabilities incurred in the current period	506	140	264
Liabilities settled in the current period	—	—	—
Accretion expense	65	19	34
Revisions in estimated cash flows	—	—	—
Asset retirement obligations at end of period	$571	$730	$298

Accounting for Stock-Based Compensation

Until December 31, 2005, the Company accounted for stock-based awards to employees (including nonemployee directors) using the intrinsic-value method set forth in Accounting Principles Board Opinion (“APBO”) No. 25, Accounting for Stock Issued to Employees and as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. Under the intrinsic-value method, when the exercise price of the Company’s employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APBO No. 25 and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative.

The Company adopted SFAS No. 123(R) on a prospective basis effective January 1, 2006. Under the prospective method, the Company continues to account for outstanding stock options at the date of adoption of SFAS No. 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes.

All awards granted, modified or settled after January 1, 2006 will be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). The Company used the minimum-value method for pro forma disclosures under the original provisions of SFAS No. 123. Therefore, the Company has not provided pro forma disclosures for outstanding awards accounted for under the intrinsic-value method of APBO No. 25 for all periods presented after the adoption of SFAS No. 123(R).

The Company did not grant, modify or settle any stock-based awards during the three months ended March 31, 2006. Therefore, the adoption of SFAS No. 123(R) did not affect the Company’s unaudited financial statements for such period. The impact of applying SFAS No. 123(R) in future periods will depend on the levels of share-based payments granted in such periods. When share-based payments are

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

made, the Company will determine the fair value of each award at the grant date using the Black-Scholes-Merton option valuation model. Generally, the Company’s stock options vest ratably over a four-year period from date of grant and have a contractual term of ten years. Expected volatilities will be calculated based on the historical volatilities of similar public companies in the telecommunications industry. The expected term of options granted will be based on an average of the vesting term and the contractual life of the option, which represents management’s estimate of the period that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the options will be based on the U.S. Treasury yield curve in effect at the time of the grant.

The Company will use the straight-line method for share based payment expense recognition, and will estimate forfeitures and only recognize expense for those awards expected to vest. The Company’s estimated forfeiture rate for 2006, based on its historical forfeiture experience, is expected to be approximately 17%.

Additionally, SFAS No. 123(R) requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption.

The Company accounts for stock option grants to nonemployees using the fair-value method set forth in SFAS No. 123.

Advertising Costs

Advertising costs are charged to sales and marketing expense as incurred. The Company incurred no advertising costs during the years ended December 31, 2005, 2004 and 2003, or during the three months ended March 31, 2006 and 2005.

Income Taxes

The Company uses the liability method to account for income taxes as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Loss Per Share

Basic net loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period, less shares subject to repurchase, and excludes any dilutive effects of convertible preferred stock and stock options. Diluted net loss per share was the same as basic net loss per share in all periods presented because the Company had net losses in each of these periods.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

A reconciliation of the numerator and denominator used in the calculation of basic and diluted loss per share is as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
Numerator for basic and diluted net loss per share:
Net loss for period	$(21,909)	$(12,065)	$(5,626)	$(6,477)	$(4,795)
Denominator for basic and diluted net loss per share:
Weighted average common shares outstanding	17,521,202	16,994,770	16,114,414	17,673,211	17,368,249
Weighted average common shares outstanding subject to repurchase	(2,861,131)	(6,148,692)	(9,437,754)	(812,944)	(4,101,255)
Denominator for basic and diluted net loss per share	14,660,071	10,846,078	6,676,660	16,860,267	13,266,994

The following table sets forth potential shares of common stock, on a weighted average basis, that are not included in the diluted net loss per share calculations above, because to do so would be anti-dilutive for each of the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
Convertible preferred stock	159,098,542	93,913,793	42,587,592	223,850,026	98,800,863
Stock options	4,551,046	2,638,716	1,456,432	9,296,297	2,360,790
Unvested shares of common stock subject to repurchase	2,861,131	6,148,692	9,437,754	812,944	4,101,255
Total potential shares of common stock excluded from the computation of diluted loss per share	166,510,719	102,701,201	53,481,778	233,959,267	105,262,908

Recent Accounting Pronouncements

In November 2005, the FASB issued FASB Staff Position (“FSP”) FAS No. 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. FSP FAS No. 115-1 addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. FSP FAS No. 115-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in FSP FAS No. 115-1 amends SFAS No. 115 and APBO No. 18, The Equity Method of Accounting for Investments in Common Stock. The guidance in FSP FAS No. 115-1 shall be applied to reporting periods beginning after December 15, 2005. The adoption of this standard did not have a material impact on the Company’s first quarter 2006 financial statements.

In October 2005, the FASB issued FSP FAS No. 13-1, Accounting for Rental Costs Incurred during a Construction Period. FSP FAS No. 13-1 concludes that rental costs incurred during and after a construction period are for the right to control the use of a leased asset during and after construction of a leased asset, and that there is no distinction between the right to use a leased asset during the construction period and the right to use that asset after the construction period. Therefore, rental costs associated with ground or building operating leases that are incurred during a construction period should be recognized as rental expense. The guidance in FSP FAS No. 13-1 is to be applied to the first reporting period beginning after December 15, 2005. The guidance in FASP FAS No. 13-1 is consistent with how the Company has historically accounted for rental costs during a construction period and, therefore, the adoption of this standard did not have a material impact on the Company’s first quarter 2006 financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle, as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s first quarter 2006 financial statements.

In March 2005, the FASB issued Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations. FIN No. 47 clarifies that the term “conditional asset retirement obligation,” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to an unconditional legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. SFAS No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN No. 47 also clarifies when an entity would have sufficient information to

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

1.   Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

reasonably estimate the fair value of an asset retirement obligation. The adoption of FIN No. 47 did not have a material impact on the Company’s 2005 financial statements.

On May 15, 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity, such as mandatorily redeemable equity instruments. SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatorily redeemable instruments of nonpublic companies, to which the provisions of SFAS No. 150 must be applied in fiscal periods beginning after December 15, 2003. The application of SFAS No. 150 to pre-existing instruments should be recognized as the cumulative effect of a change in accounting principle. The adoption of SFAS No. 150 had no effect on the accompanying financial statements.

2.   Property and Equipment

Property and equipment consists of the following:

	December 31,		March 31,
	2005	2004	2006
Network equipment	$31,075	$13,299	$36,018
Internal-use computer software	1,175	1,058	1,226
Office equipment and other	2,241	1,021	2,611
	34,491	15,378	39,855
Less accumulated depreciation and amortization	4,968	1,879	5,995
Property and equipment in-service, net	29,523	13,499	33,860
Construction-in-progress	47,676	13,324	65,703
Property and equipment, net	$77,199	$26,823	$99,563

3.   Long-Term Accounts Payable and Vendor Contracts

Long-term accounts payable consists of trade payables with extended payment terms relating to the Company’s purchase of equipment, software and professional services from certain vendors. Two of these vendor contracts, which contain the nonrevolving lines of credit described below, assess interest on unpaid balances ($1,215, $1,425 and $1,144 as of December 31, 2005 and 2004, and March 31, 2006, respectively) at 10% per annum. Another of these vendor contracts assessed interest on unpaid balances ($0 and $240 as of December 31, 2005 and 2004, respectively) at the London Interbank Offered Rate, plus 6.75% per annum. And lastly, an additional vendor contract assessed interest on unpaid balances ($0 and $20 as of December 31, 2005 and 2004, respectively) at 8% per annum. All of the Company’s other long-term accounts payable balances at December 31, 2004 (none as of December 31, 2005 and March 31, 2006) bore no interest.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

3.   Long-Term Accounts Payable and Vendor Contracts (Continued)

Future principal payments under the terms of the respective vendor contracts are as follows as of December 31, 2005 and March 31, 2006:

	December 31,	March 31,
	2005	2006
Years ending December 31,
2006(1)	$586	$515
2007	579	579
2008	50	50
Total	1,215	1,144
Less current portion included in accounts payable	586	686
Long-term accounts payable	$629	$458

(1)          The March 31, 2006 amount reflects the future principal payments for the period April 1, 2006 to December 31, 2006.

Under certain circumstances, one of the Company’s vendors had the right to convert an accounts payable balance of $240 as of December 31, 2004 (none as of December 31, 2005) into a certain number of shares of the Company’s capital stock specified in the respective vendor contract. However, such conversion right lapsed during 2005 when the related accounts payable balance was extinguished.

Two of the Company’s vendor contracts contained nonrevolving lines of credit for the purchase of equipment in the aggregate amount of $5,000 through July 2, 2005 (as of December 31, 2005 and March 31, 2006, the Company had no additional borrowing capacity under these lines of credit). As of December 31, 2005 and March 31, 2006, the Company had utilized $3,063 of these lines of credit. The aggregate outstanding balance of $1,215 and $1,144 under these lines of credit as of December 31, 2005 and March 31, 2006, respectively, was collateralized by equipment with a net book value of approximately $2,950 and $2,868 as of such dates, respectively. These vendor contracts also contain certain covenants that, among other things, require the maintenance of a specified debt-to-equity ratio and restrict the incurrence of certain borrowings and liens on certain of the Company’s assets.

4.   Leasing Arrangements

The Company leases its facilities and certain vehicles and equipment under leasing arrangements that have been accounted for as operating leases in the accompanying financial statements. Certain of the Company’s operating leases contain renewal options and rent escalation clauses.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

4.   Leasing Arrangements (Continued)

Future minimum lease payments under operating leases with noncancelable terms in excess of one year were as follows as of December 31, 2005 and March 31, 2006:

	December 31,	March 31,
	2005	2006
Years ending December 31,
2006(1)	$5,053	$6,139
2007	4,826	8,545
2008	4,816	8,613
2009	4,622	8,499
2010	4,725	8,692
Thereafter	23,755	43,216
Total minimum lease payments	$47,797	$83,704

(1)          The March 31, 2006 amount reflects the minimum lease payments for the period April 1, 2006 to December 31, 2006.

Rent expense under all operating leases for the years ended December 31, 2005, 2004 and 2003 and the three months ended March 31, 2006 and 2005 was $2,685, $932, $351, $1,404, and $456, respectively. Payments under the Company’s operating leases that escalate over the term of the lease are recognized as rent expense on a straight-line basis.

5.   Guarantees and Other Contingencies

From time to time, the Company enters into certain types of contracts that contingently require it to indemnify various parties against claims from third parties. These contracts primarily relate to: (i) certain real estate leases, under which the Company may berequired to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; (ii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employmentrelationship; (iii) contracts under which the Company may be required to indemnify customers against third-party claims that a Company product or service infringes a patent, copyright or other intellectual property right; and (iv) procurement or license agreements under which the Company may be required to indemnify licensors or vendors for certain claims that may be brought against them arising from the Company’s acts or omissions with respect to the supplied products or technology.

Generally, a maximum obligation under these contracts is not explicitly stated. Because the obligated amounts associated with these types of agreements are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been required to make payments under these obligations, and no liabilities have been recorded for these obligations in the Company’s balance sheets.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

5.   Guarantees and Other Contingencies (Continued)

The Company is subject to certain legal proceedings and claims in the ordinary course of business. In the opinion of management, the ultimate outcome of these matters will not have a material impact on the Company’s financial position or results of operations.

As of December 31, 2005 and March 31, 2006, the Company had disputes with certain vendors concerning the amounts owed to them for purchases of equipment. The Company believes that such disputes will be resolved in the near term without a material effect on the Company’s financial statements. One of the disputes was resolved during the second quarter of 2006 and did not have a material effect on the Company’s financial statements.

6.   Convertible Preferred Stock

The following is a summary of the Company’s authorized, issued and outstanding convertible preferred stock:

			Shares Issued and
	Shares Authorized		Outstanding
	December 31,		December 31,
Series	2005	2004	2005	2004
Series A	225,000,000	—	223,850,026	—
Series A-1	—	21,064,815	—	21,064,815
Series B	—	34,229,207	—	34,229,207
Series C	—	43,506,841	—	43,506,841
	225,000,000	98,800,863	223,850,026	98,800,863

At March 31, 2006, the number of authorized, issued and outstanding shares of convertible preferred stock remained unchanged since December 31, 2005.

In July 2005, the Company issued 150,000,000 shares of Series A in a financing that generated net cash proceeds of $149,828. As a result of the Series A financing, all 98,800,863 issued and outstanding shares of Series A-1, Series B and Series C Convertible Preferred Stock were converted into 73,850,026 shares of Series A.

In July 2003, the Company issued 22,296,080 shares of Series B Convertible Preferred Stock (“Series B”) in a financing that generated net cash proceeds of $14,833. As a result, all 10,686,836 issued and outstanding shares of Senior Series 1 Convertible Preferred Stock and Senior Series 2 Convertible Preferred Stock and accrued dividends thereon were converted into 11,933,127 shares of Series B.

In connection with the issuance of convertible preferred stock in May 2002, the Company granted an entitlement to a maximum of 3,513,086 shares of common stock to certain stockholders if the number of shares of common stock reserved for issuance under the Stock Plan (Note 7)( the “Stock Plan Pool”) is

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

6.   Convertible Preferred Stock (Continued)

increased above 3,466,667 shares prior to the consummation of a Qualified Series B Financing. The grant date fair value of this entitlement was estimated to be $176 using the Black-Scholes option valuation model and the following assumptions: a risk-free interest rate of 3.5%; no dividend yield; expected volatility of 70%; and an expected life of two years. Such grant date fair value was recorded as a component of additional paid-in capital in the Company’s statement of stockholders’ deficit for the year ended December 31, 2002, which reduced the amount of proceeds ascribed to the May 2002 convertible preferred stock transaction. In July 2003, in connection with the issuance of Series B, the Company amended the Stock Plan to increase the Stock Plan Pool and, therefore, issued 808,301 shares of common stock pursuant to the aforementioned entitlement.

Liquidation

In the event of any voluntary or involuntary liquidation of the Company, the holders of Series A are entitled to a per share liquidation preference (the “Preferred Stock Preferences”) of $1.00 plus any declared and unpaid dividends, prior and in preference to any distribution of any assets or property of the Company to the holders of the outstanding common stock. After payment or the setting apart for payment of the Preferred Stock Preferences, any remaining assets of the Company will be distributed ratably among the holders of common stock.

A change in control of the Company may, in certain circumstances, constitute a liquidation and trigger the liquidation preferences associated with the outstanding shares of Series A. Because a change in control could occur and not be solely within the control of the Company, all convertible preferred stock is considered to be redeemable and, therefore, is classified outside of permanent equity in the accompanying financial statements in accordance with the reporting requirements of the Securities and Exchange Commission as described in Emerging Issues Task Force Topic D-98, Classification and Measurement of Redeemable Securities. However, because the timing of any such redemption is uncertain, the Company will not accrete the carrying value of the convertible preferred stock to its liquidation preference value until it becomes probable that redemption will occur.

Voting

The holders of Series A have the same voting rights as common stockholders. The holders of Series A are entitled to elect eight of ten directors.

Dividends

If the Company declares and pays dividends or other distributions on its common stock, the holders of Series A are entitled to receive such dividends on a pro rata basis as if their shares had been converted into shares of common stock. Through December 31, 2005 and March 31, 2006, no dividends have been declared on the Series A or common stock.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

6.   Convertible Preferred Stock (Continued)

Conversion

Each share of Series A is convertible at the option of the holder into shares of the Company’s common stock. Such conversion is determined by dividing $1.00 by the applicable conversion price. At the conversion price in effect as of December 31, 2005 and March 31, 2006, each share of Series A would convert into one share of common stock. The conversion price per share for Series A will be adjusted for certain dilutive issuances, stock dividends, stock splits, combinations or recapitalizations. Series A automatically converts into shares of common stock at the conversion price in effect upon the earlier of (i) the closing of an underwritten public offering registered under the Securities Act of 1933, as amended, covering the offer and sale of common stock at a public offering price of not less than $2.00 per share (adjusted to reflect stock dividends, stock splits, combinations or recapitalizations) with aggregate cash proceeds to the Company of at least $50,000 or (ii) the date specified by written consent or agreement of the holders of at least 75% of the outstanding shares of Series A.

As described in Note 1, all shares of Series A will be converted (on a one-to-one basis) into shares of the Company’s common stock immediately prior to the consummation of the merger with First Avenue.

7.   Stockholders’ Deficit

Founders’ Shares and Notes Receivable from Stockholders

In July 2000 and February 2001, the Company issued 15,000,000 shares of common stock (the “Founders’ Shares”) to the founders of the Company in exchange for cash in the amount of $70. In May 2002, the founders contributed 385,282 of such shares back to the Company without consideration. Ten percent of the Founders’ Shares vested in May 2002, and the remaining Founders’ Shares vest monthly over a four-year period beginning on May 31, 2002. Under certain circumstances, the founders are entitled to accelerated vesting if their status as employees of the Company is terminated. Otherwise, all of the then-unvested Founders’ Shares will be forfeited to the Company and cancelled on the date of such termination. As of December 31, 2005 and March 31, 2006, 1,096,104 and 274,026, respectively, Founders’ Shares remain subject to forfeiture and cancellation.

During July 2005, the Company accepted notes receivable aggregating $4,000 from the founders in exchange for cash. Such notes are collateralized by the (i) Founders’ Shares, the vested portion of which (11,600,432 shares) had an aggregate fair value, as determined by the Company, of $3,364 at the date the notes were issued and (ii) any other shares of the Company’s capital stock subsequently acquired by the founders. The principal component of these notes is (i) full recourse for the first 12 months and (ii) non-recourse thereafter; however, the interest component is full-recourse, payable at maturity and nonrefundable. The notes bear interest at a fixed rate of 4.164%. The notes are not prepayable and they mature on the first to occur of July 2012 or the occurrence of any of the events specified in the note agreements, including the merger with First Avenue described in Note 1. Additionally, as specified in the note agreements, if, during the stipulated period after the issuance date of the notes, a founder (i) is

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

7.   Stockholders’ Deficit (Continued)

terminated for cause by the Company or (ii) voluntarily resigns from the Company, then the Founders’ Shares collateralizing the notes will be tendered in full payment of the principal amount of the notes.

For accounting purposes, the acceptance of these non-recourse (after the first anniversary date of the notes) notes receivable from the Company’s founders in exchange for cash was considered to be (i) the purchase of treasury shares by the Company and (ii) the simultaneous issuance to the founders of unexercised, partially vested options to purchase the number of shares of the Company’s common stock that collateralize the notes. Such deemed options had intrinsic value at the date of grant because the exercise price was less than the fair value of the Company’s common stock at such date, as determined by the Company. With respect to the deemed purchase of treasury shares, the Company recorded the aggregate principal balance of the notes, along with interest subsequently accrued, as a reduction of stockholders’ equity in the accompanying balance sheet as of December 31, 2005 and as of March 31, 2006. However, the related common shares continue to be presented as issued and outstanding for financial reporting purposes because the holders of such shares are legally entitled to vote these shares, participate in dividends, when and if declared by the Board of Directors, and enjoy the other rights of ownership of such shares while the notes are outstanding. With respect to the deemed issuance of unexercised, partially vested stock options to the Company’s founders, because the interest component of the notes is full-recourse, payable at maturity and nonrefundable, such stock options constitute fixed stock-based awards, which resulted in the recognition of stock-based compensation expense aggregating $238. The stock-based compensation of $189 associated with the vested portion of the deemed options was charged to operations at the date of grant in 2005. The remaining deferred-stock based compensation associated with the unvested portion of the deemed options of $49 is being recognized over the vesting period using the graded vesting method.

Stock Option Plan

In May 2001, the Company adopted a stock option plan (the “Stock Plan”) pursuant to which the Board of Directors may grant options to purchase common stock, or issue shares of common stock, to employees, officers, directors, advisors or consultants of the Company. Incentive stock options (“ISOs”) are granted with an exercise price equal to the estimated fair value of the common stock at the date of grant. ISOs have a ten-year term, become fully exercisable upon vesting, and generally vest over four years. Through December 31, 2005 and March 31, 2006, 1,190,931 and 1,270,199 shares, respectively, of common stock have been issued under the Stock Plan through the exercise of options.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

7.   Stockholders’ Deficit (Continued)

A summary of the stock option and common stock activity in the Stock Plan is as follows:

				Weighted-
				Average
	Shares		Exercise	Exercise
	Available for	Number	Price Per	Price Per
	Grant	of Shares	Share	Share
Balance at December 31, 2002	1,267,263	3,428,388	$.05 – $0.100	$0.06
Additional shares reserved	4,473,362	—	—	—
Granted	(1,579,284)	1,579,284	$0.10 – $0.12	$0.12
Forfeited	248,760	(248,760)	$0.05 – $0.12	$0.07
Exercised	—	(149,479)	$0.05	$0.05
Balance at December 31, 2003	4,410,101	4,609,433	$0.05 – $0.12	$0.08
Additional shares reserved	2,600,000	—	—	—
Granted	(5,447,948)	5,447,948	$0.12 – $0.26	$0.25
Forfeited	1,207,186	(1,207,186)	$0.05 – $0.26	$0.16
Exercised	—	(639,601)	$0.05 – $0.16	$0.08
Balance at December 31, 2004	2,769,339	8,210,594	$0.05 – $0.26	$0.18
Additional shares reserved	18,235,828	—	—	—
Granted	(5,153,736)	5,153,736	$0.26 – $0.29	$0.27
Forfeited	1,384,964	(1,384,964)	$0.10 – $0.29	$0.26
Exercised	—	(365,497)	$0.05 – $0.26	$0.13
Common stock issued to nonemployee for services rendered	(50,000)	—	—	—
Balance at December 31, 2005	17,186,395	11,613,869	$0.05 – $0.29	$0.22
Granted	—	—	—	—
Forfeited	81,104	(81,104)	$0.26 – $0.29	$0.26
Exercised	—	(79,268)	$0.05 – $0.29	$0.17
Balance at March 31, 2006	17,267,499	11,453,497	$0.05 – $0.29	$0.22
Exercisable at December 31, 2005		5,129,804	$0.05 – $0.29	$0.16
Exercisable at March 31, 2006		5,791,565	$0.05 – $0.29	$0.17

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

7.   Stockholders’ Deficit (Continued)

The following table summarizes information about stock options outstanding as of December 31, 2005:

Options Outstanding		Options Exercisable
Exercise Price Per Share	Number of Shares	Weighted- Average Remaining Contractual Life (Years)	Number Exerciserable	Weighted Average Exercise Price
$0.05	1,599,297	5.83	1,569,087	$0.05
$0.10	583,548	6.78	463,805	$0.10
$0.12	1,080,209	7.70	910,560	$0.12
$0.26	5,912,579	8.67	1,813,032	$0.26
$0.29	2,438,236	9.60	373,320	$0.29
$0.05 - $0.29	11,613,869	8.29	5,129,804	$0.16

The following table summarizes information about stock options outstanding as of March 31, 2006:

Options Outstanding		Options Exercisable
Exercise Price Per Share	Number of Shares	Weighted- Average Remaining Contractual Life (Years)	Number Exerciserable	Weighted Average Exercise Price
$0.05	1,568,722	5.59	1,556,533	$0.05
$0.10	584,123	6.53	500,788	$0.10
$0.12	1,072,607	7.45	925,990	$0.12
$0.26	5,748,975	8.42	2,301,260	$0.26
$0.29	2,479,070	9.40	506,994	$0.29
$0.05 - $0.29	11,453,497	8.06	5,791,565	$0.17

Information on stock options grants, net of forfeitures, for the year ended December 31, 2005 is summarized as follows:

Date of issuance	Type of Equity Issuance	Number of Options Granted	Exercise Price	Estimated Fair Market Value	Intrinsic Value Per Share
January 24, 2005	Employee Options	999,500	$0.26	$0.26	$0.00
May 17, 2005	Employee Options	736,500	$0.26	$0.26	$0.00
July 12, 2005	Employee Options	1,083,736	$0.29	$0.29	$0.00
September 27, 2005	Employee Options	1,404,500	$0.29	$0.29	$0.00

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

7.   Stockholders’ Deficit (Continued)

The fair value of the Company’s common stock during 2005 was determined by the Board of Directors based on a variety of factors, including independent valuations performed on a retrospective basis by Pagemill Partners LLC.

On May 5, 2006, the Company granted options to certain employees to purchase 3,715,000 shares of common stock at an exercise price of $1.42 per share, which was the estimated fair value of the Company’s common stock at the date of grant.

Employee and nonemployee stock-based compensation expense was recorded in the statements of operations as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
Cost of service revenues	$53	$—	$4	$5	$—
Sales and marketing	104	3	—	10	—
General and administrative	77	1	1	5	—
Total	$234	$4	$5	$20	$—

Other Stock-Based Compensation

Certain of the Company’s key employees have executed agreements that provide for, upon (i) a change in control of the Company or (ii) termination of employment, the acceleration of vesting of stock options granted to such employees. The proposed merger with First Avenue (Note 1) does not constitute a change in control and there will be no accelerated vesting for such employees as a result of these agreements.

During the years ended December 31, 2005, 2004, and 2003, the Company granted nonstatutory stock options (“NSOs”) to advisors and consultants to purchase 20,000, 34,080 and 59,403 shares of common stock, respectively, at prices ranging from $0.10 to $0.29 per share. In general, NSOs granted to consultants vest and become exercisable immediately, and NSOs granted to advisors vest and become exercisable over two years. In accordance with SFAS No. 123 and related interpretations, NSOs are initially recorded at fair value and periodically revalued over the vesting period. The Company recorded stock-based compensation expense of $4, $4 and $5 related to these NSOs during the years ended December 31, 2005, 2004, and 2003, respectively, using the Black-Scholes option valuation model and the following assumptions: risk-free interest rates ranging from 3.86% to 5.06%; no dividend yield; expected volatility of 70%; and an expected life of ten years. Through December 31, 2005, 103,489 shares of common stock have been issued through the exercise of NSOs.

During the year ended December 31, 2005, the Company issued 50,000 shares of fully-vested common stock to a consultant in exchange for services rendered. The fair value of such shares at the date of issuance of $14 was charged to general and administrative expense in 2005.

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

7.   Stockholders’ Deficit (Continued)

Common Stock Reserved for Future Issuance

Shares of common stock reserved for future issuance were as follows as of December 31, 2005 and March 31, 2006:

	December 31, 2005	March 31, 2006
Convertible preferred stock	225,000,000	225,000,000
Stock options	28,800,264	28,720,996
	253,800,264	253,720,996

8.   Income Taxes

A reconciliation of FiberTower’s effective tax rate as a percentage of loss before income tax benefit and the federal statutory tax rate for the years ended December 31, 2005, 2004 and 2003 is as follows:

	2005	2004	2003
Federal statutory tax rate	34%	34%	34%
State income tax, net of federal benefit	6%	6%	6%
Change in valuation allowance	(40)%	(40)%	(40)%
Effective income tax rate	0.0%	0.0%	0.0%

Due to the Company’s (i) net operating losses since inception and (ii) present inability to recognize the potential benefits of its net operating loss carryforwards, as described below, no provision or benefit for income taxes has been recorded in the accompanying financial statements.

Deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$18,000	$9,800
Other temporary differences	700	200
Total deferred tax assets	18,700	10,000
Deferred tax liabilities:
Property and equipment depreciation and impairment	(400)	(800)
Net deferred tax assets	18,300	9,200
Valuation allowance	(18,300)	(9,200)
Net deferred tax assets	$—	$—

Realization of the Company’s deferred tax assets is dependent upon future taxable income, the amount and timing of which are uncertain. Accordingly, the deferred tax assets have been fully offset by a

FiberTower Corporation
Notes to Financial Statements (Continued)
December 31, 2005, 2004 and 2003 and March 31, 2006 and 2005
(All amounts are in thousands, except share and per share data)

(All information as of March 31, 2006 and for the three months ended
March 31, 2006 and 2005 is unaudited)

8.   Income Taxes (Continued)

valuation allowance. During the years ended December 31, 2005, 2004 and 2003, the Company increased the valuation allowance by approximately $9,100, $4,900 and $2,200, respectively.

As of December 31, 2005, the Company had federal and state net operating loss carryforwards of approximately $44,500 and $44,100, respectively. Such federal and state net operating loss carryforwards will expire at various dates (i) beginning in 2021 and ending in 2025 and (ii) beginning in 2009 and ending in 2015, respectively, if not utilized.

Utilization of the Company’s net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations included in the Internal Revenue Code of 1986, as amended, and similar state provisions. These annual limitations may result in the expiration of net operating losses before they are utilized.

9.   Retirement Savings Plan

The Company maintains a 401(k) retirement savings plan (the “Savings Plan”) for its permanent employees. Each participant in the Savings Plan may elect to contribute a percentage of his or her annual compensation to the Savings Plan, up to a specified maximum amount per year. The Company, at its discretion, may also make contributions to the Savings Plan. The Company made no contributions to the Savings Plan during the years ended December 31, 2005, 2004 and 2003 and the three months ended March 31, 2006 and 2005. Benefits payable under the Savings Plan are limited to Company and employee contributions and earnings thereon.

10.   Related Party Transactions

During the years ended December 31, 2005, 2004 and 2003 and the three months ended March 31, 2006 and 2005, the Company leased collocation space from certain stockholders that (i) own greater than 10% of the Company’s outstanding equity securities and/or (ii) have representatives who serve on the Company’s Board of Directors. One of these related parties also provided the Company with certain services pertaining to its network operations center during such years. The aggregate operating expenses included in the accompanying statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 and 2005 pertaining to these lease and service arrangements were approximately $433, $231 and $70, respectively (the Company does not consider the corresponding amounts for the years ended December 31, 2004 and 2003 to be material to its financial statements).

During the years ended December 31, 2005, 2004 and 2003, (i) a member of the Company’s Board of Directors and (ii) an investor in the Company served as consultants to the Company on various aspects of the Company’s business and strategy. These individuals were compensated for their services with varying amounts of cash and stock options, which the Company does not consider to be material to the accompanying financial statements.

ANNEX A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
FIRST AVENUE NETWORKS, INC.,
MARLIN ACQUISITION CORPORATION
AND
FIBERTOWER CORPORATION
DATED AS OF MAY 14, 2006

Exhibit A—CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

Exhibit B—FORM OF FIBERTOWER HOLDER’S SUPPORT AGREEMENT

Exhibit C—FORM OF FIBERTOWER HOLDER’S LOCK-UP AGREEMENT

Exhibit D—FORM OF FIRST AVENUE HOLDER’S SUPPORT AGREEMENT

Exhibit E—FORM OF FIRST AVENUE HOLDER’S LOCK-UP AGREEMENT

Exhibit F—FORM OF FIBERTOWER AFFILIATE’S LETTER

Exhibit G—FORM OF REGISTRATION RIGHTS AGREEMENT

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 14, 2006, is among FIRST AVENUE NETWORKS, INC., a Delaware corporation (“First Avenue”), MARLIN ACQUISITION CORPORATION, a Delaware corporation and a direct and wholly-owned subsidiary of First Avenue (“Merger Sub”), and FIBERTOWER CORPORATION, a Delaware corporation (“FiberTower”).

RECITALS

WHEREAS, the respective Boards of Directors of each of First Avenue, Merger Sub and FiberTower have determined that the merger of Merger Sub with and into FiberTower (the “Merger”), in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders, and, by resolutions duly adopted, have approved this Agreement;

WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Treasury Regulations”), and that this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code and such Treasury Regulations;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain of FiberTower’s principal stockholders will enter into support agreements in connection with the Merger in favor of First Avenue with respect to, among other things, the voting of shares of capital stock of FiberTower held or to be held by such stockholders in favor of the Merger;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain of First Avenue’s principal stockholders will enter into support agreements in connection with the Merger in favor of FiberTower with respect to, among other things, the voting of shares of common stock of First Avenue held or to be held by such stockholders in favor of the issuance of shares of common stock of First Avenue pursuant to the Merger; and

WHEREAS, FiberTower, First Avenue and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
THE MERGER

SECTION 1.1   THE MERGER.   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into FiberTower in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. FiberTower (sometimes hereinafter referred to as the “Surviving Corporation”) shall be the surviving corporation in the Merger and shall be a wholly-owned, direct subsidiary of First Avenue. Immediately prior to the filing of the amendment to First Avenue’s certificate of incorporation described in Section 5.15(a) of this Agreement, FiberTower shall change its name to “FiberTower Network Services Corp.”  The Merger shall have the effects specified in the Delaware General Corporation Law (“DGCL”).

SECTION 1.2   THE CLOSING.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as First Avenue and FiberTower may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

SECTION 1.3   EFFECTIVE TIME.   If all the conditions to the Merger set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, on the Closing Date, a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 251 of the DGCL shall be properly executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).

SECTION 1.4   CERTIFICATE OF INCORPORATION.   At the Effective Time, the certificate of incorporation of FiberTower shall be amended to read as set forth in Exhibit A attached hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

SECTION 1.5   BYLAWS. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

SECTION 1.6   BOARD OF DIRECTORS OF SURVIVING CORPORATION.   The Board of Directors of the Surviving Corporation shall consist of the Board of Directors of Merger Sub, as it existed immediately prior to the Effective Time, until changed in accordance with applicable law. Each of the members of the Board of Directors of FiberTower shall tender his or her resignation as a director of FiberTower, to be effective at the Effective Time.

ARTICLE 2
CONVERSION OF FIBERTOWER SHARES

SECTION 2.1   EFFECT ON CAPITAL STOCK.   At the Effective Time, the Merger shall have the following effects on the capital stock of FiberTower and Merger Sub, without any action on the part of the holder of any capital stock of FiberTower or Merger Sub:

(a)   Conversion of FiberTower Common Shares.   Subject to the provisions of this Section 2.1, (i) each share of Common Stock, $0.0001 par value per share, of FiberTower (each a “FiberTower Common Share” and collectively the “FiberTower Common Shares”) issued and outstanding immediately prior to the Effective Time (but not including any FiberTower Common Shares that are owned (A) by First Avenue, Merger Sub or any other direct or indirect Subsidiary of First Avenue or (B) by FiberTower (the “Excluded FiberTower Common Shares”) or any Dissenting FiberTower Shares (as defined in Section 2.3)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.3045470 (the “Exchange Ratio”) of a First Avenue Common Share, subject to adjustment as set forth in Section 2.4 below. The First Avenue Common Shares to be issued upon conversion of the FiberTower Common Shares pursuant to this Section 2.1 and any cash in lieu of fractional shares to be paid pursuant to Section 2.2(d) hereof are referred to collectively as the “Merger Consideration”. The holder of a certificate that represented FiberTower Common Shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration to which such holder is entitled pursuant to this Section 2.1(a). Until surrendered as contemplated by Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and such holder shall not be entitled to vote or to any other rights of a stockholder of First Avenue until after such surrender.

“First Avenue Common Shares” shall mean the shares of common stock, par value $0.001 per share, of First Avenue.

(b)   Cancellation of Excluded FiberTower Common Shares.   Each Excluded FiberTower Common Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c)   Merger Sub.   At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly-owned, direct subsidiary of First Avenue.

(d)   Stock Options.   At the Effective Time, all Stock Options (as defined in Section 5.13(c)) outstanding (whether vested or unvested) at the Effective Time under each FiberTower Plan (as defined in Section 3.11(b)) shall be assumed by First Avenue in accordance with Section 5.13.

SECTION 2.2   EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION.

(a)   Exchange Procedures.   At or prior to the Effective Time, First Avenue shall deposit with its transfer agent or such other party as may be reasonably satisfactory to First Avenue and FiberTower (the “Exchange Agent”), in trust for the benefit of the holders of FiberTower Common Shares, certificates representing First Avenue Common Shares in an amount necessary to effect the conversion of FiberTower Common Shares into the right to receive the Merger Consideration pursuant to Section 2.1(a). First Avenue shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of (i) dividends or other distributions in accordance with Section 2.2(b) and (ii) fractional shares in accordance with Section 2.2(d). Promptly after the Effective Time, but in no event later than five business days thereafter, First Avenue shall cause the Exchange Agent to mail to each holder of record of a Certificate as of the Effective Time (other than holders of a Certificate in respect of Excluded FiberTower Common Shares or Dissenting FiberTower Shares), (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as First Avenue may reasonably determine, and (ii) instructions for exchanging the Certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 2.1(a). Subject to Section 2.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole First Avenue Common Shares that such holder is entitled to receive pursuant to Section 2.1(a) and (ii) a check in the aggregate amount (after giving effect to any required Tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 2.2(d) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2.2. The Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable (for fractional shares, dividends or otherwise) upon surrender of any Certificate. In the event of a transfer of ownership of FiberTower Common Shares that occurred prior to the Effective Time, but is not registered in the transfer records of FiberTower, the Merger Consideration may be issued and/or paid to such a transferee if the Certificate formerly representing such FiberTower Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any certificate for First Avenue Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined in Section 8.9) requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of certificates for First Avenue Common Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of First Avenue and the Exchange Agent that such Tax has been paid or is not applicable.

(b)   Distributions with Respect to Unexchanged Shares.   Whenever a dividend or other distribution is declared by First Avenue in respect of First Avenue Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all First Avenue Common Shares payable as Merger Consideration pursuant to this Agreement. No dividends or other distributions so declared in respect of such First Avenue Common Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid, less the amount of any withholding Taxes that may be required to be deducted therefrom, to the holder of the certificates representing whole First Avenue Common Shares issued in exchange for such Certificate, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of surrender of such Certificate and not previously paid to such holder and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole First Avenue Common Shares with a record date at or after the Effective Time but with a payment date subsequent to surrender. No interest shall be payable with respect to any amounts to be paid under this Section 2.2(b). For purposes of dividends or other distributions in respect of First Avenue Common Shares, all First Avenue Common Shares payable as Merger Consideration pursuant to the Merger shall be issued and outstanding as of the Effective Time.

(c)   Transfers.   After the Effective Time, there shall be no transfers on the stock transfer books of FiberTower of FiberTower Common Shares that were outstanding immediately prior to the Effective Time.

(d)   Fractional Shares.   Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional First Avenue Common Shares shall be issued in the Merger and no First Avenue Common Shares dividend, stock split, subdivision or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of First Avenue. In lieu of any such fractional share (after aggregating all fractional First Avenue Common Shares to be received by such holder), each holder of FiberTower Common Shares who would otherwise have been entitled to receive a fraction of a First Avenue Common Share upon surrender of a Certificate for exchange shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price of the First Avenue Common Shares on the Nasdaq National Market (“Nasdaq”) for the last trading day immediately prior to the Effective Time. No interest shall be payable with respect to any amounts to be paid under this Section 2.2(d).

(e)   Termination of Exchange Period; Unclaimed Merger Consideration.   At any time following the first anniversary of the Effective Time, First Avenue shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the First Avenue Common Shares deposited with the Exchange Agent, and holders of Certificates shall be entitled to look only to First Avenue (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration and any dividends or other distributions with respect thereto issuable or payable pursuant to Section 2.1, Section 2.2(b) and Section 2.2(d) upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of First Avenue, Surviving Corporation, the Exchange Agent or any other person shall be liable to any holder of a Certificate with regard to First Avenue Common Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)    Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if First Avenue reasonably believes that the Person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify First Avenue or FiberTower, or, if First Avenue does not so reasonably believe, the posting by such Person of a bond in the form customarily required by First Avenue to indemnify against any claim that may be made against it with respect to such Certificate, the Exchange Agent will distribute such Merger Consideration, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 2.1, Section 2.2(b) and Section 2.2(d), in each case, without interest. Any delivery or surrender for exchange of a Certificate pursuant to this Section 2.2 may be effected (in lieu of such delivery or exchange for surrender of a Certificate) by delivery of an affidavit together with an indemnity undertaking or indemnity bond in accordance with this Section 2.2(f).

(g)   Affiliates.   Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Rule 145 Affiliate (as determined pursuant to Section 5.9) of FiberTower shall not be exchanged until First Avenue has received a written agreement from such Person as provided in Section 5.9.

(h)   Withholding.   First Avenue or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of FiberTower Common Shares such amounts as First Avenue or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury Regulations or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by First Avenue or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the FiberTower Common Shares in respect of when such deduction and withholding was made by First Avenue or the Exchange Agent.

SECTION 2.3   APPRAISAL RIGHTS.   FiberTower Common Shares outstanding immediately prior to the Effective Time and held by a holder who neither shall have voted in favor of the Merger nor shall have consented thereto in writing and who shall have demanded appraisal for such shares in accordance with the DGCL are referred to herein as “Dissenting FiberTower Shares”. Dissenting FiberTower Shares shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration. FiberTower shall give First Avenue prompt notice of any demands received by FiberTower for appraisal of FiberTower Common Shares. Except as required by applicable law or with the prior written consent of First Avenue, FiberTower shall not make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 2.4   ADJUSTMENTS.   In the event that prior to the Effective Time, there shall have been declared or effected a stock split, subdivision, reverse stock split, consolidation and division, stock dividend or stock distribution (including any dividend, or distribution, of securities convertible into FiberTower Common Shares or First Avenue Common Shares), reorganization, recapitalization, reclassification or similar event made with respect to FiberTower Common Shares or the First Avenue Common Shares, the Exchange Ratio shall be adjusted to reflect fully the appropriate effect of such event. The parties hereto acknowledge and agree that the Exchange Ratio set forth in Section 2.1(a) above is based on the assumption that First Avenue and FiberTower will issue the number of options expected to be issued, as set forth on Schedule 5.1(b)(vi) of the First Avenue Disclosure Letter and Schedule 5.1(b)(vi) of the FiberTower Disclosure Letter, respectively, that no warrants to acquire First Avenue Common Shares will be exercised pursuant to a cashless exercise during the period from the execution and delivery of this Agreement to the Effective Time, and that no unvested First Avenue Common Shares or FiberTower Shares, or options or warrants to purchase First Avenue Common Shares or FiberTower Common Shares, are forfeited, cancelled or repurchased. In the event that the number of options actually issued is different than the number expected to be issued, any such warrants are exercised pursuant to a cashless exercise prior to the Effective Time, or any such unvested options or shares are forfeited, cancelled or repurchased, the Exchange Ratio shall be recalculated so that stockholders who hold FiberTower Common Shares and options or warrants to purchase FiberTower Common Shares immediately prior to the Merger will receive in the Merger a number of First Avenue Common Shares representing 51%, on a fully-diluted basis, of the total number of First Avenue Common Shares issued and outstanding immediately after the Merger. In such event, each of First Avenue and FiberTower shall deliver to the other, no later than five (5) business days prior to the Closing Date, a certificate executed by the Chief Executive Officer and the Chief Financial Officer of such party setting forth, and showing in reasonable detail the calculation of, the Exchange Ratio as so adjusted, together with an itemized and detailed list showing the number of shares outstanding on a fully diluted basis as of the date of this Agreement and each issuance of First Avenue Common Shares or FiberTower Common Shares issued subsequent to such date, including any option or warrant grants, option or warrant exercises, and any cancellations, repurchases or forfeitures. Any such certificates delivered pursuant to this Section 2.4 shall, absent manifest error, be final, conclusive and binding on all parties hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF FIBERTOWER

Except as set forth in the disclosure letter delivered to First Avenue concurrently with the execution hereof (the “FiberTower Disclosure Letter”), FiberTower represents and warrants to First Avenue that:

SECTION 3.1   EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.   FiberTower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. FiberTower is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect (as defined in Section 8.9). FiberTower has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of FiberTower’s certificate of incorporation and bylaws previously made available to First Avenue are true and correct and contain all amendments as of the date hereof.

SECTION 3.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.   FiberTower has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by FiberTower of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than, with respect to the Merger, the adoption of this Agreement by FiberTower’s stockholders. This Agreement constitutes the valid and legally binding obligation of FiberTower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity.

SECTION 3.3   CAPITALIZATION.   The authorized capital stock of FiberTower consists of 325,000,000 FiberTower Common Shares and 225,000,000 shares of Series A Preferred Stock, $0.0001 par value per share, of FiberTower (each, a “FiberTower Preferred Share”, collectively, the “FiberTower Preferred Shares” and, together with the FiberTower Common Shares, the “FiberTower Shares”). As of May 12, 2006, there were (a) 18,064,038 FiberTower Common Shares issued and outstanding, (b) 223,850,026 FiberTower Preferred Shares issued and outstanding and (c) 14,361,473 FiberTower Common Shares subject to outstanding employee and director stock options issued to employees and directors and to consultants who are natural persons, who provide bona fide services to FiberTower (which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for FiberTower’s securities) pursuant to the stock option plans of FiberTower listed on Schedule 3.3 of the FiberTower Disclosure Letter (the “FiberTower

Option Plans”). All issued and outstanding FiberTower Shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon FiberTower and (iii) were issued in compliance with all applicable charter documents of FiberTower and all applicable federal and state securities laws, rules and regulations. Except (x) as set forth in this Section 3.3, (y) for any FiberTower Common Shares issued pursuant to the exercise of the options referred to in subsection (c) above and (z) for options issued under FiberTower Option Plans after the date of this Agreement in compliance with Section 5.1(a)(vi) and FiberTower Common Shares issued pursuant to the exercise of such options, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, stockholder rights plan or similar instruments, convertible securities, or other rights, agreements or commitments which obligate FiberTower to issue, transfer or sell any shares of capital stock or other voting securities of FiberTower. FiberTower has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of FiberTower on any matter.

SECTION 3.4   SUBSIDIARIES.   FiberTower does not have any Subsidiaries.

SECTION 3.5   NO VIOLATION.   FiberTower is not, and has not received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, operating agreement or partnership agreement, as applicable, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any federal, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, any other regulatory body or arbitration board or tribunal (a “Governmental Authority”), or any law, ordinance, governmental rule or regulation to which FiberTower or any of its properties or assets is subject, or is delinquent with respect to any report required to be filed with any Governmental Authority, except, in the case of matters described in clause (b) or (c), as have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. Except as has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, (i) FiberTower holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of its businesses as now conducted or currently proposed to be conducted (the “FiberTower Permits”) and (ii) FiberTower is in compliance with the terms of FiberTower Permits. As of the date of this Agreement, to the knowledge of FiberTower, no investigation by any Governmental Authority with respect to FiberTower is pending or threatened. As of the Closing Date, no investigation by any Governmental Authority with respect to FiberTower will be pending or threatened, except for any such investigation that would not reasonably be expected to have a FiberTower Material Adverse Effect.

SECTION 3.6   NO CONFLICT.

(a)   Neither the execution and delivery by FiberTower of this Agreement nor the consummation by FiberTower of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of FiberTower; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any liens, pledges, security interests, claims, preferential purchase rights or other similar rights, interests or encumbrances (“Liens”) upon any of the properties of FiberTower under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to FiberTower under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, FiberTower Permit, lease, contract, agreement, joint venture or other instrument or obligation to which FiberTower is a party, or by which FiberTower or any of its properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to FiberTower, except, in the case of matters described in clause (ii) or (iii), as have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

(b)   Neither the execution and delivery by FiberTower of this Agreement nor the consummation by FiberTower of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than (i) the filings provided for in Article 1 and Sections 5.7 and 5.8 of this Agreement, (ii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities and “Blue Sky” laws, applicable foreign competition or antitrust laws, and (iii) filings required by the U.S. Federal Communications Commission or any successor agency thereto (the “FCC”) and similar state regulatory authorities ((i), (ii) and (iii), collectively, the “Regulatory Filings”)), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

(c)   Other than as contemplated by Section 3.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the FiberTower Permits and FiberTower’s contracts or leases or for FiberTower to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

(d)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment from FiberTower (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of FiberTower under any FiberTower Plan (as defined in Section 3.11) or otherwise; (ii) increase any benefits otherwise payable under any FiberTower Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

SECTION 3.7   FINANCIAL STATEMENTS.

(a)   The audited consolidated balance sheets of FiberTower as of December 31, 2005, December 31, 2004, and December 31, 2003, and the audited consolidated statements of operations, cash flows and stockholders’ equity for the years ended December 31, 2005, December 31, 2004, and December 31, 2003, in each case, as audited by Ernst & Young LLP, and the unaudited consolidated balance sheets of FiberTower as of March 31, 2006, and the unaudited consolidated statements of operations, cash flows and stockholders’ equity for the three months ended March 31, 2006, as delivered by FiberTower to First Avenue as Schedule 3.7(a) of the FiberTower Disclosure Letter, and the unaudited monthly consolidated balance sheets of FiberTower, and the unaudited monthly consolidated statements of operations and cash flows, to be delivered by FiberTower to First Avenue pursuant to Section 5.4(e) hereof, are, together with any notes thereto, collectively referred to herein as the “FiberTower Financial Statements”. Each of the consolidated balance sheets included in the FiberTower Financial Statements (including the related notes and schedules) do, or when delivered to First Avenue, will, fairly present in all material respects the financial position of FiberTower as of its date, and each of the consolidated statements of operations, cash flows and stockholders’ equity included in the FiberTower Financial Statements (including any related notes and schedules) do, or when delivered to First Avenue, will, fairly present in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of FiberTower for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of unaudited interim financial statements, for year-end audit adjustments and as otherwise may be noted therein.

(b)   FiberTower (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the FiberTower Financial Statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)   Since the date of the most recent balance sheet of FiberTower reviewed or audited by its independent auditors, FiberTower has not been advised of (A) any significant deficiencies in the design or operation of its internal controls which could reasonably be expected to adversely affect the ability of FiberTower to record, process, summarize and report financial data, (B) any material weaknesses in its internal controls, or (C) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of FiberTower.

SECTION 3.8   LITIGATION AND LIABILITIES.   There are no actions, suits or proceedings pending against FiberTower or, to FiberTower’s knowledge, threatened against FiberTower, at law or in equity, or before or by any Governmental Authority, other than those that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders of any Governmental Authority against FiberTower, other than those that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of FiberTower, other than those liabilities and obligations (a) that are disclosed or otherwise reflected or reserved for in the FiberTower Financial Statements, provided that such liabilities are reasonably apparent on the face of the FiberTower Financial Statements, (b) that are not required under generally accepted accounting principles to be disclosed, reflected or reserved for in the FiberTower Financial Statements, (c) that have been incurred in the ordinary course of business since March 31, 2006, (d) related to expenses associated with the transactions contemplated by this Agreement or (e) that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. FiberTower has not made any acquisitions of stock or assets comprising a business that would provide for the payment of any amounts, contingent or otherwise, by the Surviving Corporation at any time after the Effective Time.

SECTION 3.9   ABSENCE OF CERTAIN CHANGES.   Since December 31, 2005, except as contemplated by this Agreement, FiberTower has conducted its business only in the ordinary and usual course of business and, during such period, there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have a FiberTower Material Adverse Effect; (ii) any change by FiberTower in any of its accounting methods, principles or practices, except for changes required by generally accepted accounting principles, or any of its Tax methods, practices or elections and any changes that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect; (iii) any damage, destruction, or loss to the business or properties of FiberTower not covered by insurance, except as has not had and would not be reasonably expected to have a FiberTower Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of FiberTower, or any direct or indirect redemption, purchase or any other acquisition by FiberTower of any such stock (except for repurchases, at the original exercise price, of FiberTower Common Shares from service providers upon cessation of services in accordance with written agreements with such persons); (v) any change in the capital stock or in the number of shares or classes of FiberTower’s authorized or outstanding capital stock (other than as a result of issuances under FiberTower Option Plans permitted hereunder pursuant to Section 5.1(a)(vi)) or exercises of outstanding options to purchase FiberTower Common Shares; (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan for the benefit of any directors, officers or key employee of FiberTower, other than bonuses and salary increases for employees who are not FiberTower officers in the ordinary course of business consistent with past practice.

SECTION 3.10   TAXES.

(a)   FiberTower has timely filed or, if not yet due, will timely file all Tax Returns required to be filed by it on or before the Closing Date. All such Tax Returns are true, correct and complete. FiberTower has paid when due all Taxes reported imposed upon it, its business, its assets or for which it is otherwise liable.

(b)   FiberTower has paid, or has maintained adequate accruals in accordance with generally accepted accounting principles on the FiberTower Financial Statements for, all Taxes (whether or not shown on a Tax Return and whether or not presently due and payable), including contingent Tax liabilities, with respect to (i) all Taxable periods ending on or before the Closing Date and (ii) all Taxable periods starting before and ending after the Closing Date to the extent attributable to the portion of such periods up to and including the Closing Date.

(c)   FiberTower has made or will make available to First Avenue all Tax Returns filed by it relating to the four most recent Taxable years ending on or before the Closing Date for which Tax Returns have been filed.

(d)   No extension of time has been requested for FiberTower to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid. FiberTower has not granted a power of attorney that remains outstanding with regard to any Tax matter.

(e)   There is no pending or, to the knowledge of FiberTower, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a “Tax Audit”) of FiberTower.

(f)    First Avenue has received (i) copies of all audit reports and correspondence with or from a Tax Authority involving FiberTower received in the last five years and (ii) a summary of all material oral communications between FiberTower and any Tax Authority relating to any Tax Audits of FiberTower during such years.

(g)   No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in such other period.

(h)   FiberTower has not within the last five years received notice of a determination or proposed determination by a Tax Authority that Taxes are owed by it (a “Tax Deficiency”) and, to the knowledge of FiberTower, no such Tax Deficiency is threatened.

(i)    All Tax Deficiencies with respect to FiberTower have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

(j)    There are no Liens arising from or related to Taxes on or pending against FiberTower or any of its assets or properties.

(k)   There are no presently outstanding waivers or extensions, or requests for waiver or extension, of the time within which a Tax Deficiency may be asserted or assessed.

(l)    FiberTower has not changed any Tax accounting method during any of its seven most recent Taxable years ending on or before the Closing Date. FiberTower has never been required to include in income any adjustment pursuant to Section 481 of the Code, and no Tax Authority has ever made or proposed any such adjustment. FiberTower has not taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes from any Taxable period ending on or before the Closing Date to any Taxable period ending after such date.

(m)  FiberTower has not requested or received a private letter ruling from a Tax Authority or entered into (i) a closing agreement, as described in Section 7121 of the Code, (ii) an advance pricing agreement, (iii) a gain recognition agreement, or (iv) other agreement with a Tax Authority relating to Taxes.

(n)   FiberTower does not own any property that: (i) is property which such entity is required to treat as being owned by any other Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code; (iv) is “limited use property” within the meaning of Rev. Proc. 2001-28; (v) is subject to Section 168(g)(1)(A) of the Code; or (vi) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(o)   FiberTower is not now and has never been (i) an includable member of an “affiliated group” within the meaning of Section 1504(a) of the Code or otherwise liable for the Taxes of a Person other than FiberTower pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, whether as a transferee, as a successor, by operation of law, by contract or otherwise, (ii) a member of any consolidated, combined or unitary Tax Return filing group, (iii) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice relating to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other Person, (iv) a personal holding company as defined in Section 542 of the Code, (v) the owner of an interest in an entity that is or is treated for Tax purposes as a partnership, trust, regulated investment company as defined in Section 851 of the Code or real estate investment trust as defined in Section 856 of the Code, (vi) a United States shareholder as defined in Section 951(b) of the Code of a controlled foreign corporation as defined in Section 957 of the Code, (vii) a United States real property holding company within the meaning of Section 897(c)(2) of the Code, or (viii) a shareholder of a passive foreign investment company, as defined in Section 1297 of the Code.

(p)   FiberTower has never participated in or cooperated with any international boycott within the meaning of Section 999 of the Code.

(q)   FiberTower does not have a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, and has not otherwise taken steps or conducted business operations that have exposed it to the Taxing jurisdiction of a foreign country. FiberTower has complied with all applicable foreign Tax laws and regulations.

(r)    FiberTower has not received notice of a claim or proceeding or proposed claim or proceeding initiated by a Tax Authority of a jurisdiction in which no Tax Return has been filed by or with respect to FiberTower that may lead to an assertion that FiberTower may be subject to a Tax liability in such jurisdiction, and, to the knowledge of FiberTower, no such claim or proceeding is pending or threatened. FiberTower has not commenced activities in any jurisdiction in which it has not previously filed Tax Returns.

(s)    FiberTower has disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under Section 6662 of the Code.

(t)    FiberTower has never participated, directly or indirectly, in a transaction which is described in Treasury Regulation Sections 1.6011-4(b), and FiberTower has never held “an interest” in a “potentially abusive tax shelter,” as those terms are defined in Treasury Regulation Section 301.6112-1.

(u)   FiberTower has never been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(v)   The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of FiberTower are not subject to any consolidated return limitation, limitation under Section 382 of the Code or any other limitation on their use, allowance or availability.

(w)  FiberTower has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (i) ended on or during the six years prior to the Closing Date or (ii) from which there are unutilized net operating loss, capital loss or Tax credit carryovers.

(x)   FiberTower has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to employees, independent contractors, creditors, stockholders and other third parties.

(y)   FiberTower has properly collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and has been furnished, has retained and (if required) has filed properly completed exemption certificates for all exempt transactions. FiberTower has maintained and has in its possession all records, supporting documents and exemption and resale certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

(z)   Neither FiberTower nor, to the Knowledge of FiberTower, any FiberTower Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

(aa) FiberTower will not realize adverse tax consequences under Section 382 or Section 1502 of the Code as a result of the Merger.

Each reference to a provision in this Section 3.10 shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state, local and foreign law.

SECTION 3.11   EMPLOYEE BENEFIT PLANS.

(a)   There is no enterprise which, with FiberTower, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code.

(b)   All employee benefit plans, programs, arrangements and agreements (whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not written or oral and whether or not legally enforceable (in part or in full)) covering active, former or retired employees of FiberTower which provide material benefits to such employees, or as to which FiberTower has any material liability or material contingent liability, are listed on Schedule 3.11(b) of the FiberTower Disclosure Letter (the “FiberTower Plans”).

(c)   FiberTower has made available to First Avenue a true, correct and complete copy of each of the FiberTower Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any FiberTower Plan that is not in written form, First Avenue has been supplied with an accurate description of such FiberTower Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description and IRS determination or opinion letter with respect to each FiberTower Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded FiberTower Plan have been made available to First Avenue. There have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied that have had or would reasonably be expected to have a FiberTower Material Adverse Effect.

(d)   All FiberTower Plans comply in form and have been administered in operation in all material respects with all applicable requirements of law, excluding any deficiencies that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, no event has occurred which will or could cause any such FiberTower Plan to fail to comply with such requirements, excluding any deficiencies that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

(e)   All required employer contributions under any such plans have been made or will be timely made as of the Effective Time or properly reflected on the FiberTower Financial Statements in accordance with generally accepted accounting principals, except for any deficiencies that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. No changes in contributions or benefit levels with respect to any of the FiberTower Plans are scheduled to occur after the date of this Agreement other than in the ordinary course of business.

(f)    To the extent applicable, the FiberTower Plans comply in all material respects with the requirements of ERISA, the Code and any other applicable tax act and other applicable laws, and any FiberTower Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that such FiberTower Plan is in compliance with “GUST,” all amendments required to be made to such FiberTower Plan after the issuance of the “GUST” determination or opinion letter have been timely made and no amendment has been made or action taken that could cause the loss of such qualified status.

(g)   No FiberTower Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

(h)   There are no pending or, to the knowledge of FiberTower, anticipated claims against or otherwise involving any of the FiberTower Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the FiberTower Plan activities) has been brought against or with respect to any FiberTower Plan or any of the fiduciaries thereof.

(i)    FiberTower has not incurred or reasonably expects to incur any liability under Section 412 of the Code, Section 302 of ERISA or subtitle C or D of Title IV of ERISA with respect to any “single-employer plan,” within the meaning of section 4001(a)(15) of ERISA, currently or formerly sponsored, maintained, or contributed to (or required to be contributed to) by FiberTower or any entity which is considered one employer with FiberTower under Section 4001 of ERISA.

(j)    FiberTower has not incurred and does not reasonably expect to incur any liability under subtitle E of Title IV of ERISA with respect to any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA.

(k)   None of the assets of any FiberTower Plan is invested in employer securities (as defined in Section 407(d)(1) of ERISA) or employer real property (as defined in Section 407(d)(2) of ERISA).

(l)    There have been no “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any FiberTower Plan.

(m)  There have been no acts or omissions by FiberTower which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which FiberTower are or may be liable.

(n)   Each FiberTower Plan which constitutes a “group health plan” (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Section 601 of ERISA, has been operated in material compliance with applicable law, including coverage requirements of Sections 4980B of the Code, Chapter 100 of the Code and Section 601 of ERISA to the extent such requirements are applicable.

(o)   FiberTower does not have any liability or contingent liability for providing, under any FiberTower Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

(p)   Obligations under the FiberTower Plans are properly reflected in the FiberTower Financial Statements.

(q)   Each FiberTower Plan may be amended or terminated without liability (other than with respect to the payment of benefits in the ordinary course) to FiberTower at any time and without contravening the terms of such plan, or any law or agreement. Except as set forth in this Agreement, following the Effective Time, First Avenue (or any successors thereto) may amend or terminate or cause to be amended or terminated any FiberTower Plan without liability (other than with respect to the payment of benefits in the ordinary course) to First Avenue (or successors thereto).

(r)    No FiberTower Plan provides for the payment of any amounts that could reasonably be expected to be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. There is no person whom FiberTower reasonably believes to be a disqualified individual within the meaning of Section 280G of the Code and the regulations thereunder.

(s)    Each FiberTower Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been administered in compliance with Section 409A of the Code since January 1, 2005 and either has been or shall be amended prior to the Closing Date to comply in form with Section 409A of the Code and applicable guidance issued pursuant thereto.

SECTION 3.12   LABOR MATTERS.

(a)   FiberTower is not a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

(b)   FiberTower is not subject to any labor dispute, strike or work stoppage that has had or would reasonably be expected to have a FiberTower Material Adverse Effect.

(c)   To FiberTower’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of FiberTower.

SECTION 3.13   ENVIRONMENTAL MATTERS.

(a)   As used in this Agreement:

(i)    “Environmental Laws” means any and all applicable laws, statutes, regulations, rules, orders, ordinances, legally enforceable directives, and rules of common law of any Governmental Authority pertaining to protection of human health (to the extent arising from exposure to Hazardous Materials) or the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the indoor or outdoor environment);

(ii)   “Hazardous Materials” means any (1) chemical, product, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any

Environmental Law; (2) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (3) any petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, natural gas, and any components, fractions, or derivatives thereof;

(iii)  “Environmental Permits” means any and all permits, registrations, licenses, consents, exemptions, variances, authorizations, and similar approvals required under Environmental Laws;

(iv)  “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into the air, surface water, ground water, or onto the ground, ground surface, or onto or into man-made structures;

(v)    “FiberTower Real Properties” means those real properties owned, leased, or otherwise operated by FiberTower in connection with the performance of their respective businesses; and

(vi)  “Offsite Non-FiberTower Real Properties” means any real properties other than FiberTower Real Properties

(b)   Except as has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect:

(i)    FiberTower and its operations, assets, businesses and FiberTower Real Properties are and have been in compliance with all Environmental Laws and Environmental Permits;

(ii)   All Environmental Permits required under Environmental Laws for operating FiberTower’s assets, businesses, and FiberTower Real Properties as they are currently being operated have been obtained and are currently in full force and effect, and, if subject to renewal or modification, all submittals required under Environmental Laws in connection with Environmental Permits have been timely and accurately submitted to the respective Governmental Authority and, to FiberTower’s knowledge, there are no conditions or circumstances that would limit or preclude it from renewing such Environmental Permits;

(iii)  FiberTower are not subject to any pending or, to FiberTower’s knowledge, threatened claims, demands, actions, suits, investigations, inquiries, information requests or proceedings under Environmental Laws and FiberTower has not received written notice of alleged violations under applicable Environmental Laws with respect to its operations, assets, businesses, or FiberTower Real Properties;

(iv)  There have been no Releases of Hazardous Materials on, under or from FiberTower Real Properties and there are no investigations, remediations, removals, or monitorings of Hazardous Materials required under Environmental Laws at such properties;

(v)    FiberTower has not received any written notice asserting an alleged liability or obligation, including liability for natural resource damages, or requesting information, under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-FiberTower Real Properties and, to the knowledge of FiberTower, there are no conditions or circumstances that have had or would reasonably be expected to result in the receipt of such written notice;

(vi)  There has been no exposure of any person or property to Hazardous Materials in connection with FiberTower’s operations, assets, businesses, or FiberTower Real Properties that has formed, or would reasonably be expected to form, the basis for a claim for damages or compensation; and

(vii) FiberTower has made available to First Avenue complete and correct copies of all material environmental site assessment reports, studies, permits and applications therefor, and correspondence on environmental matters (in each instance relevant to FiberTower) that are in FiberTower’s possession or known to FiberTower and relating to its operations, assets, businesses, or FiberTower Real Properties.

FiberTower does not make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 3.13.

SECTION 3.14   INTELLECTUAL PROPERTY.   FiberTower owns or possesses all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with its business as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, and FiberTower has not received any written notice of any assertions or claims challenging the validity of any of the foregoing, except for any such assertions or claims that would not reasonably be expected to have a FiberTower Material Adverse Effect. Except in the ordinary course of business, FiberTower has not granted to any other person any license to use any of the foregoing. Except as has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, the conduct of FiberTower’s business as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others. As of the date of this Agreement, to the knowledge of FiberTower, there is no infringement of any proprietary right owned by or licensed by or to FiberTower. As of the Closing Date, there will be no infringement of any proprietary right owned by or licensed by or to FiberTower, except for any such infringement as would not reasonably be expected to have a FiberTower Material Adverse Effect.

SECTION 3.15   TITLE TO PROPERTIES.   Except for goods and other property sold, used or otherwise disposed of since March 31, 2006 in the ordinary course of business, FiberTower has valid title to all its tangible properties, interests in properties and assets, real and personal, reflected in the FiberTower Financial Statements, free and clear of any Lien, except: (a) Liens disclosed in the FiberTower Financial Statements that are reflected in the balance sheet of FiberTower as of March 31, 2006 included in the FiberTower Financial Statements; (b) Liens for current Taxes not yet due and payable; (c) licenses granted to FiberTower customers in the ordinary course of business; and (d) such imperfections of title, easements and Liens that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. All leases and other agreements pursuant to which FiberTower leases or otherwise acquires or obtains operating rights affecting any real or personal property are valid and effective, except where the failure to be valid or effective has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by FiberTower that has had or would reasonably be expected to have a FiberTower Material Adverse Effect. All significant operating equipment of FiberTower is in good operating condition, ordinary wear and tear excepted.

SECTION 3.16   INSURANCE.   FiberTower maintains insurance coverage as set forth on Schedule 3.16 of the FiberTower Disclosure Letter. True and complete copies of each insurance policy maintained by FiberTower have been previously provided to First Avenue.

SECTION 3.17   NO BROKERS.   FiberTower has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of First Avenue, Merger Sub or FiberTower to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

SECTION 3.18   CONTRACTS; DEBT INSTRUMENTS.

(a)   Except for the agreements listed on Schedule 3.18(a) of the FiberTower Disclosure Letter (“FiberTower Material Contracts”), FiberTower is not a party to or bound by any contract:

(i)    that provides for, or is reasonably likely to provide for, either individually or in the aggregate with related contracts, payments by or to FiberTower in an aggregate amount of $500,000 or more in any 12 month period;

(ii)   as licensor or licensee (except for site licenses and standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business);

(iii)  for the lease of real or personal property other than tower leases entered into in the ordinary course of business;

(iv)  that involves a sharing of profits, losses, costs or liabilities with other persons;

(v)    with respect to any partnership, joint venture or strategic alliance with any other person;

(vi)  involving a guaranty by FiberTower for the benefit of any other person;

(vii) all employment, consulting and independent contractor agreements other than those that are terminable at will by FiberTower and with respect to which FiberTower does not have any liability, and all severance agreements and director or officer indemnification agreements;

(viii)  containing covenants purporting to limit FiberTower’s, or that will limit First Avenue’s or the Surviving Corporation’s, freedom to compete in any line of business in any geographic area or to solicit customers, clients or employees (other than covenants restricting solicitation of employees of customers or suppliers); or

(ix)  upon which FiberTower’s business is substantially dependent or the termination or cancellation of which would reasonably be expected to have a FiberTower Material Adverse Effect.

(b)   FiberTower is not in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any FiberTower Material Contract to which it is a party or by which it or any of its properties or assets is bound except for such violations or defaults that would not result in a material liability to FiberTower or otherwise have a FiberTower Material Adverse Effect. Each FiberTower Material Contract is in full force and effect, and is a legal, valid and binding obligation of FiberTower and each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity and except as would not result in a material liability to FiberTower and has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect. No condition exists or event has occurred that (whether with or without notice or lapse of time or both) would reasonably be expected to constitute a default by any other party thereto under any FiberTower Material Contract or that would result in a right of termination of any FiberTower Material Contract except for any such defaults or terminations that would not result in a material liability to FiberTower and have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

(c)   Schedule 3.18(c) of the FiberTower Disclosure Letter lists all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments as of the date hereof pursuant to which any indebtedness of FiberTower is outstanding or may be incurred, and the FiberTower Disclosure Letter sets forth the respective principal amounts outstanding thereunder as of the date hereof.

(d)   There is no contract, commitment, judgment, injunction, order or decree to which FiberTower is a party or subject to that has had or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by FiberTower or any contract that may be terminable as a result of First Avenue’s status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

SECTION 3.19   WARRANTIES AND PRODUCT LIABILITY.   Except for warranties implied by law and warranties contained in FiberTower’s standard form of customer agreement, which form is attached as Schedule 3.19 of the FiberTower Disclosure Letter, FiberTower has not given or made any warranties in connection with the sale or rental of goods or services on or prior to the Effective Time, including, without limitation, warranties covering the customer’s consequential damages. FiberTower has no knowledge of any state of facts or the occurrence of any event that has formed, or would reasonably be expected to form, the basis of any present claim against FiberTower with respect to warranties relating to products manufactured, sold, rented or distributed by it, or services performed by or on behalf of it on or prior to the Effective Time. FiberTower has provided to the First Avenue all information relating to any known or alleged design or other defect with respect to the products manufactured, sold or rented by FiberTower.

SECTION 3.20   VOTE REQUIRED.   The affirmative vote of holders of a majority of the outstanding FiberTower Common Shares and FiberTower Preferred Shares (on an as-converted basis), voting together as a single class, and the affirmative of holders of sixty percent (60%) of the outstanding Preferred Shares, voting as a separate class, are the only votes necessary to adopt this Agreement and the transactions contemplated hereby (as applied to this Agreement and the transactions contemplated hereby, the “FiberTower Requisite Vote”). The Support Agreements described in Section 3.24 hereof represent the votes sufficient to constitute, when cast, the FiberTower Requisite Vote.

SECTION 3.21   CERTAIN APPROVALS.   FiberTower’s Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the transactions contemplated by this Agreement the restrictions contained in Section 203 of the DGCL and any other “fair price,” “moratorium,” control share acquisition, interested stockholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the certificate of incorporation or bylaws of FiberTower.

SECTION 3.22   CERTAIN CONTRACTS.   FiberTower is not a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports, or which would purport, to limit the manner or the localities in which the business of FiberTower, or the business of First Avenue or its Subsidiaries, is, or will be, conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, other than sales of products and services by FiberTower to its customers in the ordinary course of business, or which provides any third party any Lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that have not had and would not reasonably be expected to have a FiberTower Material Adverse Effect.

SECTION 3.23   REGULATORY MATTERS.

(a)   Set forth on Schedule 3.23 of the FiberTower Disclosure Letter are all authorizations of state regulatory authorities or the FCC held by FiberTower (“FiberTower Authorizations”). Except as set forth on Schedule 3.23 of the FiberTower Disclosure Letter and except as has not had and would not reasonably be expected to have a FiberTower Material Adverse Effect, each such FiberTower Authorization is valid and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation, termination, or notice of apparent liability or any threatened cancellation or termination in connection therewith nor are any of such FiberTower Authorizations subject to any restrictions or conditions that limit the operations of FiberTower (other than restrictions or conditions generally applicable to FiberTower Authorizations of that type).

(b)   FiberTower has taken steps necessary to maintain and preserve the effectiveness of the FiberTower Authorizations, including complying with any build-out requirements and related notice of completed construction requirements and maintaining in operation the communication facilities related to FiberTower Authorizations.

(c)   There are no existing or, to the knowledge of FiberTower, threatened proceedings before the FCC or similar state regulatory authorities (or any other regulatory authority) regarding the FiberTower Authorizations or the operations of FiberTower (excepting proceedings of general applicability to the industry and not specific to FiberTower), that could reasonably be expected to result in a FiberTower Material Adverse Effect, or the revocation, cancellation, suspension, nonrenewal, placement of restrictions on, or material adverse modification of any of the FiberTower Authorizations.

(d)   No event has occurred which results in, or after notice or lapse of time, or both, could reasonably be expected to result in a FiberTower Material Adverse Effect, or the revocation, cancellation, suspension, nonrenewal, placement of restrictions on, or material adverse modification of any of the FiberTower Authorizations.

(e)   Except as set forth on Schedule 3.23 of the FiberTower Disclosure Letter, FiberTower is not in violation of any statute, law, ordinance, regulation, rule or order of the FCC or any state regulatory authority, except where any such non-conformities individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not result in a FiberTower Material Adverse Effect. FiberTower has all FiberTower Authorizations from, has made all required filings with, and has made all required payments due to, all Governmental Authorities, including any state regulatory authority and the FCC, required to conduct its businesses as the same are now being conducted, excepting such FiberTower Authorizations or filings that individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not result in a FiberTower Material Adverse Effect.

SECTION 3.24   SUPPORT AGREEMENTS.   Effective contemporaneously with FiberTower’s entering into this Agreement, FiberTower has delivered to First Avenue a FiberTower Holder’s Support Agreement in the form attached hereto as Exhibit B, duly executed by each person identified in Schedule 3.24 of the FiberTower Disclosure Letter; and each such FiberTower Holder’s Support Agreement is enforceable by First Avenue in accordance with its terms.

SECTION 3.25   LOCK-UP AGREEMENTS.   Effective contemporaneously with FiberTower’s entering into this Agreement, FiberTower has delivered to First Avenue a FiberTower Holder’s Lock-up Agreement in the form attached hereto as Exhibit C, duly executed by each person identified on Schedule 3.25 of the FiberTower Disclosure Letter; and each such FiberTower Holder’s Lock-up Agreement is enforceable by First Avenue in accordance with its terms.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF FIRST AVENUE AND MERGER SUB

Except as set forth in the disclosure letter delivered to FiberTower concurrently with the execution hereof (the “First Avenue Disclosure Letter”) or except for events or facts disclosed with reasonable specificity in the First Avenue Reports (as defined in Section 4.7) filed since January 1, 2006, First Avenue and Merger Sub, jointly and severally, represent and warrant to FiberTower that:

SECTION 4.1   EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.   Each of First Avenue and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of First Avenue and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect (as defined in Section 8.9). Each of First Avenue and Merger Sub has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of each of First Avenue’s and Merger Sub’s charter documents previously made available to FiberTower are true and correct and contain all amendments as of the date hereof.

SECTION 4.2   AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.   Each of First Avenue and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of First Avenue and Merger Sub of the transactions contemplated hereby, including the issuance and delivery by First Avenue of the First Avenue Common Shares pursuant to the Merger, has been duly authorized by all requisite corporate action other than, with respect to the issuance of First Avenue Common Shares pursuant to the Merger, the approval of First Avenue’s stockholders. This Agreement constitutes the valid and legally binding obligation of each of First Avenue and Merger Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity.

SECTION 4.3   CAPITALIZATION.   The authorized capital of First Avenue consists of 100,000,000 First Avenue Common Shares. As of May 12, 2006, there were (a) 65,249,850  First Avenue Common Shares issued and outstanding, and (b) 3,705,669 First Avenue Common Shares subject to outstanding options issued under the stock options plans of First Avenue listed on Schedule 4.3 of the First Avenue Disclosure Letter (the “First Avenue Option Plans”). All issued and outstanding First Avenue Common Shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon First Avenue and (iii) were issued in compliance with the certificate of incorporation and bylaws of First Avenue and all applicable securities laws, rules and regulations. The First Avenue Common Shares to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. Except (x) as set forth in this Section 4.3 or on Schedule 4.3 of the First Avenue Disclosure Letter, (y) for any First Avenue Common Shares issued pursuant to the exercise of options referred to in subsection (b) above and (z) for options issued under the First Avenue Option Plans after the date of this Agreement in accordance with Section 5.1(b)(vi) and First Avenue Common Shares issued pursuant to the exercise of such options, there are no outstanding shares of capital stock of First Avenue and there are no options, warrants, calls, subscriptions, stockholder rights plan or similar instruments, convertible securities, or other rights, agreements or commitments which obligate First Avenue or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of First Avenue or any of its Subsidiaries. First Avenue has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of First Avenue on any matter.

SECTION 4.4   SUBSIDIARIES.   Each of First Avenue’s Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of First Avenue’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly (as specified on Schedule 4.4 of the First Avenue Disclosure Letter), by First Avenue free and clear of all Liens, except to the extent of any third-party minority ownership or Liens set forth on Schedule 4.4 of the First Avenue Disclosure Letter. Schedule 4.4 of the First Avenue Disclosure Letter sets forth, for each Subsidiary of First Avenue, its name and jurisdiction of incorporation or organization. Except as set forth on Schedule 4.4 of the First Avenue Disclosure Letter, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights (whether by law, pre-emptive or contractual) to convert any obligations into or otherwise acquire shares of capital stock or ownership interests in any of the Subsidiaries of First Avenue are outstanding or will come into existence as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub are owned directly by First Avenue. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

SECTION 4.5   NO VIOLATION.   Neither First Avenue nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, operating agreement or partnership agreement, as applicable, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any Governmental Authority, or any law, ordinance, governmental rule or regulation to which First Avenue or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any Governmental Authority, except, in the case of matters described in clause (b) or (c), as have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. Except as has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect, (i) First Avenue and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses as now conducted or currently proposed to be conducted (the “First Avenue Permits”) and (ii) First Avenue and its Subsidiaries are in compliance with the terms of the First Avenue Permits. As of the date of this Agreement, to the knowledge of First Avenue, no investigation by any Governmental Authority with respect to First Avenue or any of its Subsidiaries is pending or threatened. As of the Closing Date, no investigation by any Governmental Authority with respect to First Avenue will be pending or threatened, except for any such investigation that would not reasonably be expected to have a First Avenue Material Adverse Effect.

SECTION 4.6   NO CONFLICT.

(a)   Neither the execution and delivery by First Avenue and Merger Sub of this Agreement nor the consummation by First Avenue and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of First Avenue or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of First Avenue or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to First Avenue or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, First Avenue Permit, lease, contract, agreement, joint venture or other instrument or obligation to which First Avenue or any of its Subsidiaries is a party, or by which First Avenue or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to First Avenue or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect.

(b)   Neither the execution and delivery by First Avenue and Merger Sub of this Agreement nor the consummation by First Avenue or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than the Regulatory Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect.

(c)   Other than as contemplated by Section 4.6(b) or as set forth on Schedule 4.6(c) of the First Avenue Disclosure Letter, no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the First Avenue Permits and First Avenue’s contracts or leases or for First Avenue to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect.

(d)   Except as set forth on Schedule 4.6(d) of the First Avenue Disclosure Letter, either the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment from First Avenue (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of First Avenue under any First Avenue Plan (as defined in Section 4.11) or otherwise; (ii) increase any benefits otherwise payable under any First Avenue Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

SECTION 4.7   SEC DOCUMENTS.   First Avenue has made available to FiberTower each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by it with the Securities and Exchange Commission (“SEC”) since January 1, 2003, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the “First Avenue Reports”), and First Avenue has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the First Avenue Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the First Avenue Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of First Avenue and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders’ equity included in or incorporated by reference into the First Avenue Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of First Avenue and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of unaudited statements, for year-end audit adjustments and as otherwise may be noted therein.

SECTION 4.8   LITIGATION AND LIABILITIES.   There are no actions, suits or proceedings pending against First Avenue and its Subsidiaries or, to First Avenue’s knowledge, threatened against First Avenue and its Subsidiaries, at law or in equity, or before or by any Governmental Authority, other than those that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders of any Governmental Authority against First Avenue and its Subsidiaries, other than those that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of First Avenue and its Subsidiaries, other than those liabilities and obligations (a) that are disclosed or otherwise reflected or reserved for in the First Avenue Reports, provided that such liabilities are reasonably apparent on the face of the First Avenue Reports, (b) that are not required under generally accepted accounting principles to be disclosed, reflected or reserved for in the financial statements or the notes thereto included in the First Avenue Reports, (c) that have been incurred in the ordinary course of business since March 31, 2006, (d) related to expenses associated with the transactions contemplated by this Agreement or (e) that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. First Avenue has previously provided to FiberTower a full and complete list describing and quantifying all amounts, contingent or otherwise, payable by First Avenue and its Subsidiaries at any time after the Effective Time in respect of prior acquisitions of stock or assets comprising a business.

SECTION 4.9   ABSENCE OF CERTAIN CHANGES.   Since December 31, 2005, except as contemplated by this Agreement, disclosed in any First Avenue Reports filed since December 31, 2005 and prior to the date hereof, or set forth on Schedule 4.9 of the First Avenue Disclosure Letter, First Avenue has conducted its business only in the ordinary and usual course of business and, during such period, there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have a First Avenue Material Adverse Effect; (ii) any change by First Avenue or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices, except for changes required by generally accepted accounting principles, or any of its Tax methods, practices or elections and any changes that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect; (iii) any damage, destruction, or loss to the business or properties of First Avenue and its Subsidiaries, taken as a whole, not covered by insurance, except as has not had and would not be reasonably expected to have a First Avenue Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of First Avenue, or any direct or indirect redemption, purchase or any other acquisition by First Avenue of any such stock; (v) any change in the capital stock or in the number of shares or classes of First Avenue’s authorized or outstanding capital stock (other than as a result of issuances under First Avenue Option Plans permitted hereunder pursuant to Section 5.1(b)(vi)) or exercises of outstanding options to purchase First Avenue Common Shares; (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan for the benefit of any directors, officers or key employee of First Avenue and its Subsidiaries, other than bonuses and salary increases for employees who are not First Avenue officers in the ordinary course of business consistent with past practice.

SECTION 4.10   TAXES.

(a)   First Avenue and its Subsidiaries have timely filed or, if not yet due, will timely file all Tax Returns required to be filed by them on or before the Closing Date. All such Tax Returns are true, correct and complete. First Avenue and each of its Subsidiaries have paid when due all Taxes reported imposed upon them, their business, their assets or for which they are otherwise liable.

(b)   First Avenue and each of its Subsidiaries have paid, or have maintained adequate accruals in accordance with generally accepted accounting principles on the financial statements included in the First Avenue Reports for, all Taxes (whether or not shown on a Tax Return and whether or not presently due and payable), including contingent Tax liabilities, with respect to (i) all Taxable periods ending on or before the Closing Date and (ii) all Taxable periods starting before and ending after the Closing Date to the extent attributable to the portion of such periods up to and including the Closing Date.

(c)   First Avenue and each of its Subsidiaries have made or will make available to FiberTower all Tax Returns filed by them relating to the four most recent Taxable years ending on or before the Closing Date for which Tax Returns have been filed.

(d)   No extension of time has been requested for First Avenue or any of its Subsidiaries to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid. Neither First Avenue nor any of its Subsidiaries have granted a power of attorney that remains outstanding with regard to any Tax matter.

(e)   There is no pending or, to the knowledge of First Avenue, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a “Tax Audit”) of First Avenue and any of its Subsidiaries.

(f)    FiberTower has received (i) copies of all audit reports and correspondence with or from a Tax Authority involving First Avenue and any of its Subsidiaries received in the last five years and (ii) a summary of all material oral communications between them and any Tax Authority relating to any Tax Audits of them during such years.

(g)   No issue has been raised in any Tax Audit which, by application of similar principles to any past, present or future period, would result in an adjustment to the amounts reported in such other period.

(h)   Neither First Avenue nor any of its Subsidiaries have within the last five years received notice of a determination or proposed determination by a Tax Authority that Taxes are owed by them (a “Tax Deficiency”) and, to knowledge of First Avenue, no such Tax Deficiency is proposed or threatened.

(i)    All Tax Deficiencies with respect to First Avenue and any of its Subsidiaries have been paid or finally settled and all amounts determined by settlement to be owed have been paid.

(j)    There are no Liens arising from or related to Taxes on or pending against First Avenue or any of its Subsidiaries or any of their assets or properties.

(k)   There are no presently outstanding waivers or extensions, or requests for waiver or extension, of the time within which a Tax Deficiency may be asserted or assessed.

(l)    Neither First Avenue nor any of its Subsidiaries have changed any Tax accounting method during any of their seven most recent Taxable years ending on or before the Closing Date. Neither First Avenue nor any of its Subsidiaries have been required to include in income any adjustment pursuant to Section 481 of the Code, and no Tax Authority has ever made or proposed any such adjustment. Neither First Avenue nor any of its Subsidiaries have taken any action, whether or not required, that has resulted or will result in deferring a liability for Taxes from any Taxable period ending on or before the Closing Date to any Taxable period ending after such date.

(m)  Neither First Avenue nor any of its Subsidiaries have requested or received a private letter ruling from a Tax Authority or entered into (i) a closing agreement, as described in Section 7121 of the Code, (ii) an advance pricing agreement, (iii) a gain recognition agreement, or (iv) other agreement with a Tax Authority relating to Taxes.

(n)   Neither First Avenue nor any of its Subsidiaries own any property that: (i) is property which such entity is required to treat as being owned by any other Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code; (iv) is “limited use property” within the meaning of Rev. Proc. 2001-28; (v) is subject to Section 168(g)(1)(A) of the Code; or (vi) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(o)   Neither First Avenue nor any of its Subsidiaries are now and have ever been (i) an includable member of an “affiliated group” within the meaning of Section 1504(a) of the Code other than an affiliated group consisting only of First Avenue and one or more of its current Subsidiaries or otherwise liable for the Taxes of a Person other than First Avenue pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, whether as a transferee, as a successor, by operation of law, by contract or otherwise, (ii) a member of any consolidated, combined or unitary Tax Return filing group other than a group consisting only of First Avenue and one or more if its current Subsidiaries, (iii) a party to any Tax sharing agreement, Tax indemnity agreement or similar agreement, arrangement or practice relating to Taxes, including an agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Tax losses of any other Person, (iv) a personal holding company as defined in Section 542 of the Code, (v) the owner of an interest in an entity that is or is treated for Tax purposes as a partnership, trust, regulated investment company as defined in Section 851 of the Code or real estate investment trust as defined in Section 856 of the Code, (vi) a United States shareholder as defined in Section 951(b) of the Code of a controlled foreign corporation as defined in Section 957 of the Code, (vii) a United States real property holding company within the meaning of Section 897(c)(2) of the Code or (viii) a shareholder of a passive foreign investment company, as defined in Section 1297 of the Code.

(p)   Neither First Avenue nor any of its Subsidiaries have ever participated in or cooperated with any international boycott within the meaning of Section 999 of the Code.

(q)   Neither First Avenue nor any of its Subsidiaries have a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty orconvention between the United States and such foreign country, and none of them have otherwise taken steps or conducted business operations that have exposed them to the Taxing jurisdiction of a foreign country.  First Avenue and each of its Subsidiaries have complied with all applicable foreign Tax laws and regulations.

(r)    Neither First Avenue nor any of its Subsidiaries have received notice of a claim or proceeding or proposed claim or proceeding initiated by a Tax Authority of a jurisdiction in which no Tax Return has been filed by or with respect to First Avenue or any of its Subsidiaries that may lead to an assertion that First Avenue or any of its Subsidiaries may be subject to a Tax liability in such jurisdiction, and, to the knowledge of First Avenue, neither First Avenue nor any of its Subsidiaries have received any notice that any such claim or proceeding is pending or threatened. Neither First Avenue nor any of its Subsidiaries have commenced activities in any jurisdiction in which they have not previously filed Tax Returns.

(s)    First Avenue and each of its Subsidiaries have disclosed on its federal, state, local and foreign income Tax Returns all positions taken therein that could give rise to a penalty under Section 6662 of the Code.

(t)    Neither First Avenue nor any of its Subsidiaries have ever participated, directly or indirectly, in a transaction which is described in Treasury Regulation Sections 1.6011-4(b), and neither First Avenue nor any of its Subsidiaries have ever held “an interest” in a “potentially abusive tax shelter,” as those terms are defined in Treasury Regulation Section 301.6112-1.

(u)   Neither First Avenue nor any of its Subsidiaries have ever been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(v)   The net operating losses, alternative minimum tax net operating losses, net capital losses, alternative minimum tax net capital losses, Tax credits, alternative minimum tax credits and other Tax attributes of First Avenue and its Subsidiaries are not subject to any consolidated return limitation, limitation under Section 382 of the Code or any other limitation on their use, allowance or availability.

(w)  First Avenue and its Subsidiaries have retained all supporting and backup papers, receipts, spreadsheets and other information necessary for the preparation of all Tax Returns that have not yet been filed and the defense of Tax Audits involving all Taxable periods either (i) ended on or during the six years prior to the Closing Date or (ii) from which there are unutilized net operating loss, capital loss or Tax credit carryovers.

(x)   First Avenue and its Subsidiaries have properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to employees, independent contractors, creditors, stockholders and other third parties.

(y)   First Avenue and its Subsidiaries have properly collected and remitted to the appropriate Tax Authorities all sales and use and similar Taxes required to have been collected and remitted on or prior to the Closing Date and have been furnished, have retained and (if required) have filed properly completed exemption certificates for all exempt transactions. First Avenue and its Subsidiaries have maintained and have in their possession all records, supporting documents and exemption and resale certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use and similar Taxes for all periods up to and including the Closing Date.

(z)   Neither First Avenue nor any of its Subsidiaries nor, to the Knowledge of First Avenue, any First Avenue Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

(aa) Neither First Avenue nor any of its Subsidiaries will realize adverse tax consequences under Section 382 or Section 1502 of the Code as a result of the Merger.

Each reference to a provision in this Section 4.10 shall be treated for state, local and foreign Tax purposes as a reference to analogous or similar provisions of state, local and foreign law.

SECTION 4.11   EMPLOYEE BENEFIT PLANS.

(a)   For purposes of this Section 4.11, the Subsidiaries of First Avenue shall include any enterprise which, with First Avenue, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c) or (m) of the Code.

(b)   All employee benefit plans, programs, arrangements and agreements (whether or not described in Section 3(3) of ERISA, whether or not written or oral and whether or not legally enforceable (in part or in full)) covering active, former or retired employees of First Avenue and any of its Subsidiaries which provide material benefits to such employees, or as to which First Avenue or any Subsidiary has any material liability or material contingent liability, are listed on Schedule 4.11(b) of the First Avenue Disclosure Letter (the “First Avenue Plans”).

(c)   First Avenue has made available to FiberTower a true, correct and complete copy of each of the First Avenue Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any First Avenue Plan that is not in written form, FiberTower has been supplied with an accurate description of such First Avenue Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description and IRS determination or opinion letter with respect to each First Avenue Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded First Avenue Plan have been made available to FiberTower. There have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied that has had or would reasonably be expected to have a First Avenue Material Adverse Effect.

(d)   All First Avenue Plans comply in form and have been administered in operation in all material respects with all applicable requirements of law, excluding any deficiencies that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect, no event has occurred which will or could cause any such First Avenue Plan to fail to comply with such requirements, excluding any deficiencies that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect, and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

(e)   All required employer contributions under any such plans have been made or will be timely made as of the Effective Time or properly reflected on the First Avenue Financial Statements in accordance with generally accepted accounting principals, except for any deficiencies that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. No changes in contributions or benefit levels with respect to any of the First Avenue Plans are scheduled to occur after the date of this Agreement other than in the ordinary course of business.

(f)    To the extent applicable, the First Avenue Plans comply in all material respects with the requirements of ERISA, the Code and any other applicable tax act and other applicable laws, and any First Avenue Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that such First Avenue Plan is in compliance with “GUST,” all amendments required to be made to such First Avenue Plan after the issuance of the “GUST” determination or opinion letter have been timely made and no amendment has been made or action taken that could cause the loss of such qualified status.

(g)   No First Avenue Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

(h)   There are no pending or, to the knowledge of First Avenue, anticipated claims against or otherwise involving any of the First Avenue Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the First Avenue Plan activities) has been brought against or with respect to any First Avenue Plan or any of the fiduciaries thereof.

(i)    Neither First Avenue nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under Section 412 of the Code, Section 302 of ERISA or subtitle C or D of Title IV of ERISA with respect to any “single-employer plan,” within the meaning of section 4001(a)(15) of ERISA, currently or formerly sponsored, maintained, or contributed to (or required to be contributed to) by First Avenue, any First Avenue Subsidiary or any entity which is considered one employer with First Avenue under Section 4001 of ERISA.

(j)    Neither First Avenue nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle E of Title IV of ERISA with respect to any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA.

(k)   None of the assets of any First Avenue Plan is invested in employer securities (as defined in Section 407(d)(1) of ERISA) or employer real property (as defined in Section 407(d)(2) of ERISA).

(l)    There have been no “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any First Avenue Plan.

(m)  There have been no acts or omissions by First Avenue or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which First Avenue or any of its Subsidiaries are or may be liable.

(n)   Each First Avenue Plan which constitutes a “group health plan” (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Section 601 of ERISA, has been operated in material compliance with applicable law, including coverage requirements of Sections 4980B of the Code, Chapter 100 of the Code and Section 601 of ERISA to the extent such requirements are applicable.

(o)   Neither First Avenue nor any of its Subsidiaries has any liability or contingent liability for providing, under any First Avenue Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

(p)   Obligations under the First Avenue Plans are properly reflected in the financial statements included in the First Avenue Reports.

(q)   Each First Avenue Plan may be amended or terminated without liability (other than with respect to the payment of benefits in the ordinary course) to First Avenue or any of its Subsidiaries at any time and without contravening the terms of such plan, or any law or agreement. Except as set forth in this Agreement, following the Effective Time, First Avenue or any of its Subsidiaries (or any successors thereto) may amend or terminate or cause to be amended or terminated any First Avenue Plan without liability (other than with respect to the payment of benefits in the ordinary course) to First Avenue or any of its Subsidiaries (or successors thereto).

(r)    No First Avenue Plan provides for the payment of any amounts or any other change of control transaction or subsequent event, that could reasonably be expected to be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. Schedule 4.11(r) of the First Avenue Disclosure Letter sets forth the name of each person whom First Avenue reasonably believes to be a disqualified individual within the meaning of Section 280G of the Code and the regulations thereunder.

(s)    Each First Avenue Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been administered in compliance with Section 409A of the Code since January 1, 2005 and either has been or shall be amended prior to the Closing Date to comply in form with Section 409A of the Code and applicable guidance issued pursuant thereto.

SECTION 4.12   LABOR MATTERS.

(a)   Neither First Avenue nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

(b)   Neither First Avenue nor any of its Subsidiaries is subject to any labor dispute, strike or work stoppage that has had or would reasonably be expected to have a First Avenue Material Adverse Effect.

(c)   To First Avenue’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of First Avenue or any of its Subsidiaries.

SECTION 4.13   ENVIRONMENTAL MATTERS.

(a)   As used in this Agreement:

(i)    “First Avenue Real Properties” means those real properties owned, leased, or otherwise operated by First Avenue or its Subsidiaries in connection with the performance of their respective businesses; and

(ii)   “Offsite Non-First Avenue Real Properties” means any real properties other than First Avenue Real Properties

(b)   Except as has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect:

(i)    First Avenue and its Subsidiaries and their respective operations, assets, businesses and First Avenue Real Properties are and have been in compliance with all Environmental Laws and Environmental Permits;

(ii)   All Environmental Permits required under Environmental Laws for operating First Avenue’s and its Subsidiaries’ assets, businesses, and First Avenue Real Properties as they are currently being operated have been obtained and are currently in full force and effect, and, if subject to renewal or modification, all submittals required under Environmental Laws in connection with Environmental Permits have been timely and accurately submitted to the respective Governmental Authority and, to First Avenue’s knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits;

(iii)  First Avenue and its Subsidiaries are not subject to any pending or, to First Avenue’s knowledge, threatened claims, demands, actions, suits, investigations, inquiries, information requests or proceedings under Environmental Laws and neither First Avenue nor its Subsidiaries have received written notice of alleged violations under applicable Environmental Laws with respect to their respective operations, assets, businesses, or First Avenue Real Properties;

(iv)  There have been no Releases of Hazardous Materials on, under or from First Avenue Real Properties and there are no investigations, remediations, removals, or monitorings of Hazardous Materials required under Environmental Laws at such properties;

(v)    Neither First Avenue nor its Subsidiaries have received any written notice asserting an alleged liability or obligation, including liability for natural resource damages, or requesting information, under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-First Avenue Real Properties and, to the knowledge of First Avenue, there are no conditions or circumstances that has resulted or would reasonably be expected to result in the receipt of such written notice;

(vi)  There has been no exposure of any person or property to Hazardous Materials in connection with First Avenue’s or its Subsidiaries’ operations, assets, businesses, or First Avenue Real Properties that has formed, or would reasonably be expected to form, the basis for a claim for damages or compensation; and

(vii) First Avenue and its Subsidiaries have made available to FiberTower complete and correct copies of all material environmental site assessment reports, studies, permits and applications therefor, and correspondence on environmental matters (in each instance relevant to First Avenue or its Subsidiaries) that are in First Avenue’s or its Subsidiaries’ possession or known to First Avenue and its Subsidiaries and relating to their respective operations, assets, businesses, or First Avenue Real Properties.

(c)   Neither First Avenue nor its Subsidiaries make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 4.13.

SECTION 4.14   INTELLECTUAL PROPERTY.   First Avenue and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights has not had and would not reasonably be expected to have a First Avenue Material

Adverse Effect, and First Avenue has not received any written notice of any assertions or claims challenging the validity of any of the foregoing, except for any such assertions or claims that would not reasonably be expected to have a First Avenue Material Adverse Effect. Except in the ordinary course of business, neither First Avenue nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. Except as has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect, the conduct of First Avenue’s and its Subsidiaries’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others. As of the date of this Agreement, to the knowledge of First Avenue, there is no infringement of any proprietary right owned by or licensed by or to First Avenue or any of its Subsidiaries. As of the Closing Date, there will be no infringement of any proprietary right owned by or licensed by or to First Avenue, except for any such infringement as would not reasonably be expected to have a First Avenue Material Adverse Effect.

SECTION 4.15   TITLE TO PROPERTIES.   Except for goods and other property sold, used or otherwise disposed of since March 31, 2006 in the ordinary course of business, each of First Avenue and its Subsidiaries has valid title to all of its tangible properties, interests in properties and assets, real and personal, reflected in the First Avenue Reports, free and clear of any Lien, except: (a) Liens disclosed in the First Avenue Reports that are related to liabilities reflected in the balance sheet of First Avenue as of March 31, 2006 included in the First Avenue Reports; (b) Liens for current Taxes not yet due and payable; (c) licenses granted to First Avenue customers in the ordinary course of business; and (d) such imperfections of title, easements and Liens that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. All leases and other agreements pursuant to which First Avenue and its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are valid and effective, except where the failure to be valid or effective would not reasonably be expected to have a First Avenue Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by First Avenue and its Subsidiaries that would reasonably be expected to have a First Avenue Material Adverse Effect. All significant operating equipment of First Avenue and its Subsidiaries that is used by, or to provide services to, material customers of First Avenue is in good operating condition, ordinary wear and tear excepted.

SECTION 4.16   INSURANCE.   First Avenue and its Subsidiaries maintain insurance as set forth on Schedule 4.16 of the First Avenue Disclosure Letter. True and complete copies of each insurance policy maintained by First Avenue and its Subsidiaries have been previously provided to FiberTower.

SECTION 4.17   NO BROKERS.   First Avenue has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of First Avenue, Merger Sub or FiberTower to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that First Avenue has retained Jefferies & Company, Inc. to act as its financial advisor in connection with the Merger, the terms of which (including the fees owed by First Avenue in connection therewith) have been disclosed in writing to FiberTower prior to the date hereof.

SECTION 4.18   CONTRACTS; DEBT INSTRUMENTS.

(a)   Except for the agreements listed on Schedule 4.18(a) of the First Avenue Disclosure Letter and for those filed as exhibits to First Avenue Reports (“First Avenue Material Contracts”), neither First Avenue nor any of its Subsidiaries is a party to or bound by any contract:

(i)    that provides for, or is reasonably likely to provide for, either individually or in the aggregate with related contracts, payments by or to First Avenue and its Subsidiaries in an aggregate amount of $250,000 or more in any 12 month period;

(ii)   as licensor or licensee (except for site licenses and standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business);

(iii)  for the lease of any material real or personal property other than tower leases entered into in the ordinary course of business;

(iv)  that involves a sharing of profits, losses, costs or liabilities with other persons;

(v)    with respect to any partnership, joint venture or strategic alliance with any other person;

(vi)  involving a guaranty by First Avenue and its Subsidiaries for the benefit of any other person;

(vii) all employment, consulting and independent contractor agreements other than those that are terminable at will and with respect to which neither First Avenue nor any of its Subsidiaries have any liability, and all severance agreements and director or officer indemnification agreements;

(viii)     containing covenants purporting to limit First Avenue’s and its Subsidiaries’, or that will limit First Avenue’s and its Subsidiaries’, freedom to compete in any line of business in any geographic area or to solicit customers, clients or employees (other than covenants restricting solicitation of employees of customers or suppliers);

(ix)  upon which First Avenue’s business is substantially dependent or the termination or cancellation of which would reasonably be expected to have a First Avenue Material Adverse Effect; or

(x)    encumbrances on any First Avenue Authorizations (as defined below).

(b)   Neither First Avenue nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any First Avenue Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for such violations or defaults that would not result in a material liability to First Avenue or otherwise have a First Avenue Material Adverse Effect. Except as disclosed on Schedule 4.18(a) of the First Avenue Disclosure Letter, each First Avenue Material Contract is in full force and effect, and is a legal, valid and binding obligation of First Avenue and its Subsidiaries and each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity and except as would not result in a material liability to First Avenue and has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect. No condition exists or event has occurred that (whether with or without notice or lapse of time or both) would reasonably be expected to constitute a default by any other party thereto under any First Avenue Material Contract or that would result in a right of termination of any First Avenue Material Contract, except for any such defaults or terminations that would not result in a material liability to First Avenue and have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect

(c)   There are no loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments as of the date hereof pursuant to which any indebtedness of First Avenue is outstanding or may be incurred.

(d)   There is no contract, commitment, judgment, injunction, order or decree to which First Avenue or any of its Subsidiaries is a party or subject to that has had or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by First Avenue and its Subsidiaries or any contract that may be terminable as a result of First Avenue’s or its Subsidiaries’ status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not reasonably be expected to have a First Avenue Material Adverse Effect.

SECTION 4.19   WARRANTIES AND PRODUCT LIABILITY.   Except for warranties implied by law and warranties expressly contained in the First Avenue Material Contracts, First Avenue has not given or made any warranties in connection with the sale or rental of goods or services on or prior to the Effective Time, including, without limitation, warranties covering the customer’s consequential damages. First Avenue has no knowledge of any state of facts or the occurrence of any event that has formed, or would reasonably be expected to form, the basis of any present claim against First Avenue with respect to warranties relating to products manufactured, sold, rented or distributed by it, or services performed by or on behalf of it on or prior to the Effective Time. First Avenue has provided to FiberTower all information relating to any known or alleged design or other defect with respect to the products manufactured, sold or rented by First Avenue.

SECTION 4.20   VOTE REQUIRED.   The affirmative vote of a majority of the votes cast by holders of First Avenue Common Shares at a duly convened meeting or the written consent of a majority of the outstanding First Avenue Common Shares is the only vote necessary to approve the issuance of First Avenue Common Shares pursuant to the Merger (the “First Avenue Requisite Vote”). Upon the execution and delivery of the Support Agreements described in Section 4.24 below, the First Avenue Requisite Vote will have been obtained.

SECTION 4.21   CERTAIN APPROVALS.   First Avenue’s Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the transactions contemplated by this Agreement the restrictions contained in Section 203 of the DGCL and any other “fair price,” “moratorium,” control share acquisition, interested stockholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the certificate of incorporation or bylaws of First Avenue.

SECTION 4.22   CERTAIN CONTRACTS.   Neither First Avenue nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports, or which would purport, to limit the manner or the localities in which the business of First Avenue and its Subsidiaries is or will be conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, other than sales of products and services by First Avenue to its customers in the ordinary course of business, or which provides any third party any Lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that have not had and would not reasonably be expected to have a First Avenue Material Adverse Effect.

SECTION 4.23   REGULATORY MATTERS.

(a)   Set forth on Schedule 4.23 of the First Avenue Disclosure Letter are all authorizations of state regulatory authorities or the FCC held by First Avenue (“First Avenue Authorizations”). Except as set forth on Schedule 4.23 of the First Avenue Disclosure Letter and except as has not had and would not reasonably be expected to have a First Avenue Material Adverse Effect, each such First Avenue Authorization is valid and in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation, termination, or notice of apparent liability or any threatened cancellation or termination in connection therewith nor are any of such First Avenue Authorizations subject to any restrictions or conditions that limit the operations of First Avenue (other than restrictions or conditions generally applicable to First Avenue Authorizations of that type).

(b)   First Avenue has taken steps necessary to maintain and preserve the effectiveness of the First Avenue Authorizations, including complying with any build-out requirements and related notice of completed construction requirements and maintaining in operation the communication facilities related to First Avenue Authorizations.

(c)   There are no existing or, to the knowledge of First Avenue, threatened proceedings before the FCC or similar state regulatory authorities (or any other regulatory authority) regarding the First Avenue Authorizations or the operations of First Avenue (excepting proceedings of general applicability to the industry and not specific to First Avenue), that could reasonably be expected to result in a First Avenue Material Adverse Effect, or the revocation, cancellation, suspension, nonrenewal, placement of restrictions on, or material adverse modification of any of the First Avenue Authorizations.

(d)   No event has occurred which results in, or after notice or lapse of time, or both, could reasonably be expected to result in a First Avenue Material Adverse Effect, or the revocation, cancellation, suspension, nonrenewal, placement of restrictions on, or material adverse modification of any of the First Avenue Authorizations.

(e)   Except as set forth on Schedule 4.23 of the First Avenue Disclosure Letter, First Avenue is not in violation of any statute, law, ordinance, regulation, rule or order of the FCC or any state regulatory authority, except where any such non-conformities individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not result in a First Avenue Material Adverse Effect. First Avenue has all First Avenue Authorizations from, has made all required filings with, and has made all required payments due to, all Governmental Authorities, including any state regulatory authority and the FCC, required to conduct its businesses as the same are now being conducted, excepting such First Avenue Authorizations or filings that individually or in the aggregate, and taking into account the passage of time and accumulation of penalties and other obligations, would not result in a First Avenue Material Adverse Effect.

SECTION 4.24   SUPPORT AGREEMENTS.   Effective contemporaneously with First Avenue’s entering into this Agreement, First Avenue has delivered to FiberTower a First Avenue Holder’s Support Agreement in the form attached hereto as Exhibit D, duly executed by eachperson identified in Schedule 4.24 to the First Avenue Disclosure Letter; and each such First Avenue Holder’s Support Agreement is enforceable by FiberTower in accordance with its terms.

SECTION 4.25   LOCK-UP AGREEMENTS.   Effective contemporaneously with First Avenue’s entering into this Agreement, First Avenue has delivered to FiberTower a First Avenue Holder’s Lock-up Agreement in the form attached hereto as Exhibit E, duly executed by each person identified on Schedule 4.25 of the First Avenue Disclosure Letter; and each such First Avenue Holder’s Lock-up Agreement is enforceable by FiberTower in accordance with its terms.

ARTICLE 5
COVENANTS

SECTION 5.1   CONDUCT OF BUSINESS.

(a)   Prior to the Effective Time, except as set forth in Schedule 5.1(a) of the FiberTower Disclosure Letter or as expressly contemplated by this Agreement or as consented to in writing by First Avenue, FiberTower:

(i)  shall conduct its operations in the ordinary course consistent with past practices;

(ii)  shall use its commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and key employees and maintain satisfactory relationships with those persons having business relationships with it;

(iii)  shall not amend its certificate of incorporation or bylaws;

(iv)  shall promptly notify First Avenue of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any FiberTower Material Contract or any other relationship with a significant customer (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach of any representation or warranty contained herein;

(v)  shall promptly make available (in paper form or via the Internet) to First Avenue true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

(vi)  shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the FiberTower Disclosure Letter or referred to in clause (B) below, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except pursuant to contractual commitments existing on the date of this Agreement and disclosed in the FiberTower Disclosure Letter; (C) increase any compensation or benefits of any officer, director, employee or agent of FiberTower, or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law or this Agreement) any existing employee benefit plan in any material respect;

(vii)  shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

(viii)  shall not redeem, purchase or otherwise acquire any shares of its capital stock or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

(ix)  shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary course of business;

(x)  shall not except pursuant to contractual commitments in effect on the date hereof and disclosed in the FiberTower Disclosure Letter authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(xi)  shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(xii)  shall use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with past practices;

(xiii)  shall not (A) make or rescind any express or deemed election relating to Taxes, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (C) file an amended Tax Return, (D) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or (E) change (or make a request to any Tax Authority to change) in any respect any of its methods of accounting for Tax purposes;

(xiv)  except as set forth on the budget and capital expenditure schedule set forth on Schedule 5.1(a)(xiv) of the FiberTower Disclosure Letter, shall not (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on the property of FiberTower or First Avenue in connection with any indebtedness thereof or (C) make or commit, or enter into agreements that would require them to make, capital expenditures;

(xv)  subject to Section 5.4, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any Governmental Authority or the expiration of any applicable waiting period required to consummate the Merger;

(xvi)  unless in the good faith opinion of its Board of Directors, after consultation with its outside legal counsel, complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (provided that such restrictions shall not apply to non-disclosure or confidentiality agreements entered into in the ordinary course of business with third parties that are not material in scope) to which it is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

(xvii)  except as contemplated by this Agreement, shall not enter into or amend, in any material respect, any agreement with any holder of FiberTower capital stock with respect to holding, voting or disposing of FiberTower Shares;

(xviii)  shall not by resolution of its Board of Directors cause or permit the acceleration of rights, benefits or payments under any FiberTower Plans;

(xix)  shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

(xx)  shall not purchase any First Avenue Common Shares;

(xxi)  shall not (A) do business in any country in which FiberTower is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person;

(xxii)  subject to Section 5.6 hereof, shall not issue any press release or make any public announcement, except in accordance with FiberTower’s past practices or as required to comply with applicable law;

(xxiii)  shall use commercially reasonable efforts to make all necessary regulatory filings, perform all regulatory obligations and take other actions to ensure that the FiberTower Authorizations remain valid and in full force and effect;

(xxiv)  shall not form or acquire any Subsidiaries; and

(xxv)  shall not agree in writing or otherwise to take any of the foregoing actions.

(b)   Prior to the Effective Time, except as set forth in Schedule 5.1(b) of the First Avenue Disclosure Letter or as expressly contemplated by this Agreement or as consented to in writing by FiberTower, First Avenue:

(i)  shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary course consistent with past practices;

(ii)  shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and key employees and maintain satisfactory relationships with those persons having business relationships with them;

(iii)  shall not amend its certificate of incorporation or bylaws;

(iv)  shall promptly notify FiberTower of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any First Avenue Material Contract or any other relationship with a significant customer (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach of any representation or warranty contained herein;

(v)  shall promptly make available (in paper form or via the Internet) to FiberTower true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

(vi)  shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the First Avenue Disclosure Letter or referred to in clause (B) below, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except pursuant to contractual commitments existing on the date of this Agreement and disclosed in the First Avenue Disclosure Letter; (C) increase any compensation or benefits of any officer, director, employee or agent of First Avenue or any of its Subsidiaries, or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law or this Agreement) any existing employee benefit plan in any material respect;

(vii)  shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

(viii)  shall not, and shall not permit any of its Subsidiaries to redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

(ix)  shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except in the ordinary course of business;

(x)  shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the First Avenue Disclosure Letter authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(xi)  shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(xii)  shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with past practices;

(xiii)  shall not, and shall not permit any of its Subsidiaries to, (A) make or rescind any express or deemed election relating to Taxes, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (C) file an amended Tax Return, (D) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or (E) change (or make a request to any Tax Authority to change) in any respect any of its methods of accounting for Tax purposes;

(xiv)  except as set forth on the budget and capital expenditure schedule set forth on Schedule 5.1(b)(xiv) of the First Avenue Disclosure Letter, shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on the property of FiberTower or First Avenue or any of their Subsidiaries in connection with any indebtedness thereof or (C) make or commit, or enter into agreements that would require them to make, capital expenditures;

(xv)  subject to Section 5.4, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any Governmental Authority or the expiration of any applicable waiting period required to consummate the Merger;

(xvi)  unless in the good faith opinion of its Board of Directors, after consultation with its outside legal counsel, complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (provided that such restrictions shall not apply to non-disclosure or confidentiality agreements entered into in the ordinary course of business with third parties that are not material in scope) to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

(xvii)  shall not enter into or amend any agreement with any holder of First Avenue capital stock with respect to holding, voting or disposing of shares of First Avenue capital stock;

(xviii)  shall not by resolution of its Board of Directors cause or permit the acceleration of rights, benefits or payments under any employee benefit plans, programs, arrangements and agreements covering active, former or retired employees of First Avenue and any of its Subsidiaries which provide material benefits to such employees, or as to which First Avenue or any of its Subsidiaries has any material liability or material contingent liability;

(xix)  shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

(xx)  shall not purchase any FiberTower Shares;

(xxi)  shall not, and shall not permit any of its Subsidiaries to, (A) do business in any country in which First Avenue or any of its Subsidiaries is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person;

(xxii)  subject to Section 5.6 hereof, shall not issue any press release or make any public announcement, except in accordance with First Avenue’s past practices or as required to comply with applicable law or Nasdaq rules;

(xxiii)  shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to make all necessary regulatory filings, perform all regulatory obligations and take other actions to ensure that the First Avenue Authorizations remain valid and in full force and effect; and

(xxiv)  shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

SECTION 5.2   NO SOLICITATION.

(a)    (i) FiberTower agrees that, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, it (i) will not (and FiberTower will not permit its officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by FiberTower, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination, sale of assets, sale of stock or joint venture or similar transaction involving any assets or class of capital stock of FiberTower, or any acquisition of the capital stock of FiberTower or a business or assets (other than sales of current assets in the ordinary course of business) of FiberTower in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a “FiberTower Acquisition Proposal”) or participate or engage in any discussions or negotiations concerning a FiberTower Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any FiberTower Acquisition Proposal; provided that, subject to Section 7.3(c), nothing contained in this Agreement shall prevent FiberTower or its Board of Directors from (A) making any disclosure to the holders of FiberTower Common Shares if FiberTower’s Board of Directors determines in good faith that the failure to make such disclosure would be reasonably likely to result in a breach of its fiduciary duties under applicable law or (B) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent FiberTower from complying with its obligations under this Section 5.2) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide FiberTower Acquisition Proposal with respect to all of the outstanding shares of capital stock of FiberTower or all or substantially all of the assets of FiberTower if, with respect to the actions set forth in clause (B), (x) FiberTower’s Board of Directors determines in good faith that taking into account, among other things, the likelihood of consummation and after consultation with its financial advisors, such FiberTower Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of FiberTower Shares from a financial point of view than the Merger (a “FiberTower Superior Proposal”) and (y) the Board of Directors of FiberTower, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary obligations under applicable law.

(ii)   FiberTower agrees that it will notify First Avenue promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a FiberTower Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, FiberTower or any of its officers, directors, employees, agents or representatives. In connection with such notice, FiberTower shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any FiberTower Acquisition Proposal. Thereafter, FiberTower shall keep First Avenue fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms of any such proposal or offer. Prior to taking any action referred to in clause (B) of the proviso of Section 5.2(a)(i), if FiberTower intends to participate in any such discussions or negotiations or provide any such information to any such third party, FiberTower shall give prior written notice to First Avenue.

(iii)  Nothing in this Section 5.2 shall permit FiberTower to enter into any agreement with respect to a FiberTower Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, FiberTower shall not enter into any agreement with any person that provides for, or in any way facilitates, a FiberTower Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.2(a)(i) in reasonably customary form and which does not contain terms that prevent FiberTower from complying with its obligations under this Section 5.2.

(b)   (i) First Avenue agrees that from the date hereof until the earlier of the Effective Time or the termination of this Agreement it and its Subsidiaries (i) will not (and First Avenue will not permit its or its Subsidiaries’ officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by First Avenue or any of its Subsidiaries, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination, sale of assets, sale of stock, joint venture or similar transaction involving any assets or class of capital stock of First Avenue, or any acquisition of the capital stock of First Avenue or a business or assets (other than sales of current assets in the ordinary course of business) of First Avenue or its Subsidiaries in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a “First Avenue Acquisition Proposal”) or participate or engage in any discussions or negotiations concerning a First Avenue Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any First Avenue Acquisition Proposal; provided that, subject to Section 7.4(c), nothing contained in this Agreement shall prevent First Avenue or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a First Avenue Acquisition Proposal, (B) making any disclosure to the holders of First Avenue Common Shares if First Avenue’s Board of Directors determines in good faith that the failure to make such disclosure would be reasonably likely to result in a breach of its fiduciary duties under applicable law or Nasdaq rules or (C) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent First Avenue from complying with its obligations under this Section 5.2) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide First Avenue Acquisition Proposal with respect to all of the outstanding shares of capital stock of First Avenue or all or substantially all of the assets of First Avenue if, with respect to the actions set forth in clause (C), (x) First Avenue’s Board of Directors determines in good faith that taking into account, among other things, the likelihood of consummation and after consultation with its financial advisors, such First Avenue Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of First Avenue Common Shares from a financial point of view than the Merger (a “First Avenue Superior Proposal”) and (y) the Board of Directors of First Avenue, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to result in a breach of its fiduciary obligations under applicable law.

(ii)   First Avenue agrees that it will notify FiberTower promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a First Avenue Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, First Avenue or any of its officers, directors, employees, agents or representatives. In connection with such notice, First Avenue shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any First Avenue Acquisition Proposal. Thereafter, First Avenue shall keep FiberTower fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms of any such proposal or offer. Prior to taking any action referred to in clause (C) of the proviso of Section 5.2(b)(i), if First Avenue intends to participate in any such discussions or negotiations or provide any such information to any such third party, First Avenue shall give prior written notice to FiberTower.

(iii)  Nothing in this Section 5.2 shall permit First Avenue to enter into any agreement with respect to a First Avenue Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, First Avenue shall not enter into any agreement with any person that provides for, or in any way facilitates, a First Avenue Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.2(b)(i) in reasonably customary form and which does not contain terms that prevent FiberTower from complying with its obligations under this Section 5.2.

SECTION 5.3   NOTICE OF STOCKHOLDER ACTION.   Each of FiberTower and First Avenue will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to provide to its stockholders, as promptly as practicable and, with respect to First Avenue, after the First Avenue Information Statement (as defined in Section 5.7(d)) is cleared by the SEC, notice of action taken by written consent of stockholders for purposes of obtaining the FiberTower Requisite Vote or the First Avenue Requisite Vote, as applicable.

SECTION 5.4   FILINGS; REASONABLE BEST EFFORTS.

(a)   Subject to the terms and conditions herein provided, FiberTower and First Avenue shall:

(i)  promptly (but in not more than 10 business days from the date hereof) make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

(ii)  use their reasonable best efforts to satisfy the conditions to closing in Article 6 as promptly as practicable and to cooperate with one another in (1) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained from Governmental Authorities or other persons in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (2) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

(iii)  promptly notify each other of any communication concerning this Agreement or the Merger from any Governmental Authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Merger to any Governmental Authority;

(iv)  not agree to participate in any meeting or discussion with any Governmental Authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat;

(v)  furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger;

(vi)  furnish the other party with such necessary information and reasonable assistance as such other party and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Authorities, including any filings necessary or appropriate under the provisions of the HSR Act; provided that if the provisions of the HSR Act would prevent a party from disclosing such information to the other party, then such information may be disclosed to such party’s counsel; and

(vii)  Each of FiberTower and First Avenue will make any filings reasonably necessary to keep any licenses that are material to its business in good standing and to conduct its business in compliance with applicable FCC rules and regulations.

(b)   Without limiting Section 5.4(a), First Avenue and FiberTower shall:

(i)  each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

(ii)  each use reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than 60 days following the termination of all applicable waiting periods under the HSR Act, unless the parties are in litigation with the government, in which case at the conclusion of such litigation).

(c)   Without limiting Sections 5.4(a) and (b), First Avenue and FiberTower shall:

(i)  promptly (but in more than 10 business days from the date hereof) make the required filing for FCC approval of the Merger, and the parties shall thereafter prosecute each application with commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grants of the applications as expeditiously as practicable;

(ii)  promptly provide to the other parties a copy of any pleading, order or other document served on it relating to such applications (but no party shall have any obligation to take any steps to satisfy complainants, if any, which steps would substantially impair or diminish rights under the First Avenue

Authorizations and FiberTower Authorizations or otherwise impose an unreasonable burden on a party);

(iii)  shall oppose any petitions to deny or other objections filed with respect to the applications for the FCC approval of the Merger and any requests for reconsideration or review of any FCC approval or consent; and

(iv)  (iv) if this Agreement is terminated, the parties shall have an affirmative obligation to notify the FCC of such termination and to submit whatever applications or other notifications are required to return the parties to their respective positions status quo ante.

(d)   Neither FiberTower nor First Avenue shall, without the other’s prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters) in connection with the transactions contemplated under this Agreement.

(e)   Both FiberTower and First Avenue shall deliver to the other its unaudited consolidated financial statements as of the end of, and for, each month during the period from the date of the most recent financial statements delivered by FiberTower to First Avenue as part of Schedule 3.7(a) of the FiberTower Disclosure Letter until the Closing Date, meeting the requirements of Section 3.7(a) hereof, within ten (10) business days after the last day of each such month.

SECTION 5.5   INSPECTION.   From the date hereof to the Effective Time, FiberTower and First Avenue shall allow all designated officers, attorneys, accountants and other representatives of the other party access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of FiberTower or First Avenue and its Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 5.5 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to any other party by reason of applicable law, rules or regulations, which that party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. FiberTower and First Avenue agree that they will not, and will cause their representatives not to, use any information obtained pursuant to this Section 5.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All nonpublic information obtained pursuant to this Agreement shall be governed by the Amended and Restated Mutual Confidentiality Agreement dated April 11, 2006 between First Avenue and FiberTower (the “Confidentiality Agreement”).

SECTION 5.6   PUBLICITY.   FiberTower and First Avenue will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with Nasdaq or any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

SECTION 5.7   SECURITIES MATTERS.

(a)   As soon as practicable after the execution of this Agreement, First Avenue, with the full cooperation of FiberTower, shall prepare the application for permit (the “Permit Application”) in connection with the Hearing (as defined below) and the notice sent to the holders of FiberTower Shares pursuant to, and meeting the requirements of Article  2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, Subchapter 2, as amended (the “Hearing Notice”), concerning the hearing (the “Hearing”) held by the California Commissioner of Corporations (the “California Commissioner”) to consider the terms and conditions of this Agreement and the Merger and the fairness of such terms and conditions pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended, and the rules promulgated thereunder (“California Securities Law”). FiberTower shall prepare, with the full cooperation of First Avenue, an information statement relating to this Agreement and the transactions contemplated hereby (the “FiberTower Information Statement”) such that its completion complies with the required timeliness of the filing of such FiberTower Information Statement (as a supplemental amendment to the Permit Application) under the applicable rules and policies of the California Department of Corporations (the “Department”) and the California Securities Law. Each of FiberTower and First Avenue shall use its reasonable best efforts to cause the Permit Application, the Hearing Notice and the FiberTower Information Statement to comply with all requirements of applicable federal and state securities laws.

(b)   Each of FiberTower and First Avenue shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, the Hearing Notice or the FiberTower Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Permit Application, the Hearing Notice and the FiberTower Information Statement. The FiberTower Information Statement shall constitute a disclosure document for the offer and issuance of the First Avenue Common Shares. Whenever any event occurs that is required to be set forth in an amendment or supplement to the FiberTower Information Statement, FiberTower and First Avenue shall cooperate in delivering any such amendment or supplement to all the holders of FiberTower Shares and/or filing any such amendment or supplement with the California Commissioner or its staff and/or any other appropriate government officials.

(c)   Except as otherwise permitted by this Agreement, the FiberTower Information Statement shall include the recommendation of the Board of Directors of FiberTower in favor of adoption of this Agreement and approval of the Merger and the Agreement and the conclusion of the Board of Directors of FiberTower that the terms and conditions of the Merger are fair to and in the best interests of the stockholders of FiberTower. Notwithstanding anything contained herein to the contrary, FiberTower shall not include in the FiberTower Information Statement any information with respect to First Avenue or its affiliates or associates, the form and content of which information shall not have been approved by First Avenue prior to such inclusion; provided, however, that First Avenue shall not unreasonably withhold approval of any information required to be included by federal or state law or the California Commissioner. FiberTower shall promptly advise First Avenue, and First Avenue shall promptly advise FiberTower, in writing if at any time prior to the Effective Time either FiberTower or First Avenue shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Hearing Notice, the Permit Application, and/or the FiberTower Information Statement, in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. FiberTower and First Avenue shall cooperate in delivering any such amendment or supplement to all the holders of FiberTower Shares and/or filing any such amendment or supplement with the California Commissioner or its staff and/or any other government officials.

(d)   First Avenue, with the full cooperation of FiberTower, shall as promptly as practicable prepare, and subject to First Avenue’s receiving the required information from FiberTower, First Avenue shall file with the SEC under cover of Schedule 14C under the Exchange Act, the information statement with respect to the action by written consent of stockholders of First Avenue in connection with the Merger (such information statement in its definitive form, the “First Avenue Information Statement”). First Avenue shall use its reasonable best efforts, and FiberTower shall use its reasonable best efforts to cooperate with First Avenue, including by furnishing all information concerning FiberTower and the holders of the capital stock of FiberTower as may be requested by First Avenue, to have the First Avenue Information Statement cleared by the SEC as promptly as practicable after such filing. Notwithstanding anything contained herein to the contrary, First Avenue shall not include in the First Avenue Information Statement any information with respect to FiberTower or its affiliates or associates, the form and content of which information shall not have been approved by FiberTower prior to such inclusion; provided, however, that FiberTower shall not unreasonably withhold approval of any information required to be included therein by law. First Avenue shall use its reasonable best efforts to obtain, and FiberTower shall use its reasonable best efforts to cooperate with First Avenue, prior to the Effective Time, all necessary state securities law or “Blue Sky” permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. First Avenue will advise FiberTower, promptly after it receives notice thereof, of the time when the First Avenue Information Statement has been cleared by the SEC or any supplement or amendment has been filed, or any request by the SEC for amendment of the First Avenue Information Statement or comments thereon and responses thereto or requests by the SEC for additional information, and shall supply FiberTower with copies of all correspondence between First Avenue, or its representatives, and the SEC or its staff with respect thereto.

(e)   First Avenue will cause the First Avenue Information Statement, at the time it is mailed to stockholders of First Avenue, to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder, provided that FiberTower shall be responsible for furnishing to First Avenue all information relating to FiberTower and holders of FiberTower capital stock as is required to be included therein. FiberTower will cause the information it provides for such purpose to comply as to form in all material respects with such provisions.

(f)    FiberTower hereby covenants and agrees with First Avenue that the First Avenue Information Statement, at the time it is first mailed to stockholders of First Avenue, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this paragraph shall apply only to information included or incorporated by reference in the First Avenue Information Statement that was supplied in writing by FiberTower expressly for inclusion therein). If, at any time prior to the Effective Time, any event with respect to FiberTower, or with respect to other information supplied by FiberTower for inclusion in the First Avenue Information Statement, occurs and such event is required to be described in a supplement to the First Avenue Information Statement, FiberTower shall promptly notify First Avenue of such occurrence and shall cooperate with First Avenue in the preparation, filing and dissemination of such supplement.

(g)   First Avenue hereby covenants and agrees with FiberTower that the First Avenue Information Statement, at the time it is first mailed to stockholders of First Avenue, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this paragraph shall not apply to any information included or incorporated by reference in the First Avenue Information Statement that was supplied in writing by FiberTower expressly for inclusion therein). If, at any time prior to the Effective Time, any event with respect to First Avenue, or with respect to other information included in the First Avenue Information Statement, occurs and such event is required to be described in a supplement to the First Avenue

Information Statement, First Avenue shall promptly notify FiberTower of such occurrence, such event shall be so described and such supplement shall be promptly prepared, filed and disseminated.

(h)   Neither the First Avenue Information Statement nor any amendment or supplement thereto will be filed or disseminated to the stockholders of First Avenue without the approval of both First Avenue and FiberTower. Each of First Avenue and FiberTower will use its reasonable best efforts to cause the First Avenue Information Statement to be mailed to stockholders of First Avenue as promptly as practicable after the date it is cleared by the SEC.

(i)    If FiberTower and First Avenue reasonably determine that it would be impossible or impracticable to obtain the Permit or the issuance of the Permit has been denied by the California Commissioner, then FiberTower and First Avenue shall cooperate and use their reasonable best efforts to register the First Avenue Common Shares to be issued in the Merger on a registration statement on Form S-4 under the Securities Act.

SECTION 5.8   LISTING APPLICATION.   First Avenue shall use its reasonable best efforts to obtain Nasdaq approval of the continued listing of the First Avenue Common Shares on Nasdaq following the Merger pursuant to Nasdaq’s rules regarding “reverse mergers” and to cause the First Avenue Common Shares to be issued in the Merger to be approved for quotation on Nasdaq prior to the Effective Time, all subject to official notice of issuance. First Avenue shall promptly prepare and submit to Nasdaq a listing application covering the continued listing of First Avenue Common Shares on Nasdaq and covering the shares of First Avenue Common Shares issuable in the Merger and shares issuable pursuant to Assumed Options (as defined in Section 5.13(c)).

SECTION 5.9   AGREEMENTS OF AFFILIATES.   Prior to the Effective Time, FiberTower shall cause to be prepared and delivered to First Avenue a list identifying all persons who, as of the date of this Agreement, FiberTower believes may be deemed to be “affiliates” of FiberTower, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Rule 145 Affiliates”). First Avenue shall be entitled to place restrictive legends on any shares of First Avenue Common Shares issued to such Rule 145 Affiliates. FiberTower shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to First Avenue, at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit F.

SECTION 5.10   REGISTRATION RIGHTS AGREEMENT.   As an inducement to the Rule 145 Affiliates to enter into the agreements described in Section 5.9 above, First Avenue shall, at or prior to the Effective Time, enter into a Registration Rights Agreement in the form attached hereto as Exhibit G with the Rule 145 Affiliates.

SECTION 5.11   EXPENSES.   Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Section 7.5 and except that each of FiberTower and First Avenue shall pay one-half of any filing fee required to be paid in connection with the transactions contemplated by this Agreement, including any fees relating to the filings described in Sections 5.4, 5.7 and 5.8 hereof.

SECTION 5.12   INDEMNIFICATION AND INSURANCE.

(a)   From and after the Effective Time, First Avenue shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is immediately prior to the Effective Time, or has been at any time prior to the Effective Time, an officer or director of FiberTower or First Avenue (or any division thereof) and each person who immediately prior to the Effective Time is serving or prior to the Effective Time has served at the request of FiberTower or First Avenue as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an

“Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an “Action”), (i) First Avenue shall, or shall cause the Surviving Corporation to, pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to First Avenue, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) First Avenue will, and will cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, neither First Avenue nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that neither First Avenue nor the Surviving Corporation shall be obligated pursuant to this Section 5.12(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group. In no event shall First Avenue or the Surviving Corporation be required to indemnify any of the Indemnified Parties or advance any expenses on behalf of any of the Indemnified Parties pursuant to this Section 5.12 to any greater extent than FiberTower or First Avenue, as applicable, would have been required to so indemnify or advance expenses pursuant to the certificate of incorporation or bylaws of FiberTower or First Avenue, as applicable, or contractual indemnification agreements binding on FiberTower or First Avenue, as applicable (as disclosed on Schedule 5.12(a) of the FiberTower Disclosure Letter or the First Avenue Disclosure Letter, as applicable), each as in existence on the date hereof.

(b)   The parties agree that the rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation, bylaws and any indemnification agreement of FiberTower or First Avenue with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(c)   For a period of six years after the Effective Time, the Surviving Corporation shall maintain officers’ and directors’ liability insurance (“D&O Insurance”) covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by FiberTower’s existing D&O Insurance policies providing for coverage of at least $5.0 million and otherwise on terms substantially no less advantageous to such Indemnified Parties than such existing D&O Insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided that, after the Effective Time, the Surviving Corporation shall not be required to pay annual premiums in excess of 150% of the 2005 annual premium paid by FiberTower prior to the date hereof (the amount of which premiums are set forth in Schedule 5.12(c) of the FiberTower Disclosure Letter) (the “FiberTower Maximum Premium”), but in such case shall purchase as much coverage as reasonably practicable for such amount. First Avenue shall have the right to cause coverage to be extended under FiberTower’s D&O Insurance policy by obtaining a six-year “tail” policy on terms and conditions no less advantageous than FiberTower’s existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.12(c) with respect to Indemnified Parties who are or at any time prior to the Effective Time were covered by FiberTower’s existing D&O Insurance. For a period of six years after the Effective Time, First Avenue shall maintain D&O Insurance covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by First Avenue’s existing D&O Insurance policies providing for coverage of at least $5.0 million and otherwise on terms substantially no less advantageous to such Indemnified Parties than such existing D&O Insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided that, after the Effective Time, First Avenue shall not be required to pay annual premiums in excess of 150% of the 2005 annual premium paid by First Avenue prior to the date hereof (the amount of which premiums are set forth in Schedule 5.12(c) of the First Avenue Disclosure Letter) (the “First Avenue Maximum Premium”), but in such case shall purchase as much coverage as reasonably practicable for such amount. First Avenue shall have the right to cause coverage to be extended under First Avenue’s D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than First Avenue’s existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.12(c) with respect to Indemnified Persons who are or at any time prior to the Effective Time were covered by First Avenue’s existing D&O Insurance.

(d)   The provisions of this Section 5.12 shall survive the consummation of the transactions contemplated hereby and are expressly intended to benefit each of the Indemnified Parties. In the event First Avenue or any of its successors or assigns (i) is consolidated with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger and the obligations of First Avenue under this Section 5.12 do not become the obligations of the successor under operation of law or (ii) transfers all or substantially all of its assets to any Person, then and in either such case, First Avenue shall cause proper provision be made so that the successors and assigns of First Avenue shall expressly assume in writing the obligations of First Avenue set forth in this Section 5.12 that still survive.

SECTION 5.13   EMPLOYEE BENEFITS.

(a)   First Avenue hereby agrees to honor, and agrees to cause its Subsidiaries to honor, all employee benefit plans, contracts, agreements and commitments of FiberTower maintained or entered into by FiberTower prior to the date hereof that apply to any current or former employee or current or former director of FiberTower, including the employment agreements between FiberTower and certain of its key employees (copies of which employment agreements have been furnished to First Avenue); provided, however, that, except as otherwise expressly provided in this Section 5.13, First Avenue reserves the right to modify any such plan, contract, agreement or commitment in accordance with its terms.

(b)   Notwithstanding the provisions of Section 5.13(a):

(i)    To the extent permitted under existing First Avenue benefit plans, programs, policies and arrangements, each employee of FiberTower (and any successor entities to FiberTower) shall become a participant in any employee benefit plan, program, policy, or arrangement of First Avenue applicable to similarly situated employees on or after the Effective Time and shall be given credit under such plan, program, policy, or arrangement for all service with FiberTower and any of its predecessors to the extent such predecessor employment was recognized by FiberTower, and, if applicable, with First Avenue, prior to becoming such a participant for purposes of eligibility, vesting and benefit determination; provided that this Section 5.13(a)(i) shall not result in the duplication of any benefit or apply to the determination of accrual service under any defined benefit pension plan as defined in section 3(35) of ERISA (regardless of whether such plan is qualified under Code section 401(a)), and shall not apply to the determination of the right to receive, or the amount of, any retiree or other post-retirement medical service (except for COBRA medical continuation coverage as described in section 4980B of the Code).

(ii)   To the extent permitted under existing First Avenue benefit plans, programs, policies and arrangements, First Avenue shall cause each employee of FiberTower (and any successor entities to FiberTower) who was covered by a group health plan of FiberTower immediately prior to the Effective Time to be covered under a group health plan maintained by First Avenue as of the Effective Time and without any gap or lapse of coverage and First Avenue shall cause (A) such employee and his or her eligible dependents (including, without limitation, all such dependents of the employee covered immediately prior to such time under FiberTower’s group health plan) to be credited under such First Avenue group health plan, for the year during which such coverage under such group health plan begins, with any deductibles and copayments already incurred during such year under the group health plan of FiberTower (or successor entity to FiberTower), and (B) such First Avenue group health plan to waive any preexisting condition restrictions to the extent necessary to provide immediate coverage to the extent such preexisting condition restrictions have been waived, or would have been waived, under FiberTower’s group health plan or as otherwise required by applicable law.

(iii)  Nothing in this Section 5.13 shall be construed to restrict the ability of First Avenue (including, without limitation, FiberTower and any successor entity to FiberTower for so long as it is a Subsidiary of First Avenue) to modify or terminate any plan at or after the Effective Time.

(iv)  Nothing in this Section 5.13 shall be construed as a contract of employment, and this Section 5.13 shall not give any employee the right to be retained in the employ of First Avenue or any of its Subsidiaries. Nothing in this Section 5.13 shall be construed to require the provision of coverage or benefits to an employee except to the extent such coverage or benefits is otherwise required pursuant to applicable law, the terms of the applicable plan or arrangement or any employment agreement or employment offer letter.

(v)    Nothing herein shall be construed to cause the employees of FiberTower to be third party beneficiaries with respect to the provisions of this Section 5.13 or have any rights to enforce such provisions against the parties.

(c)   First Avenue and FiberTower shall take all such actions, including (with respect to FiberTower) the amendment of outstanding options (whether vested or unvested) (“Stock Options”) to purchase FiberTower Common Shares to the extent reasonably necessary, and the plans pursuant to which such options have been issued, to permit First Avenue to assume, and First Avenue shall assume, effective at the Effective Time, each FiberTower Option Plan and each outstanding Stock Option that remains unexercised in whole or in part as of the Effective Time and each such assumed option shall, effective as of the Effective Time, thereafter be exercisable for First Avenue Common Shares in accordance with the following (each such assumed Stock Option, an “Assumed Option”):

(i)    the number of First Avenue Common Shares purchasable under the Assumed Option shall be equal to 0.3045470 (to be adjusted appropriately if the Exchange Ratio is adjusted pursuant to Section 2.4) times the number of FiberTower Common Shares underlying the Assumed Option (or that would be purchasable if the option was then vested and exercisable and with any fractional amount rounded to the next lowest share);

(ii)   the per share exercise price of such Assumed Option shall be an amount (with fractional amounts rounded to the next highest cent) equal to the per share exercise price of the Stock Option being assumed divided by 0.3045470 (to be adjusted appropriately if the Exchange Ratio is adjusted pursuant to Section 2.4);

(iii)  First Avenue will provide each holder of an Assumed Option with a statement showing the converted number of shares, the exercise price, and the expiration date for each Assumed Option; and

(iv)  any other provisions of each Assumed Option shall remain in effect; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of the qualifications under Section 422 or 423 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code.

(d)   First Avenue shall take all corporate action necessary to reserve for issuance a sufficient number of First Avenue Common Shares for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, First Avenue shall file a registration statement on Form S-8 (or other appropriate form) with respect to the First Avenue Common Shares subject to the Assumed Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

(e)   First Avenue agrees that its Board of Directors (or the Compensation Committee thereof) shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act, the receipt, pursuant to this Agreement, of First Avenue Common Shares and Assumed Options by persons who will be directors or officers of First Avenue as of the Effective Time.

(f)    First Avenue agrees that it shall, prior to the Effective Time, amend the First Avenue Networks, Inc. Stock Option Plan (the “First Avenue Plan”), effective as of the Effective Time, to (i) increase the number of shares issuable under the plan to at least 23,314,588 shares; (ii) include an “evergreen provision” under which the number of shares issuable under such plan would increase each year by either 1.5% of the number of First Avenue Common Shares issued and outstanding at the time immediately prior to the date of such increase or a lesser number of shares determined by the Board of Directors through the remaining term of the plan; and (iii) provide for automatic annual grants of options to purchase up to 25,000 shares in accordance with the terms of the First Avenue Plan to each director of First Avenue (“Option Plan Amendment”).

SECTION 5.14   TAX MATTERS.

(a)   Each of FiberTower and First Avenue and its Subsidiaries shall duly and timely file all Tax Returns that it or they are required to file and shall pay all unpaid Taxes shown on such Tax Returns, subject to timely extensions permitted by law; provided, however, that each party shall promptly notify the other party of any such extensions. From and after the Closing, FiberTower and First Avenue shall file a federal consolidated Tax Return and shall jointly determine whether to file applicable combined, consolidated or unitary state and local income Tax Returns as and to the extent permitted or required by law.

(b)   FiberTower shall provide First Avenue with a certification in accordance with the requirements of Treasury Regulation Section 1.1445-2(c)(3) that it is not a United States real property holding corporation.

(c)   From and after the date hereof, neither FiberTower nor First Avenue or any of its Subsidiaries will (i) take any action or fail to take any action that they know or have reason to believe may cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) or (ii) enter into any contract, agreement, commitment or arrangement the performance of which they know or have reason to believe may have such effect. From and after the date hereof, neither First Avenue nor any of its Subsidiaries will (i) take any action or fail to take any action that they know or have reason to believe may cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) or (ii) enter into any contract, agreement, commitment or arrangement the performance of which they know or have reason to believe may have such effect.

SECTION 5.15   FIRST AVENUE GOVERNANCE MATTERS.

(a)   First Avenue shall take all requisite action, effective immediately prior to the Effective Time, to amend its certificate of incorporation and bylaws (i) to increase its authorized shares to four hundred million (400,000,000) First Avenue Common Shares; (ii) provide for a classified board composed of nine (9) directors separated into three classes with staggered terms of three years, with the terms of the Class I directors ending at the first annual stockholders meeting following the Closing, the terms of the Class II directors ending at the second annual stockholders meeting following the Closing and the terms of the

Class III directors ending at the third annual stockholders meeting following the Closing; and (iii) to change its name to “FiberTower Corporation.”

(b)   First Avenue shall take all requisite action, effective as of the Effective Time, to cause the directors on the First Avenue Board to be comprised of (x) the individual designated to serve as Chief Executive Officer of First Avenue as of the Effective Time pursuant to paragraph (d) below, who shall be designated as a Class I director, (y) three directors chosen by the current First Avenue directors, each of whom shall be independent for purposes of Nasdaq rules, and one of whom shall be designated as a Class I director, one of whom shall be designated as a Class II director and one of whom shall be designated as Class III directors (collectively, the “First Avenue Designees”), and (z) five directors chosen by the current FiberTower directors, at least two of whom shall be independent for purposes of Nasdaq rules, one of whom shall be designated as a Class I director, two of whom shall be designated as Class II directors and two of whom shall be designated as Class III directors (collectively, the “FiberTower Designees”). Each of such directors will serve for a term expiring on the earlier of his or her death, resignation or removal or the annual meeting of stockholders at which the term of such director’s class will expire and, despite the expiration of his or her term, until his or her successor has been elected and qualified. If at any time prior to the Effective Time, any such board designee becomes unable or unwilling to serve as a director of First Avenue at the Effective Time, then the party that designated such individual shall designate another individual to serve in such individual’s place.

(c)   First Avenue shall take all requisite action, effective as of the Effective Time, to cause each then standing committee of the First Avenue Board to be comprised of one First Avenue Designee and two FiberTower Designees. If at any time prior to the Effective Time, any such committee designee becomes unable or unwilling to serve as a director of the Surviving Corporation at the Effective Time, then the party that designated such individual as a board designee shall designate another individual to serve in such individual’s place on the applicable committee(s).

(d)   First Avenue shall take all requisite action to cause the Chief Executive Officer of First Avenue, effective as of the Effective Time, to be Michael K. Gallagher. Such individual shall nominate the executive officers of First Avenue for election by a majority of First Avenue’s Board of Directors as of the Effective Time. If at any time prior to the Effective Time, the individual designated to serve as the Chief Executive Officer of First Avenue should become unable or unwilling to serve in his or her designated capacity at the Effective Time, then First Avenue and FiberTower shall mutually agree on another individual to serve in such capacity.

ARTICLE 6
CONDITIONS

SECTION 6.1   CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER.   The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by mutual agreement of the parties at or prior to the Closing Date of the following conditions:

(a)   Each of the FiberTower Requisite Vote and the First Avenue Requisite Vote shall have been obtained.

(b)   (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger shall have expired or been terminated under the HSR Act and (ii) any mandatory waiting period or required consent under any applicable foreign competition or antitrust law or regulation shall have expired or been obtained except where the failure to observe such waiting period or obtain a consent referred to in this clause (ii) would not reasonably be expected to delay or prevent the consummation of the Merger or have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to First Avenue.

(c)   None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits or makes unlawful the consummation of the Merger.

(d)   First Avenue shall have mailed the First Avenue Information Statement to its stockholders at least 20 calendar days before the Closing Date in accordance with Rule 14c-2(b) under the Exchange Act.

(e)   The Permit shall have been issued and shall not have been revoked by the California Commissioner and no proceedings for that purpose shall have been commenced or threatened by the California Commissioner.

(f)    Nasdaq shall have approved the continued listing of the First Avenue Common Shares on Nasdaq following the Merger pursuant to Nasdaq’s rules regarding “reverse mergers,” and the First Avenue Common Shares to be issued pursuant to the Merger and reserved for issuance pursuant to Assumed Options shall have been authorized for quotation on Nasdaq, all subject to official notice of issuance.

(g)   Any required consent or approval of the FCC or similar state regulatory authorities applicable to the Merger, this Agreement or the transactions contemplated hereby shall have been obtained.

(h)   Each of FiberTower and First Avenue shall have received an opinion with respect to certain regulatory matters from the other party’s counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to FiberTower and First Avenue, respectively.

SECTION 6.2   CONDITIONS TO OBLIGATION OF FIBERTOWER TO EFFECT THE MERGER.   The obligation of FiberTower to effect the Merger shall be subject to the fulfillment by First Avenue and Merger Sub or waiver by FiberTower at or prior to the Closing Date of the following conditions:

(a)   First Avenue and Merger Sub shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of First Avenue and Merger Sub contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by First Avenue Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by First Avenue Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and FiberTower shall have received a certificate of First Avenue, executed on its behalf by its President or one of its Senior Vice Presidents, dated the Closing Date, certifying to such effect.

(b)   The Option Plan Amendment and the amendments to First Avenue’s certificate of incorporation and bylaws set forth in Section 5.15(a) shall have been effected to be effective as of the Effective Time.

(c)   The required consent or approval of the FCC shall have become a Final Order. The term “Final Order” means action by the FCC as to which (i) no request for stay of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (iii) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC’s action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or regulation, it has passed. The requirement of a Final Order in this Section 6.2(b) may be waived by FiberTower in its sole discretion.

(d)   FiberTower shall have received an opinion from its counsel, dated as of the Closing Date, to the effect that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the

Code. In rendering such opinion, counsel to FiberTower may receive and rely upon customary representations from FiberTower, First Avenue and Merger Sub.

SECTION 6.3   CONDITIONS TO OBLIGATION OF FIRST AVENUE TO EFFECT THE MERGER.   The obligations of First Avenue and Merger Sub to effect the Merger shall be subject to the fulfillment by FiberTower or waiver by First Avenue at or prior to the Closing Date of the following conditions:

(a)   FiberTower shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of FiberTower contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by FiberTower Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by FiberTower Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and First Avenue shall have received a certificate of FiberTower, executed on its behalf by its President or its Chief Financial Officer, dated the Closing Date, certifying to such effect.

(b)   The number of Dissenting FiberTower Shares shall not exceed, on an as-converted basis, 5% of the total number of First Avenue Common Shares issuable as part of the Merger Consideration.

(c)   The required consent or approval of the FCC shall have become a Final Order. The requirement of a Final Order in this Section 6.3(c) may be waived by First Avenue in its sole discretion.

(d)   All FiberTower Preferred Shares shall have been converted into FiberTower Common Shares pursuant to the terms of FiberTower’s certificate of incorporation.

(e)   Each of the Secured Promissory Notes listed on Schedule 3.18(a) of the FiberTower Disclosure Letter owed by a person who is a director, officer or employee of FiberTower immediately prior to the Effective Time or who will be a director, officer or employee of First Avenue after the Effective Time, shall have been repaid in full.

ARTICLE 7
TERMINATION

SECTION 7.1   TERMINATION BY MUTUAL CONSENT.   This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of FiberTower and First Avenue approved by action of their respective Boards of Directors.

SECTION 7.2   TERMINATION BY FIRST AVENUE OR FIBERTOWER.   At any time prior to the Effective Time, this Agreement may be terminated by FiberTower or First Avenue, in either case by action of its Board of Directors, if:

(a)   the Merger shall not have been consummated by February 28, 2007; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party whose failure or whose affiliates’ failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date; or

(b)   a Governmental Authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have complied with Section 5.4 and with respect to other matters not covered by Section 5.4 shall have used its reasonable best efforts to remove such injunction, order or decree.

SECTION 7.3   TERMINATION BY FIBERTOWER.   At any time prior to the Effective Time, this Agreement may be terminated by FiberTower, by action of its Board of Directors, if:

(a)   (i) there has been a breach by First Avenue or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of First Avenue or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to First Avenue by FiberTower; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to FiberTower if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.3(a) shall not be satisfied;

(b)   the Board of Directors of First Avenue shall have withdrawn, modified, withheld or changed, in a manner adverse to FiberTower, the Board’s approval or recommendation of this Agreement or recommended a First Avenue Superior Proposal, or resolved to do any of the foregoing; or

(c)   regardless of whether the FiberTower Requisite Vote shall have already been obtained, at any time prior to the date that is 20 days after the date on which First Avenue mails the First Avenue Information Statement to its stockholders, the Board of Directors of FiberTower shall have withdrawn the Board’s approval or recommendation of this Agreement and the Merger and recommended and declared advisable a FiberTower Superior Proposal, or resolved to do the foregoing, after the Board shall have determined in good faith after consultation with its outside legal counsel that the failure to so withdraw its recommendation and recommend such FiberTower Superior Proposal would be reasonably likely to result in a breach of its fiduciary obligations under applicable law; provided, however, that FiberTower shall not have the right to terminate pursuant to this Section 7.3(c) until it (i) shall have delivered to First Avenue written notice at least four business days prior to such termination of FiberTower’s intention to terminate pursuant to this Section 7.3(c), which notice shall state the most recent terms and conditions of the FiberTower Superior Proposal, the identity of the Person or group making the FiberTower Superior Proposal, a copy of the definitive agreement proposed to be entered into in connection with the FiberTower Superior Proposal; and (ii) shall have provided First Avenue with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement and negotiate in good faith with respect thereto during such four-business day period, so that such proposal no longer constitutes a FiberTower Superior Proposal (which shall be considered by the FiberTower Board in good faith, after consultation with nationally recognized outside legal counsel, which may be its current outside legal counsel), in which case FiberTower shall no longer have the right to terminate under this Section 7.3(c) with respect to such proposal; provided that, prior to such termination, FiberTower shall have paid the fee and reimbursed the expenses as required by Section 7.5 by wire transfer in same day funds to an account designated by First Avenue.

SECTION 7.4   TERMINATION BY FIRST AVENUE.   At any time prior to the Effective Time, this Agreement may be terminated by First Avenue, by action of its Board of Directors, if:

(a)   (i) there has been a breach by FiberTower of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of FiberTower shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by First Avenue to FiberTower; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to First Avenue if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in 0 shall not be satisfied;

(b)   the Board of Directors of FiberTower shall have withdrawn, modified, withheld or changed, in a manner adverse to First Avenue, the Board’s approval or recommendation of this Agreement or the Merger, or recommended a FiberTower Superior Proposal, or resolved to do any of the foregoing; or

(c)   regardless of whether the First Avenue Requisite Vote shall have already been obtained, at any time prior to the date that is 20 days after the date on which First Avenue mails the First Avenue Information Statement to its stockholders, the Board of Directors of First Avenue shall have withdrawn the Board’s approval or recommendation of this Agreement and the issuance of First Avenue Common Shares hereunder and recommended and declared advisable a First Avenue Superior Proposal, or resolved to do the foregoing, after the Board shall have determined in good faith after consultation with its outside legal counsel that the failure to so withdraw its recommendation and recommend such First Avenue Superior Proposal would be reasonably likely to result in a breach of its fiduciary obligations under applicable law; provided, however, that First Avenue shall not have the right to terminate pursuant to this Section 7.4(c) until it (i) shall have delivered to FiberTower written notice at least four business days prior to such termination of First Avenue’s intention to terminate pursuant to this Section 7.4(c), which notice shall state the most recent terms and conditions of the First Avenue Superior Proposal, the identity of the Person or group making the First Avenue Superior Proposal, a copy of the definitive agreement proposed to be entered into in connection with the First Avenue Superior Proposal; and (ii) shall have provided FiberTower with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement and negotiate in good faith with respect thereto during such four-business day period, so that such proposal no longer constitutes a First Avenue Superior Proposal (which shall be considered by the First Avenue Board in good faith, after consultation with nationally recognized outside legal counsel, which may be its current outside legal counsel), in which case First Avenue shall no longer have the right to terminate under this Section 7.4(c) with respect to such proposal; provided that, prior to such termination, First Avenue shall have paid the fee and reimbursed the expenses as required by Section 7.5 by wire transfer in same day funds to an account designated by FiberTower.

SECTION 7.5   EFFECT OF TERMINATION.

(a)   If this Agreement is terminated:

(i)    by FiberTower pursuant to Section 7.3(c); or

(ii)   by First Avenue pursuant to Section 7.4(b);

then FiberTower shall pay to First Avenue the Termination Amount (as defined below) and, in addition, reimburse First Avenue for all expenses incurred by First Avenue in connection with this Agreement up to the Reimbursement Maximum Amount (as defined below) prior to or upon termination of this Agreement. All payments under this Section 7.5(a) shall be made in cash by wire transfer to an account designated by First Avenue at the time of such termination. The term “Termination Amount” shall mean $20,000,000. The term “Reimbursement Maximum Amount” shall mean $500,000. FiberTower acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, First Avenue would not enter into this Agreement; accordingly, if FiberTower fails promptly to pay any amount due pursuant to this Section 7.5(a), and, in order to obtain such payment, First Avenue commences a suit which results in a judgment against FiberTower for the payment set forth in this Section 7.5(a), FiberTower shall pay to First Avenue its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Termination Amount and other amounts to be reimbursed to First Avenue under this Section 7.5(a) from the date payment was required to be made until the date of such payment at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(a), it shall not be a defense to FiberTower’s obligation to pay hereunder that this

Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

(b)   If this Agreement is terminated:

(i)    by FiberTower pursuant to Section 7.3(b); or

(ii)   by First Avenue pursuant to Section 7.4(c);

then First Avenue shall pay to FiberTower the Termination Amount and, in addition, reimburse FiberTower for all expenses incurred by FiberTower in connection with this Agreement up to the Reimbursement Maximum Amount prior to or upon termination of this Agreement. All payments under this Section 7.5(b) shall be made in cash by wire transfer to an account designated by FiberTower at the time of such termination. First Avenue acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FiberTower would not enter into this Agreement; accordingly, if First Avenue fails promptly to pay any amount due pursuant to this Section 7.5(b), and, in order to obtain such payment, FiberTower commences a suit which results in a judgment against First Avenue for the payment set forth in this Section 7.5(b), First Avenue shall pay to FiberTower its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Termination Amount and other amounts to be reimbursed to FiberTower under this Section 7.5(b) from the date payment was required to be made until the date of such payment at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(b), it shall not be a defense to First Avenue’s obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

ARTICLE 8
GENERAL PROVISIONS

SECTION 8.1   SURVIVAL.

(a)   In the event of termination of this Agreement and the abandonment of the Merger pursuant to Article 7, all rights and obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 7.5 and Section 5.11 and except for the provisions of this Section 8.1, Section 8.3, Section 8.4, Section 8.6, Section 8.8, Section 8.9, Section 8.11, Section 8.12 and Section 8.13 and the Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and, subject to Section 8.12, all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved.

(b)   None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger; provided, however, that Article 2, this Article 8 and the agreements contained in Section 5.9 through Section 5.15 shall survive the consummation of the Merger, unless otherwise expressly provided herein.

SECTION 8.2   NOTICES.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a)	if to First Avenue or Merger Sub:
First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300

McLean, Virginia 22102
Facsimile: (917) 591-4212
Attn: Thomas A. Scott
with a copy to (which shall not constitute notice):
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 220-4285
Attn: W. Mark Young
(b)	if to FiberTower:
FiberTower Corporation
185 Berry Street, Suite 4800
San Francisco, California 94107
Facsimile: (415) 659-0007
Attn: Scott Brady
with a copy to (which shall not constitute notice):
Fenwick & West LLP
801 California Street
Mountain View, California 94041
Facsimile: (650) 938-5200
Attn: William R. Schreiber

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

SECTION 8.3   ASSIGNMENT; BINDING EFFECT; BENEFIT.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Article 2 and as provided in Section 5.12, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.4   ENTIRE AGREEMENT.   This Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the FiberTower Disclosure Letter, the First Avenue Disclosure Letter and any other documents contemplated hereby or thereby constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF FIRST AVENUE, MERGER SUB OR FIBERTOWER MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY OTHER PARTY OR ANY

OTHER PARTY’S REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

SECTION 8.5   AMENDMENTS.   This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of FiberTower and First Avenue, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 8.6   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF FIBERTOWER, MERGER SUB AND FIRST AVENUE HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA, IN EITHER CASE LOCATED IN WILMINGTON, DELAWARE (THE “DELAWARE COURTS”) FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 8.7   COUNTERPARTS.   This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

SECTION 8.8   HEADINGS.   Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

SECTION 8.9   INTERPRETATION.   In this Agreement:

(a)   Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

(b)   The words “include”, “includes” and “including” are not limiting.

(c)   The phrase “to the knowledge of” and similar phrases relating to knowledge of FiberTower or First Avenue, as the case may be, shall mean (i) with respect to FiberTower, the actual knowledge of Scott Brady, Ben Suppe, Harpinder Singh Madan or Bernard Koh, or facts that any of such individuals should have known after inquiry of other individuals employed by or retained by FiberTower who have primary responsibility over the matter in question, (ii) with respect to First Avenue or its Subsidiaries, the actual knowledge of Michael K. Gallagher, Thomas A. Scott, Alessandra Daigneult or Joseph Sandri, or facts that any of such individuals should have known after inquiry of other individuals employed by or retained by First Avenue who have primary responsibility over the matter in question.

(d)   “Material Adverse Effect” shall mean any change, event or effect that individually or together with other changes, events or effects is materially adverse to (a) the business, assets and liabilities (taken together), results of operations, financial condition or prospects of a party and its Subsidiaries on a consolidated basis or (b) the ability of the party to consummate the Merger or the other transactions contemplated by this Agreement or fulfill the conditions to closing set forth in Article 6, except to the extent (in the case of clause (a) above) that such change, event or effect results from (i) general economic, regulatory or political conditions or changes therein in the United States, including, without limitation, any acts of terrorism or any outbreak of hostilities or war, (ii) changes in, or events or conditions affecting, the telecommunications industry generally, (iii) changes in the market price of First Avenue Common Shares (provided that the exception in this clause (iii) shall not render any change, event or effect that would otherwise constitute a Material Adverse Effect under this paragraph (d) not to constitute a Material Adverse Effect), or (iv) the announcement or pendency of the Merger, or changes or effects resulting from the taking of any action required to comply with the express terms of this Agreement; provided that such changes, events or effects described in clauses (i) and (ii) do not affect such party in a disproportionate manner relative to other companies in the telecommunications industry. “FiberTower Material Adverse Effect” and “First Avenue Material Adverse Effect” mean a Material Adverse Effect with respect to FiberTower and First Avenue, respectively.

(e)   “Person” or “person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

(f)    “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

(g)   “Tax” (including, with correlative meaning, “Taxes” and “Taxable”) means (i)(A) any net income, gross income, business and occupation, admissions, gross receipts, sales, use, value added, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to or on real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any governmental body (domestic or foreign) (a “Tax Authority”) responsible for the imposition of any such tax; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of a consolidated, affiliated, unitary or combined group with any other corporation or entity at any time prior to the Closing Date; and (iii) any liability for the payment of any amount of the type described in the preceding clauses (i) or (ii) as a result of a contractual obligation to any other Person.

(h)   “Tax Audit” has the meaning set forth in Section 3.10(e) of this Agreement.

(i)    “Tax Deficiency” has the meaning set forth in Section 3.10(h) of this Agreement.

(j)    “Tax Return” means any report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including an information return or any document with respect to or accompanying payments.

SECTION 8.10   WAIVERS.   Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

SECTION 8.11   SEVERABILITY.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 8.12   ENFORCEMENT OF AGREEMENT; LIMITATION ON DAMAGES.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR PUNITIVE OR EXEMPLARY DAMAGES.

SECTION 8.13   OBLIGATION OF MERGER SUB.   Whenever this Agreement requires Merger Sub (or its successors) to take any action prior to the Effective Time, such requirement shall be deemed to include an undertaking on the part of First Avenue to cause Merger Sub to take such action and a guarantee of the performance thereof.

SECTION 8.14   EXTENSION; WAIVER.   At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

FIRST AVENUE NETWORKS, INC.
By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Offic
MARLIN ACQUISITION CORPORATION
By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer
FIBERTOWER CORPORATION
By:	/s/ Scott Brady
Name:	Scott Brady
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ANNEX B

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, NY 10022
www.jefferies.com

May 14, 2006

Board of Directors
First Avenue Networks, Inc.
7925 Jones Branch Drive, Suite 3300
Mclean, VA  22102

Members of the Board:

We understand that First Avenue Networks, Inc. (the “Company”), Marlin Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), and FiberTower Corporation (the “Merger Partner”) propose to enter into an Agreement and Plan of Merger, dated the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Merger Partner (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.0001 per share, of the Merger Partner (the “Merger Partner Common Stock”), other than shares of Merger Partner Common Stock owned by the Merger Partner or by the Company, Merger Sub or any other subsidiary of the Company, or as to which demands for appraisal rights have been properly made, will be converted into the right to receive 0.304547 (the “Exchange Ratio”) shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”). In addition, each outstanding share of Series A Preferred Stock, par value $0.0001 per share, of the Merger Partner (the “Merger Partner Preferred Stock”), will be converted into shares of Merger Partner Common Stock pursuant to the terms thereof prior to consummation of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

Jefferies & Company, Inc. (“Jefferies”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by the Company to render an opinion to the Board of Directors of the Company in connection with the Exchange Ratio, and will receive a fee for our services, a substantial portion of which is payable upon delivery of this opinion. This fee is not contingent upon the conclusion set forth herein or upon the completion of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or the Merger Partner for our own accounts and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide investment banking, financial advisory and financing services to the Company, the Merger Partner or entities that are affiliated with the Company or the Merger Partner, for which we would expect to receive compensation.

You have asked for our opinion as investment bankers as to whether the Exchange Ratio is fair, from a financial point of view, to the Company.

In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Merger Agreement; (ii) reviewed the Company’s and the Merger Partner’s respective operations and prospects; (iii) reviewed certain financial and other information about the Company and the Merger Partner that was publicly available; (iv) reviewed information concerning the Company furnished to us by the Company, including certain internal financial forecasts, financial analyses, budgets, reports and other information, which internal financial forecasts were updated based upon guidance provided by the management of the Company; (v) reviewed information concerning the Merger Partner furnished to us by the Merger Partner, including certain internal financial forecasts, financial analyses, budgets, reports and other information; (vi) held discussions with senior management of the Company and the Merger Partner concerning historical and current operations, financial conditions and prospects, including recent financial performance; (vii) reviewed the share trading price history of the Company Common Stock for a period we deemed appropriate; (viii) reviewed the valuation of the Merger Partner implied by the Exchange Ratio; and (ix) prepared discounted cash flow analyses of the Company and the Merger Partner on a standalone basis and of the combined company after giving effect to the Merger.  In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Company and the Merger Partner as we considered appropriate in rendering this opinion.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company and the Merger Partner or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. Each of the Company and the Merger Partner has informed us, however, and we have assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and the Merger Partner as to the future performance of the Company and the Merger Partner, respectively. At your direction, we have relied upon the Company’s financial forecasts as updated based upon the guidance of the management of the Company. We express no opinion as to any financial forecasts or the assumptions on which they are made.

Accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Company or the Merger Partner, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Company or the Merger Partner, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders.  In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to either the Company or the Merger Partner or any of their respective stockholders.

In rendering this opinion we have also assumed that: (i) the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions which would affect the amount or timing of the issuance of the Company Common Stock; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or the Merger Partner or any of their respective subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and the Merger Partner were as set forth in the consolidated financial statements provided to us, as of the dates of such financial statements.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Exchange Ratio, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might result in an exchange ratio more favorable to the Company than the Exchange Ratio contemplated by the Merger Agreement.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote on the Merger or any other matter. We express no opinion as to the price at which the Company Common Stock will trade at any future time. Except as provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,

Jefferies & Company, Inc.

ANNEX C

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FIRST AVENUE NETWORKS, INC., AS AMENDED

ARTICLE I

The name of this Corporation is FiberTower Corporation.

ARTICLE II

The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, County of new Castle, City of Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of stock that this Corporation shall have authority to issue is four hundred million (400,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

The holders of the shares of Common Stock shall be entitled to one (1) vote per share on all issues submitted to stockholders entitled to vote thereon. The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the effective date of the Reorganization Plan; provided, however, that this Article V (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time-to-time may be in effect.

ARTICLE VI

This Corporation shall have a perpetual existence.

ARTICLE VII

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal from time to time the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors.

ARTICLE VIII

Except to the extent that the DGCL prohibits the elimination of or any limitation on, the liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to, or repeal of, this Article shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE IX

1.     Indemnification.   The Corporation shall, to the maximum extent permitted under the DGCL, and, except as set forth below, indemnify and, upon request, advance expenses to, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.     Determination of Entitlement to Indemnification.   Any indemnification under paragraph 1 of the Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has either met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonable incurred. Such determination shall be made:

A.     by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

B.     if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

C.     by the majority holders of the Common Stock.

3.     Advance of Expenses.   Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholders or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

4.     Subsequent Amendment.   No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

5.     Other Rights.   This Corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

6.     Merger or Consolidation.   If this Corporation is merged into, or consolidated with, another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of, or relating to, any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.     Savings Clause.   If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by, or in the right of, the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.     Scope of Article.   Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

9.     Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

ARTICLE X

Subject to the limitations contained in Articles VIII and IX, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

Elections of directors need not be by written ballot except as, and to the extent, provided in the By-Laws of the Corporation.

ARTICLE XII

The books of this Corporation may, subject to any stationary requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of this Corporation.

ARTICLE XIII

The board of directors shall be comprised of nine directors. The directors shall be divided into three classes (Class I, Class II and Class III), each comprised of three directors, with the term of office of the Class I directors to expire at the Corporation’s first annual meeting of stockholders held after the directors are first elected to such classes, the term of office of the Class II directors to expire at the Corporation’s second annual meeting of stockholders after the directors are first elected to such classes and the term of office of the Class III directors to expire at the Corporation’s third annual meeting of stockholders after the directors are first elected to such classes, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

ANNEX D

FORM OF BYLAWS
OF
FIBERTOWER CORPORATION
(formerly First Avenue Networks, Inc.)

FORM OF BYLAWS
OF
FIBERTOWER CORPORATION
(formerly First Avenue Networks, Inc.)

ARTICLE I
Offices

Section 1.01   Registered Office.   The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

Section 1.02   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Stockholders’ Meetings

Section 2.01   Annual Meeting.   The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation’s Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

Section 2.02   Special Meetings.   In addition to such special meetings as are provided by law or the Corporation’s Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation’s stock for any purpose or purposes, may be called at any time only by the Chairman of the Board, if any, or by the Chief Executive Officer, and shall be called by the Chairman of the Board, if any, or the Chief Executive Officer or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the “Whole Board”). The Board of Directors may designate the place for any special meeting of stockholders, within or without the State of Delaware, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.03   Notice of Meetings and Adjourned Meetings.   Except as otherwise provided by law, written notice of any meeting of Stockholders (i) shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat, (ii) shall be in such form as is approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 2.04   Voting Lists.   The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of Stockholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation’s original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

Section 2.05   Quorum.   Except as otherwise provided by law or by the Corporation’s Certificate of Incorporation, the holders of a majority of the Corporation’s stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06   Organization.   Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

Section 2.07   Voting.   Each Stockholder of record, as determined pursuant to Section 2.8, who is entitled to vote in accordance with the terms of the Corporation’s Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation.

Every Stockholder entitled to vote at any Stockholders’ meeting may authorize another person or persons to act for him by proxy, provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder’s attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.

Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting.

Whenever directors are to be elected at a meeting, the directors to be elected at such meeting shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as other wise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon. In the election of directors, votes may not be cumulated.

Section 2.08   Stockholders Entitled to Vote.   The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of Section 2.10, not prior to the date upon which the resolution of the Board of Directors fixing the record date is adopted and not more than ten (10) days after the date upon which the resolution of the Board of Directors fixing the record date is adopted, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in each case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

Section 2.09   Order of Business.   The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

Section 2.10   Action by Written Consent.   Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

Section 2.11   Authorization of Proxies.   Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A Stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

ARTICLE III
Directors

Section 3.01   Management.   The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation’s Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.02   Number and Term.   The number and terms of directors shall be as set forth in the Company’s Certificate of Incorporation. Directors need not be Stockholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

Section 3.03   Quorum and Manner of Action.   At all meetings of the Board of Directors, a majority of the number of directors then in office, but not less than one-third (1/3) of the Whole Board, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation’s Certificate of Incorporation or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.04   Vacancies.   Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any newly created directorship or any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors, or by the sole remaining director, although less than a quorum. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum. Any director elected or chosen as provided herein shall serve until the earlier of: (i) the expiration of the term of the directorship to which he is elected and his successor has been elected and qualified; or (ii) his resignation or removal in accordance with Section 3.06 below.

Section 3.05   Resignations.   A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

Section 3.06   Removals.   Any director or the entire Board of Directors may be removed, only for cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.04.

Section 3.07   Annual Meetings.   The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

Section 3.08   Regular Meetings.   Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.09   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the Chief Executive Officer or by the Secretary on the written request of one-third (1/3) of the members of the Whole Board stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Corporation’s Certificate of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless limited by law, the Corporation’s Certificate of Incorporation or by these Bylaws.

Section 3.10   Organization of Meetings.   At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.

Section 3.11   Place of Meetings.   The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, within or without the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

Section 3.12   Compensation of Directors.   Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, for attendance may be allowed for attendance at each meeting. In addition, Directors shall be entitled to compensation under and pursuant to the terms of any Stock Option Plan, Stock Incentive Plan or other equity compensation plan adopted by the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

Section 3.13   Action by Unanimous Written Consent.   Unless otherwise restricted by law, the Corporation’s Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the directors or the members of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.14   Participation in Meetings by Telephone.   Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these Bylaws, directors or members of any committee may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.15   Non-Voting Board Members.   Notwithstanding anything to the contrary contained herein, the directors of the Company may appoint non-voting members of the Board of Directors (“Non-voting Board Members”). Accordingly, the members of the Board of Directors of the Company shall be comprised of the directors and the Non-voting Board Members, if any, of the Company. Non-voting Board Members shall have the right to receive notice of any meeting of the Board of Directors and to participate in, but not to vote at, all such meetings, and shall be entitled to indemnification and exculpation to the same extent directors of the Corporation are entitled thereto. If appointed, Non-voting Board Members will not be counted in determining whether a quorum is present.

ARTICLE IV
Committees of the Board

Section 4.01   Membership and Authorities.   The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one (1) or more Directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Corporation’s Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 4.02   Minutes.   Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4.03   Vacancies.   The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

Section 4.04   Telephone Meetings.   Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.05   Action Without Meeting.   Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V
Officers

Section 5.01   Number and Title.   The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, who must be a Board member of the Board of Directors, and additional Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of these offices and any one or more of the Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

Section 5.02   Term of Office; Vacancies.   So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 5.03   Removal of Elected Officers.   Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the Whole Board, at any regular meeting or at any special meeting called for such purpose.

Section 5.04   Resignations.   Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 5.05   The Chairman of the Board.   The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

Section 5.06   President.   The President shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board, if one is elected) preside meetings of the Stockholders and Board of Directors; shall be an ex officio member of all standing committees; shall have general and active management of business of the corporation; shall implement the general directives, plans and policies formulated by the Board of Directors; and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation. In the absence of the President, his duties shall be performed and his authority may be exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.

Section 5.07   Vice Presidents.   The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors and may sign, with any other proper officer, certificates for shares of the Corporation.

Section 5.08   Secretary.   The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

Section 5.09   Assistant Secretaries.   Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the President shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 5.10   Treasurer.   The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.11   Assistant Treasurers.   Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Treasurer. The Assistant Treasurer or such other person designated by the President shall exercise the power of the Treasurer during that officer’s absence or inability to act.

Section 5.12   Subordinate Officers.   The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

Section 5.13   Salaries and Compensation.   The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 5.12.

ARTICLE VI
Indemnification of Directors and Officers

Section 6.01   Indemnification of Directors and Officers.

(a)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Laws of the State of Delaware, upon such determination having been made as to such person’s good faith and conduct.

(b) Expenses (including attorneys’ fees) incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

(c)  It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(d) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

ARTICLE VII
Capital Stock

Section 7.01   Certificates of Stock.   Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.02   Lost Certificates.   The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 7.03   Fixing Date for Determination of Stockholders of Record for Certain Purposes.

(a)  In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

(b) If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.04   Dividends.   Subject to the provisions of the Corporation’s Certificate of Incorporation or any agreement entered into by the Company with any third party, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.05   Registered Stockholders.   Except as expressly provided by law, the Corporation’s Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

Section 7.06   Transfer of Stock.   Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

ARTICLE VIII
Miscellaneous Provisions

Section 8.01   Corporate Seal.   If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 8.02   Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.03   Checks, Drafts, Notes.   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 8.04   Notice and Waiver of Notice.   Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Corporation’s Certificate of Incorporation or these Bylaws, such notice shall be in writing and delivered either (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient’s regular business hours). Such notice shall be sent to such director or Stockholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Corporation’s Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation’s Certificate of Incorporation or these Bylaws.

Section   8.05   Examination of Books and Records.   The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section   8.06   Voting Upon Shares Held by the Corporation.   Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

ARTICLE IX
Amendments

Section   9.01   Amendment.   Except as otherwise expressly provided in the Corporation’s Certificate of Incorporation, the directors, by the affirmative vote of a majority of the Whole Board and without the assent or vote of the Stockholders, may at any meeting make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.

ANNEX E

FORM OF
FIRST AVENUE NETWORKS, INC.
STOCK INCENTIVE PLAN

(1)   Purpose.   The purpose of the First Avenue Networks, Inc. Stock Incentive Plan, as amended from time to time (the “Plan”), is to promote the interests of First Avenue Networks, Inc., a Delaware corporation (the “Company”), and any Parent or Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code and “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto.

(2)   Definitions.   For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

A.   “Board of Directors”   shall mean the Board of Directors of the Company.

B.   “Code”   shall mean the Internal Revenue Code of 1986, as amended.

C.   “Committee”   shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

D.   “Common Stock”   shall mean the Common Stock $.001 par value, of the Company.

E.   “Company”   has the meaning set forth in Section 1.

F.   “Employee”   shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants, officers and directors.

G.   “Fair Market Value”   of a share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

H.   “ISO”   shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

I.   “Named Executive Officers”   shall have the meaning set forth in Section 13(1).

J.   “Non Qualified Option”   shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

K.   “Option”   shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

L.   “Participant” means any Employee granted an Award under this Plan.

M.   “Parent”   of the Company shall have the meaning of “parent corporation” set forth in Section 424(e) of the Code.

N.   “Plan”   has the meaning set forth in Section 1.

O.   “Subsidiary”   of the Company shall have the meaning of “subsidiary corporation” set forth in Section 424(f) of the Code.

P.   “Awards” means, collectively, Options or Restricted Stock.

Q.   “Restricted Period” means, with respect to an Award, the period established by the Committee during which such Award either remains subject to forfeiture or is not exercisable by the Participant.

R.   “Restricted Stock” means one or more shares of Common Stock, prior to the lapse of restrictions thereon, granted under Section (15) of this Plan.

S.   “Non-Employee Director” means a director of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.

(3)   Eligibility.   Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder, and to determine whether a person is to be granted a Non Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

(4)   Common Stock Subject to the Plan.

A.   Number of Shares.   The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate 23,314,588 shares of Common Stock (subject to adjustment as provided in Section 7 hereof); provided that the number of shares of Common Stock for which Options may be granted under the Plan shall be increased, on [                ], 2007 and on each anniversary of such date through the remaining term of the Plan, by the lesser of: (i) one point five percent (1.5%) of the number of shares of Common Stock issued and outstanding at the time immediately prior to the date of increase, and (ii) a lesser number of shares of Common Stock determined by the Board of Directors. In order that ISOs may be granted under the Plan, the number of shares for which ISOs may be granted under the Plan shall not exceed in the aggregate 233,145,880 shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

B.   Reissuance.   The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be subject to an Option granted under the Plan. Notwithstanding the foregoing provisions of this Section, shares of Common Stock subject to an Option that are awarded to a Named Executive Officer and that are cancelled shall not again be available for grant under the Plan.

C.   Special ISO Limitations.

1.  The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.

2.  No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

D.   Limitations Not Applicable to Non-Qualified Options.   Notwithstanding any other provision of the Plan, the provisions of Sections 4(C)1 (other than the second sentence thereof) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

(5)   Administration of the Plan

A.   Administration.   Subject to the proviso in Section 2(C) hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.

B.   Grant of Options.   The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

C.   Interpretation.   The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

D.   Finality.   The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

E.   Expenses, Etc.   All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

(6)   Terms and Conditions of Options.

A.   ISOs.   The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

1.  The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4(C)(2) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

2.  ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime an ISO shall be exercisable only by the Participant.

3.  The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed five years from the date on which such ISO is granted. Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

4.  To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

5.  The terms and conditions of each ISO may include the following provisions:

a)         In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

b)        In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

c)         In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

d)        In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

B.   Non-Qualified Options.   The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

1.  Except in the case of substitute options, the option exercise price shall be not less than 100% of the Fair Market Value per share of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

2.  The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be no more than five years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

3.  Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant.

4.  The terms and conditions of each Non-Qualified Option may include the following provisions:

a)         In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

b)        In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

c)         In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

d)        In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

5.   To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of

Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

(7)  Adjustments.

1.   In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefore in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Sections 4(A) and 13(C) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

2.   If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

3.  Notwithstanding Sections 7(1) and 7(2) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

4.  In the event of an Acquisition or the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, the Committee may cause Options to be issued in substitution for an outstanding option or assume an option of the other entity (the “Old Options”). In such event, Options may be issued in substitution or exchange for the Old Options provided that such substituted or exchanged Options would not be considered a modification of the Old Options according to the principles set forth in Treasury Regulations 1.424-(a).

(8)   Effect of the Plan on Employment Relationship.   Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

(9)   Taxes.   The Committee will make such provision for the withholding of taxes as it deems necessary. The Committee may, but need not, hold back shares of stock from an Option or permit a Participant to tender previously owned shares of stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required law).

(10)   Amendment of the Plan.   The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

(11)   Termination of the Plan.   The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

(12)   Effective Date of the Plan.   The Plan shall be effective as of December 20, 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.

(13)   Named Executive Officers.

1.     The provisions of this Section 13 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company’s proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Options under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board of Directors to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code (“Named Executive Officers”). In the event of any inconsistencies between this Section 13 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 13 shall control.

2.     No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company’s shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 13 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

3.     Notwithstanding any provision of this Plan (including the provisions of this Section 13) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.

(14)   Compliance with Securities and Other Laws.   As a condition to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 14. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

(15)   Restricted Stock

A.   Eligibility. The Committee may grant shares of Restricted Stock to any Employee.

B.   Restrictions, Restricted Period and Vesting.

1.  Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the lesser of (i) the fair market value or (ii) amount of cash paid therefor, if any, if the Participant’s employment with the Company is terminated by the Company or the Participant prior to the lapse of such restrictions or the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

2.  The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an Award; provided, however, that  no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware Corporation Law, no consideration other than services may be required for the grant of any Award.

3.  Each certificate representing Restricted Stock awarded under this Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that the Committee may in the Award restrict the Participant’s right to dividends until the restrictions on the Restricted Stock lapse. Any certificate or certificates representing shares of Restricted Stock shall bear a legend substantially similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the First Avenue Stock Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated _______________, 200___.

C.   Forfeiture of Restricted Stock.   If, for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any

Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company at a purchase price as set forth in Section (15)(B)(1) hereof.

D.   Delivery of Shares of Common Stock. Subject to the withholding requirements of  Section (15)(I) of this Plan, at the expiration of the Restricted Period, the Company will deliver to the Participant a stock certificate evidencing, or credit to the Participant’s book-entry account, the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired without charge to the Participant, or his personal representative, free of all restrictions under this Plan.

E.   Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

F.   Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

G.   Rights as a Stockholder. Unless otherwise set forth in the Award Agreement, and subject to the forfeiture provisions, the a Participant who has received a grant of Restricted Stock or a permitted transferee of such Participant shall have all rights to dividends,  voting rights and other rights of a stockholder with respect to the Restricted Stock.

H.   Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

I.   Withholding For Taxes. Any issuance of unrestricted shares of Common Stock pursuant to the release of restrictions on Restricted Stock shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate fair market value as of the date of such withholding that is not greater than the sum with payment of any remaining portion of such tax amounts in cash or by check payable and of all tax amounts to be withheld with respect thereto at the minimum statutory rate, together acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b 3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the minimum statutory tax rate) from such Award payment or exercise.

(16)   Annual Grants to Non-Employee Directors.

A.   Eligibility. Non-Employee Directors are eligible for Options granted pursuant to Section 5(B) hereof and such Options shall be Non-Qualified Options. Notwithstanding the foregoing sentence, Non-Employee Directors are also eligible to receive Awards pursuant to Section 15 hereof and this Section 16.

B.   Initial Grant. Each Non-Employee Director who is a member of the Board of Directors of the Company immediately after the effective time of the merger contemplated by the Agreement and Plan of Merger dated May 14, 2006, by and among First Avenue Networks, Inc., Marlin Acquisition Corporation and FiberTower Corporation, will automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant). Thereafter, on the date a Non-Employee Director first becomes a member of the Board of Directors (whether through election by the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy), such Non-Employee Director will automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant (in both cases above, the “Initial Grant”). Such Restricted Stock shall vest on the day immediately following the date of grant of such Restricted Stock.

C.   Succeeding Grant. Each Non-Employee Director shall automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant) on the first regularly scheduled board meeting of each calendar year, provided on such date the Non-Employee Director continues to serve on the Board in his or her capacity as a Non-Employee Director (a “Succeeding Grant”). Such Restricted Stock shall vest on the day immediately following the date of grant of such Restricted Stock.

(17)   Miscellaneous.

A.   No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

B.   Conflicts with Plan. In the event of any inconsistency or conflict between the terms of this Plan and an Award, the terms of this Plan shall govern.

C.   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award.

D.   Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

E.   Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of this Plan.

F.   Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

G.   Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

H.   Stockholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ or repurchase agreement in such form as approved from time to time by the Board.

I.   No Guarantee of Tax Consequences. Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Information Statement pursuant to Section 14(c) of our reports dated February 3, 2006, with respect to the consolidated financial statements and financial schedule of First Avenue Networks, Inc., and management’s assessment of the effectiveness of internal control over the financial reporting appearing in the Annual Report on Form 10-K of First Avenue Networks, Inc. for the year ended December 31, 2005.

/s/ KBA Group LLP
Dallas, Texas
July 21, 2006

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) Amendment No. 5 to the Registration Statement (Form S-3 No. 333-122684) of First Avenue Networks, Inc. and in the related Prospectus and (ii) the Registration Statements (Forms S-8 Nos. 333-127142 and 333-110295) of First Avenue Networks, Inc. of our report dated April 21, 2006 (except for (i) the last paragraph of the section of Note 1 entitled “Organization and Operations,” as to which the date is July 5, 2006, (ii) the first five paragraphs of the section of Note 1 entitled “Proposed Merger Transaction,” as to which the date is May 14, 2006, (iii) the last two paragraphs of the section of Note 1 entitled “Proposed Merger Transaction,” as to which the date is June 22, 2006, (iv) the sections of Note 1 entitled “Segments” and “Loss Per Share,” as to which the date is June 27, 2006, (v) the last paragraph of the section of Note 6 entitled “Liquidation,” as to which the date is June 27, 2006, (vi) the last four paragraphs of the section of Note 7 entitled “Stock Option Plan,” as to which the date is June 27, 2006, and (vii) Note 8, as to which the date is June 27, 2006), with respect to the financial statements of FiberTower Corporation included in this Information Statement (Schedule 14C) of First Avenue Networks, Inc. pertaining to the pending merger with FiberTower Corporation.

/s/ Ernst & Young LLP

San Francisco, California
July 21, 2006